Filed Pursuant to Rule 424(b)(3)
Registration No. 333-130945
PROSPECTUS
Maximum Offering of 105,000,000 Shares of Common Stock
Minimum Offering of 200,000 Shares of Common Stock
     We are offering and selling to the public up to 100,000,000 shares for $10.00 per share and up to 5,000,000 shares to be issued pursuant to our distribution reinvestment plan under which our stockholders may elect to have distributions reinvested in additional shares at $9.50 per share. The minimum purchase is generally 100 shares, or $1,000, except in North Carolina and Minnesota, which require higher minimum purchases. We are a newly formed Maryland corporation that intends to qualify as a real estate investment trust, or REIT, for federal income tax purposes.
      This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 16 for a discussion of material risk factors relevant to an investment in our common stock, including, but not limited to, the following:

•	We are a blind pool investment opportunity. As of the date of this prospectus, we do not own any properties and our advisor has not identified any properties for us to acquire. If we are unable to acquire suitable properties, or suffer a delay in making any acquisitions, we may not have any cash flow available for distribution to you as a stockholder.

•	We have not committed any of the net proceeds of the offering to any specific investment. Investors will not be able to evaluate the economic merits of any investments we make with our net proceeds. We may be unable to invest the net proceeds on acceptable terms to investors, or at all.

•	Many of our officers and non-independent directors have substantial conflicts of interest because they also serve as officers, managers and directors of our advisor, our dealer manager and their affiliates, that may compete with our company for the time and attention of these executives.

•	We will rely totally on our advisor, an affiliate of some of our officers and directors, to manage our business and assets, and the agreements between our advisor and us and between our advisor’s affiliates and us were not negotiated at arm’s-length and require us to pay substantial compensation to our advisor and its affiliates.

•	If we raise substantially less than the maximum offering, we may not be diversified and your investment will be subject to fluctuations on specific properties.

•	We may incur debt up to 300% of our net assets, or more if such excess is approved by a majority of our independent directors and is disclosed in our next quarterly report along with justification for such excess, which could lead to an inability to pay distributions to our stockholders.

•	Distributions payable to our stockholders may include a return of capital.

•	If we do not qualify as a REIT for federal income tax purposes, we will be taxed as a corporation.

•	We may be required to borrow money, sell assets or issue new securities for cash to pay our distributions.

•	There will be no public market for our common stock. Thus, you may not be able to resell your shares at the offering price, or at all, and there are significant restrictions on the ownership, transfer and redemption of your shares.

This Offering	Per Share	Total Minimum	Total Maximum

Public Price	$10.00	$2,000,000	$1,000,000,000
Selling Commissions	$0.70	$140,000	$70,000,000
Marketing Allowance ($0.25) and Accountable Due Diligence Expense Reimbursement ($0.05)	$0.30	$60,000	$30,000,000

Proceeds to NNN Apartment REIT, Inc.	$9.00	$1,800,000	$900,000,000

     After payment of total offering expenses, we estimate that 88.5% of the gross offering proceeds will be available for investments, excluding real estate commissions and acquisition expenses of up to 6.0% of the purchase price of the properties.
     Neither the Securities and Exchange Commission, the Attorney General of the State of New York nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
     The use of forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from your investment in our shares of common stock is prohibited.
     The securities dealers in this offering must sell the minimum number of securities offered, or 200,000 shares, if any are sold. The securities dealers are required only to use their best efforts to sell the maximum number of securities offered, or 100,000,000 shares. A securities dealer may not complete a sale of our shares to you until at least five business days after the date you receive a copy of the final prospectus. That securities dealer must also send you a confirmation of your purchase. NNN Capital Corp., the dealer manager, is an affiliate of our company and of our advisor. Anthony W. Thompson, who is chief executive officer and chairman of the board of Triple Net Properties, LLC, the parent and manager of our advisor, is a director of our dealer manager and owns 85% of the capital stock of our dealer manager. Louis J. Rogers, our chairman of the board and our president and president of our advisor and Triple Net Properties, is a director of our dealer manager and owns 10% of the capital stock of our dealer manager. Affiliates may purchase shares in this offering net or partially net of selling commissions and reimbursements, but no shares purchased by affiliates will be counted towards the minimum amount needed to break escrow.

•	We will sell shares until the earlier of July 19, 2008, or the date on which the maximum offering has been sold.

•	Your investment will be placed in an interest-bearing escrow account with Trust Company of America as escrow agent, with interest accruing to the benefit of investors. No funds will be disbursed in accordance with this prospectus until we have received and accepted subscriptions for at least 200,000 shares.

•	If we do not sell 200,000 shares before July 19, 2007, this offering will be terminated and our escrow agent will send a refund of your investment with interest and without deduction for escrow expenses within three business days of the termination of this offering.
The date of this Prospectus is July 19, 2006

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INVESTOR SUITABILITY STANDARDS
      An investment in our company involves significant risk. An investment in our common stock is suitable only for persons who have adequate financial means and desire a relatively long-term investment with respect to which they do not anticipate any need for immediate liquidity.
      We intend to offer our shares for sale to the residents of the District of Columbia and all states, except Pennsylvania. We refer to these states as the sales states.
      Some of our sales states may have established suitability standards that are less rigorous than those described in this prospectus. We reserve the right to sell to investors in those states that meet such state’s suitability standards but may not necessarily meet our suitability standards described in this prospectus. On the other hand, some of the states in which we intend to sell have established suitability standards for individual investors and subsequent transferees that are more rigorous than those set by our company. We must adhere to those state standards when selling to investors in such states.
      If you are an individual, including an individual beneficiary of a purchasing individual retirement account, or IRA, or if you are a fiduciary, such as a trustee of a trust or corporate pension or profit sharing plan, or other tax-exempt organization, or a custodian under a Uniform Gifts to Minors Account, you must represent that you meet our investor suitability standards, as set forth in the Subscription Agreement attached as Exhibit B to this prospectus, including the following:

•	that you or, in the case of a fiduciary, that the fiduciary account or the donor who directly or indirectly supplies the funds to purchase our common stock have a minimum annual gross income of $45,000 and a net worth of not less than $45,000; or

•	that you or, in the case of a fiduciary, that the fiduciary account or the donor who directly or indirectly supplies the funds to purchase our common stock have a net worth of not less than $150,000.
      Net worth in all cases excludes an investor’s home, home furnishings and automobiles.
      Several states have established suitability standards different from those we have established. In these states, shares will be sold only to investors who meet the special suitability standards set forth below:

Arizona, California, Iowa, Kansas, Massachusetts, Michigan, North Carolina and Tennessee: Investors must have either (1) a net worth of at least $225,000 or (2) gross annual income of $60,000 and a net worth of at least $60,000.

Ohio. Investors must have either (1) a net worth of at least $225,000 or (2) gross annual income of $70,000 and a net worth of at least $70,000. In addition, an investor’s investment in our common stock and the securities of our affiliates may not exceed 10% of that investor’s liquid net worth.

Arizona, Kentucky, Massachusetts, Missouri and Nebraska: In addition to meeting the suitability requirements described above, an investor’s investment in our common stock cannot exceed 10% of that investor’s net worth.

Kansas: In addition to meeting the suitability requirements described above, an investor’s aggregate investment in our common stock and similar investments may not exceed 10% of that investor’s liquid net worth, which is defined as the excess of (i) the sum of unencumbered (1) cash and cash equivalents, and (2) readily marketable securities, over (ii) total liabilities, each as determined in accordance with generally accepted accounting principles.

Maine: Investors must have either (1) a minimum net worth of at least $50,000 and gross annual income of at least $50,000 or (2) a minimum net worth of at least $200,000.

New Hampshire: Investors must have either (1) a net worth of at least $250,000 or (2) a net worth of at least $125,000 and an annual gross income of at least $50,000.
      The minimum purchase is 100 shares of our common stock, or $1,000, except in Minnesota, which requires a minimum investment of 250 shares, or $2,500, and North Carolina, which requires a minimum investment of 500 shares, or $5,000. We will not permit transfers of less than the minimum required purchase. Only in very limited circumstances may you transfer, fractionalize or subdivide your shares so as to retain less than the minimum number of our shares. For purposes of satisfying the minimum investment requirement for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs provided that each such contribution is made in increments of at least $100. However, please note that your investment in our company will not, in itself, create a retirement plan for you and that, in order to create a retirement plan, you must comply with all applicable provisions of the federal income tax laws. After you have purchased the minimum investment, any additional investments must be made in increments of at least $100, except for purchases of shares under our distribution reinvestment plan, which may be in lesser amounts.
Ensuring Our Suitability Standards Are Adhered To
      In order to assure adherence to the suitability standards described above, requisite suitability standards must be met as set forth in the Subscription Agreement, including the Subscription Agreement Signature Page. We and each person selling common stock on our behalf are required to (1) make reasonable efforts to assure that each person purchasing our common stock is suitable in light of such person’s age, educational level, knowledge of investments, financial means and other pertinent factors and (2) maintain records for at least six years of the information used to determine that an investment in our common stock is suitable and appropriate for each investor. Our agreements with the selling broker dealers require such broker dealers to (a) make inquiries diligently as required by law of all prospective investors in order to ascertain whether an investment in our company is suitable for the investor and (b) transmit promptly to us all fully completed and duly executed Subscription Agreements.
      In addition, by signing the Subscription Agreement Signature Page, you represent and warrant to us that you have received a copy of this prospectus, that you meet the net worth and annual gross income requirements described above and, if applicable, that you will comply with requirements of California law summarized in Exhibit B with respect to resale of our shares of common stock. These representations and warranties help us to ensure that you are fully informed about an investment in our company and that we adhere to our suitability standards. In the event you or another stockholder or a regulatory authority attempted to hold our company liable because stockholders did not receive copies of this prospectus or because we failed to adhere to each state’s investor suitability requirements, we will assert these representations and warranties made by you in any proceeding in which such potential liability is disputed in an attempt to avoid any such liability. By making these representations, you will not waive any rights that you may have under federal or state securities laws.
Escrow Account
      Subscription proceeds will be placed in an interest-bearing account with the escrow agent until subscriptions for at least the minimum offering of 200,000 shares aggregating at least $2,000,000 have been received and accepted by us.
      Shares purchased by our advisor, its officers or employees or its affiliates or shares issued to or purchased by our officers or directors will not be counted in calculating the minimum offering. Subscription proceeds held in the escrow account will be invested in obligations of, or obligations guaranteed by, the United States government or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation, including certificates of deposit of any bank acting as depository or custodian for any such funds, as directed by our advisor. This will occur from the time the investment is deposited with the escrow agent until:

•	you are accepted by us as a stockholder; or

•	one year from the time the offering period began, whichever comes first.
      Subscribers may not otherwise withdraw funds from the escrow account.

QUESTIONS AND ANSWERS ABOUT THIS OFFERING
      Below are some of the more frequently asked questions and answers related to REIT offerings of this type. Please see the Prospectus Summary and the remainder of this prospectus for more comprehensive information about our offering.

Q:	What is a REIT?

A:	REIT stands for “real estate investment trust.” In general, a REIT is a company that:

• pools the capital of many investors to acquire or provide financing for real estate properties;

• allows individual investors to invest in a diversified real estate portfolio managed by a professional management team;

• is required to pay distributions to investors of at least 90% of its taxable income (excluding net capital gains) each year; and

• avoids the federal “double taxation” treatment of income that results from investments in a corporation because a REIT is not generally subject to federal corporate income taxes on its net income, if it complies with certain income tax requirements.

Q:	What is NNN Apartment REIT, Inc.?

A:	NNN Apartment REIT, Inc. is a Maryland corporation formed in December 2005, which intends to elect to be taxed as a REIT for federal income tax purposes. Our company’s primary business strategy is to (1) purchase and hold a diverse portfolio of apartment communities with strong and stable cash flow and growth potential in select U.S. metropolitan areas, including, but not limited to, in Florida, Texas, Nevada and other metropolitan areas in the mid-Atlantic, southeast and southwest regions of the United States, and (2) preserve our stockholders’ capital.

Q:	Are there any risks involved in an investment in your shares?

A:	An investment in our shares involves a high degree of risk. You should carefully consider the information set forth in the “Risk Factors” section, beginning on page 16, for a discussion of the material risk factors relevant to an investment in our common stock. Some of the more significant risks of an investment in our shares include the following:

• We are a blind pool investment opportunity. As of the date of this prospectus, we do not own any properties and our advisor has not identified any properties for us to acquire. If we are unable to acquire suitable properties, or suffer a delay in making any acquisitions, we may not have any cash flow available for distribution to you as a stockholder.

• We have not committed any of the net proceeds of the offering to any specific investment. Investors will not be able to evaluate the economic merits of any investments we make with our net proceeds. We may be unable to invest the net proceeds on acceptable terms to investors, or at all.

• Many of our officers and non-independent directors have substantial conflicts of interest because they also serve as officers, managers and directors of our advisor, our dealer manager and their affiliates, that may compete with our company for the time and attention of these executives.

• We will rely totally on our advisor, an affiliate of some of our officers and directors, to manage our business and assets, and the agreements between us and our advisor and between us and our advisor’s affiliates were not negotiated at arm’s-length and require us to pay substantial compensation to our advisor and its affiliates.

• If we raise substantially less than the maximum offering, we may not be diversified and your investment will be subject to fluctuations on specific properties. The resulting lack of property and geographic diversification would materially increase the risk involved in purchasing our shares.

• We may incur debt up to 300% of our net assets, or more if such excess is approved by a majority of our independent directors and is disclosed in our next quarterly report along with justification for such excess, which could lead to an inability to pay distributions to our stockholders.

• Distributions payable to our stockholders may include a return of capital.

• If we do not qualify as a REIT for federal income tax purposes, we will be taxed as a corporation.

• We may be required to borrow money, sell assets or issue new securities for cash to pay our distributions.

• There will be no public market for our common stock. Thus, you may not be able to resell your shares at the offering price, or at all, and there are significant restrictions on the ownership, transfer and redemption of your shares.

Q:	Who will choose and manage your real estate investments?

A:	NNN Apartment REIT Advisor, LLC, or our advisor, will make recommendations on all property acquisitions to our board of directors. Our board of directors, including a majority of our independent directors, must approve all of our property acquisitions. Our advisor or its affiliates will receive, among other fees, an asset management fee for supervising the third party management and operation of properties that we acquire and a real estate commission for the due diligence, selection and acquisition of properties that we acquire.

Our advisor is a subsidiary of Triple Net Properties, LLC, or Triple Net Properties, and is also partially owned by certain members of the management of Triple Net Properties, through NNN Apartment Management, LLC, and ROC REIT Advisors, LLC. Triple Net Properties is the manager of our advisor and, therefore, will be able to exert control over its operations and, consequently, our operations.

Q:	Who is Triple Net Properties?

A:	Triple Net Properties, a Virginia limited liability company formed in 1998, currently manages a growing portfolio of over 29.9 million square feet of commercial properties, including 3.5 million square feet of apartment community properties. Since its formation, Triple Net Properties has acquired over 185 properties for its investors with a market value of over $3.7 billion and has disposed of 57 properties, which were sold for approximately $956 million. At December 31, 2005, Triple Net Properties and its affiliates managed properties in 23 states, have acquired over nine apartment communities representing over 2,400 apartment units for investors, and have over 340 employees in Triple Net Properties’ corporate headquarters located in Santa Ana, California, and numerous satellite offices. Triple Net Properties owns a 50% managing member interest in our advisor.

Anthony W. “Tony” Thompson, the chairman of the board and chief executive officer of Triple Net Properties, has over 30 years experience in the acquisition, financing and management of commercial real estate, including two other public REITs and several apartment communities.

Louis J. Rogers, our president and chairman of the board and the president of both our advisor and Triple Net Properties, has over 20 years of experience as an attorney in the formation and operation of REITs, acquisitions and dispositions of real estate, and associated business and tax planning.

Q.	Who is ROC REIT Advisors?

A.	ROC REIT Advisors, LLC, or ROC REIT Advisors, is a real estate acquisition advisor formed in 2005 by three former executives of Cornerstone Realty Income Trust, Inc., a New York Stock Exchange traded REIT owning apartments throughout the southern and western United States. Cornerstone Realty Income was sold to another public company in April 2005. Stanley J. Olander, Jr., Gus G. Remppies and David L. Carneal are the members of ROC REIT Advisors and were the president, chief investment officer and chief operating officer, respectively, of Cornerstone Realty Income Trust. They have extensive experience in the acquisition, financing and operations of apartment communities. At the time of its sale, Cornerstone Realty Income Trust owned approximately 23,000 apartment units and had a total market capitalization of approximately $1.5 billion. ROC REIT Advisors owns a 25% non-managing member interest in our advisor.

Q:	Who is NNN Apartment Management, LLC?

A:	NNN Apartment Management, LLC, or NNN Apartment Management, is a Virginia limited liability company formed in December 2005 and owns a 25% non-managing member interest in our advisor. NNN Apartment Management is comprised of certain executive officers of Triple Net Properties, who are also executive officers of ours and our advisor, including Louis J. Rogers, our president and chairman of the board, Scott D. Peters, our executive vice president, and Andrea R. Biller, our secretary. Mr. Peters is also the executive vice president and chief financial officer of each of our advisor and Triple Net Properties; chief executive officer of G REIT, Inc. and executive vice president and chief financial officer of T REIT, Inc., two public non-traded REITs; and, since July 1996, has served as senior vice president, chief financial officer and a director of Golf Trust America, Inc., a publicly traded REIT. Ms. Biller is also general counsel of each of our advisor and Triple Net Properties; executive vice president and secretary of G REIT; and has practiced securities law for fifteen years, including five years with the Securities and Exchange Commission in Washington, D.C.

Q:	What conflicts of interest will your advisor face?

A:	Our officers and directors and the owners, officers and directors of our advisor are also involved in the advising and ownership of other REITs and various public and private real estate entities, which may give rise to conflicts of interest. In particular, certain of the owners and officers of our advisor are involved in the management and advising of four public companies, G REIT, Inc., T REIT, Inc., NNN 2002 Value Fund, LLC and NNN 2003 Value Fund, LLC, that may compete with our company for the time and attention of these executives, as well as other private entities that may compete with our company or otherwise have similar business interests. Some of our officers and directors are also officers and directors of our advisor and affiliates of our advisor, including: Triple Net Properties, the parent and manager of our advisor; NNN Capital Corp., our dealer manager; and Triple Net Properties Realty, Inc., or Realty, which will provide real estate brokerage and other services for our properties. Certain of our officers are also affiliates of ROC Realty Advisors, LLC which is an affiliate of ROC REIT Advisors and, through a joint venture with Triple Net Properties, NNN/ ROC Apartment Holdings, LLC, owns several entities that have acquired and operate apartment properties sponsored by Triple Net Properties under its tenant-in-common, or TIC, syndication program. NNN/ ROC Apartment Holdings, LLC generally acquires apartment properties that do not meet our investment objectives, because they are older, have higher vacancy rates and/or need significant repairs and capital improvements. However, if there are potential Class A income-producing apartment property acquisitions that would meet our investment objectives, our advisor must give us the first opportunity to purchase such property. If our board of directors does not decide to make such acquisition within seven days of such offer, then our advisor is free to purchase such property or offer such property to another affiliate. See “Conflicts of Interest” in the prospectus summary.

These conflicts of interest could limit the time and services that our officers and directors and our advisor and its officers and directors devote to our company, because of the similar services they will be providing to other real estate entities. Conflicts of interest related to investment opportunities presented to both our advisor and other real estate entities that are advised or sponsored by Triple Net Properties could impair our ability to compete for acquisitions and tenants with these entities.

Q:	How many real estate properties do you currently own?

A:	We currently do not own any properties. We expect to use substantially all of the net proceeds from this offering to acquire a diversified portfolio of apartment communities in select U.S. metropolitan markets, including, but not limited to, in Florida, Texas, Nevada and other metropolitan areas in the mid-Atlantic, southeast and southwest regions of the United States. Because we have not yet identified any specific properties to purchase, we are considered to be a blind pool investment.

Q:	How will NNN Apartment REIT own its real estate properties?

A:	We expect to own all of our real estate properties through our operating partnership, NNN Apartment REIT Holdings, L.P., or subsidiaries of our operating partnership. We organized our operating partnership to own, operate and manage real estate properties on our behalf. NNN Apartment REIT, Inc. is the sole general partner of our operating partnership. Our advisor will be the initial limited partner of our operating partnership.

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Q:	What is an UPREIT?

A:	UPREIT stands for “Umbrella Partnership Real Estate Investment Trust.” An UPREIT is a REIT that holds all or substantially all of its properties through a partnership in which the REIT holds a general partner and/or limited partner interest, approximately equal to the value of capital raised by the REIT through sales of its capital stock. Using an UPREIT structure may give us an advantage in acquiring properties from persons who may not otherwise sell their properties because of unfavorable tax results. Generally, a sale of property directly to a REIT is a taxable transaction to the selling property owner. In an UPREIT structure, a seller of a property who desires to defer taxable gain on the sale of his property may transfer the property to the UPREIT in exchange for limited partnership units in the partnership and defer taxation of gain until the seller later exchanges his limited partnership units on a one-for-one basis for REIT shares or for cash pursuant to the terms of the limited partnership agreement.

The benefits of our UPREIT structure include the following:

• We believe our structure will provide us with access to capital for refinancing and growth. Because an UPREIT structure includes a partnership as well as a corporation, we can access the markets through our operating partnership issuing equity or debt as well as our company issuing capital stock or debt securities. Sources of capital include the common stock sold in this offering and possible future issuances of debt or equity through public offerings or private placements.

• Our structure will allow stockholders through their ownership of common stock, and the limited partners through their ownership of limited partnership units, an opportunity to participate in the growth of the real estate market through a diversified and ongoing business enterprise.

• The UPREIT structure will provide property owners who transfer their real properties to our operating partnership in exchange for limited partnership units the opportunity to defer the tax consequences that otherwise would arise from a sale of their real properties and other assets to us or to a third party. This will allow us to acquire assets without using as much of our cash and may allow us to acquire assets that the owner would otherwise be unwilling to sell because of tax considerations.

Q:	What is the experience of your key executives?

A:	Stanley J. (“Jay”) Olander, Jr., our chief executive officer and a director of our company as well as the chief executive officer of our advisor, has been an executive in the real estate industry for more than 25 years. Previously, he served as president and chief financial officer and a member of the board of directors of Cornerstone Realty Income Trust, Inc., a New York Stock Exchange-listed REIT that had a market capitalization of over $1.5 billion and owned over 23,000 apartment units when it merged with Colonial Properties Trust in April 2005. He served in those positions until the company merged with Colonial Properties Trust. Mr. Olander has been responsible for the acquisition and financing of approximately 40,000 apartment units. Mr. Olander will be considered a promoter of our company.

Louis J. Rogers, our president and chairman of the board and the president of our advisor, has also served since September 2004 as president of Triple Net Properties, the parent and manager of our advisor and an advisor to diversified real estate investment companies and funds. Mr. Rogers has been with the law firm of Hirschler Fleischer since 1988, became a shareholder in 1994, and, since January 2005, has served as senior counsel. Mr. Rogers’ law practice focused on the formation and operation of real estate investments and acquisitions and financings for real estate transactions. In connection with the offering, Mr. Rogers will not serve as an attorney on behalf of Hirschler Fleischer or render any legal advice but will serve solely in his capacities with our company and our advisor. Mr. Rogers will be considered a promoter of our company.

Q:	If I buy shares of NNN Apartment REIT common stock, will I receive distributions and how often?

A:	To maintain our qualification as a REIT, we are required to make annual aggregate distributions to our stockholders of at least 90% of our taxable income (excluding net capital gains). We intend to make distributions to our stockholders on a monthly basis. We have not established an initial distribution level.

Q:	How will you calculate the payment of distributions to stockholders?

A:	We will calculate our monthly distributions on a daily basis to stockholders of record so your distribution benefits will begin to accrue immediately upon becoming a stockholder.

Q:	Can I reinvest my distributions in additional shares of common stock?

A:	Yes, you may elect to participate in our distribution reinvestment plan by checking the appropriate box on the Subscription Agreement, or by filling out an enrollment form we will provide you at your request. The purchase price for shares purchased under the distribution reinvestment plan will be $9.50 per share.

Q:	Will the distributions I receive be taxable as ordinary income?

A:	Generally, distributions that you receive, including distributions reinvested pursuant to our distribution reinvestment plan, or DRIP, should be taxed as ordinary income to the extent that they are from current or accumulated earnings and profits. We expect that some portion of your distributions may not be subject to tax in the year in which they are received because depreciation expense reduces the amount of taxable income but does not reduce cash available for distribution. The portion of your distribution which is not subject to tax immediately is considered a return of capital for tax purposes and will reduce the tax basis of your investment. This, in effect, defers a portion of your tax until your investment is sold or NNN Apartment REIT is liquidated, at which time you will be taxed at capital gains rates. However, because each investor’s tax considerations are different, we suggest that you consult with your tax advisor.

Q:	What will you do with the proceeds raised in this offering?

A:	We intend to use substantially all of the net proceeds from this offering to acquire a diversified portfolio of apartment communities in select U.S. metropolitan markets. We intend to invest a minimum of 88.5% of the gross offering proceeds to acquire such properties and pay related real estate commissions and acquisition expenses. The remainder of the gross offering proceeds will be used to pay fees and expenses of this offering.

Q:	How will the payment of fees and expenses affect my invested capital?

A:	The payment of fees and expenses will not reduce your invested capital. Your initial invested capital amount will remain $10 per share and your distributions will be based on your $10 per share investment.

Q:	What kind of offering is this?

A:	We are offering the public up to 100,000,000 shares of our common stock on a “best efforts” basis.

Q:	How does a “best efforts” offering work?

A:	When securities are offered to the public on a “best efforts” basis, the brokers participating in the offering are only required to use their best efforts to sell the securities and have no firm commitment or obligation to purchase any securities. Therefore, no specified dollar amount is guaranteed to be raised.

Q:	How long will this offering last?

A:	The offering will not last beyond July 19, 2008, two years from the date of this prospectus.

Q:	Who can buy shares of your common stock?

A:	You can buy shares of our common stock pursuant to this prospectus provided that you have either (1) a net worth of at least $45,000 and an annual gross income of at least $45,000, or (2) a net worth of at least $150,000. For this purpose, net worth does not include your home, home furnishings or personal automobiles. Please note that these minimum levels may be higher in certain states, so you should read the more detailed description in the Investor Suitability Standards section of this prospectus.

Q:	Is there any minimum investment required?

A:	Yes. Generally, the minimum purchase is 100 shares of our common stock, or $1,000, except in Minnesota, which requires a minimum investment of 250 shares, or $2,500, and North Carolina, which requires a minimum investment of 500 shares, or $5,000.

Q:	How do I subscribe for shares of NNN Apartment REIT common stock?

A:	In order to purchase shares of our common stock in this offering, you must review this prospectus in its entirety and complete a Subscription Agreement for a specific number of shares. You will need to pay for the shares at the time you subscribe.

Q:	What happens if you do not sell at least 200,000 shares to the public?

A:	If we do not sell at least 200,000 shares to the public before July 19, 2007, we will terminate this offering and stop selling shares. In such event, the escrow agent would return your funds, including interest, within three business days of the termination of this offering.

Q:	If I buy shares of common stock in this offering, how can I sell them?

A:	At the time you purchase the shares of common stock, they will not be listed for trading on any national securities exchange or national market system. In fact, there will not be any public market for the shares when you purchase them and we cannot be sure if one will ever develop. As a result, it may be difficult to find a buyer for your shares and realize a return on your investment. You may sell your shares to any buyer unless such sale would violate federal or state securities laws or cause any person or entity to directly or indirectly own more than 9.9% of our outstanding stock or more than 9.9% in value or in number of shares, whichever is more restrictive, of our outstanding common stock or otherwise violate certain restrictions set forth in our charter.

Q:	Does NNN Apartment REIT have a share repurchase plan?

A:	Our board of directors has approved a share repurchase plan that became effective on July 19, 2006. With respect to the share repurchase plan, we have received exemptive relief from the Securities and Exchange Commission related to restrictions on an issuer bidding for its securities during a distribution. However, our board of directors may choose to amend its terms. Under the plan, after you have held your shares for at least one year, you may be able to have your shares repurchased by us. However, shares repurchased under the proposed plan will be purchased at our sole discretion and at prices lower than the $10.00 per share offering price: $9.00 during the offering period, between $9.25 and $9.75 for the three years following the offering period and $10.00 thereafter. The board of directors, in its sole discretion, may suspend or terminate the share repurchase plan at any time or refuse to authorize the repurchase of shares, and may also waive the one-year holding period in the event of the death or disability of a stockholder.

Q:	Does the company intend to list its common stock? If not, is there any other planned liquidity event?

A:	We will seek to list our shares of common stock on a national securities exchange or have them quoted on a national market system if and when our board of directors determines that such listing would be in the best interests of our stockholders. If we do not list our shares of common stock on a national securities exchange or include them on a national market system before 2013, our board of directors will either seek stockholder approval of (a) an extension of this listing deadline or (b) the liquidation of our company and distribution of the net proceeds to our stockholders.

Q:	Will I receive notification as to how my investment is doing?

A:	You will receive periodic reports on the performance of your investment with us, including:

• an annual report that updates and details your investment;

• an annual report, including audited financial statements, as filed with the Securities and Exchange Commission;

• an annual IRS Form 1099-DIV; and

• supplements to the prospectus, as such may required by the federal securities laws.

Q:	When will I get my tax information?

A:	We intend to mail your Form 1099-DIV tax information by January 31 of each year.

Q:	Who can I contact to answer my questions?

A:	If you have any questions regarding the offering or if you would like additional copies of this prospectus, you should contact your registered representative or:
       Investor Services Department
       NNN Apartment REIT Advisor, LLC
       1551 N. Tustin Ave., Ste. 200
       Santa Ana, CA 92705
       Telephone: (877) 888-7348 or (714) 667-8252
       Facsimile: (714) 667-6843

PROSPECTUS SUMMARY
      This summary highlights all material information from this prospectus. Because it is a summary, it may not contain all the information that is important to you. To fully understand this offering, you should carefully read this entire prospectus, including the “Risk Factors” section beginning on page 16.
Our Company and Our Advisor
      NNN Apartment REIT, Inc. is a recently formed Maryland corporation. We have not yet qualified as a REIT for federal income tax purposes, but intend to do so for our taxable year ending December 31, 2006.
      NNN Apartment REIT Advisor, LLC, or our advisor, is a newly formed Virginia limited liability company that will serve as advisor for our company. Our advisor is a subsidiary of Triple Net Properties, LLC, or Triple Net Properties, and is also partially owned by certain members of the management of Triple Net Properties through NNN Apartment Management, LLC, or NNN Apartment Management, and by ROC REIT Advisors, LLC, or ROC REIT Advisors. Key members of the management of Triple Net Properties and ROC REIT Advisors will provide us with extensive experience in the real estate industry through their roles with our advisor.
      We will operate in an umbrella partnership REIT structure, in which our subsidiary operating partnership (or entities wholly-owned by our operating partnership) will own all of the properties that we acquire. Our operating partnership is NNN Apartment REIT Holdings, L.P., a recently formed Virginia limited partnership, and we are its sole general partner and will become a limited partner once the net proceeds of this offering are contributed to our operating partnership. Our advisor is a special limited partner in our operating partnership entitling it to specified incentive distributions. Our advisor has also purchased 22,223 shares of our common stock at $9.00 per share, or $200,007, to satisfy the requirements of the North American Securities Administrators Association, or NASAA. References in this prospectus to “us,” “we” or “our company” refer to NNN Apartment REIT, Inc. and our operating partnership, NNN Apartment REIT Holdings, L.P., unless the context otherwise requires, and “our advisor” means NNN Apartment REIT Advisor, LLC.
      The principal executive offices of our company and our advisor are located at 1551 N. Tustin Avenue, Suite 200, Santa Ana, California 92705. The principal property management offices of our company are located at 1606 Santa Rosa Road, Suite 109, Richmond, Virginia 23229. The address of our dealer manager is 4 Hutton Centre Drive, Suite 700, South Coast Metro, California 92707. Our toll-free telephone number is (877) 888-7348 and the telephone number of our dealer manager is (714) 667-8252.
Our Business and Objectives
      Our objective is to acquire quality apartment communities so we can provide our stockholders with:

•	stable cash flow available for distribution to our stockholders;

•	preservation of capital; and

•	growth of income and principal without taking undue risk.
      We believe the following will be key factors for our success in meeting our objectives.

Following Demographic Trends and Population Shifts to Find Attractive Tenants in Quality Apartment Community Markets
      According to the U.S. Census Bureau, nearly one half of total U.S. population growth between 2000 and 2030 will occur in three states: Florida, California and Texas, each gaining more than 12 million people. Included in the top five growth states are Arizona and North Carolina, projected to add 5.6 million and 4.2 million people, respectively. Accordingly, we will emphasize property acquisitions in regions of the United States that seem likely to benefit from the ongoing population shift and/or are poised for strong economic growth. We believe these markets will likely attract quality tenants who have good income and strong credit profiles and choose to rent an apartment rather than buy a home because of their life circumstances.

Outsourcing of Property Management
      We believe that generally outsourcing our property management will be a significant factor in supporting our key management and portfolio objectives to the benefit of our stockholders by:

•	Focusing on Our Strengths: We believe that outsourcing property management will benefit our stockholders by allowing our advisor’s management to focus on purchasing quality, income-producing properties using their acquisition experience and extensive industry relationships, rather than using our resources to build an extensive property management infrastructure.

•	Focusing on Quality Properties: We believe outsourcing property management to a regionally focused and locally experienced firm may give us the flexibility to purchase fewer but higher quality apartment properties in an area or region by leveraging that property management firm’s greater economies of scales.

•	Focusing on Quality Tenant Attraction and Retention: By seeking to retain the best property managers in a region or market, we intend to maximize the quality of services offered to attract and retain tenants who are prepared to potentially pay a premium in rent for those services.

•	Focusing on Networking and Business Synergies to Enhance Property Acquisitions: We believe building relationships with locally attuned management firms may allow us to purchase “off market” properties at attractive terms and/or prices, aid in tenant retention or execute pre-purchase leasing agreements that will help us meet occupancy objectives in a new property.

•	Focusing on Building Property Value: We believe that selecting a “best of class” property manager can enhance a property’s resale value by offering a better maintained property with a more satisfied and stable tenant base to prospective purchasers.
      We believe that most of our properties will be managed by third party property managers. However, our advisor or its affiliates may manage certain of our properties, when our advisor determines that it is in our best interests to do so.

Leveraging the Experience of Our Management
      We believe that a critical success factor in property acquisition lies in possessing the flexibility to move quickly when an opportunity presents itself to buy or sell a property. We believe that employing highly qualified industry professionals will allow us to better achieve this objective.
      Each of our key executives has considerable experience building successful real estate companies. As an example, one of our principals, Mr. Olander, has been responsible for the acquisition and financing of approximately 40,000 apartment units, has been an executive in the real estate industry for more than 25 years, and previously served as president and chief financial officer and a member of the board of directors of Cornerstone Realty Income Trust, Inc. Likewise, Messrs. Remppies and Carneal are the former chief investment officer and chief operating officer, respectively, of Cornerstone Realty Income Trust, where they oversaw the growth of that company. From year end 1997, when the company’s shares were listed on the New York Stock Exchange, Cornerstone Realty Income Trust grew from owning approximately 12,000 apartments mainly concentrated in four major markets to owning approximately 23,000 apartments across 17 major markets in 2004 when its merger with Colonial Properties Trust was announced. This growth represented a 100% increase in total assets over seven years and an average growth of over 14% per year.

Summary Risk Factors
      An investment in our common stock involves a number of risks. We urge you to carefully consider the matters discussed under “Risk Factors” beginning on page 16 before investing in our company. Such risks include, among several others, those described below. However, while the material risks are listed in this Prospectus Summary, you should consider carefully all of the other information included in this prospectus before you decide to purchase any shares of our common stock, including the matters discussed in the section entitled “Risk Factors.”

•	As of the date of this prospectus, we do not own any properties and our advisor has not identified any properties for us to acquire. Therefore, we are a blind pool investment opportunity. We have not committed any of the net proceeds of the offering to any specific investment. Investors will not be able to evaluate the economic merits of any investments we make with our net proceeds. We may be unable to invest the net proceeds on acceptable terms to investors, or at all. If we are unable to acquire suitable properties, or suffer a delay in making any acquisitions, we may not have any cash flow available for distribution to you as a stockholder.

•	Many of our officers and non-independent directors have substantial conflicts of interest because they also serve as officers, managers and directors of our advisor, the dealer manager and their affiliates, that may compete with our company for the time and attention of these executives.

•	Any existing or future agreements between us and our advisor, the dealer manager and their affiliates, including agreements relating to their compensation such as the dealer manager agreement, the advisory agreement and any property management agreements, were not and will not be reached through arm’s-length negotiations. In addition, fees payable to the dealer manager and our advisor in our organizational stage are based upon the gross offering proceeds and not on our or our properties’ performance. Such agreements may require us to pay more than we would if we were using unaffiliated third parties and may not solely reflect your interests as a stockholder of our company.

•	We will rely on our advisor, an affiliate of some of our officers and directors, to manage our business and properties and the success of our business will depend on the ability of our advisor to manage our day-to-day operations. Any adversity experienced by our advisor or in our relationship with our advisor could disrupt the operation of our properties and materially decrease our earnings.

•	To the extent we sell substantially less than the maximum number of shares, we may not have sufficient funds after the payment of offering and related expenses to acquire a diverse portfolio of properties. The resulting lack of property and geographic diversification would materially increase the risk involved in purchasing our common stock.

•	Triple Net Properties, the parent and manager of our advisor, also serves as an advisor to two publicly registered REITs, G REIT, Inc. and T REIT, Inc., and as the manager of two other publicly registered entities, NNN 2002 Value Fund, LLC and NNN 2003 Value Fund, LLC, that acquire office buildings. Triple Net Properties also serves in similar capacities for a number of other private programs and properties. These relationships will result in further conflicts of interest between our company and some of our officers and directors, who work for our advisor and also work for Triple Net Properties. These and other conflicts may result in such officers and directors taking actions and making decisions that do not solely reflect your interests as a stockholder of our company.

•	We have the ability to incur debt up to 300% of our net assets, or more if such excess is approved by a majority of our independent directors and is disclosed in our next quarterly report along with justification for such excess, which could lead to an inability to pay distributions to our stockholders if our debt service payments exceed our operating cash flow.

•	Any distributions we pay to our stockholders may include a return of capital and not a return on your capital.

•	If we are unable to qualify as a REIT for federal income tax purposes, we will be subject to corporate level taxation and we would not be required to pay any distributions to our stockholders.

•	If we do not have sufficient cash flow to pay our distributions to stockholders, we may be required to borrow money, sell assets or issue new securities for cash to pay our distributions.

•	There is no public market for our common stock and it will not be listed on a national securities exchange or quoted on a national market system. It is not likely that there will be an active trading market for our common stock. You may not be able to easily resell your shares or to resell your shares at a price that is equal to or greater than the price you paid for them. There are significant restrictions on the ownership, transfer and redemption of your shares.

•	Because the dealer manager is an affiliate of our company and our advisor, you cannot consider the dealer manager’s due diligence investigation of our company to be an independent review of our company. That due diligence review may not be as meaningful as a review conducted by an unaffiliated broker dealer.

•	Our board of directors has the power to issue and set the terms of up to 50 million shares of preferred stock, including preferred stock having superior dividend rights to our common stockholders, without your approval, which may deter or prevent a sale of our company in which you could profit.
If we are unable to effectively manage the impact of these and other risks, our ability to meet our investment objectives will be substantially impaired. In turn, the value of your common stock and our ability to make distributions to you will be materially reduced.
Our Property Acquisition Strategy
      Our company’s primary business strategy is to (1) purchase and hold a diverse portfolio of apartment communities with strong and stable cash flow and growth potential in select U.S. metropolitan areas and (2) preserve our stockholders’ capital. Areas and states we will especially focus on include, but are not limited to, Florida, Texas, Nevada, and other metropolitan areas in the mid-Atlantic, southeast and southwest regions of the United States that seem likely to benefit from the ongoing population shift discussed above or are poised for strong economic growth. However, we may invest in other markets as well, and there is no limitation on the geographic areas in which we may acquire apartment communities. We will generally seek to acquire well located and well constructed properties where the average income of the tenants generally exceeds the average income for the metropolitan area in which the community is located.
      Our primary investment focus will be existing Class A apartment communities that produce immediate rental income. However, we may acquire newly developed communities with some lease-up risk if we believe the investment will result in long-term benefits for our stockholders. We will generally purchase newer properties, less than five years old, with reduced capital expenditure requirements and high occupancy. However, we may purchase older properties, including properties that need capital improvements or lease-up to maximize their value and enhance stockholder returns. We do not anticipate a significant focus on such properties.
      We may also consider purchasing apartment communities that include land or development opportunities as part of the purchase package. Such acquisitions will be no more than 10% of the aggregate portfolio value, and our company’s intent is to transfer development risk to the developer. Acquisitions of this type, while permitted, are not anticipated and do not represent a primary objective of our acquisition strategy.
      We are currently negotiating and anticipate entering into a $75 million secured revolving line of credit with Wachovia Bank, N.A., which we believe will allow us to secure acquisition contracts faster after we identify a strategic property, and will be an attractive, compelling feature of our bids, especially to sellers seeking to complete a sale quickly. However, we can give no assurances that we will be able to enter into a revolving line of credit agreement with Wachovia Bank, N.A., and, if we are unable to do so, we will seek to enter a similar credit agreement with an established commercial lender.
      We believe that our strategy for apartment community acquisitions will benefit our company and our stockholders for the following reasons:

•	We intend to preserve capital through selective acquisitions and professional management, whereby we intend to increase rental rates, maintain high economic occupancy rates, reduce tenant turnover, make value- enhancing and income producing capital improvements where appropriate, and control operating costs and capital expenditures.

•	We intend to purchase apartment properties in growth markets, at attractive prices relative to replacement cost, and obtain immediate income from tenant rents with the potential for appreciation in value over time.
      As of the date of this prospectus, we do not own any properties. Because we have not yet identified any specific properties to purchase, we are considered to be a blind pool investment. We intend to acquire properties with the net proceeds of this offering. As we acquire properties, we will provide supplements to this prospectus to describe those properties.
      We anticipate that the purchase price of properties we acquire will vary widely depending on a number of factors, including size and location. In addition, the cost to our company will vary based on the amount of debt we incur in connection with financing the acquisition. If only the minimum offering amount is sold, we will not be able to purchase a diverse portfolio of properties and may only be able to purchase one property. If the maximum offering amount is sold, we will likely acquire a substantial number of properties; however, it is difficult to predict with precision the actual number of properties that we will actually acquire because the purchase prices of properties varies widely and our investment in each will vary based on the amount of leverage we use.
Other Real Estate Investments
      Although we anticipate that our focus will be on apartment communities, our charter and bylaws do not preclude us from acquiring other types of properties. We may acquire other real estate assets, including, but not limited to, income producing commercial properties, such as retail shopping centers and office buildings. The purchase of any apartment community or other property type will be based upon the best interests of our company and our stockholders as determined by our board of directors. Regardless of the mix of properties we may own, our primary business objectives are to maximize stockholder value by acquiring apartment communities that have strong and stable cash flow and growth potential and to preserve capital.
Legal Proceedings
      We are not presently subject to any material litigation. To our knowledge, there is no material litigation threatened against us. We may become subject in the future to litigation, including routine litigation arising in the ordinary course of business.
      On September 16, 2004, Triple Net Properties, the parent and manager of our advisor, learned that the SEC is conducting an investigation referred to as “In the matter of Triple Net Properties, LLC.” The SEC has requested information from Triple Net Properties relating to disclosure in public and private securities offerings sponsored by Triple Net Properties and its affiliates, or the Triple Net securities offerings. The SEC also has requested information from NNN Capital Corp., the dealer manager for the Triple Net securities offerings and the dealer manager of our offering. The SEC has requested financial and other information regarding the Triple Net securities offerings and the disclosures included in the related offering documents from each of Triple Net Properties and NNN Capital Corp. This investigation could result in the assertion of fines, penalties or administrative remedies. At this time, Triple Net Properties cannot assess the outcome of the investigation by the SEC.

      Triple Net Properties believes it has and intends to continue to cooperate fully with the SEC but expects this will continue to be a time consuming and costly process. The SEC investigation could adversely impact our advisor’s ability to perform its duties to our company because Triple Net Properties is the parent and manager of our advisor.
Regulation
      Our apartment communities may be subject to various laws, ordinances and regulations, including regulations relating to recreational facilities such as swimming pools, activity centers and other common areas. We intend to acquire the necessary permits and approvals under present laws, ordinances and regulations to operate our business.
The Dealer Manager
      An affiliate of our advisor, NNN Capital Corp., will assist us in selling our common stock under this prospectus by serving as the dealer manager of this offering. Since August of 1986, the dealer manager has assisted various syndicated real estate investment trusts, limited partnerships, limited liability companies and other real estate entities in raising money to invest in real estate. Louis J. Rogers, our president and chairman of the board of directors and our advisor’s president, and Anthony W. Thompson, the chairman of the board and chief executive officer of Triple Net Properties, the parent and manager of our advisor, currently own 10% and 85%, respectively, of the outstanding capital stock of the dealer manager, and both are directors of the dealer manager.
This Offering
      We are offering for sale to the residents of the states listed in this prospectus a maximum of 100,000,000 shares and a minimum of 200,000 shares of our common stock. Each share has a purchase price of $10.00. The minimum number of shares you may purchase is 100, except in states which require a higher minimum purchase. This offering is being conducted on a “best efforts” basis, which means that the securities dealers participating in this offering are under no obligation to purchase any of the shares and, therefore, no specified dollar amount is guaranteed to be raised. If we do not sell 200,000 shares before July 19, 2007, this offering will be terminated and our escrow agent will send a refund of your investment with interest and without deduction for escrow expenses within three business days of the termination of this offering.
      In addition, we expect to issue up to 5,000,000 shares to stockholders who elect to participate in our distribution reinvestment plan.
Use of Proceeds
      We will use the net proceeds of this offering to purchase suitable properties, to repay debt that we may assume when acquiring properties and to pay the amounts due to our advisor and the dealer manager.
Distributions
      If we qualify as a REIT, as anticipated, we must distribute at least 90% of our annual taxable income (excluding net capital gains) to our stockholders. Because we have not identified any properties which we intend to acquire, we cannot give any assurances as to when or if we will make distributions. However, when we have actually acquired properties, and such properties are generating sufficient cash flow, we intend to pay regular monthly distributions to our stockholders out of our cash available for distribution, in an amount determined by our board of directors. We estimate that it may take up to the end of the first full quarter after the minimum offering escrow breaks before we will begin paying distributions. The amount of distributions will depend upon a variety of factors, including:

•	our cash available for distribution;

•	our overall financial condition;

•	our capital requirements;

•	the annual distribution requirements applicable to REITs under the federal income tax laws; and

•	such other considerations as our board of directors may deem relevant.
      Our company provides or intends to provide the following programs to facilitate investment in our shares and to provide limited liquidity for stockholders:

•	the distribution reinvestment plan; and

•	the share repurchase plan.
Summary Financial Information
      We are newly formed and do not have a history of operations.
Compensation to Our Advisor, the Dealer Manager and their Affiliates
      We will pay our advisor, the dealer manager and their affiliates substantial amounts for assisting us in this offering and sale of our common stock and for managing our business and assets.
      In connection with the sale of our common stock in this offering, the dealer manager and our advisor will receive the following fees:

		Amount if	Amount if
Description of Fee	Calculation of Fee	Minimum Sold	Maximum Sold

• Selling Commissions	7.0% of gross offering proceeds.	$140,000	$70,000,000
• Marketing Allowance and Accountable Due Diligence Expense Reimbursement	3.0% of gross offering proceeds as follows: 2.5% for non-accountable marketing allowance and 0.5% for accountable bona fide due diligence expense reimbursement.	$60,000	$30,000,000
• Other Organizational and Offering Expenses	Our advisor may advance, and we will reimburse it for, organizational and offering expenses incurred on our behalf in connection with this offering. We estimate such expenses will be approximately 1.5% of the gross proceeds of this offering. The reimbursement of these expenses is not subject to the limitation on reimbursements for operating expenses to our advisor, which, for any four consecutive fiscal quarters then ended, cannot exceed the greater of 2% of our average invested assets or 25% of our net income for such year. However, our organizational and offering expenses (including selling commissions and marketing and due diligence expenses) are limited to 15% of the gross proceeds of this offering.	Actual amounts will be based on actual funds advanced. We estimate that a total of $30,000 will be reimbursed if the minimum offering is sold and $15,000,000 will be reimbursed if the maximum offering is sold.

      In connection with the management of our business and properties, we will pay our advisor or an affiliate the following fees:

		Amount if	Amount if
Description of Fee	Calculation of Fee	Minimum Sold	Maximum Sold

• Real estate commission and reimbursement of acquisition expenses	For its services in connection with the due diligence, selection and acquisition of a property, Realty, an affiliate of our advisor, may receive a real estate commission from our company equal to up to 3.0% of the purchase price of the property acquired or up to 4.0% of the total development cost of any development property acquired, as applicable. We will also reimburse our advisor for expenses related to selecting, evaluating and acquiring properties. Acquisition expenses will not exceed 0.5% of the purchase price. The reimbursement of acquisition expenses and real estate commissions, including real estate commissions paid to third parties, cannot exceed 6.0% of the purchase price for a property or the total development cost of a property, as applicable.	Actual amounts depend upon the purchase price of properties acquired or the total development cost of properties acquired for development and, therefore, cannot be determined at the present time.
• Asset management fee	Subject to our stockholders receiving annualized distributions in an amount equal to 5.0% per annum of our invested capital, we will pay our advisor an annual asset management fee for managing our day-to-day operations, which will be equal to 1.0% of our average invested assets. Average invested assets include any property-related debt; therefore, fully leveraging our portfolio could increase the asset management fee payable to our advisor. The asset management fee will be calculated and payable monthly in cash or shares, at the option of our advisor, not to exceed one-twelfth of 1.0% of our average invested assets as of the last day of the immediately preceding quarter.	Actual amounts depend upon distributions to our stockholders and assets invested by our company and, therefore, cannot be determined at the present time.
• Property management fee	Realty, an affiliate of our advisor, may serve as the property manager of certain of our properties and will receive up to 4.0% of the monthly gross income generated by those properties, some of which may be re-allowed to a third party property manager.	Actual amounts depend upon the gross income of the properties and, therefore, cannot be determined at the present time.

      Upon the disposition of any property, we will pay our advisor or an affiliate the following fee:

		Amount if	Amount if
Description of Fee	Calculation of Fee	Minimum Sold	Maximum Sold

• Disposition fee	To the extent it provides a substantial amount of services in connection with the sale of one or more of our properties, Realty, an affiliate of our advisor, will receive fees equal to the lesser of 1.75% of the sale price or 50.0% of the sales commission that would have been paid to a third party sales broker.	Actual amounts depend upon the sales price of properties and, therefore, cannot be determined at the present time.
      Our advisor is also entitled to certain distributions with respect to its status as a special limited partner in our operating partnership, as follows:

		Amount if	Amount if
Description of Fee	Calculation of Fee	Minimum Sold	Maximum Sold

• Incentive distribution upon sales	Equal to 15.0% of the net proceeds of the sale of the property after we have received, and paid to our stockholders, the sum of:

• the amount of capital we invested in our operating partnership; and

• any shortfall in our 8.0% annual cumulative, non-compounded return on the capital we invested in our operating partnership.

	Until such time as stockholders receive such 8.0% return, our advisor will not receive any incentive distributions. There is no assurance we will be able to pay an annual 8.0% return to our stockholders. Thus, the 8.0% return is disclosed solely as a measure for our advisor’s incentive compensation.	Actual amounts depend upon the sales price of properties and, therefore, cannot be determined at the present time.

		Amount if	Amount if
Description of Fee	Calculation of Fee	Minimum Sold	Maximum Sold

Incentive distribution upon listing	Upon termination of the advisory agreement due to listing of our shares on a national securities exchange or national market system, our advisor will be entitled to an incentive distribution equal to 15.0% of the amount, if any, by which (1) the market value of our outstanding stock plus distributions paid by us prior to listing, exceeds (2) the sum of the amount of capital we invested in our operating partnership plus an 8% per annum cumulative, non-compounded return on such invested capital. This distribution may be in the form of cash, units of limited partnership interest in our operating partnership or shares of our common stock.	Actual amounts depend upon the market value of our outstanding stock at the time of listing, among other factors, and, therefore, cannot be determined at the present time.

There is no assurance we will be able to pay an annual 8.0% return to our stockholders. Thus, the 8.0% return is disclosed solely as a measure for our advisor’s incentive compensation. Upon our advisor’s receipt of the incentive distribution upon listing, our advisor’s special limited partnership units will be redeemed and our advisor will not be entitled to receive any further incentive distributions upon sales of our properties.

• Fees payable upon termination of Advisory Agreement	Upon termination of the advisory agreement due to an internalization of our advisor in connection with our conversion to a self-administered REIT, our advisor will be entitled to compensation to be determined by negotiation between our advisor and our independent directors. Upon our advisor’s receipt of such compensation, our advisor’s special limited partnership units will be redeemed and our advisor will not be entitled to receive any further incentive distributions upon sales of our properties. In connection with the termination of the advisory agreement other than due to a listing of our shares on a national securities exchange or national market system or due to the internalization of our advisor in connection with our conversion to a self-administered REIT, we may cause our operating partnership to redeem our advisor’s special limited partner units, for cash, units of limited partnership interests in our operating partnership or shares of our common stock, in an amount equal to what our advisor would have received pursuant to the incentive distribution upon sales if our operating partnership immediately sold all of its assets at fair market value.	Actual amount depends upon many factors to be negotiated between our advisor and our independent directors and, therefore, cannot be determined at the present time.

      All of this compensation is more fully described under “Compensation Table.” Except as described above, we do not intend to pay our affiliates in shares of our common stock or units of limited partnership interests in our operating partnership for the services they provide to us, but we reserve the right to do so if our board of directors, including a majority of our independent directors, determines in its good faith that it is in our company’s best interest to do so.

Conflicts of Interest
      Our officers and directors and the owners and officers of our advisor are also involved in the advising and ownership of other REITs and various real estate entities, which may give rise to conflicts of interest. In particular, certain of the owners and officers of our advisor are involved in the management and advising of G REIT, Inc., T REIT, Inc., NNN 2002 Value Fund, LLC and NNN 2003 Value Fund, LLC, that acquire office buildings and may compete with our company for the time and attention of these executives, as well as other private entities that may compete with our company or otherwise have similar business interests. Some of our officers and directors are also owners, officers and directors of our advisor and affiliates of our advisor, including: Triple Net Properties, the parent and manager of our advisor; NNN Capital Corp., our dealer manager; and Realty, which will provide real estate brokerage and other services for our properties. Certain of our officers are also affiliates of ROC Realty Advisors, LLC, which is an affiliate of ROC REIT Advisors and, through a joint venture with Triple Net Properties, NNN/ ROC Apartment Holdings, LLC, owns several entities that master lease properties sponsored by Triple Net Properties under its tenant in common syndication program. Ownership of these various entities by our officers and directors and the owners, officers and directors of our advisor is set forth below in the sections entitled “Organizational Chart for Our Company and Our Advisor” and “Organizational Chart for Our Advisor’s Affiliates.” The following chart sets forth the positions each of these persons holds with the entities affiliated with us and our advisor:

Name	Entity	Title

Anthony W. Thompson	Triple Net Properties, LLC	Chief Executive Officer and Chairman of the Board of Managers
	Triple Net Properties Realty, Inc.	Chief Executive Officer and Chairman of the Board of Directors
	NNN Capital Corp.	Director

Louis J. Rogers	NNN Apartment REIT, Inc.	President and Chairman of the Board
	NNN Apartment REIT Advisor, LLC	President
	Triple Net Properties, LLC	President and Member of Board of Managers
	Triple Net Properties Realty, Inc.	Director
	NNN Capital Corp.	Director

Stanley J. Olander, Jr.	NNN Apartment REIT, Inc.	Chief Executive Officer and Director
	NNN Apartment REIT Advisor, LLC	Chief Executive Officer

David L. Carneal	NNN Apartment REIT, Inc.	Executive Vice President and Chief Operating Officer
	NNN Apartment REIT Advisor, LLC	Executive Vice President and Chief Operating Officer

Gus G. Remppies	NNN Apartment REIT, Inc.	Executive Vice President and Chief Investment Officer
	NNN Apartment REIT Advisor, LLC	Executive Vice President and Chief Investment Officer

Name	Entity	Title

Scott D. Peters	NNN Apartment REIT, Inc.	Executive Vice President
	NNN Apartment REIT Advisor, LLC	Executive Vice President and Chief Financial Officer
	Triple Net Properties, LLC	Executive Vice President, Chief Financial Officer and Member of the Board of Managers

Shannon K.S. Johnson	NNN Apartment REIT, Inc.	Chief Financial Officer
	Triple Net Properties, LLC	Financial Reporting Manager

Andrea R. Biller	NNN Apartment REIT, Inc.	Secretary
	NNN Apartment REIT Advisor, LLC	General Counsel
	Triple Net Properties, LLC	General Counsel
	NNN Capital Corp.	Director
      These conflicts of interest could limit the time and services that our officers and directors and our advisor and its officers devote to our company because of the similar services they will be providing to other real estate entities. Conflicts of interest related to investment opportunities presented to both our advisor and other real estate entities that are advised or sponsored by Triple Net Properties could impair our ability to compete for acquisitions and tenants with these entities.

Organizational Chart for Our Company and Our Advisor
      The following chart shows the ownership of our company and our advisor as of the date of the commencement of the offering. The Company does not intend to maintain its own website. Rather, it will use Triple Net Properties’ website, www.1031nnn.com, which will contain information and links to the Company’s information and hyperlink to the Company’s filings with the Securities and Exchange Commission.

Organizational Chart for Our Advisor’s Affiliates
      The following chart shows the ownership of the various entities that are affiliated with our Advisor’s Affiliates as of the date of the commencement of the offering.

RISK FACTORS
      Before you invest in our common stock, you should be aware that your investment is subject to various risks, including those described below. You should carefully consider these risks together with all of the other information included in this prospectus before you decide to purchase any shares of our common stock.
No Properties Owned; No Properties Identified For Investment

We currently do not own any properties and must acquire properties before we can generate cash flow to pay distributions to you as a stockholder.
      As of the date of this prospectus, we do not own any properties and are considered to be a blind pool investment opportunity. Our advisor has neither identified nor placed under contract any properties for us to acquire. We cannot give you any information as to the identification, location, operating histories, lease terms or other relevant economic and financial data regarding the properties that we will purchase with the net proceeds of this offering. You will not be able to evaluate the merits of any investments made with the net proceeds of this offering prior to these investments being made. We may experience a delay between your purchase of our shares and our purchase of properties. Such a delay will result in a delay in the benefits to you, if any, of an investment in our company, including delay in the payment of any distributions to you as a stockholder.
      Our success is totally dependent on our ability to acquire properties. Thus, your investment is subject to the risks attendant to real estate acquisitions, such as:

•	the risk that properties may not perform in accordance with expectations, including projected occupancy and rental rates;

•	the risk that we may overpay for properties; and

•	the risk that we may have underestimated the cost of improvements required to bring an acquired property up to standards established for its intended use or its intended market position.

We will face competition from other apartment communities, which may limit our profitability and returns to our stockholders.
      The residential apartment community industry is highly competitive. This competition could reduce occupancy levels and revenues at our apartment communities, which would adversely affect our operations. We expect to face competition from many sources. We will face competition from other apartment communities both in the immediate vicinity and the geographic market where our apartment communities will be located. Overbuilding of apartment communities may occur. If so, this will increase the number of apartment units available and may decrease occupancy and apartment rental rates. In addition, increases in operating costs due to inflation may not be offset by increased apartment rental rates.
      We will also face competition for investment opportunities. These competitors may be other real estate investment trusts and other entities that may have substantially greater financial resources than we do. We will also face competition for investors from other residential apartment community real estate investment trusts and real estate entities.

There may be delays in our investments in real property, and this delay may decrease the return to stockholders.
      We may experience delays in finding suitable apartment communities to acquire. Pending investment of the proceeds of this offering in real estate, and to the extent the proceeds are not invested in real estate, the proceeds may be invested in permitted temporary investments such as U.S. government securities, certificates of deposit or commercial paper. The rate of return on those investments has fluctuated in recent years and may be less than the return obtainable from real estate or other investments.

No Operating History

Our company and our advisor are newly formed and have not yet commenced business operations, which makes our future performance and the performance of your investment difficult to predict.
      Our company was incorporated in December 2005 and our advisor was formed in December 2005. Neither has any prior operating history. Our business is subject to the risks inherent in the establishment of a new business enterprise, including an inability to raise proceeds in this offering to implement our investment strategy and being unable to adequately manage our operations and growth. Because our company and our advisor were only recently formed and have engaged in no operations as of the date of this prospectus, we can provide you with only limited financial information and no operational information with respect to our company or our advisor or any properties that would be available from an institution with a history of operations. Therefore, our future performance and the performance of your investment are difficult to predict. We cannot assure you that we will ever operate profitably.

We are not diversified and are dependent on our investment in a single asset class, making our performance and your investment more vulnerable to economic downturns in the apartment industry than if we had diversified investments.
      Our current strategy is to acquire interests primarily in apartment communities in select metropolitan areas throughout the United States. As a result, we are subject to the risks inherent in investing in a single asset class. A downturn in demand for residential apartments may have more pronounced effects on the amount of cash available to us for distribution or on the value of our assets than if we had diversified our investments across different asset classes.
No Market for Our Common Stock

The absence of a public market for our common stock will make it difficult for you to sell your shares.
      Prospective stockholders should view our common stock as illiquid and must be prepared to hold their shares of common stock for an indefinite length of time. Before this offering, there has been no public market for our common stock, and initially we do not expect a market to develop. We have no current plans to cause our common stock to be listed on any securities exchange or quoted on any market system or in any established market either immediately or at any definite time in the future. While we, acting through our board of directors, may attempt to cause our common stock to be listed or quoted if the board of directors determines this action to be in our stockholders’ best interests, there can be no assurance that this event will ever occur. Stockholders may be unable to resell their shares of common stock at all, or may be able to resell them only at a later date at a substantial discount from the purchase price. Thus, our common stock should be considered a long-term investment. In addition, there are restrictions on the transfer of our common stock. In order to qualify as a REIT, our shares must be beneficially owned by 100 or more persons and no more than 50% of the value of our issued and outstanding shares may be owned directly or indirectly by five or fewer individuals. Our charter provides that no person may own more than 9.9% of the issued and outstanding shares of our stock or more than 9.9% in value or in number of shares, whichever is more restrictive, of the issued and outstanding shares of our common stock. Any purported transfer of our shares that would result in a violation of either of these limits will result in such shares being transferred to a trust for the benefit of a charitable beneficiary or such transfer being declared null and void.

The per-share offering price of our common stock has been established arbitrarily by us and may not reflect the true value of our common stock; therefore investors may be paying more for a share than such share is actually worth.
      If we were to list the shares of our common stock on a national securities exchange or national market system, the share price might drop below our stockholder’s original investment. Prospective investors should not assume that the per share offering price of our common stock reflects the intrinsic or realizable value of the common stock or otherwise reflect our value, earnings or other objective measures of worth.
Conflicts of Interest
      Throughout this prospectus, references to affiliates of a person generally mean:

•	any person directly or indirectly owning, controlling or holding, with the power to vote, 10% or more of the outstanding voting securities of such other person;

•	any person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such other person;

•	any person directly or indirectly controlling, controlled by or under common control with such other person;

•	any executive officer, director, manager, trustee or general partner of such other person; and

•	any legal entity for which such person acts as an executive officer, director, manager, trustee or general partner.

The conflicts of interest described below may mean our company will not be managed solely in your best interests as a stockholder, which may adversely affect our results of operation and the value of your investment.
      Many of our officers and non-independent directors and our advisor’s officers will have conflicts of interest in managing our business and properties. Thus, they may make decisions or take actions that do not solely reflect your interests as a stockholder. Our officers and directors and the owners and officers of our advisor are also involved in the advising and ownership of other REITs and various real estate entities, which may give rise to conflicts of interest. In particular, certain of the owners and officers of our advisor are involved in the management and advising of G REIT, Inc., T REIT, Inc., NNN 2002 Value Fund, LLC and NNN 2003 Value Fund, LLC, that acquire office buildings and may compete with our company for the time and attention of these executives, as well as other private entities that may compete with our company or otherwise have similar business interests. Additionally, some of our officers and directors are also owners and officers of our advisor and affiliates of our advisor with whom we will do business.
      Anthony W. Thompson is the chief executive officer and chairman of the board of managers of Triple Net Properties, the parent and manager of our advisor; the chief executive officer and chairman of the board of directors of Realty, which will provide real estate brokerage and other services for our properties; and a director of NNN Capital Corp., our dealer manager. Mr. Thompson owns 36.5% of Triple Net Properties, which, in turn, holds 50.0% of the membership interest in our advisor and in NNN/ ROC Apartment Holdings, LLC, an entity that owns several entities that master lease properties sponsored by Triple Net Properties. Mr. Thompson also owns 84.0% of the common stock of Realty and 85% of the capital stock of NNN Capital Corp.
      Louis J. Rogers is our president and chairman of the board; the president of our advisor; the president and a member of the board of managers of Triple Net Properties; and a director of NNN Capital Corp. Mr. Rogers owns 2.0% of Triple Net Properties, 16.0% of the common stock of Realty and 10.0% of the capital stock of NNN Capital Corp. Mr. Rogers is also a member of NNN Apartment Management, which owns 25.0% of the membership interest of our advisor.
      Stanley J. Olander, Jr. is our chief executive officer and a director of our company as well as a chief executive officer of our advisor. Mr. Olander is also a member of ROC REIT Advisors, which owns 25.0% of the membership interest of our advisor, and a member of ROC Realty Advisors, which owns 50.0% of the membership interest of NNN/ ROC Apartment Holdings, LLC.
      David L. Carneal is our executive vice president and chief operating officer and the executive vice president and chief operating officer of our advisor. Mr. Carneal is also a member of ROC REIT

Advisors, which owns 25.0% of the membership interest of our advisor, and a member of ROC Realty Advisors, which owns 50.0% of the membership interest of NNN/ ROC Apartment Holdings, LLC.
      Gus G. Remppies is our executive vice president and chief investment officer and the executive vice president and chief investment officer of our advisor. Mr. Remppies is also a member of ROC REIT Advisors, which owns 25% of the membership interest of our advisor, and a member of ROC Realty Advisors, which owns 50% of the membership interest of NNN/ ROC Apartment Holdings, LLC.
      Scott D. Peters is our executive vice president; the executive vice president and chief financial officer of our advisor; and the executive vice president and chief financial officer and a member of the board of managers of Triple Net Properties. Mr. Peters is also a member of NNN Apartment Management, which owns 25% of the membership interest of our advisor.
      Shannon K.S. Johnson is our chief financial officer and financial reporting manager of Triple Net Properties.
      Andrea R. Biller is our secretary; the general counsel of our advisor; the general counsel of Triple Net Properties; and a director of NNN Capital Corp. Ms. Biller is also a member of NNN Apartment Management, which owns 25% of the membership interest of our advisor.
      As officers, directors, managers and partial owners of entities with which we do business or with interests in competition with our own interests, these individuals will experience conflicts between their fiduciary obligations to our company and their fiduciary obligations to, and pecuniary interests in, our advisor, the dealer manager and their affiliated entities. These conflicts of interest could:

•	limit the time and services that some of our officers devote to our company and the affairs of our advisor, because they will be providing similar services to Triple Net Properties, G REIT, T REIT, 2002 Value Fund and 2003 Value Fund and other real estate entities, and

•	impair our ability to compete for acquisition of properties with other real estate entities that are also advised by Triple Net Properties and its affiliates.
The key executives of our advisor will devote only as much of their time to our business as they determine is reasonably required, which may be substantially less than their full time. Further, during times of intense activity in other programs, those executives may devote less time and fewer resources to our business than are necessary or appropriate to manage our business. Poor or inadequate management of our business would adversely affect our results of operations and the value of your investment.
      If our advisor or its affiliates breach their fiduciary or contractual obligations to our company, or do not resolve conflicts of interest, we may not meet our investment objectives, which could reduce our expected cash available for distribution to our stockholders. For example, our advisor has a duty to us to present us with the first opportunity to purchase any Class A income-producing apartment communities placed under contract by our advisor or its affiliates that satisfy our investment objectives. If our advisor did not comply with our right of first opportunity, this may result in some attractive properties not being presented to us for acquisition. This may adversely affect our results of operations and financial condition.
      Additionally, Realty expects to own a significant interest in a title insurance agency joint venture with unaffiliated third party title insurance professionals that will provide title and escrow services in connection with our acquisition, financing and sale of properties. Our company expects that it will pay a material amount of title insurance premiums to this joint venture on an annual basis.
      Fees payable to the dealer manager and our advisor during our organizational stage are based upon the gross offering proceeds and not on our or our properties’ performance.

The absence of arm’s-length bargaining may mean that our agreements are not as favorable to you as a stockholder as they otherwise would have been.
      Any existing or future agreements between us and our advisor, the dealer manager or their affiliates were not and will not be reached through arm’s-length negotiations. Thus, such agreements may require us to pay more than we would if we were using unaffiliated third parties. The advisory agreement, our agreement with the dealer manager, the property management agreements with the property manager and the terms of the compensation to our advisor and the dealer manager were not arrived at through arm’s-length negotiations. The terms of such agreements and compensation may not solely reflect your interests as a stockholder and may be overly favorable to the other party to such agreements, including in terms of the substantial compensation to be paid to these parties under these agreements. For example, the asset management fee payable to our advisor is based upon our average invested assets, including any property-related debt, which could influence the amount of portfolio leverage our advisor recommends to our board of directors.

Our advisor may be entitled to receive significant compensation in the event of our liquidation or in connection with a termination of the advisory agreement.
      In the event of a partial or full liquidation of our assets, our advisor will be entitled to receive an incentive distribution equal to 15% of the net proceeds of the liquidation, after our company has received and paid to our stockholders the sum of the capital invested in the operating partnership and any shortfall in the 8% return to stockholders. In the event of a termination of our advisory agreement in connection with the listing of our common stock, the advisory agreement provides that our advisor will receive an incentive distribution equal to 15% of the amount, if any, by which (1) the market value of our outstanding stock plus distributions paid by us prior to listing, exceeds (2) the sum of the amount of capital we invested in our operating partnership plus an 8% per annum cumulative, non-compounded return on such invested capital. Upon our advisor’s receipt of the incentive distribution upon listing, our advisor’s special limited partnership units will be redeemed and our advisor will not be entitled to receive any further incentive distributions upon sales of our properties. Further, in connection with the termination of the advisory agreement other than due to a listing of our shares on a national securities exchange or national market system or due to the internalization of our advisor in connection with our conversion to a self-administered REIT, we may choose to redeem our advisor as a special limited partner in our operating partnership, which would entitle it to receive cash or, if agreed by our company and our advisor, shares of common stock of our company or units of limited partnership interests in our operating partnership equal to the amount that would be payable as an incentive distribution upon sales of properties, which equals 15% of the net proceeds if we liquidated all of our assets at fair market value, after our company has received and paid to our stockholders the sum of the capital invested in the operating partnership and any shortfall in the 8% return to stockholders. Finally, upon the termination of our advisory agreement as a result of the internalization of our advisor into our company, the advisory agreement provides that a special committee, comprised of all of the independent directors, and our advisor will negotiate the compensation to be payable to the advisor pursuant to such termination. In determining such compensation, the special committee will consider factors including, but not limited to, our advisor’s performance compared to the performance of other advisors for similar entities that the special committee believes are relevant in making the determination, any available valuations for such advisors and independent legal and financial advice. Any amounts to be paid to our advisor pursuant to the advisory agreement cannot be determined at the present time.

The business and financial due diligence investigation of our company was conducted by an affiliate. That investigation might not have been as thorough as an investigation conducted by an unaffiliated third party, and might not have uncovered facts that would be important to a potential investor.
      Because the dealer manager is an affiliate of our advisor and Triple Net Properties, and because Mr. Rogers, our president and chairman of the board, and Mr. Thompson, the chairman and chief executive officer of Triple Net Properties, are owners and directors of the dealer manager, you cannot consider the dealer manager’s due diligence investigation of our company to be an independent review. The dealer manager’s due diligence review may not be as meaningful as a review conducted by an unaffiliated broker dealer and may not have uncovered facts that would be important to a potential investor.

Restrictions on Share Repurchase Plan

You are limited in your ability to sell your shares pursuant to the share repurchase plan and repurchases will be made at our sole discretion.
      Our board of directors has approved the share repurchase plan, which became effective on July 19, 2006. However, our board of directors could choose to amend its terms without stockholder approval.
      The share repurchase plan includes numerous restrictions that would limit your ability to sell your shares. You must hold your shares for at least one year, present at least 25% of your shares for repurchase and until three years following this offering, repurchases will be made for less than you paid, among other restrictions and limitations. Our board of directors may waive the one-year holding period in the event of the death or disability of a stockholder. Shares will be redeemed quarterly, at our discretion, on a pro rata basis, and will be limited during any calendar year to five percent (5.0%) of the weighted average number of shares outstanding during the prior calendar year. Funds for the repurchase of shares will come exclusively from the proceeds we receive from the sale of shares under our distribution reinvestment plan. In addition, our board of directors reserves the right to amend, suspend or terminate our share repurchase plan at any time. Therefore, in making a decision to purchase shares, you should not assume that you will be able to sell any of your shares back to us pursuant to our share repurchase plan, and you also should understand that the repurchase prices during the first three years following this offering will not correlate to the value of our real estate holdings or other assets. If our board of directors terminates our share repurchase plan, you may not be able to sell your shares even if you deem it necessary or desirable to do so.

Our stockholders’ interests may be diluted in various ways, which may result in lower returns to our stockholders.
      The board of directors is authorized, without stockholder approval, to cause us to issue additional shares of our common stock or to raise capital through the issuance of preferred stock, options, warrants and other rights, on terms and for consideration as the board of directors in its sole discretion may determine, subject to certain restrictions in our charter in the instance of options and warrants. Any such issuance could result in dilution of the equity of the stockholders. The board of directors may, in its sole discretion, authorize us to issue common stock or other equity or debt securities, (1) to persons from whom we purchase apartment communities, as part or all of the purchase price of the community, or (2) to our advisor in lieu of cash payments required under the advisory agreement or other contract or obligation. The board of directors, in its sole discretion, may determine the value of any common stock or other equity or debt securities issued in consideration of apartment communities or services provided, or to be provided, to us, except that while shares of common stock are offered by us to the public, the public offering price of the shares will be deemed their value.
      We have adopted the 2006 Incentive Award Plan, under which we may grant stock options, restricted stock and other performance awards to our officers, employees, consultants and independent directors. The effect of these grants, including the subsequent exercise of stock options, could be to dilute the value of the stockholders’ investments.
      In addition, we are implementing a distribution reinvestment plan in connection with this offering, involving the issuance of additional shares of common stock by us at $9.50 per share of common stock. Shares purchased pursuant to our distribution reinvestment plan will be dilutive to the value of the stockholders’ investments.
Federal Income Tax Requirements

The requirement to distribute at least 90% of our taxable income may require us to borrow, sell assets or issue additional securities for cash, which would increase the risks associated with your investment.
      In order to qualify as a REIT, we must distribute each calendar year to our stockholders at least 90% of our taxable income, other than any net capital gain. To the extent that we distribute at least 90% but less than 100%, of our taxable income in a calendar year, we will incur no federal corporate income tax on our distributed taxable income. In addition, we will incur a 4% nondeductible excise tax if the actual amount we distribute to our stockholders in a calendar year is less than a minimum amount specified under federal income tax law. We intend to distribute at least 90% of our taxable income to our stockholders each year so that we will satisfy the distribution requirement and avoid corporate income tax and the 4% excise tax. However, we could be required to include earnings in our taxable income before we actually receive the related cash. That timing difference could require us to borrow funds to meet the distribution requirement and avoid corporate income tax and the 4% excise tax in a particular year.
      The REIT minimum distribution requirements may require us to borrow, sell assets or issue additional securities for cash to make required distributions, which would increase the risks associated with your investment in our company.

Our failure to qualify as a REIT would subject us to corporate income tax and would materially impact our earnings.
      We intend to operate in a manner so as to qualify as a REIT for federal income tax purposes. Qualifying as a REIT will require us to meet several tests regarding the nature of our assets and income on an ongoing basis. However, we currently own no properties and have no properties under contract for purchase. A number of the tests established to qualify as a REIT for tax purposes are factually dependent. Therefore, you should be aware that while we intend to qualify as a REIT, it is not possible at this early stage to assess our ability to satisfy these various tests. Therefore, we cannot assure you that our company will in fact ever qualify as a REIT.
      If we fail to qualify as a REIT in any year, we would pay federal income tax on our taxable income. We might need to borrow money or sell assets to pay that tax. Our payment of income tax would decrease the amount of our income available to be distributed to our stockholders. In addition, we no longer would be required to distribute substantially all of our taxable income to our stockholders. Unless our failure to qualify as a REIT is excused under relief provisions of the federal income tax laws, we could not re-elect REIT status until the fifth calendar year following the year in which we failed to qualify.
SEC Investigation of Triple Net Properties, LLC

The ongoing SEC investigation of Triple Net Properties could adversely impact our advisor’s ability to perform its duties to our company.
      On September 16, 2004, Triple Net Properties, the parent and manager of our advisor, learned that the SEC is conducting an investigation referred to as “In the matter of Triple Net Properties, LLC.” The SEC has requested information from Triple Net Properties relating to disclosure in public and private securities offerings sponsored by Triple Net Properties and its affiliates, or the Triple Net securities offerings. The SEC also has requested information from NNN Capital Corp., the dealer manager for the Triple Net securities offerings and the dealer manager of our offering. The SEC has requested financial and other information regarding the Triple Net securities offerings and the disclosures included in the related offering documents from each of Triple Net Properties and NNN Capital Corp. This investigation could result in the assertion of fines, penalties or administrative remedies. At this time, Triple Net Properties cannot assess the outcome of the investigation by the SEC.
      Triple Net Properties believes the SEC investigation will continue to be a time consuming and costly process. The SEC investigation could adversely impact our advisor’s ability to perform its duties to our company because Triple Net Properties is the parent and manager of our advisor.
Risks Related to Our Advisor and its Affiliates

Our ability to operate profitably will depend upon the ability of our advisor and its management team.
      We will rely on our advisor to manage our business and assets. Our advisor will make all decisions with respect to the management of our company. Thus, the success of our business will depend in large part on the ability of our advisor to manage our day-to-day operations. Any adversity experienced by our advisor or problems in our relationship with our advisor could adversely impact the operation of our properties and, consequently, our cash flow and ability to make distributions to our stockholders.

Our advisor may terminate the advisory agreement, which would require us to find a new advisor.
      Either we or our advisor can terminate the advisory agreement upon 60 days written notice to the other party. However, if the advisory agreement is terminated in connection with the listing of our common stock on a national securities exchange or national market system, the advisory agreement provides that our advisor will receive an incentive distribution equal to 15% of the amount, if any, by which (1) the market value of our outstanding stock plus distributions paid by us prior to listing, exceeds (2) the sum of the amount of capital we invested in our operating partnership plus an 8% per annum cumulative, non-compounded return on such invested capital. Upon our advisor’s receipt of the incentive distribution upon listing, our advisor’s special limited partnership units will be redeemed and our advisor will not be entitled to receive any further incentive distributions upon sales of our properties. Further, in connection with the termination of the advisory agreement other than due to a listing of our shares on a national securities exchange or national market system or due to the internalization of our advisor in connection with our conversion to a self-administered REIT, we may choose to redeem our advisor’s interest as a special limited partner in our operating partnership, which would entitle it to receive cash or, if agreed by our company and our advisor, shares of common stock of our company or units of limited partnership interest in our operating partnership equal to the amount that would be payable to the advisor pursuant to the “incentive distribution upon sales” described under the heading “Compensation Table” if we liquidated all of our assets for their fair market value. Finally, upon the termination of our advisory agreement as a result of the advisor’s internalization into our company, the advisory agreement provides that a special committee, comprised of all of the independent directors, and our advisor will agree on the compensation payable to the advisor pursuant to such termination. In determining such compensation, the special committee will consider factors including, but not limited to, our advisor’s performance compared to the performance of other advisors for similar entities that the special committee believes are relevant in making the determination, any available valuations for such advisors and independent legal and financial advice. Any amounts to be paid to our advisor pursuant to the advisory agreement cannot be determined at the present time.
      If our advisor was to terminate the advisory agreement, we would need to find another advisor to provide us with day-to-day management services or have employees to provide these services directly to us. There can be no assurances that we would be able to find a new advisor or employees or enter into agreements for such services on acceptable terms.

If our advisor cannot retain the services of its key employees, their replacements may not manage our company as effectively.
      We depend on our advisor to retain its key officers and employees, but most of such individuals do not have an employment agreement with our advisor or its affiliates. Our advisor’s key employees are Stanley J. Olander, Jr., Gus G. Remppies, David L. Carneal, Louis J. Rogers, Scott D. Peters, Shannon K.S. Johnson and Andrea R. Biller. The loss of any or all of Messrs. Olander, Remppies, Carneal, Rogers or Peters or Ms. Johnson or Ms. Biller, and our advisor’s inability to find, or any delay in finding, a replacement with equivalent skill and experience, could adversely impact our ability to acquire properties and the operation of our properties.
                  Our advisor and its affiliates have no obligation to defer or forgive fees or loans or advance any funds to us, which could reduce our ability to make investments or pay distributions.
      In the past, our sponsor, Triple Net Properties, or its affiliates have, in certain circumstances, deferred or forgiven fees and loans payable by programs sponsored or managed by Triple Net Properties. Our advisor and its affiliates, including Triple Net Properties, have no obligation to defer or forgive fees owed by us to our advisor or its affiliates or to advance any funds to us. As a result, we may have less cash available to make investments or pay distributions.

Advisor’s Broad Discretion in Allocating Proceeds

Stockholders will have little, if any, control over how the proceeds from this offering are spent.
      Our advisor is responsible for the day-to-day operations of our company and has broad discretion over the use of proceeds from this offering. Accordingly, you should not purchase shares of our common stock unless you are willing to entrust all aspects of the day-to-day management to our advisor, who will manage our company in accordance with the advisory agreement. In addition, our advisor may retain independent contractors to provide various services for our company, including administrative services, transfer agent services and professional services, and you should note that such contractors will have no fiduciary duty to you or the other stockholders and may not perform as expected or desired. Any such services provided by independent contractors will be paid for by our company as an operating expense.
Lack of Investment Diversification

The effect of adverse conditions at specific properties will be magnified to the extent we are able to acquire only a single property or a limited number of properties.
      A lack of diversity in the properties in which we invest could increase your risk in investing in our company. If we only sell the minimum amount of this offering, we will not be able to purchase a diverse portfolio of properties and may only be able to purchase one property or a partial interest in one property as a co-investor. In that event, our performance and the returns to you as a stockholder will depend directly on the success of that single property or a limited number of properties. Adverse conditions at that limited number of properties or in the location in which the properties exist would have a direct negative impact on your return as a stockholder.
Distributions May Include a Return of Capital

We may not have sufficient cash available from operations to pay distributions, and, therefore, distributions may include a return of capital.
      Distributions payable to stockholders may include a return of capital, rather than a return on capital. We intend to pay regular cash distributions to our stockholders, typically on a monthly basis. The actual amount and timing of distributions will be determined by our board of directors in its discretion and typically will depend on the amount of funds available for distribution, which will depend on items such as current and projected cash requirements and tax considerations. As a result, our distribution rate and payment frequency may vary from time to time. During the early stages of our operations, we may not have sufficient cash available from operations to pay distributions. Therefore, we may need to use proceeds from the offering or borrow funds to make cash distributions in order to maintain our status as a REIT, which may reduce the amount of proceeds available for investment and operations or cause us to incur additional interest expense as a result of borrowed funds. Further, if the aggregate amount of cash distributed in any given year exceeds the amount of our “REIT taxable income” generated during the year, the excess amount will be deemed a return of capital.
Acquisition Risks

Our inability to find funding for acquisitions could prevent us from realizing our objectives and would adversely impact the distributions we pay to our stockholders and the value of your investment in our company generally.
      We may not be able to obtain financing to acquire properties, which would limit the number of properties we could acquire and subject your investment to further risk. If, as expected, we qualify as a REIT, we will be required to distribute at least 90% of our taxable income (excluding net capital gains) to our stockholders in each taxable year, and thus our ability to retain internally generated cash is limited. Accordingly, our ability to acquire properties or to make capital improvements to or remodel properties will depend on our ability to obtain debt or equity financing from third parties or the sellers of properties.

      Although we are currently negotiating a $75 million secured line of credit with Wachovia Bank, N.A., we can give no assurances that we will be able to enter into this agreement or a similar credit agreement with another established commercial lender. If we are not able to enter into such an agreement, we would not be able to execute our strategy of using a credit line to secure acquisition contracts and then placing permanent financing on the property at a later time. In turn, this could make us less attractive to potential sellers and prevent us from realizing our investment objectives.
      If mortgage debt is unavailable at reasonable rates, we may not be able to finance the purchase of properties. If we place mortgage debt on properties, we run the risk of being unable to refinance the properties when the loans become due, or of being unable to refinance on favorable terms. If interest rates are higher when we refinance the properties, our income could be reduced. We may be unable to refinance properties. If any of these events occurs, our cash flow would be reduced. This, in turn, would reduce cash available for distribution to our stockholders and may hinder our ability to raise more capital.
      Further, we cannot assure you that we will receive any proceeds from our distribution reinvestment plan or, if we do, that such proceeds will be available or adequate to acquire properties.

We are likely to incur mortgage and other indebtedness, which may increase our business risks.
      Significant borrowings by us increase the risks of an investment in our company. If there is a shortfall between the cash flow from properties and the cash flow needed to service our indebtedness, then the amount available for distributions to our stockholders may be reduced. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property securing the loan that is in default, thus reducing the value of your investment. If any mortgages or other indebtedness contain cross-collateralization or cross-default provisions, a default on a single loan could affect multiple properties.
      Additionally, when providing financing, a lender may impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt. Loan documents we enter into may contain covenants that limit our ability to further mortgage the property, merge with another company, discontinue insurance coverage, or replace our advisor. These or other limitations may limit our flexibility and our ability to achieve our operating plans. In particular, we are currently negotiating and anticipate entering into a secured revolving line of credit with Wachovia Bank, N.A. to use for our future acquisitions, which we anticipate will have the significant restrictions and covenants. Our failure to meet these restrictions and covenants could result in an event of default under our line of credit and result in the foreclosure of some or all of our properties.
      Furthermore, we may give full or partial guarantees to lenders of mortgage debt on behalf of the entities that own our properties. When we give a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity.

Competition with entities who have greater financial resources could make it more difficult for us to acquire attractive properties and achieve our investment objectives.
      We compete for investment opportunities with entities with substantially greater financial resources. These entities may be able to accept more risk than our board of directors believes is in our best interests. This competition may limit the number of suitable investment opportunities offered to us. This competition also may increase the bargaining power of property owners seeking to sell to us, making it more difficult for us to acquire properties. In addition, we believe that competition from entities organized for purposes similar to ours may increase in the future.
Joint Venture Arrangements

Any joint venture arrangements may not reflect solely our stockholders’ best interests.
      The terms of any joint venture arrangements in which we acquire or hold properties or other investments may not solely reflect your interests as a stockholder. We may acquire an interest in a property through a joint venture arrangement with our advisor, one or more of our advisor’s affiliates or unaffiliated third parties. In joint venture arrangements with our advisor or its affiliates, our advisor will have fiduciary duties to both our company and its affiliate participating in the joint venture. The terms of such joint venture arrangement may be more favorable to the other joint venturer than to you as a stockholder of our company.

Investing in properties through joint ventures subjects that investment to increased risk.
      Such joint venture investments may involve risks not otherwise present, including, for example:

•	the risk that our co-venturer or partner in an investment might become bankrupt;

•	the risk that such co-venturer or partner may at any time have economic or business interests or goals which are inconsistent with our business interests or goals; or

•	the risk that such co-venturer or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives, such as selling a property at a time when it would have adverse consequences for our stockholders.
      Actions by such a co-venturer or partner might have the result of subjecting the applicable property to liabilities in excess of those otherwise contemplated and may have the effect of reducing our cash available for distribution. It also may be difficult for us to sell our interest in any such joint venture or partnership in such property.
Investment Company Act

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.
      We do not intend to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. If we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act including, but not limited to:

•	limitations on capital structure;

•	restrictions on specified investments;

•	prohibitions on transactions with affiliates; and

•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.
      In order to maintain our exemption from regulation under the Investment Company Act, we must engage primarily in the business of buying real estate and real estate related securities, and these investments must be made within a year after this offering ends. If we are unable to invest a significant portion of the proceeds of this offering in properties and/or real estate related securities within one year of the termination of this offering, we may avoid being required to register as an investment company by temporarily investing any unused proceeds in government securities with low returns. This would reduce the cash available for distribution to our stockholders and possibly lower your returns.
      To maintain compliance with the Investment Company Act exemption, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional income or loss generating assets that we might not otherwise have acquired or may have to forego opportunities to acquire interests in properties that we would otherwise want to acquire and would be important to our investment strategy. If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of us and liquidate our business.
Limited Working Capital

We will have limited sources of working capital and may not be able to obtain capital on acceptable terms or at all, decreasing the value of your investment.
      We may not be able to fund our working capital needs. If, as expected, we qualify as a REIT, we will be required to distribute at least 90% of our taxable income (excluding net capital gains) to our stockholders in each taxable year. However, depending on the size of our operations, we will require a minimum amount of capital to fund our daily operations. We may have to obtain financing from either affiliated or unaffiliated sources to meet such cash needs. This financing may not be available to us on acceptable terms or at all, which could adversely affect our operations and decrease the value of your investment in our company.
Borrowings May Increase Our Business Risks

As we incur indebtedness, we increase the expenses of our operations, which could result in a decrease in cash available for distribution to our stockholders.
      The risk associated with your investment in our company depends upon, among other factors, the amount of debt we incur. We intend to incur indebtedness in connection with our acquisition of properties. We may also borrow for the purpose of maintaining our operations or funding our working capital needs. Lenders may require restrictions on future borrowings, distributions and operating policies. We also may incur indebtedness if necessary to satisfy the federal income tax requirement that we distribute at least 90% of our taxable income (excluding net capital gains) to our stockholders in each taxable year. We may incur debt up to 300% of our net assets, or more if such excess in borrowing is approved by a majority of our independent directors and is disclosed in our next quarterly report along with justification for such excess. Borrowing increases our business risks.
      Debt service increases the expense of operations since we will be responsible for retiring the debt and paying the attendant interest, which may result in decreased cash available for distribution to you as a stockholder. In the event the fair market value of our properties were to increase, we could incur more debt without a commensurate increase in cash flow to service the debt. In addition, our directors can change our policy relating to the incurrence of debt at any time without stockholder approval.

We may incur indebtedness secured by our properties, which may subject our properties to foreclosure.
      Incurring mortgage indebtedness increases the risk of possible loss. Most of our borrowings to acquire properties will be secured by mortgages on our properties. If we default on our secured indebtedness, the lender may foreclose and we could lose our entire investment in the properties securing such loan which could adversely affect distributions to stockholders. For federal tax purposes, any such foreclosure would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage and, if the outstanding balance of the debt secured by the mortgage exceeds the basis of the property to our company, there could be taxable income upon a foreclosure. To the extent lenders require our company to cross-collateralize our properties, or our loan agreements contain cross-default provisions, a default under a single loan agreement could subject multiple properties to foreclosure.

Increases in interest rates could increase the amount of our debt payments and adversely affect our ability to make cash distributions to our stockholders.
      A change in economic conditions could result in higher interest rates which could increase debt service requirements on variable rate debt and could reduce the amounts available for distribution to you as a stockholder. A change in economic conditions could cause the terms on which borrowings become available to be unfavorable. In such circumstances, if we are in need of capital to repay indebtedness in accordance with its terms or otherwise, we could be required to liquidate one or more of our investments in properties at times which may not permit realization of the maximum return on such investments.
Our Ability to Change Policies Without a Stockholder Vote; Limitation on Debt

Most of our policies described in this prospectus, including the limits on debt, may be changed or eliminated by our board of directors at any time without a vote of the stockholders.
      Most of our major policies, including policies intended to protect you as a stockholder and the policies described in this prospectus with respect to acquisitions, financing, limitations on debt and investment limitations, have been determined by our board of directors and can be changed at any time without a vote of our stockholders or notice to you as a stockholder. Therefore, these policies and limitations may not be meaningful to protect your interests as a stockholder.
Possible Adverse Consequences of Limits on Ownership and Transfer of Our Shares

The limitation on ownership of our stock will prevent you from acquiring more than 9.9% of our stock or more than 9.9% of our common stock and may force you to sell stock back to us.
      Our charter limits direct and indirect ownership of our capital stock by any single stockholder to 9.9% of the value of outstanding shares of our capital stock and 9.9% of the value or number (whichever is more restrictive) of outstanding shares of our common stock. We refer to these limitations as the ownership limits. These ownership limits do not apply to our advisor. Our charter also prohibits transfers of our stock that would result in (1) our capital stock being beneficially owned by fewer than 100 persons, (2) five or fewer individuals, including natural persons, private foundations, specified employee benefit plans and trusts, and charitable trusts, owning more than 50% of our capital stock, applying broad attribution rules imposed by the federal income tax laws, (3) our company directly or indirectly owning 9.9% or more of one of our tenants, or (4) before our common stock qualifies as a class of “publicly-offered securities,” 25% or more of our common stock being owned by ERISA investors. If you acquire shares in excess of the ownership limits or in violation of the restrictions on transfer, we:

•	may consider the transfer to be null and void;

•	will not reflect the transaction on our books;

•	may institute legal action to enjoin the transaction;

•	will not pay dividends or other distributions to you with respect to those excess shares;

•	will not recognize your voting rights for those excess shares; and

•	may consider the excess shares held in trust for the benefit of a charitable beneficiary.
      If such shares are transferred to a trust for the benefit of a charitable beneficiary, you will be paid for such excess shares a price per share equal to the lesser of the price you paid or the “market price” of our stock. Unless shares of our common stock are then traded on a national securities exchange or quoted on a national market system, the market price of such shares will be a price determined by our board of directors in good faith. If shares of our common stock are traded on a national securities exchange or quoted on a national market system, the market price will be the average of the last sales prices or the average of the last bid and ask prices for the five trading days immediately preceding the date of determination.
      If you acquire our stock in violation of the ownership limits or the restrictions on transfer described above:

•	you may lose your power to dispose of the stock;

•	you may not recognize profit from the sale of such stock if the “market price” of the stock increases; and

•	you may incur a loss from the sale of such stock if the “market price” decreases.
Potential Anti-Takeover Effects

Limitations on share ownership and transfer may deter a sale of our company in which you could profit.
      The limits on ownership and transfer of our equity securities in our charter may have the effect of delaying, deferring or preventing a transaction or a change in control of our company that might involve a premium price for your common stock or otherwise be in your best interest as a stockholder. The ownership limits and restrictions on transferability will continue to apply until our board of directors determines that it is no longer in our best interest to continue to qualify as a REIT.

Our ability to issue preferred stock may include a preference in distributions superior to our common stock and also may deter or prevent a sale of our company in which you could profit.
      Our ability to issue preferred stock and other securities without your approval also could deter or prevent someone from acquiring our company, even if a change in control were in your best interests as a stockholder. Our charter authorizes our board of directors to issue up to 50 million shares of preferred stock. Our board of directors may establish the preferences and rights, including a preference in distributions superior to our common stockholders, of any issued preferred stock designed to prevent, or with the effect of preventing, someone from acquiring control of our company.

Maryland takeover statutes may deter others from seeking to acquire our company and prevent you from making a profit in such transaction.
      Maryland law contains many provisions, such as the business combination statute and the control share acquisition statute, that are designed to prevent, or with the effect of preventing, someone from acquiring control of our company. Our bylaws exempt our company from the control share acquisition statute (which eliminates voting rights for certain levels of shares that could exercise control over us) and our board of directors has adopted a resolution opting out of the business combination statue (which prohibits a merger or consolidation of us and a 10% stockholder for a period of time) with respect to affiliates of our company. However, if the bylaw provisions exempting our company from the control share acquisition statute or the board resolution opting out of the business combination statute were repealed, these provisions of Maryland Law could delay or prevent offers to acquire our company and increase the difficulty of consummating any such offers, even if such a transaction would be in our stockholders’ best interests. See “Important Provisions of Maryland Law and Our Charter and Bylaws.”
Dilution

Your investment in our company will be diluted immediately by $1.00 per share.
      The offering price is $10.00 per share. After the payment of selling commissions, marketing allowance and accountable due diligence expense reimbursement, we will receive $9.00 per share. As a result of these expenses, you will experience immediate dilution of $1.00 in book value per share or 10.0% of the offering price, not including other organizational and offering expenses. Other organizational and offering expenses include advertising and sales expenses, legal and accounting expenses, printing costs, formation costs, SEC, NASD and blue sky filing fees, investor relations and other administrative costs. We estimate the organizational and offering expenses will equal approximately 1.5% of the gross proceeds of this offering. To the extent that you do not participate in any future issuance of our securities, you also will experience dilution of your ownership percentage in our company.

Several potential events could cause the fair market and book value of your investment in our company to decline.
      Your investment in our company could be diluted by a number of factors, including:

•	future offerings of our securities, including issuances under our distribution reinvestment plan and up to 50 million shares of any preferred stock that our board may authorize;

•	private issuances of our securities to other investors, including institutional investors;

•	issuances of our securities under our 2006 Incentive Award Plan; or

•	redemptions of units of limited partnership interest in our operating partnership in exchange for shares of our common stock.
Dilution and Our Operating Partnership

Our advisor may receive economic benefits from its status as a special limited partner without bearing any of the investment risk.
      Our advisor is a special limited partner in our operating partnership. The special limited partner is entitled to receive an incentive distribution equal to 15% of net sales proceeds of properties after we have received and paid to our stockholders a return of their invested capital and the 8% return. We will bear all of the risk associated with the properties but, as a result of the incentive distributions to our advisor, we will not be entitled to all of our operating partnership’s proceeds from a property sale.
Seller Financing by Our Company May Delay Liquidation or Reinvestment

You may not receive any profits resulting from the sale of one of our properties, or receive such profits in a timely manner, because we may provide financing for the purchaser of such property.
      If we liquidate our company, you may experience a delay before receiving your share of the proceeds of such liquidation. In a forced or voluntary liquidation, we may sell our properties either subject to or upon the assumption of any then outstanding mortgage debt or, alternatively, may provide financing to purchasers. We may take a purchase money obligation secured by a mortgage as partial payment. We do not have any limitations or restrictions on our taking such purchase money obligations. To the extent we receive promissory notes or other property instead of cash from sales, such proceeds, other than any interest payable on those proceeds, will not be included in net sale proceeds until and to the extent the promissory notes or other property are actually paid, sold, refinanced or otherwise disposed of. In many cases, we will receive initial down payments in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years. Therefore, you may experience a delay in the distribution of the proceeds of a sale until such time.
Negative Characteristics of Real Estate Investments

We depend upon our tenants to pay rent, and their inability to pay rent may substantially reduce our revenues and cash available for distribution to our stockholders.
      Our investments in residential apartment properties will be subject to varying degrees of risk that generally arise from the ownership of real estate. The underlying value of our properties and the ability to make distributions to you depend upon the ability of the tenants of our properties to generate enough income to pay their rents in a timely manner. Their inability to do so may be impacted by employment and other constraints on their personal finances, including debts, purchases and other factors. Additionally, the ability of commercial tenants of commercial properties we may buy would depend upon their ability to generate income in excess of their operating expenses to make their lease payments to us. Changes beyond our control may adversely affect our tenants’ ability to make lease payments and consequently would substantially reduce both our income from operations and our ability to make distributions to you. These changes include, among others, the following:

•	changes in national, regional or local economic conditions;

•	changes in local market conditions; and

•	changes in federal, state or local regulations and controls affecting rents, prices of goods, interest rates, fuel and energy consumption.
      Due to these changes or others, tenants and lease guarantors, if any, may be unable to make their lease payments. A default by a tenant, the failure of a tenant’s guarantor to fulfill its obligations or other premature termination of a lease could, depending upon the size of the leased premises and our advisor’s ability to successfully find a substitute tenant, have a materially adverse effect on our revenues and the value of our common stock or our cash available for distribution to our stockholders.
      If we are unable to find tenants for our properties, or find replacement tenants when leases expire and are not renewed by the tenants, our revenues and cash available for distribution to our stockholders will be substantially reduced.

A default by a mortgagor on any mortgage loan we hold may reduce our revenues and cash available for distribution to our stockholders.
      We may make or invest in mortgage loans from time to time. If a mortgagor under such a mortgage loan defaulted on its payment obligations or otherwise triggered a default of the loan, we would likely seek any available remedies, including foreclosure. A monetary default by a mortgagor would reduce our revenues and cash available for distribution to our stockholders. Further, seeking available remedies could be a time-consuming and expensive process and would increase the costs associated with holding such mortgage, reducing our cash available for distribution to our stockholders.

Increased construction of similar properties that compete with our properties in any particular location could adversely affect the operating results of our properties and our cash available for distribution to our stockholders.
      We may acquire properties in locations which experience increases in construction of properties that compete with our properties. This increased competition and construction could:

•	make it more difficult for us to find tenants to lease units in our apartment communities or space in our commercial properties;

•	force us to lower our rental prices in order to lease units in our apartment communities or space in our commercial properties; and

•	substantially reduce our revenues and cash available for distribution to our stockholders.

Lack of diversification and liquidity of real estate will make it difficult for us to sell underperforming properties or recover our investment in one or more properties.
      Our business will be subject to risks associated with investment solely in real estate. Real estate investments are relatively illiquid. Our ability to vary our portfolio in response to changes in economic and other conditions will be limited. We cannot assure you that we will be able to dispose of a property when we want or need to. Consequently, the sale price for any property may not recoup or exceed the amount of our investment.

Lack of geographic diversity may expose us to regional economic downturns that could adversely impact our operations or our ability to recover our investment in one or more properties.
      We do not own any properties as of the date of this prospectus. Geographic concentration of properties will expose us to economic downturns in the areas where our properties are located. Because we intend to acquire apartment communities in select metropolitan areas in the mid-Atlantic, southeast and southwest regions of the United States, our portfolio of properties may not be geographically diversified, particularly with respect to the early stages of our company when we may have acquired only a single or small number of properties. Additionally, if we fail to raise significant proceeds above our minimum offering amount, we may not be able to geographically diversify our portfolio. A regional recession in any of these areas could adversely affect our ability to generate or increase operating revenues, attract new tenants or dispose of unproductive properties.

Costs required to become compliant with the Americans with Disabilities Act at our properties may affect our ability to make distributions to you.
      We may acquire properties that are not in compliance with the Americans with Disabilities Act of 1990, or the ADA. We would be required to pay for improvement to the properties to effect compliance with the ADA. Under the ADA, all public accommodations must meet federal requirements related to access and use by disabled persons. The ADA requirements could require removal of access barriers and could result in the imposition of fines by the federal government or an award of damages to private litigants. We could be liable for violations of such laws and regulations by us or our tenants. State and federal laws in this area are constantly evolving. In fact, the United States Department of Justice is expected to issue new ADA regulations that could impact existing buildings. Any such changes in state or federal laws in this area could place a greater cost or burden on us as landlord of the properties we acquire. In addition, although we generally do not expect to engage in substantial renovation or construction work, any new construction at a property would need to be ADA compliant and a certain percentage of the construction costs may need to be allocated to the property’s overall ADA compliance.

Discovery of previously undetected environmentally hazardous conditions may decrease our revenues and the return on your investment.
      Under various federal, state and local environmental laws, ordinances and regulations, a current or previous real property owner or operator may be liable for the cost to remove or remediate hazardous or toxic substances on, under or in such property. These costs could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures or prevent us from entering into leases with prospective tenants that may be impacted by such laws. Environmental laws provide for sanctions for noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for release of and exposure to hazardous substances, including asbestos-containing materials into the air. Third parties may seek recovery from real property owners or operators for personal injury or property damage associated with exposure to released hazardous substances. The cost of defending against claims of liability, of complying with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims could reduce the amounts available for distribution to you.

Losses for which we either could not or did not obtain insurance, and lender requirements to obtain terrorism insurance, will adversely affect our earnings.
      We could suffer a loss due to the cost to repair any damage to properties that are not insured or are underinsured. There are types of losses, generally of a catastrophic nature, such as losses due to terrorism, wars, earthquakes or acts of God, that are either uninsurable or not economically insurable. We may acquire properties that are located in areas where there exists a risk of hurricanes, earthquakes, floods or other acts of God. Generally, we will not obtain insurance for hurricanes, earthquakes, floods or other acts of God unless required by a lender or our advisor determines that such insurance is necessary and may be obtained on a cost-effective basis. If such a catastrophic event were to occur, or cause the destruction of one or more of our properties, we could lose both our invested capital and anticipated profits from such property.
      In addition, in light of the threat of terrorist actions against the United States, certain lenders have required additional insurance covering acts of terrorism without regard to the reasonableness of any related premiums or the likelihood of a particular property to be the target of any such threats or actions. If we are required by a lender to obtain such coverage, the cost of coverage may have an adverse effect on our ability to acquire, and pay the premiums for, the required insurance. Additionally, obtaining such insurance would increase the costs associated with owning a property and could have a material adverse effect on the net income from the property, and, thus, the cash available for distribution to our stockholders.

Our investments in unimproved real property will take longer to produce returns and will be riskier than investments in developed property.
      Our board of directors has the discretion to invest up to 10% of our total assets in unimproved land. In addition to the risks of real estate investments in general, an investment in unimproved real property is subject to additional risks, including the expense and delay which may be associated with rezoning the land for a higher use and the development and environmental concerns of governmental entities and/or community groups.
Effects of ERISA Regulations

Our common stock may not be a suitable investment for qualified pension and profit-sharing trusts.
      When considering an investment in our company with a portion of the assets of a qualified pension or profit-sharing trust, you should consider:

•	whether the investment satisfies the diversification requirements of the Employee Retirement Income Security Act of 1974, or ERISA,

•	or other applicable restrictions imposed by ERISA; and

•	whether the investment is prudent and suitable, since we anticipate that initially there will be no market in which you can sell or otherwise dispose of our shares.
      We have not evaluated, and will not evaluate, whether an investment in our company is suitable for any particular employee benefit plan, but, subject to restrictions described in “ERISA Considerations,” we will accept such entities as stockholders if an entity otherwise meets the suitability standards.
      If we are considered a “pension-held REIT,” an investment in our company may produce unrelated business taxable income for a qualified pension or profit sharing trust, which may cause a qualified pension or profit sharing trust holding 10% or more of our stock to pay federal income tax on a portion of the distributions it receives from us.
      In addition to considering their fiduciary responsibilities under ERISA and the prohibited transaction rules of ERISA and the federal tax laws, advisors to employee benefit plans also should consider the effect of the “plan asset” regulations issued by the Department of Labor. To avoid being subject to those regulations, our charter prohibits ERISA investors from owning 25% or more of our common stock prior to the time that the common stock qualifies as a class of “publicly-offered securities.” However, we cannot assure you that those provisions in our charter will be effective.
Forward-looking Statements

We make forward-looking statements in this prospectus which may prove to be inaccurate.
      This prospectus contains forward-looking statements within the meaning of the federal securities laws which are intended to be covered by the safe harbors created by those laws. Historical results and trends should not be taken as indicative of future operations. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of us, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “prospects,” or similar expressions. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on our operations and future prospects on a consolidated basis include, but are not limited to: changes in economic conditions generally and the real estate market specifically; legislative/ regulatory changes, including changes to laws governing the taxation of REITs; availability of capital; interest rates; our ability to service our debt; competition; supply and demand for operating properties in our current and proposed market areas; the prospect of a continuing relationship with our advisor; generally accepted accounting principles; and policies and guidelines applicable to REITs; and litigation, including, without limitation, the investigation by the SEC of Triple Net Properties. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Although we believe the assumptions underlying the forward-looking statements, and the forward-looking statements themselves, are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that these forward-looking statements will prove to be accurate. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of this information should not be regarded as a representation by us or any other person that our objectives and plans, which we consider to be reasonable, will be achieved.
ESTIMATED USE OF PROCEEDS OF THIS OFFERING
      We will use the net proceeds from this offering to purchase suitable properties, to repay debt that we may assume when acquiring properties and to pay the amounts due to our advisor and the dealer manager.
      The following table sets forth information concerning the estimated use of the gross proceeds of this offering. Many of the figures set forth below represent our best estimate since they cannot be precisely calculated at this time. Please note that in this table, the Maximum Offering column does not include up to 5,000,000 shares that may be issued under our distribution reinvestment plan. The amounts shown for Gross Offering Proceeds do not reflect the possible discounts in commissions and other fees in connection with volume purchases. See “Plan of Distribution.”

	Minimum Offering		Maximum Offering

	Amount	Percent	Amount	Percent

Gross Offering Proceeds	$2,000,000	100.0%	$1,000,000,000	100.0%
Less Organizational and Public Offering
Expenses:
Selling Commissions	$140,000	7.0%	$70,000,000	7.0%
Marketing Allowance(1)	$50,000	2.5%	$25,000,000	2.5%
Accountable Due Diligence Expense Reimbursement(2)	$10,000	0.5%	$5,000,000	0.5%
Other Organizational and Offering Expenses(3)	$30,000	1.5%	$15,000,000	1.5%

Total Organizational and Offering Expenses	$230,000	11.5%	$115,000,000	11.5%

Amount Available for Investment(4)	$1,770,000	88.5%	$885,000,000	88.5%

Less Acquisition Costs:
Real Estate Commissions(5)	$60,000	3.0%	$30,000,000	3.0%
Acquisition Expenses(6)	$10,000	0.5%	$5,000,000	0.5%
Initial Working Capital Reserve(7)	—	—	—	—

Amount Invested in Properties	$1,700,000	85.0%	$850,000,000	85.0%

(1)	We will pay the dealer manager an amount equal to 2.5% of the gross offering proceeds as a marketing allowance for expenses associated with non-accountable marketing fees, wholesaling fees, expense reimbursements, sales seminars and volume discounts. The dealer manager may reallow up to 1.0% of the gross offering proceeds for non-accountable marketing fees and expenses to broker dealers participating in the offering.

(2)	We will pay the dealer manager up to 0.5% of the gross offering proceeds for reimbursement of accountable due diligence expenses. The dealer manager may reallow up to 0.5% of the gross offering proceeds for accountable bona fide due diligence reimbursements to broker dealers participating in this offering.

(3)	Other organizational and offering expenses consist of reimbursement of, among other items, the cumulative cost of actual legal, accounting, printing and other accountable offering expenses, including, but not limited to, amounts to reimburse our advisor for marketing, salaries and direct expenses of its employees, employees of its affiliates and others while engaged in registering and marketing the shares of our common stock to be sold in this offering, which shall include, but not be limited to, development of marketing materials and marketing presentations, participating in due diligence, training seminars and educational conferences and coordinating generally the marketing process for this offering. A portion of our organizational and offering expense reimbursement may be used for wholesaling activities and therefore deemed to be underwriting compensation pursuant to NASD Rule 2710. Our advisor will be responsible for the payment of our cumulative organizational and offering expenses, other than selling commissions, the marketing allowance and the accountable due diligence reimbursement, to the extent they exceed 1.5% of the aggregate gross proceeds from the sale of shares of our common stock sold in the primary offering without recourse against or reimbursement by us.

(4)	Until required in connection with the acquisition of real estate investments, substantially all of the net proceeds of the offering may be invested in short-term, highly-liquid investments including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts or other authorized investments as determined by our board of directors.

(5)	Real estate commissions paid by any party to any person in connection with the purchase, development or construction of real properties. Real estate commissions do not include acquisition expenses. We will pay Realty real estate commissions of up to 3.0% of the purchase price of properties we acquire. We will not pay any fees for acquisitions of real estate related securities investments. We may pay Realty up to 4.0% of the total development cost of any development property that we acquire. For purposes of this table, we have assumed (a) that no investments are made in real estate related securities,(b) that we will only acquire properties in the operational phase, and (c) no debt is incurred for property acquisitions. These assumptions may change due to different factors including changes in the allocation of shares between the primary offering and the distribution reinvestment plan, the extent to which proceeds from the distribution reinvestment plan are used to redeem shares under our share redemption program, the extent to which we invest in real estate related securities, and the extent to which we invest in properties in the development stage. In the event that we incur debt or issue new shares of our common stock outside of this offering or interests in our operating partnership in order to acquire real properties, then the real estate commissions and amounts invested in real properties could exceed the amount stated above.

(6)	Acquisition expenses include any and all expenses incurred in connection with the selection, evaluation and acquisition of, and investment in properties, whether or not acquired or made, including, but not limited to, legal fees and expenses, travel and communications expenses, cost of appraisals and surveys, nonrefundable option payments on property not acquired, accounting fees and expenses, computer use related expenses, architectural, engineering and other property reports, environmental and asbestos audits, title insurance and escrow fees, loan fees or points or any fee of a similar nature paid to a third party, however designated, transfer taxes, and personnel and miscellaneous expenses related to the selection, evaluation and acquisition of, and investment in properties. We will reimburse our advisor for acquisition expenses, whether or not the evaluated property is acquired. Acquisition expenses will not exceed 0.5% of the purchase price. The reimbursement of acquisition expenses and real estate commissions, including real estate commissions paid to third parties, will not exceed, in the aggregate, 6.0% of the purchase price or total development cost, unless fees in excess of such limits are approved by a majority of our directors not interested in the transaction and by a majority of our independent directors not interested in the transaction.

(7)	Although we do not anticipate establishing a general working capital reserve out of the proceeds from this offering, we may establish capital reserves with respect to particular investments. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for a discussion of the capital plan that our advisor will establish for each of our investments.

      The dealer manager may seek the assistance of other broker dealers in selling our common stock and may reallow the selling commissions it receives to such broker dealers.
      Subject to our stockholders receiving annualized distributions in an amount equal to five percent (5.0%) per annum of our invested capital, our advisor is entitled to receive an annual asset management fee of 1.0% of our average invested assets, calculated and payable monthly. “Invested capital” means the gross proceeds from the sale of the shares of common stock in this offering. When a property is sold, invested capital will be reduced by the lesser of (1) the net sale proceeds available for distribution from such sale or (2) the sum of (A) the portion of invested capital that was initially allocated to that property and (B) any remaining shortfall in the recovery of our invested capital with respect to prior sales of properties. “Average invested assets” means, for any period, the average of the aggregate book value of our company invested, directly or indirectly, in equity interests in and loans secured by real estate, before deducting depreciation, bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period.
OUR COMPANY
      NNN Apartment REIT, Inc. is a recently formed Maryland corporation. We have not yet qualified as a REIT for federal income tax purposes, but intend to do so for our first full taxable year. As of the date of this prospectus, we do not own any properties but anticipate acquiring properties with the net proceeds of this offering. Our primary business strategy is to (1) purchase and hold a diverse portfolio of apartment communities with strong and stable cash flow and growth potential and (2) preserve our stockholders’ capital.
      NNN Apartment REIT Advisor, LLC, or our advisor, is a Virginia limited liability company formed in December 2005 to serve as advisor for our company. Our advisor is a subsidiary of Triple Net Properties, LLC, or Triple Net Properties, and is also partially owned by certain members of the management of Triple Net Properties through NNN Apartment Management, LLC, or NNN Apartment Management, and by ROC REIT Advisors, LLC, or ROC REIT Advisors. Key members of the management of Triple Net Properties and ROC REIT Advisors will provide us with extensive experience in the real estate industry through their roles with our advisor. Our day-to-day operations will be managed by our advisor under an advisory agreement. Our advisor may engage affiliated entities, including Triple Net Properties Realty, Inc., or Realty, a real estate brokerage and management company, to provide various services for the properties. Triple Net Properties and its affiliated property manager were formed in 1998 to serve as an asset and property manager for real estate investment trusts, syndicated real estate limited partnerships, limited liability companies and similar real estate entities. Realty was awarded the Accredited Management Organization, or AMO, accreditation in August 2003 from the Institute of Real Estate Management. This designation, which is awarded to approximately 526 out of the estimated 10,000 eligible real estate management firms in the United States, is based on criteria including ethical standards and industry experience. AMO firms must be reaccredited every three years.
      We will operate in an umbrella partnership REIT structure, in which our subsidiary operating partnership (or entities wholly-owned by our operating partnership) will own all of the properties that we acquire. Our operating partnership is NNN Apartment REIT Holdings, L.P., which was formed as a

Virginia limited partnership in December 2005, and we are its sole general partner and a limited partner and have control over the affairs of our operating partnership. Our advisor is a limited partner and a special limited partner in our operating partnership entitling it to specified incentive distributions. Our advisor has also purchased 22,223 shares of our common stock at $9.00 per share, or $200,007, to satisfy the requirements of the North American Securities Administrators Association, or NASAA. In the future, our operating partnership may issue units of limited partnership interest in exchange for suitable properties. We will use the net proceeds of this offering to purchase suitable properties, to repay debt we may assume when acquiring properties and to pay the amounts due to our advisor and the dealer manager.
      The principal executive offices of our company and our advisor are located at 1551 N. Tustin Avenue, Suite 200, Santa Ana, California 92705. The principal property management offices of our company are located at 1606 Santa Rosa Road, Suite 109, Richmond, Virginia 23229. Our toll-free telephone number is (877) 888-7348. The address of our dealer manager is 4 Hutton Centre Drive, Suite 700, South Coast Metro, California 92707, and its telephone number is (714) 667-8252. References in this prospectus to “us,” “we” or “our company” refer to NNN Apartment REIT, Inc. and our operating partnership, NNN Apartment REIT Holdings, L.P., unless the context otherwise requires, and “our advisor” means NNN Apartment REIT Advisor, LLC.
INVESTMENT OBJECTIVES AND POLICIES
Our Business and Objectives
      Our objective is to acquire quality apartment communities so we can provide our stockholders with:

•	stable cash flow available for distribution to our stockholders;

•	preservation and protection of capital; and

•	growth of income and principal without taking undue risk.
      Additionally, we intend to:

•	invest in income producing real property generally through equity investments in a manner which permits us to qualify as a REIT for federal income tax purposes; and

•	realize capital appreciation upon the ultimate sale of our properties.
      We cannot assure you that we will attain these objectives or that our invested capital will not decrease. Our investment objectives will not be altered if less than the maximum offering amount is raised; however, if only the minimum offering amount is raised, we will not be able to purchase a diverse portfolio of properties and may only be able to purchase one property.
      We believe the following will be key factors for our success in meeting our objectives.

Following Demographic Trends and Population Shifts to Find Attractive Tenants in Quality Apartment Community Markets
      According to the U.S. Census Bureau, nearly one half of total U.S. population growth between 2000 and 2030 will occur in three states: Florida, California and Texas, each gaining more than 12 million people total. Included in the top five growth states are Arizona and North Carolina, projected to add 5.6 million and 4.2 million people, respectively.
      We will emphasize property acquisitions in regions of the United States that seem likely to benefit from the ongoing population shift and/or are poised for strong economic growth. We further believe that these markets will likely attract quality tenants who have good income and strong credit profiles and choose to rent an apartment rather than buy a home because of their life circumstances. For example, they may be baby-boomers or retirees who desire freedom from home maintenance costs and property taxes or they may be service employees who have recently moved to the area and chosen not to make a long-term commitment to the area because of the itinerant nature of their employment. They may also be individuals in transition who need housing while awaiting selection or construction of a home. We believe that attracting and retaining quality tenants strongly correlates with the likelihood of providing stable cash flow to our investors as well as increasing the value of our properties.
      After visiting recent historical lows in 2003, interest rates have generally increased. From June 13, 2003 to May 17, 2006, the yield on the 10-year treasury bond rose overall from 3.10% to 5.15%. We believe that interest rates will continue to increase and that higher interest rates can benefit our business model by making it more difficult for many people to buy a home, especially a first home. We believe that as the pool of potential renters increases, the demand for apartments is also likely to increase. With this increased demand, we believe that it may be possible to raise rents and decrease rental concessions in the future at apartment communities we may acquire.

Outsourcing of Property Management
      We believe that generally outsourcing our property management will be a significant factor in supporting our key management and portfolio objectives to the benefit of our stockholders by:

•	Focusing on Our Strengths

We see our strengths in capitalizing on our management’s prior experience in purchasing similar properties and developing a diversified portfolio. We believe that outsourcing property management will free us to leverage these strengths to the benefit of our stockholders by allowing us to focus on purchasing quality, income-producing properties, rather than using our resources to build an extensive property management infrastructure.

Our advisor’s management team has extensive experience in the acquisition of comparable properties. It intends to use its contacts and relationships with apartment developers and owners to acquire high quality properties for our company on a timely basis and at a reasonable cost.

•	Focusing on Quality Properties

Property management companies often aim to fund the cost of their business infrastructure by spreading these costs over multiple properties they manage. Outsourcing property management to a regionally focused and locally experienced firm may give us the flexibility to purchase fewer but higher quality apartment properties in an area or region by leveraging the property management firm’s greater economies of scales.

•	Focusing on Quality Tenant Attraction and Retention

We believe that quality tenants seek well-managed properties that offer superior and dependable services, particularly in competitive markets. By seeking to retain the best property managers in a region or market, we intend to maximize the quality of services offered to attract and retain tenants who are prepared to potentially pay a premium in rent for those services.

•	Focusing on Networking and Business Synergies to Enhance Property Acquisitions

A locally or regionally focused property management firm may learn of an owner’s desire to sell an apartment building before it is generally listed for sale. Property management may also gain important insights into the tenants’ general satisfaction, or their need for more and/or different space than they currently occupy. Therefore, building relationships with such locally attuned management firms may allow us to purchase “off market” properties at attractive terms and/or prices, aid in tenant retention, or execute pre-purchase leasing agreements that will help us meet occupancy objectives in a new property.

•	Focusing on Building Property Value

We believe that selecting a “best of class” property manager can enhance a property’s resale value by offering a better maintained property with a more satisfied and stable tenant base to prospective purchasers.
      We believe that most of our properties will be managed by third-party property managers. However, our advisor or its affiliates may manage certain of our properties, when our advisor determines that it is in our best interests to do so.

Leveraging the Experience of Our Management
      We believe that a critical success factor in property acquisition lies in possessing the flexibility to move quickly when an opportunity presents itself to buy or sell a property. We believe that employing highly qualified industry professionals will allow us to better achieve this objective. By generally outsourcing our property management, we also intend to leverage the experience of our executives by allowing them to focus more on strategy and the actual business of acquiring, financing and selling properties and less time on managing human resources.
      Each of our key executives has considerable experience building successful real estate companies. As an example, one of our principals, Mr. Olander, has been responsible for the acquisition and financing of approximately 40,000 apartment units, has been an executive in the real estate industry for more than 25 years, and previously served as president and chief financial officer and a member of the board of directors of Cornerstone Realty Income Trust, Inc. Likewise, Mr. Remppies and Mr. Carneal are the former chief investment officer and chief operating officer, respectively, of Cornerstone Realty Income Trust, where they oversaw the growth of that company. From year end 1997, when the company’s shares were listed on the New York Stock Exchange, Cornerstone Realty Income Trust grew from owning approximately 12,000 apartments mainly concentrated in four major markets to owning approximately 23,000 apartments across 17 major markets in 2004 when its merger with Colonial Properties Trust was announced. This growth represented a 100% increase in total assets over seven years and an average growth of over 14% per year.
      We intend to acquire fee ownership of our apartment communities, but may also enter into joint venture arrangements. We seek to maximize current and long-term net income and the value of our assets. Our policy is to acquire assets where we believe opportunities exist for acceptable investment returns.
      Decisions relating to the purchase or sale of properties will be made by our advisor subject to approval by our board of directors.
      Our board of directors has established written policies on investment objectives and borrowing. Our board is responsible for monitoring the administrative procedures, investment operations and performance of our company and our advisor to ensure such policies are carried out. Our board generally may change our policies or investment objectives at any time without a vote of our stockholders. The independent directors will review our investment policies at least annually to determine that our policies are in the best interests of our stockholders and will set forth their determinations in the minutes of the board meetings. You will have no voting rights with respect to implementing our investment objectives and policies, all of which are the responsibility of our board of directors and may be changed at any time.
      The sheltering from tax of income from other sources is not an objective of our company.
Types of Investments
      We intend to invest primarily in Class A apartment communities. To the extent it is in the best interests of our stockholders, we will strive to invest in a geographically diversified portfolio of apartment communities that will satisfy our primary investment objectives of providing our stockholders with stable cash flow, preservation of capital and growth of income and principal without taking undue risk. Because a significant factor in the valuation of income-producing real estate is their potential for future income, we anticipate that the majority of properties we acquire will have both the potential for growth in value and providing cash distributions to stockholders.
      We anticipate that 88.5% of the offering proceeds, excluding real estate commissions, fees and acquisition expense reimbursements of up to 6% of the purchase price of the properties, will be used to acquire real estate and the balance will be used to pay various fees and expenses described in “Estimated Use of Proceeds of this Offering.”
      We do not intend to enter into purchase and leaseback transactions, under which we would purchase a property from an entity and lease the property back to such entity under a net lease.
      We do not intend to purchase interests in hedge funds.
      We intend to acquire properties with cash and mortgage or other debt, including a $75 million secured revolving line of credit with Wachovia Bank, N.A. we are currently negotiating and anticipate entering into, but we may acquire properties free and clear of permanent mortgage indebtedness by paying the entire purchase price for such property in cash or in units of limited partnership interest in our operating partnership. On properties purchased on an all-cash basis, we may later incur mortgage indebtedness by obtaining loans secured by selected properties, if favorable financing terms are available. The proceeds from such loans would be used to acquire additional properties and increase our cash flow.
      We do not intend to incur aggregate indebtedness in excess of 60% of the aggregate fair market value of all our properties, as determined at the end of each calendar year beginning with our first full year of operations. Fair market value will be determined each year by an internal or independent certified appraiser and in a similar manner as the fair market determination at the time of purchase.
      Our advisor and its affiliates may purchase properties in their own name, assume loans in connection with the purchase of properties and temporarily hold title to such properties for the purpose of facilitating the acquisition of such property, borrowing money or obtaining financing, completing construction of the property or for any other purpose related to our business.
      Although we do not currently intend to do so, we may also acquire properties from our advisor, affiliates of our advisor, and entities advised or managed by our advisor or its affiliates. However, substantial limits exist on these acquisitions. A majority of our board of directors not otherwise interested in the transaction, including a majority of our independent directors, must determine that the transaction and the purchase price are fair, reasonable and in our best interests. Such acquisitions must also be supported by an independent appraisal prepared by an appraiser who is a member in good standing of the American Institute of Real Estate Appraisers or similar national organization selected by the independent directors. In connection with such acquisitions, our advisor or an affiliate of our advisor may receive real estate commissions equal to up to 3.0% of the purchase price of the property or up to 4.0% of the total development cost of any development property acquired. We will also reimburse our advisor for expenses related to selecting, evaluating or acquiring such properties. Acquisition expenses will not exceed 0.5% of the purchase price. The sum of the reimbursed fees and real estate commissions, including real estate commissions paid to third parties, may not exceed 6.0% of the purchase price of such property or total development cost of such property.
      Although we anticipate that our focus will be on apartment communities, our charter and bylaws do not preclude us from acquiring other types of properties. We may acquire other real estate assets, including, but not limited to, income producing commercial properties, such as retail shopping centers and office buildings. The purchase of any apartment community or other property type will be based upon the best interests of our company and our stockholders as determined by our board of directors. Regardless of the mix of properties we may own, our primary business objectives are to maximize stockholder value by acquiring apartment communities that have strong and stable cash flow and growth potential and to preserve capital.

Our Acquisition Standards
      We generally intend to invest in metropolitan areas that are projected to have population growth rates in excess of the national average and that we believe will continue to perform well over time. While our acquisitions will not be limited to any state or geographic region, we will consider capitalizing on income opportunities that may result from shifts of population and assets. Areas and states we will especially focus on include, but are not limited to, Florida, Texas, Nevada, and other metropolitan areas in the mid-Atlantic, southeast and southwest regions of the United States that seem likely to benefit from the ongoing population shift and/or are poised for strong economic growth.
      Our primary investment focus will be existing Class A apartment communities that produce immediate income. However, we may acquire newly developed communities with some lease-up risk if we believe the investment will result in long-term benefits for our stockholders. We will generally purchase newer properties, less than five years old, with reduced capital expenditure requirements and high occupancy. However, we may purchase older properties, including properties that need capital improvements or lease-up to maximize their value and enhance stockholder returns. These properties may have short-term decreases in income during the lease-up or renovation phase, but will only be acquired when management believes in the long-term growth potential of the investment after completing necessary lease-up or renovations. We do not anticipate a significant focus on such properties.
      We generally intend to employ property management companies with expertise in our property markets who can help maximize property performance and the internal growth of our portfolio as discussed above.
      We will generally seek to acquire well located and well constructed properties where the average income of the tenants generally exceeds the average income for the metropolitan area in which the community is located. All of our anticipated apartment communities will lease to their tenants under similar lease terms, which range from month-to-month to 12 month leases. We believe that the relatively short lease terms that are customary in most markets may allow us to aggressively raise rental rates in appropriate circumstances.
      We may also consider purchasing apartment communities that include land or development opportunities as part of the purchase package. Such acquisitions will be no more than 10% of the aggregate portfolio value, and our company’s intent is to transfer development risk to the developer. Acquisitions of this type, while permitted, are not anticipated and do not represent a primary objective of our acquisition strategy. In fact, such acquisitions would require special consideration by the board of directors because of their increased risk and their potential to represent purchasing conflicts for and between other of our affiliate entities for whom these purchases would be more appropriate given their portfolio allowances for the assumption of more risk.
      While real estate investing involves considerable risk, the owners and officers of our advisor possess considerable experience in the apartment housing sector, which we believe will help enable us to identify appropriate properties to meet our objectives and goals. Overall, we intend to focus on providing our stockholders with stable cash flow and income, a stable asset base, and a strategy for growth consistent with preservation of capital.
      We believe that our strategy for apartment community acquisitions will benefit our company and our stockholders for the following reasons:

•	We intend to preserve capital through selective acquisitions and professional management, whereby we intend to increase rental rates, maintain high economic occupancy rates, reduce tenant turnover, make value- enhancing and income producing capital improvements, where appropriate, and control operating costs and capital expenditures.

•	We will seek to acquire premier apartment properties in growth markets, at attractive prices relative to replacement cost, that provide the opportunity to improve operating performance through professional management, marketing and selective leasing and renovation programs.

•	We intend to purchase apartment communities at favorable prices and obtain immediate income from tenant rents, with the potential for appreciation in value over time.
      We believe, based on our advisor’s prior real estate experience, that we have the ability to identify quality properties capable of meeting our investment objectives. In evaluating potential acquisitions, the primary factor we will consider is the property’s current and projected cash flow. We will also consider a number of other factors, including a property’s:

•	geographic location and type;

•	construction quality and condition;

•	potential for capital appreciation;

•	the general credit quality of current and potential tenants;

•	the potential for rent increases;

•	the interest rate environment;

•	potential for economic growth in the tax and regulatory environment of the community in which the property is located;

•	potential for expanding the physical layout of the property;

•	occupancy and demand by tenants for properties of a similar type in the same geographic vicinity;

•	prospects for liquidity through sale, financing or refinancing of the property;

•	competition from existing properties and the potential for the construction of new properties in the area; and

•	treatment under applicable federal, state and local tax and other laws and regulations.
      Our advisor will have substantial discretion with respect to the selection of specific properties.
      We will not close the purchase of any property unless and until we obtain an environmental assessment, a minimum of Phase I review, for each property purchased and are generally satisfied with the environmental status of the property, as determined by our advisor.
      We may also enter into arrangements with the seller or developer of a property whereby the seller or developer agrees that if, during a stated period, the property does not generate a specified cash flow, the seller or developer will pay in cash to our company a sum necessary to reach the specified cash flow level, subject in some cases to negotiated dollar limitations.
      In determining whether to purchase a particular property, we may, in accordance with customary practices, obtain an option on such property. The amount paid for an option, if any, is normally surrendered if the property is not purchased, and is normally credited against the purchase price if the property is purchased.
      In purchasing properties, we will be subject to risks generally incident to the ownership of real estate, including:

•	changes in general economic or local conditions;

•	changes in supply of or demand for similar competing properties in an area;

•	changes in interest rates and availability of permanent mortgage funds which may render the sale of a property difficult or unattractive;

•	changes in tax, real estate, environmental and zoning laws;

•	periods of high interest rates and tight money supply which may make the sale of properties more difficult;

•	tenant turnover; and

•	general overbuilding or excess supply in the market area.
      We anticipate that the purchase price of properties we acquire will vary widely depending on a number of factors, including size and location. In addition, the cost to our company will vary based on the amount of debt we incur in connection with financing the acquisition. If only the minimum offering amount is sold, we will not be able to purchase a diverse portfolio of properties and may only be able to purchase one property. If the maximum offering amount is sold, we will likely acquire a substantial number of properties; however, it is difficult to predict with precision the actual number of properties that we will actually acquire because the purchase prices of properties varies widely and our investment in each will vary based on the amount of leverage we use.
Property Acquisition
      We intend to primarily acquire real property through wholly-owned subsidiaries of our operating partnership. In addition to fee simple interests, we may acquire properties subject to long-term ground leases. Other methods of acquiring a property may be used when advantageous. For example, we may acquire properties through a joint venture or the acquisition of substantially all of the interests of an entity that in turn owns a real property.
      We are currently negotiating and anticipate entering into a $75 million secured revolving line of credit with Wachovia Bank, N.A., which we plan to use extensively to facilitate and expedite our acquisition opportunities for apartment communities, with the intention of placing permanent financing on the acquired property at a later date. We believe our line of credit will allow us to secure acquisition contracts faster after we identify a strategic property, and will be an attractive, compelling feature of our bids, especially to sellers seeking to complete a sale quickly. However, we can give no assurances that we will be able to enter into a revolving line of credit agreement with Wachovia Bank, N.A., and, if we are unable to do so, we will seek to enter a similar credit agreement with an established commercial lender.
      We may commit to purchase properties subject to completion of construction in accordance with terms and conditions specified by our advisor. In such cases, we will be obligated to purchase the property at the completion of construction, provided that (1) the construction conforms to definitive plans, specifications and costs approved by us in advance and embodied in the construction contract and (2) an agreed upon percentage of the property is leased. We will receive a certificate of an architect, engineer or other appropriate party, stating that the property complies with all plans and specifications. Our advisor or an affiliate may receive a fee from us for rendering services as a construction manager in connection with such development or construction. Our company’s intent is to transfer development risk to the developer. Acquisitions of this type, while permitted, are not anticipated and do not represent a primary objective of our acquisition strategy. In fact, such acquisitions would require special consideration by the board of directors because of their increased risk and their potential to represent purchasing conflicts for and between other of our affiliate entities for whom these purchases would be more appropriate given their portfolio allowances for the assumption of more risk.
      If remodeling is required prior to the purchase of a property, we will pay a negotiated maximum amount either upon completion or in installments commencing prior to completion. Such amount will be based on the estimated cost of such remodeling. In such instances, we will also have the right to review the lessee’s books during and following completion of the remodeling to verify actual costs. In the event of substantial disparity between estimated and actual costs, an adjustment in purchase price may be negotiated. If remodeling is required after the purchase of a property, our advisor or an affiliate may serve as construction manager for a fee as set forth in our advisory agreement.
      We are not specifically limited in the number or size of properties we may acquire or on the percentage of net proceeds of this offering which we may invest in a single property. The number and mix of properties we acquire will depend upon real estate and market conditions and other circumstances existing at the time we are acquiring our properties and the amount of proceeds we raise in this offering.

Joint Ventures
      We may invest in general partnership and joint venture arrangements with other real estate programs formed by, sponsored by or affiliated with our advisor or an affiliate of our advisor if a majority of our independent directors who are not otherwise interested in the transaction approve the transaction as being fair and reasonable to our company and our stockholders and on substantially the same terms and conditions as those received by the other joint venturers. We may also invest with nonaffiliated third parties by following the general procedures to obtain approval of an acquisition.
      We will invest in general partnerships or joint venture arrangements with our advisor and its affiliates only when:

•	there are no duplicate property management or other fees;

•	the investment of each entity is on substantially the same terms and conditions; and

•	we have a right of first refusal if our advisor or its affiliates wish to sell its interest in the property held in such arrangement.
      We may invest in general partnerships or joint venture arrangements with our advisor and its affiliates to allow us to increase our equity participation in such venture as additional proceeds of this offering are received, with the result that we will end up owning a larger equity percentage of the property. In addition, we will have the right to enter into joint venture arrangements with entities unaffiliated with our advisor and its affiliates.
      You should note that there is a potential risk that our company or its joint venture partner will be unable to agree on a matter material to the joint venture on joint venture decisions and we may not control the decision. Furthermore, we cannot assure you that we will have sufficient financial resources to exercise any right of first refusal.
Description of Our Leases
      Consistent with the multi-family industry, we anticipate that our lease terms will be for one year or less. These terms provide maximum flexibility for the owner to implement rental increases when the market will bear such increases.
Our Operating Partnership
      We will conduct our business and own properties through our operating partnership, NNN Apartment REIT Holdings, L.P., and its wholly-owned subsidiaries. Our operating partnership will be governed by its Agreement of Limited Partnership, a copy of which may be obtained from us. As the sole general partner of our operating partnership, we will have control over the affairs of our operating partnership. We will delegate to our advisor the management of the day-to-day affairs of our operating partnership. Our advisor has no voting rights by virtue of its status as a special limited partner. Our operating partnership may issue additional units of limited partnership interest in the future in exchange for properties. The holders of these units have the right to redeem their units for cash or shares of common stock on terms set forth in the Agreement of Limited Partnership. Under specified circumstances, holders of these units may exercise their redemption rights by delivering a written notice of redemption to both the operating partnership and our company, as general partner of the operating partnership. Upon receipt of the redemption notice, our company may elect to purchase those units of limited partnership interest for either cash or shares in amounts determined in accordance with certain definitions and formulae set forth in the Agreement of Limited Partnership. If we decline to purchase those units, then the operating partnership must purchase the units of limited partnership, subject to certain limitations designed to protect our status as a REIT. Our operating partnership will use the net proceeds of this offering to purchase suitable properties and may use a portion of the net proceeds to repay debt secured by properties acquired by or contributed to our operating partnership.

Our Policies With Respect to Borrowing
      When we think it is appropriate, we will borrow funds to acquire or finance properties. We may later refinance or increase mortgage indebtedness by obtaining additional loans secured by selected properties, if favorable financing terms are available. We will use the proceeds from such loans to acquire additional properties for the purpose of increasing our cash flow and providing further diversification. We anticipate that aggregate borrowings, both secured and unsecured, will not exceed 60% of all of our properties’ combined fair market values, as determined at the end of each calendar year beginning with our first full year of operation. Our board of directors will review our aggregate borrowings at least quarterly to ensure that such borrowings are reasonable in relation to our net assets. The maximum amount of such borrowings in relation to our net assets will not exceed 300%, unless any excess in such borrowing is approved by a majority of our independent directors and is disclosed in our next quarterly report along with justification for such excess. We may also incur indebtedness to finance improvements to properties and, if necessary, for working capital needs or to meet the distribution requirements applicable to REITs under the federal income tax laws.
      When incurring secured debt, we generally intend to incur only nonrecourse indebtedness, which means that the lenders’ rights upon our default generally will be limited to foreclosure on the property that secured the obligation. If we incur mortgage indebtedness, we will endeavor to obtain level payment financing, meaning that the amount of debt service payable would be substantially the same each year, although some mortgages are likely to provide for one large payment and we may incur floating or adjustable rate financing when our board of directors determines it to be in our best interest.
      Our board of directors controls our policies with respect to borrowing and may change such policies at any time without stockholder approval.
Sale or Disposition of Properties
      Our advisor and our board of directors will determine whether a particular property should be sold or otherwise disposed of after consideration of the relevant factors, including performance or projected performance of the property and market conditions, with a view toward achieving our principal investment objectives.
      In general, we intend to hold properties, prior to sale, for a minimum of four years. When appropriate to minimize our tax liabilities, we may structure the sale of a property as a “like-kind exchange” under the federal income tax laws so that we may acquire qualifying like-kind replacement property meeting our investment objectives without recognizing taxable gain on the sale. Furthermore, our general policy will be to reinvest in additional properties proceeds from the sale, financing, refinancing or other disposition of our properties that represent our initial investment in such property or, secondarily, to use such proceeds for the maintenance or repair of existing properties or to increase our reserves for such purposes. The objective of reinvesting such portion of the sale, financing and refinancing proceeds is to increase the total value of real estate assets that we own, and the cash flow derived from such assets to pay distributions to our stockholders.
      Despite this policy, our board of directors, in its discretion, may distribute to our stockholders all or a portion of the proceeds from the sale, financing, refinancing or other disposition of properties. In determining whether any of such proceeds should be distributed to our stockholders, our board of directors will consider, among other factors, the desirability of properties available for purchase, real estate market conditions and compliance with the REIT distribution requirements. Because we may reinvest such portion of the proceeds from the sale, financing or refinancing of our properties, we could hold our stockholders’ capital indefinitely. However, the affirmative vote of stockholders controlling a majority of our outstanding shares of common stock may force us to liquidate our assets and dissolve.
      In connection with a sale of a property, our general preference will be to obtain an all-cash sale price. However, we may take a purchase money obligation secured by a mortgage on the property as partial payment. There are no limitations or restrictions on our taking such purchase money obligations. The terms of payment upon sale will be affected by custom in the area in which the property being sold is located and the then prevailing economic conditions. To the extent we receive notes, securities or other property instead of cash from sales, such proceeds, other than any interest payable on such proceeds, will not be included in net sale proceeds available for distribution until and to the extent the notes or other property are actually paid, sold, refinanced or otherwise disposed of. Thus, the distribution of the proceeds of a sale to you as a stockholder, to the extent contemplated by our board of directors, may be delayed until such time. In such cases, we will receive payments in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years.
      We are not a mortgage bank or portfolio lender. We do not intend to engage in the business of originating, warehousing or servicing mortgages. If we engage in any such activities, it will be only as an ancillary result of our main business of investing in real estate properties. We may provide seller financing on certain properties if, in our judgment, it is prudent to do so. However, our main business is not investing in mortgages or mortgage-backed securities. If we do invest directly in mortgages, they will be mortgages secured by apartment communities or other commercial properties.
      While it is our intention to hold each property we acquire for a minimum of four years, circumstances might arise which could result in the early sale of some properties. A property may be sold before the end of the expected holding period if:

•	in the judgment of our advisor, the value of a property might decline substantially;

•	an opportunity has arisen to improve other properties;

•	we can increase cash flow through the disposition of the property; or

•	in our judgment, the sale of the property is in our best interests.
      The determination of whether a particular property should be sold or otherwise disposed of will be made after consideration of the relevant factors, including prevailing economic conditions, with a view to achieving maximum capital appreciation. We cannot assure you that this objective will be realized. The selling price of a property will be determined in large part by the amount of rent payable under the lease. If a tenant has a repurchase option at a formula price or if operating expenses increase without a commensurate increase in rent under our gross leases, we may be limited in realizing any appreciation. In connection with our sales of properties, we may lend the purchaser all or a portion of the purchase price. In these instances, our taxable income may exceed the cash received in the sale. The terms of payment will be affected by custom in the area in which the property being sold is located and the then-prevailing economic conditions.
Our Long Term Investment Objectives
      Our long term investment objective is to provide stockholders with stable cash flow throughout the term of the investment, preservation of capital and growth of income and principal without taking undue risk. Our goal is to purchase interests in real estate that will provide immediate income to our stockholders from tenant rents but that will also appreciate in value such that we can sell them after several years at a profit.
      We anticipate that by 2013, our board of directors will determine when, and if, to apply to have our shares of common stock listed for trading on a national securities exchange or included for quotation on a national market system, if we meet the then applicable listing requirements. We believe that an exchange listing or inclusion of our shares in a national market system may allow us to increase our size, portfolio diversity, stockholder liquidity, access to capital and stability, and to decrease our operating costs. In this regard, our board of directors may consider an exchange listing or inclusion of our shares in a national market system in the future. However, we cannot assure that such listing or inclusion will ever occur. If it is not feasible or desirable to list our shares or include them on a national market system by 2013, our board of directors may decide to sell our assets individually, list our shares at a future date, or liquidate us within four years of such date.

Changes in Our Investment Objectives
      Subject to the limitations in our charter, our bylaws and the Maryland General Corporation Law, or MGCL, the powers of our company will be exercised by or under the authority of, and the business and affairs of our company will be controlled by, the board of directors. The board of directors also has the right and power to establish policies concerning investments and the right, power and obligation to monitor our procedures, investment operations and performance of our company.
      In general, the charter can be amended only if the proposed amendment is declared advisable by the board of directors and approved by the affirmative vote of a majority of the outstanding shares of our common stock, but the board of directors has the exclusive power to amend, alter or repeal the bylaws and to make new bylaws.
      Within the express restrictions and prohibitions of the bylaws, the charter and applicable law, the board of directors has significant discretion to modify our investment objectives and policies, as stated in this prospectus. We have no present intention to modify any of our investment objectives and policies, and it is anticipated that any modification would occur only if business and economic factors affecting us made our stated investment objectives and policies unworkable or imprudent. By way of illustration only, the board of directors could elect to acquire hotels or to acquire one or more commercial properties in addition to apartment communities.
      Thus, while this prospectus accurately and fully discloses our current investment objectives and policies, prospective stockholders must be aware that the board of directors, acting consistently with our organizational documents, applicable law and their fiduciary obligations, may elect to modify or expand our objectives and policies from time to time. Any action by the board of directors would be based upon the best interests of our company and our stockholders.
Investment Limitations
      We do not intend to:

•	invest more than 10% of our total assets in unimproved real property or real estate investments not contemplated herein;

•	invest in commodities or commodity future contracts, except for interest rate futures contracts used solely for purposes of hedging against changes in interest rates; or

•	operate in such a manner as to be classified as an “investment company” for purposes of the Investment Company Act.
      As used above, “unimproved real property” means any investment with the following characteristics:

•	an equity interest in real property which was not acquired for the purpose of producing rental or other operating income;

•	has no development or construction in process on such land; and

•	no development or construction on such land is planned to commence within one year.
      In addition, we have adopted the following investment policies:

•	We will not issue redeemable equity securities.

•	We will not issue our shares on a deferred payment basis or other similar arrangement.

•	We will not issue debt securities unless the historical debt service coverage in the most recently completed fiscal year as adjusted for known charges is sufficient to properly service that higher level of debt.

•	We will not engage in trading, as opposed to investment, activities.

•	We will not engage in underwriting or the agency distribution of securities issued by others.

Making Loans and Investments in Mortgages
      We will not make loans to other entities or persons unless secured by mortgages, and we will not make any mortgage loans to our advisor or any of its affiliates. We will not make or invest in mortgage loans unless we obtain an appraisal concerning the underlying property from a certified independent appraiser. We will maintain such appraisal in our records for at least five years, and will make it available during normal business hours for inspection and duplication by any stockholder at such stockholder’s expense. In addition to the appraisal, we will seek to obtain a customary lender’s title insurance policy or commitment as to the priority of the mortgage or condition of the title.
      We will not make or invest in mortgage loans on any one property if the aggregate amount of all mortgage loans outstanding on the property, including the loans of our company, would exceed an amount equal to 85% of the appraised value of the property as determined by an appraisal from a certified independent appraiser, unless we find substantial justification due to the presence of other underwriting criteria. In no event will we invest in mortgage loans that exceed the appraised value of the property as of the date of the loans. All of our mortgage loans must provide for at least one of the following:

•	except for differences attributable to adjustable rate loans, equal periodic payments on a schedule that would be sufficient to fully amortize the loan over a 20 to 40 year period;

•	payments of interest only for a period of not greater than ten years with the remaining balance payable in equal periodic payments on a schedule that would fully amortize the loan over a 20 to 30 year period; or

•	payment of a portion of the stated interest currently and deferral of the remaining interest for a period not greater than five years, with the remaining principal and interest payable in equal periodic payments on a schedule that would fully amortize the loan over a 20 to 35 year period.
      We will not invest in real estate contracts of sale otherwise known as land sale contracts.
      We will not make or invest in any mortgage loans that are subordinate to any mortgage or equity interest of our advisor, any director, officer or any of their affiliates.
      We will not invest in subordinated secured indebtedness except where the amount of total indebtedness secured by that property does not exceed 85% of the appraised value of such property. In addition, the value of all such investments, as shown on our books in accordance with generally accepted accounting principles, after all reasonable reserves but before provision for depreciation, will not exceed 5% of our total assets.
Investment in Securities
      We do not intend to invest more than 15% of our total assets in equity securities of other entities, other than our operating partnership or a wholly-owned subsidiary. Additionally, we will not invest in equity securities of another entity, other than our operating partnership or a wholly-owned subsidiary, unless a majority of the directors, including a majority of the independent directors not otherwise interested in such transaction, approves the investment as being fair, competitive and commercially reasonable. Investments in entities affiliated with our advisor, any officer, director or affiliates must be approved by a majority of the independent directors. We may purchase our own securities when traded on a secondary market or on a national securities exchange or national market system, if a majority of the directors determine such purchase to be in our best interests. We may in the future acquire some, all or substantially all of the securities or assets of other REITs or similar entities where that investment would be consistent with our investment policies and the REIT qualification requirements. There are no limitations on the amount or percentage of our total assets that may be invested in any one issuer, other than those imposed by the gross income and asset tests that we must satisfy to qualify as a REIT. However, we do not anticipate investing in the securities of other entities for the purpose of exercising control over that entity. In any event, we do not intend that our investments in securities will require us to register as an “investment company” under the Investment Company Act, and we intend to divest securities before any registration would be required.
      We do not intend to engage in trading, underwriting, agency distribution or sales of securities of other issuers.
Appraisals
      The purchase price for each property that we acquire must be approved by a majority of our independent directors and be based on the fair market value of the property. In cases in which a majority of the independent directors require, and in all cases in which we acquire property from or sell one of our properties to our officers, directors, advisor or any affiliate of our officers, directors or advisor, we will obtain an appraisal from an independent appraiser who is a member-in-good-standing of the American Institute of Real Estate Appraisers or similar national or regional organization and who will be selected by the independent directors.
Reserves
      When we acquire a property, our advisor will prepare a capital plan that contemplates the estimated capital needs of that investment. In addition to operating expenses, capital needs may also include costs of refurbishment or other major capital expenditures. The capital plan will also set forth the anticipated sources of the necessary capital, which may include a line of credit or other loan established with respect to the investment, operating cash generated by the investment, additional equity investments from us or joint venture partners or, when necessary, capital reserves. Any capital reserve would be established from the gross proceeds of this offering, proceeds from sales of other investments, operating cash generated by other investments or other cash on hand. In some cases, a lender may require us to establish capital reserves for a particular investment. The capital plan for each investment will be adjusted through ongoing, regular reviews of our portfolio or as necessary to respond to unanticipated additional capital needs.
Other Policies
      In determining whether to purchase a particular property, we may first obtain an option to purchase such property. We may forfeit the amount paid for the option, if any, if the property is not purchased.
      Assuming the maximum offering is sold, we generally do not intend to invest more than 20% of the gross proceeds of this offering in any one property, although we may do so with the approval of a majority of our board of directors.
      We will hold all funds, other than funds raised in the offering that are held in the escrow account at Trust Company of America, pending investment in properties, in readily marketable, interest-bearing securities which will allow us to continue to qualify as a REIT. Such investments will be highly liquid and provide for appropriate safety of principal and may include, but will not be limited to, investments such as bank money market accounts, short-term CDs issued by a bank or other short-term securities issued or guaranteed by the U.S. government.
      We do not intend to make distributions-in-kind, except for:

•	distributions of beneficial interests in a liquidating trust established for the dissolution of our company and the liquidation of our assets in accordance with the terms of the MGCL; or

•	distributions of property which meet all of the following conditions:

•	our board of directors advises each stockholder of the risks associated with direct ownership of the property;

•	our board of directors offers each stockholder the election of receiving in-kind property distributions; and

•	our board of directors distributes in-kind property only to those stockholders who accept the directors’ offer.
Distribution Policy
      We cannot assure you that we will make distributions. In order to qualify as a REIT for federal income tax purposes, among other things, we must distribute each taxable year at least 90% of our taxable income, other than net capital gain. We do not intend to maintain cash reserves to fund distributions to stockholders.
      We will have a policy of avoiding, to the extent possible, the fluctuations in distributions that might result if distribution payments were based on actual cash received during the distribution period. To implement this policy, we may use cash received during prior periods or cash received subsequent to the distribution period and prior to the payment date for such distribution payment, to pay annualized distributions consistent with the distribution level established from time to time by our board of directors. Our ability to maintain this policy will depend upon the availability of cash flow and applicable requirements for qualification as a REIT under the federal income tax laws. Therefore, we cannot assure you that there will be cash flow available to pay distributions or that distributions will not fluctuate. If cash available for distribution is insufficient to pay distributions to you as a stockholder, we may obtain the necessary funds by borrowing, issuing new securities or selling assets. These methods of obtaining funds could affect future distributions by increasing operating costs.
      To the extent that distributions to our stockholders are made out of our current or accumulated earnings and profits, such distributions will be taxable as ordinary dividend income. To the extent that our distributions exceed our current and accumulated earnings and profits, such amounts will constitute a return of capital to our stockholders for federal income tax purposes, to the extent of their basis in their stock, and thereafter will constitute capital gain.
      Monthly distributions will be calculated with daily record and distribution declaration dates. However, our board of directors could, at any time, elect to pay distributions quarterly to reduce administrative costs. It will be our general policy, subject to applicable REIT rules, to reinvest proceeds from the sale, financing, refinancing or other disposition of our properties through the purchase of additional properties, although we cannot assure you that we will be able to do so.

MANAGEMENT OF OUR COMPANY
General
      We operate under the direction of our board of directors, which is responsible for the overall management of our business and affairs. However, our board of directors has retained our advisor to manage our day-to-day affairs, subject to our board of directors’ supervision.
      Under the MGCL, each director is required to discharge his duties in good faith, in a manner reasonably believed to be in our best interests and with the care of an ordinarily prudent person in a like position under similar circumstances. As of the commencement of this offering, our board of directors will be comprised of six individuals, four of whom will be independent directors. We consider a director to be independent if in the last two years he or she is not associated, directly or indirectly, with our company or our advisor. Serving as a director of an affiliated company does not, by itself, preclude a director from being considered an independent director, in accordance with the guidelines of NASAA applicable to REITs.
      The independent directors will determine, from time to time but at least annually, that the total fees and expenses of our company are reasonable in light of our investment performance, our net assets, our net income and the fees and expenses of other comparable unaffiliated REITs. This determination will be reflected in the minutes of the meetings of our board of directors. For purposes of this determination, net assets are our company’s total assets, other than intangibles, calculated at cost before deducting depreciation, bad debt or other non-cash reserves, less total liabilities and computed at least quarterly on a consistently-applied basis.
      In addition, the independent directors will determine from time to time, but at least annually, that the compensation that we contract to pay to our advisor is reasonable in relation to the nature and quality of the services performed and that such compensation is within the limits prescribed by any applicable state regulatory authorities. The independent directors will also supervise the performance of our advisor and the compensation paid to it to determine that the provisions of the advisory agreement are being carried out. The independent directors will base each determination on the factors set forth below and other factors that they deem relevant. This determination also will be reflected in the minutes of the meetings of the board of directors. Such factors include:

•	the size of the advisory fee in relation to the size, composition and profitability of our portfolio of properties;

•	the success of our advisor in generating opportunities that meet our investment objectives;

•	the fees charged to similar REITs and to investors other than REITs by advisors performing similar services;

•	additional revenues realized by our advisor and any affiliate through their relationship with us, including real estate commissions, servicing and other fees, whether paid by us or by others with whom we do business;

•	the quality and extent of the service and advice furnished by our advisor;

•	the performance of our portfolio of properties, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

•	the quality of our portfolio of properties in relationship to the investments generated by our advisor for its own account or for the account of other entities it advises.
The Directors and Executive Officers
      Our board of directors currently consists of six members, a majority of whom are independent. All of the directors will serve one-year terms or until their successors are elected and qualify, whichever occurs first.

      The following table and biographical descriptions set forth certain information with respect to the individuals who are our officers and directors:

Name	Age	Position

Louis J. Rogers	49	President and Chairman of the Board of Directors
Stanley J. (“Jay”) Olander, Jr.	51	Chief Executive Officer and Director
David L. Carneal	42	Executive Vice President and Chief Operating Officer
Gus G. Remppies	46	Executive Vice President and Chief Investment Officer
Scott D. Peters	48	Executive Vice President
Shannon K. S. Johnson	28	Chief Financial Officer
Andrea R. Biller	56	Secretary
Glenn W. Bunting, Jr.	61	Independent Director
Robert A. Gary, IV	52	Independent Director
W. Brand Inlow	52	Independent Director
D. Fleet Wallace	38	Independent Director

Officers and Directors
      Louis J. Rogers has been the president and chairman of the board of our company since its formation. He has also served as president of our advisor since its formation and as president and a member of the board of managers of Triple Net Properties since September 2004. Mr. Rogers is also an owner of Triple Net Properties, the manager of our advisor; an owner and director of NNN Capital Corp., our dealer manager; and an owner and director of Triple Net Properties Realty, Inc., an affiliated real estate brokerage and management company that may provide certain real estate brokerage and management services to us. He is a founding member and director of the Tenants in Common Association. Mr. Rogers has been with the law firm of Hirschler Fleischer since 1988, was a shareholder from 1994 to December 31, 2004, and, since January 2005, has served as senior counsel. Mr. Rogers’ law practice focused on formation and operation of real estate investments, including REITs, and acquisition financings for real estate transactions, structuring like-kind (Section 1031) exchanges, private placements and syndications. Mr. Rogers earned a BS from Northeastern University (with highest honors) in Massachusetts, a BA (with honors) and an MA in Jurisprudence from Oxford University in England and a JD from the University of Virginia School of Law. Mr. Rogers is a member of the Virginia State Bar and is a registered securities principal and broker with the NASD.
      Stanley J. (“Jay”) Olander, Jr. has been the chief executive officer and a director of our company and the chief executive officer of our advisor since their formation. Mr. Olander has also been a managing member of ROC REIT Advisors since 2006 and a managing member of ROC Realty Advisors since 2005. He served as president and chief financial officer and a member of the board of directors of Cornerstone Realty Income Trust, Inc. from 1996 until April 2005. Prior to the sale of Cornerstone in April 2005, the company’s shares were listed on the New York Stock Exchange, and it owned approximately 23,000 apartment units in five states and had a total market capitalization of approximately $1.5 billion. Mr. Olander has been responsible for the acquisition and financing of approximately 40,000 apartment units. He holds a bachelor’s degree in Business Administration from Radford University in Virginia and a master’s degree in Real Estate and Urban Land Development from Virginia Commonwealth University.
      David L. Carneal has been the executive vice president and chief operating officer of our company and our advisor since their formation. Mr. Carneal has also been a managing member of ROC REIT Advisors since 2006 and a managing member of ROC Realty Advisors since 2005. From 1998 to 2003, Mr. Carneal served as senior vice president of operations of Cornerstone Realty Income Trust, Inc., and from 2003 to 2005, served as executive vice president and chief operating officer. Mr. Carneal was responsible for overseeing the property management operations of approximately 23,000 apartment units. Prior to joining Cornerstone, Mr. Carneal held management and development positions with several other multifamily property management companies including Trammell Crow Residential. Mr. Carneal holds a bachelor’s degree from the University of Virginia.
      Gus G. Remppies has been the executive vice president and chief investment officer of our company and our advisor since their formation. Mr. Remppies has also been a managing member of ROC REIT Advisors since 2006 and a managing member of ROC Realty Advisors since 2005. From 1995 to 2003, Mr. Remppies served as senior vice president of acquisition of Cornerstone Realty Income Trust, Inc., and from 2003 to 2005, served as executive vice president and chief investment officer. As such, he was responsible for all acquisitions, dispositions, financing and development for Cornerstone. During this tenure, Mr. Remppies oversaw the acquisition and development of approximately 30,000 apartment units. In addition, he oversaw the placement of over $500 million in debt, both secured and unsecured, with a variety of lenders. He is a graduate of the University of Richmond in Virginia, where he received his degree in Business Administration.
      Scott D. Peters has been the executive vice president of our company since its formation. Mr. Peters has also served as the executive vice president and chief financial officer of Triple Net Properties since September 2004 and of our advisor since its formation. He is also a member of the board of managers of Triple Net Properties. Mr. Peters is responsible for all areas of finance, including accounting and financial reporting, as well as a liaison for institutional investors, lenders and investment banks. Mr. Peters has also served as the president and chief executive officer of G REIT, Inc. since December 2005, having served as that company’s executive vice president and chief financial officer since September 2004. Mr. Peters has also served as executive vice president and chief financial officer of T REIT, Inc. since September 2004. Since July 1996, Mr. Peters has also served as senior vice president/chief financial officer and director of Golf Trust America, Inc., a real estate investment trust, which became publicly traded in August of 1997. Mr. Peters received a BBA in Accounting and Finance from Kent State University in Ohio.
      Shannon K. S. Johnson has served as the chief financial officer of our company since April 2006. Ms. Johnson has also served as the financial reporting manager for Triple Net Properties, LLC since January 2006. From June 2002 to January 2006, Ms. Johnson gained public accounting and auditing experience while employed as an auditor with PricewaterhouseCoopers LLP. Prior to joining PricewaterhouseCoopers LLP, from September 1999 to June 2002, Ms. Johnson worked as an auditor with Arthur Andersen LLP, where she worked on the audits of a variety of public and private entities. Ms. Johnson is a Certified Public Accountant and graduated summa cum laude with her Bachelor of Arts in Business-Economics and a minor in Accounting from the University of California, Los Angeles.
      Andrea R. Biller has been the secretary of our company since its formation. She has also been the general counsel of Triple Net Properties since March 2003, overseeing all legal functions for Triple Net Properties and coordinating with outside counsel, and the general counsel of our advisor since its formation. Ms. Biller has also served as the secretary and executive vice president of G REIT, Inc. since June 2004 and December 2005, respectively, and as secretary of T REIT, Inc. since May 2004. She served as special counsel at the Securities and Exchange Commission from 1995 to 2000 and a private attorney specializing in securities and corporate law from 2000 to 2002. Ms. Biller earned a BA in Psychology from Washington University in Missouri, an MA in Psychology from Glassboro State University in New Jersey and a JD from George Mason University School of Law in Virginia in 1990, where she was first in her graduating class. Ms. Biller is licensed to practice law in California, Virginia and the District of Columbia.
      Glenn W. Bunting, Jr. has been a director of our company since its formation. He has been president of American KB Properties, Inc., which develops and manages shopping centers, since 1985. He has been president of G. B. Realty Corporation, which brokers shopping centers and apartment communities, since 1980. Mr. Bunting is a current director of Apple Hospitality Two, Inc., Apple Hospitality Five, Inc., and Apple REIT Six, Inc., and a former director of Cornerstone Realty Income Trust, Inc., where he served on that company’s audit committee. Mr. Bunting holds a BS in Business Administration from Campbell University in North Carolina.

      Robert A. Gary, IV has been a director of our company since its formation. He is the chairperson and financial expert for our company’s audit committee. Mr. Gary co-founded Keiter, Stephens, Hurst, Gary and Shreaves, which is an independent certified public accounting firm based in Richmond, Virginia, in 1978, where he has worked since its formation. His accounting practice focuses on general business consulting, employee benefits and executive compensation, and estate planning and administration. Mr. Gary is a former director of Cornerstone Realty Income Trust, Inc., where he served as chairperson of the company’s audit committee. He holds a BS in Accounting from Wake Forest University in North Carolina and an MBA from the University of Virginia’s Darden School. He is a member of the American Institute of Certified Public Accountants and the Virginia Society of Certified Public Accountants.
      W. Brand Inlow has been a director of our company since its formation. He is a principal, co-founder, and serves as director of acquisitions for McCann Realty Partners, LLC, an apartment investment company focusing on garden apartment communities in the southeast formed in October 2004. Since November 2003, Mr. Inlow has provided professional consulting services to the multifamily industry on matters related to acquisitions, dispositions, asset management and property management operations, and through an affiliation with LAS Realty in Richmond, Virginia conducts commercial real estate brokerage. Mr. Inlow also is president of Jessie’s Wish, Inc., a Virginia non-profit corporation dedicated to awareness, education and financial assistance for patients and families dealing with eating disorders. Mr. Inlow served as president of Summit Realty Group, Inc. in Richmond, Virginia, from September 2001 through November 2003. Prior to joining Summit Realty, from December 1999 to August 2001, he was vice president of acquisitions for EEA Realty, LLC in Alexandria, Virginia, where he was responsible for acquisition, disposition, and financing of company assets, which were primarily garden apartment properties. Prior to joining EEA Realty, from December 1992 to November 1999, Mr. Inlow worked for United Dominion Realty Trust, Inc., a publicly traded REIT, as assistant vice president and senior acquisition analyst, where he was responsible for the acquisition of garden apartment communities. Mr. Inlow also serves as a director of G REIT, Inc. and T REIT, Inc., for which he has served as the chairperson of that company’s audit committee since 2003.
      D. Fleet Wallace has served a director of our company since its formation. He is a principal and co-founder of McCann Realty Partners, LLC, an apartment investment company focusing on garden apartment properties in the Southeast formed in October 2004. Mr. Wallace also serves as principal of Greystone Capital Management, LLC, formed in September 2001, and helps manage Greystone Fund, L.P. Greystone Fund, L.P. is a professionally managed opportunity fund invested primarily in promising venture capital opportunities and distressed assets in the form of real estate, notes and accounts receivable, inventory and other assets. From April 1998 to August 2001, Mr. Wallace served as corporate counsel and assistant secretary of United Dominion Realty Trust, Inc., a publicly-traded real estate investment trust. At United Dominion, he managed general corporate matters for over 150 affiliated entities, negotiated and executed numerous real estate acquisitions and dispositions, and provided legal support on over $1 billion in financing transactions. From September 1994 to April 1998, Mr. Wallace was in the private practice of law with the firm of McGuire Woods in Richmond, Virginia. Mr. Wallace also serves as a director of G REIT, Inc. and T REIT, Inc. Mr. Wallace received a BA in history and a JD from the University of Virginia.
Committees of Our Board of Directors

Acquisition Committee
      Each of our acquisitions must be approved by the acquisition committee or a majority of our board of directors, including a majority of the independent directors, as being fair and reasonable to our company and consistent with our investment objectives. Initially, the acquisition committee will be comprised of all members of our board of directors. Our advisor will recommend suitable properties for consideration by the acquisition committee. If the members of the acquisition committee approve a given acquisition, then our advisor will be directed to acquire the property on our behalf, if such acquisition can be completed on terms approved by the committee. Properties may be acquired from our advisor or its affiliates or our officers and directors, provided that a majority of our board of directors, including a majority of the independent directors, not otherwise interested in the transaction approve the transaction as being fair and reasonable to our company and at a price to our company no greater than the cost of the property to the affiliate, unless substantial justification exists for a price in excess of the cost to the affiliate and the excess is reasonable.

Audit Committee
      We will have an audit committee comprised of a minimum of three individuals, a majority of whom will be independent directors. Currently the audit committee includes Messrs. Gary, Bunting, and Inlow, all of whom are independent directors. Mr. Gary will be designated as the audit committee financial expert. The audit committee will:

•	make recommendations to our board of directors concerning the engagement of independent public accountants;

•	review the plans and results of the audit engagement with the independent public accountants;

•	approve professional services provided by, and the independence of, the independent public accountants;

•	consider the range of audit and non-audit fees; and

•	consult with the independent public accountants regarding the adequacy of our internal accounting controls.

Executive Compensation Committee
      We will have an executive compensation committee comprised of a minimum of three directors, including at least two independent directors, to establish compensation policies and programs for our directors and executive officers. At present, our executive compensation committee serves only to determine awards under our 2006 incentive award plan. However, at a later date, the executive compensation committee may exercise all powers of our board of directors in connection with establishing and implementing compensation matters. Stock-based compensation plans will be administered by the board of directors if the members of the executive compensation committee do not qualify as “non-employee directors” within the meaning of the Securities Exchange Act of 1934.
Director Compensation
      We intend to pay each of our non-officer directors an annual retainer of $15,000. In addition, we will pay non-officer directors for attending board and committee meetings as follows:

•	$1,000 per board meeting, in person or by telephone.

•	$500 per committee meeting, in person or by telephone, unless the committee meeting immediately follows a scheduled board meeting.

•	An additional $500 per committee meeting to a committee chair (other than the audit committee chair, who will receive an additional $2,000 per committee meeting) for each meeting attended in person or by telephone, unless the committee meeting immediately follows a scheduled board meeting.

•	1,000 shares of restricted stock at each annual meeting.
      Our non-officer directors also qualify for awards under the 2006 incentive award plan.
Executive Officer Compensation
      We have no employees and our company’s executive officers are all employees of our advisor and/or its affiliates. We cannot determine at this time if or when we might hire any employees, although we do not anticipate hiring any employees for the twelve month period following the commencement of this offering. Our executive officers and key employees of our advisor are compensated by our advisor and/or its affiliates and will not receive any compensation from us for their services. However, our officers and key employees of our advisor will be eligible for awards under our 2006 incentive award plan. As of the commencement of this offering, no awards have been granted to our executive officers or our advisor’s key employees under this plan.
Compensation Committee Interlocks and Insider Participation
      There are no Compensation Committee interlocks or insider participation as to compensation decisions.
2006 Incentive Award Plan
      The following is a summary of the principal features of the 2006 incentive award plan, or 2006 plan, as it is currently proposed. This summary highlights information from the 2006 plan. Because it is a summary, it may not contain all the information that is important to you. To fully understand the 2006 plan, you should carefully read the entire 2006 plan, which is included as an exhibit to the registration statement, of which this prospectus is a part.
Securities Subject to the 2006 Plan
      The shares of stock subject to the 2006 plan will be our common stock. Under the terms of the 2006 plan, the aggregate number of shares of our common stock subject to options, restricted stock awards, stock purchase rights, stock appreciation rights, or SARs, and other awards will be no more than 2,000,000 shares, subject to adjustment under specified circumstances.
Awards Under the 2006 Plan
      The board of directors, or a committee of the board, will be the administrator of the 2006 plan. The 2006 plan provides that the administrator may grant or issue stock options, SARs, restricted stock, deferred stock, dividend equivalents, performance awards and stock payments, or any combination thereof. Each award will be set forth in a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award.
      Our officers, employees, consultants and non-officer directors, as well as key employees of our advisor and its managing member, are eligible to receive awards under the 2006 plan. The administrator determines which of our officers, employees, consultants, non-officer directors and key employees of our advisor and its managing member will be granted awards.
      Nonqualified stock options, or NQSOs, will provide for the right to purchase our common stock at a specified price which, except with respect to NQSOs intended to qualify as performance-based compensation under Section 162(m) of the Code, may not be less than fair market value on the date of grant, and usually will become exercisable, in the discretion of the administrator, in one or more installments after the grant date. In any event, the exercise price of a NQSO may not be less than 85% of the fair market value on the date of grant. The exercisability of the installments of a NQSO may be subject to the satisfaction of individual or company performance criteria established by the administrator. NQSOs may be granted for any term specified by the administrator.
      Incentive stock options, or ISOs, will be designed to comply with the provisions of Section 422 of the Code and will be subject to certain restrictions contained in the Code. Among such restrictions, ISOs generally must have an exercise price of not less than the fair market value of a share of our common stock on the date of grant, may only be granted to officers and employees and must expire within ten years from the date of grant. In the case of an ISO granted to an individual who owns, or is deemed to own, at least 10% of the total combined voting power of all of our classes of stock, the 2006 plan provides that the exercise price must be at least 110% of the fair market value of a share of our common stock on the date of grant and the ISO must expire within five years from the date of grant.

      Restricted stock may be sold to participants at various prices or granted with no purchase price, and may be made subject to such restrictions as may be determined by the administrator. Restricted stock, typically, may be repurchased by us at the original purchase price if the vesting conditions are not met. In general, restricted stock may not be sold or otherwise hypothecated or transferred and will be held in escrow until restrictions are removed or expire. Purchasers of restricted stock, unlike recipients of options, will have voting rights and may receive distributions prior to the time the restrictions lapse. Also, distributions on restricted stock may be subject to vesting conditions and restrictions.
      Deferred stock may be awarded to participants, typically without payment of consideration, but subject to vesting conditions based on performance criteria established by the administrator. Like restricted stock, deferred stock may not be sold or otherwise hypothecated or transferred until vesting conditions are removed or expire. Unlike restricted stock, deferred stock will not be issued until the deferred stock award has vested, and recipients of deferred stock generally will have no voting or distribution rights prior to the time when the vesting conditions are satisfied.
      Stock appreciation rights may be granted in connection with stock options or separately. SARs granted by the administrator in connection with stock options typically will provide for payments to the holder based upon increases in the price of our common stock over the exercise price of the related option, but alternatively may be based upon an exercise price determined by the administrator. Except as required by Section 162(m) of the Code with respect to any SAR intended to qualify as performance-based compensation, there are no restrictions specified in the 2006 plan on the exercise prices of SARs, although restrictions may be imposed by the administrator in the SAR agreements. The administrator may elect to pay SARs in cash or our common stock or a combination of both.
      Distribution equivalents represent the value of the distributions per share paid by us, calculated with reference to the number of shares covered by the stock options, SARs or other awards held by the participant.
      Performance awards may be granted by the administrator to officers, employees or consultants based upon, among other things, the achievement of performance goals. Generally, these awards will be based upon specific performance criteria and may be paid in cash or our common stock or a combination of both. Performance awards to officers, employees and consultants may also include bonuses granted by the administrator, which may be payable in cash or our common stock or a combination of both.
      Stock payments may be authorized by the administrator in the form of shares of our common stock or an option or other right to purchase our common stock as part of a deferred compensation arrangement in lieu of all or any part of cash compensation, including bonuses, that would otherwise be payable to the officer, employee or consultant. Stock payments may be based on the achievement of performance goals.
      The administrator may designate officers and employees as Section 162(m) participants, whose compensation for a given fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code. The administrator may grant to Section 162(m) participants options, restricted stock, deferred stock, SARs, dividend equivalents, performance awards, cash bonuses and stock payments that are paid, vest or become exercisable upon the achievement of performance goals for our company, or any subsidiary, division or operating unit of our company related to one or more of the following performance criteria:

•	net income;

•	pre-tax income;

•	operating income;

•	cash flow;

•	earnings per share;

•	earnings before interest, taxes, depreciation and/or amortization;

•	return on equity;

•	return on invested capital or assets;

•	FFO;

•	cost reductions or savings; or

•	appreciation in the fair market value of a share of our common stock.
      The maximum number of shares which may be subject to options, stock purchase rights, SARs and other awards granted under the 2006 plan to any individual in any calendar year may not exceed 250,000 shares. In addition, the maximum amount of cash that may be paid as a cash bonus to any individual in any calendar year is $1,000,000.
Automatic Grants of Restricted Stock to Non-Officer Directors
      Each of our current non-officer directors will receive an automatic grant of 1,000 shares of restricted stock on the effective date of this prospectus and an automatic grant of 1,000 shares of restricted stock at each annual meeting of our stockholders thereafter. Each person who thereafter is elected or appointed as a non-officer director will receive an automatic grant of 1,000 shares of restricted stock on the date such person is first elected as a non-officer director and an automatic grant of 1,000 shares of restricted stock at each annual meeting of our stockholders thereafter. To the extent allowed by applicable law, the non-officer directors will not be required to pay any purchase price for these grants of restricted stock. The restricted stock will vest 20% at the time of grant and 20% on each anniversary thereafter over four years from the date of grant. All restricted stock may receive distributions, whether vested or unvested.
      Pursuant to these arrangements, our current non-officer directors will collectively receive an aggregate of 4,000 shares of restricted stock in 2006. The value of the restricted stock to be granted is not determinable until the date of grant.
Amendment and Termination of the 2006 Plan
      The board of directors may not, without stockholder approval given within 12 months of the board’s action, amend the 2006 plan to increase the number of shares of our stock that may be issued under the 2006 plan.
      The board of directors may terminate the 2006 plan at any time. The 2006 plan will be in effect until terminated by the board of directors. However, in no event may any award be granted under the 2006 plan after ten years following the 2006 plan’s effective date. Except as indicated above, the board of directors may modify the 2006 plan from time to time.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
      Our advisor is primarily responsible for managing our day-to-day business affairs and assets and carrying out the directives of our board of directors. Our advisor or its affiliates will receive the fees and reimbursements from our company set forth in “Compensation Table,” including an asset management fee for supervising the third party management and operation of properties that we acquire and a real estate commission for the due diligence, selection and acquisition of properties that we acquire.
      Triple Net Properties owns a 50.0% managing member interest in our advisor. Louis J. Rogers, our chairman and president, also serves as president of our advisor, as well as the president and a member of the board of managers of Triple Net Properties, the parent and manager of our advisor. Anthony W. Thompson serves as chairman and chief executive officer of Triple Net Properties. Messrs. Rogers and Thompson own 2.0% and 36.5%, respectively, of Triple Net Properties.
      ROC REIT Advisors owns a 25% non-managing member interest in our advisor. The members of ROC REIT Advisors are Stanley J. Olander, Jr., our chief executive officer and our advisor’s chief executive officer; Gus G. Remppies, our executive vice president and chief investment officer and our advisor’s executive vice president and chief investment officer; and David L. Carneal, our executive vice president and chief operating officer and our advisor’s executive vice president and chief operating officer.
      NNN Apartment Management owns a 25% non-managing member interest in our advisor. The members of NNN Apartment Management include Louis J. Rogers; Scott D. Peters, our executive vice president and our advisor’s executive vice president and chief financial officer; Andrea R. Biller, our secretary and our advisor’s general counsel; and other employees of Triple Net Properties who are not executives of our company or our advisor.
      Our advisor has purchased 22,223 shares of our common stock at a price of $9.00 per share, or $200,007, to satisfy the requirements of NASAA. Our advisor purchased those shares for cash and may not sell these shares for as long as it serves as the advisor to our company; however, our advisor may transfer all or a portion of these shares to its affiliates, although it has no current intention to do so. Such affiliates would be subject to the same restrictions on transfer for as long as Triple Net Properties serves as our advisor
      Messrs. Rogers and Thompson are both directors of NNN Capital Corp., the dealer manager in this offering, and own 10% and 85%, respectively, of the dealer manager. The fees payable to NNN Capital Corp. are set forth in “Compensation Table” and include selling commissions, marketing allowance and accountable due diligence expense reimbursements.
      Messrs. Rogers and Thompson are both officers and directors of Realty, an affiliate of our advisor that will provide real estate brokerage and other services for our properties, and own 16% and 84%, respectively, of Realty. The fees payable to Realty are set forth in “Compensation Table” and include real estate commissions, property management fees and disposition fees.
      Furthermore, pursuant to Mr. Rogers’ employment agreement with Triple Net Properties, Mr. Rogers has the right to acquire an additional 5% of the capital stock of NNN Capital Corp. and Realty per year, until his ownership in each of these entities equals 25% of the capital stock of each of these entities.
      Additionally, Realty expects to own a significant interest in a title insurance agency joint venture with unaffiliated third party title insurance professionals that will provide title and escrow services in connection with our acquisition, financing and sale of properties. Such services will be provided by appropriately licensed employees of the affiliated title insurance agency. It is anticipated that such services will be provided at market rates and on arms’-length terms. Our company expects that it will pay a material amount of title insurance premiums to this joint venture on an annual basis.
      Mr. Rogers has been with the law firm of Hirschler Fleischer since 1988, was a shareholder from 1994 to December 31, 2004, and, since January 2005, has served as senior counsel. As senior counsel of Hirschler Fleischer, Mr. Rogers shares in the firm’s revenues. Hirschler Fleischer has issued an opinion relating to the federal income tax consequences of the Company’s status as a REIT and will continue to represent our company in the future. Since 1998, Hirschler Fleischer has acted as primary outside counsel to Triple Net Properties, which is the manager of our advisor and, therefore, will be able to exert control over its operations and, consequently, our operations. Mr. Rogers’ ownership of Triple Net Properties and its affiliates is set forth above. See “Legal Matters.”
OUR ADVISOR
      Our advisor, NNN Apartment REIT Advisor, LLC, is primarily responsible for managing our day-to-day business affairs and assets and carrying out our board of directors’ directives. Our advisor is a newly-formed Virginia limited liability company that was formed in December 2005. Our advisor does not provide management services to any other entities and does not intend to do so in the future. However, there are no limitations in our charter, bylaws or policies prohibiting or limiting our advisor in providing these services to another entity, with the exception of our advisor’s fiduciary duties to us and our right of first opportunity to acquire Class A income producing apartment communities. Our advisor is affiliated with our company in that several of our officers, Messrs. Peters, Remppies and Carneal and Ms. Biller, and two of our officers and directors, Messrs. Olander and Rogers, also are owners and officers of our advisor. Messrs. Rogers and Peters and Ms. Biller also own interests in and serve as an officer, director, key employee or manager of Triple Net Properties, the parent and manager of our advisor, and certain of its affiliates. Since its formation, Triple Net Properties has acquired over 185 properties for its investors with a market value of over $3.7 billion and has disposed of 57 properties, which were sold for over $956 million. At December 31, 2005, Triple Net Properties and its affiliates managed over 27.8 million square feet of property in 23 states, acquired over nine apartment communities for investors, and had over 340 employees in Triple Net Properties’ corporate headquarters located in Santa Ana, California, and numerous satellite offices. Our advisor may engage Realty, its affiliated real estate brokerage and management company owned by Mr. Rogers and Mr. Thompson, to provide a number of services in connection with our properties.
Management
      The following table sets forth information with respect to our advisor’s executive officers:

Name	Position

Louis J. Rogers	President
Stanley J. (“Jay”) Olander, Jr.	Chief Executive Officer
Scott D. Peters	Executive Vice President and Chief Financial Officer
Andrea R. Biller	General Counsel
David L. Carneal	Executive Vice President and Chief Operating Officer
Gus G. Remppies	Executive Vice President and Chief Investment Officer
      Louis J. Rogers. Mr. Rogers’ background is described under “Management of Our Company — The Directors and Executive Officers.”
      Stanley J. (“Jay”) Olander, Jr. Mr. Olander’s background is described under “Management of Our Company — The Directors and Executive Officers.”
      Scott D. Peters. Mr. Peters’ background is described under “Management of Our Company — The Directors and Executive Officers.”
      Andrea R. Biller. Ms. Biller’s background is described under “Management of Our Company — The Directors and Executive Officers.”
      David L. Carneal. Mr. Carneal’s background is described under “Management of Our Company — The Directors and Executive Officers.”
      Gus G. Remppies. Mr. Remppies’ background is described under “Management of Our Company — The Directors and Executive Officers.”
The Advisory Agreement
      Under the terms of the advisory agreement, our advisor generally:

•	has responsibility for day-to-day operations of our company;

•	administers our bookkeeping and accounting functions;

•	serves as our consultant in connection with policy decisions to be made by our board of directors;

•	manages or causes to be managed our properties and other assets; and

•	may render other property-level services if our board of directors requests.

      Our advisor is subject to the supervision of our board of directors and, except as expressly provided in the advisory agreement, has only such additional functions as are delegated to it. In addition, our advisor will have a fiduciary duty to our company’s stockholders as provided under the Maryland General Corporation Law and the interpretations thereof under Maryland common law. A copy of the advisory agreement has been filed as an exhibit to the registration statement, of which this prospectus is a part, and you may obtain a copy from us.
      Expenses. Our advisor bears the expenses incurred by it in connection with performance of its duties under the advisory agreement, including administrative expenses incurred in supervising, monitoring and inspecting real property or other assets owned by us, excluding proposed acquisitions, or relating to its performance under the advisory agreement. We will reimburse our advisor for some expenses it incurs, including expenses related to proposed acquisitions and travel expenses. We will not reimburse our advisor at the end of any fiscal quarter for operating expenses that, in the four consecutive fiscal quarters then ended, exceed the greater of 2% of our average invested assets or 25% of our net income for such year. This limitation does not apply to our organizational and offering expenses, which have a separate limitation equal to 15% of our gross proceeds. If our advisor receives an incentive distribution, net income, for purposes of calculating operating expenses, will exclude any gain from the sale of our assets. Any amount exceeding the greater of 2% of average invested assets or 25% of net income paid to our advisor during a fiscal quarter will be repaid to us within 60 days after the end of the fiscal year. Our board of directors, including a majority of our independent directors, must determine at least annually that the expenses incurred by our company are reasonable in light of our investment performance, our net assets, our net income and the fees and expenses of other comparable unaffiliated REITs. We bear our own expenses for functions not required to be performed by our advisor under the advisory agreement, which generally include capital raising and financing activities, corporate governance matters and other activities not directly related to our properties and assets.
      Term. The advisory agreement, which was entered into by our company after our board of directors reviewed and evaluated the performance of our advisor and with the approval of a majority of independent directors, is for a one-year term subject to successive one-year renewals upon the mutual consent of the parties. In determining whether to renew the advisory agreement, our board of directors will re-evaluate the performance of our advisor. The criteria used in such evaluation will be reflected in the minutes of our board of director’s meetings.
      The advisory agreement may be terminated by our advisor or a majority of the independent directors upon 60 days’ prior written notice without cause or penalty.
      If the advisory agreement is terminated, the advisory agreement requires our advisor to cooperate with us and take all reasonable steps requested to assist the directors in making an orderly transition of all advisory functions. If the advisory agreement is terminated, our board of directors, including a majority of the independent directors, will determine that any successor advisor possess sufficient qualifications to:

•	perform the advisory function for our company; and

•	justify the compensation provided for in the contract with our company.
      If we liquidate all or a portion of our assets, our advisor may be entitled to compensation pursuant to the “incentive distribution upon sales” described under the heading “Compensation Table.” Additionally, if the advisory agreement is terminated in connection with the listing of our shares of common stock on a national exchange or a national market system, the advisory agreement provides that our advisor will receive an incentive distribution equal to 15% of the amount, if any, by which (1) the market value of our outstanding stock plus distributions paid by us prior to listing, exceeds (2) the sum of the amount of capital we invested in our operating partnership plus an 8% per annum cumulative, non-compounded return on such invested capital. A listing for these purposes means the listing of our common stock on i) the New York Stock Exchange, the American Stock Exchange, or the National Market System of the Nasdaq Stock Market (or any successor to such entities), or ii) a national securities exchange (or tier or segment thereof) that has listing standards that the Securities and Exchange Commission has determined by rule are substantially similar to the listing standards applicable to securities described in Section 18(b)(1)(A) of the Securities Act of 1933, as amended. Upon our advisor’s receipt of the incentive distribution upon listing, our advisor’s special limited partnership units will be redeemed and our advisor will not be entitled to receive any further incentive distributions upon sales of our properties.
      Further, in connection with the termination of the advisory agreement other than due to a listing of our shares on a national securities exchange or national market system or due to the internalization of our advisor in connection with our conversion to a self-administered REIT, our company may choose to redeem our advisor as a special limited partner in our operating partnership, which would entitle it to receive cash, or if agreed by our company and our advisor, shares of common stock of our company or units of limited partnership interest in our operating partnership equal to the amount that would be payable to the advisor pursuant to the “incentive distribution upon sales” described under the heading “Compensation Table” if we liquidated all of our assets for their fair market value. Finally, upon the termination of our advisory agreement as a result of the advisor’s internalization into our company, the advisory agreement provides that for the appointment of a special committee of the board of directors comprised of all of the independent directors. This special committee will be authorized to engage it owns independent financial advisor and/or legal counsel to, among other things, negotiate with the advisor regarding a possible internalization and the compensation payable to the advisor. In determining such compensation, the special committee will consider factors including, but not limited to, our advisor’s performance compared to the performance of other advisors for similar entities that the special committee believes are relevant in making the determination, any available valuations for such advisors and independent legal and financial advice. Any amounts to be paid to our advisor pursuant to the advisory agreement cannot be determined at the present time.
      Our Right of First Opportunity. The advisory agreement gives us the first opportunity to purchase any Class A income-producing apartment communities placed under contract by our advisor that satisfy our investment objectives, so long as our acquisition committee or board of directors votes to make the purchase within seven days of being offered such property by our advisor. If our board of directors does not vote to make such purchase within seven days of being offered such property, the advisor is free to offer such opportunity to any other affiliates or non-affiliates, as it so chooses.
      Possible Internalization. Many REITs that are listed on a national securities exchange or included for quotation on a national market system are considered “self-administered” because the employees of the REIT perform all significant management functions. In contrast, REITs that are not self-administered, like our company, typically engage a third-party to perform management functions on its behalf. Accordingly, if we apply to have our shares listed for trading on a national securities exchange or included for quotation on a national market system, it may be in our best interest to become self-administered. If the independent directors determine that we should become self-administered, the advisory agreement contemplates the internalization of our advisor into our company and the termination of the advisory agreement, with the consideration in such internalization and for such termination to be determined by our company and our advisor. In the event our advisor is internalized into our company, some of our advisor’s executives may become executives and/or employees of our company. While we would then be relieved of paying fees to our advisor under the advisory agreement, we would be required to pay the salaries of our executives and employees and related costs and expenses formerly absorbed by our advisor under the advisory agreement.
      Indemnification. We have agreed to indemnify our advisor, its managers, members and employees and pay or reimburse reasonable expenses in advance of final disposition of a proceeding with respect to acts or omissions of our advisor, provided that:

•	the indemnified person determined, in good faith, that the course of conduct that caused a loss or liability was in our best interests;

•	the indemnified person was acting on behalf of, or performing services for, our company;

•	such liability or loss was not the result of negligence or misconduct; and

•	such indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our stockholders.
      Other Services. In addition to the services described above to be provided by our advisor and its affiliates, if we request, affiliates of our advisor may provide other property-level services to our company and may receive compensation for such services, including leasing, development, loan origination and servicing, property tax reduction and risk management fees. However, under no circumstances will such compensation for other such services exceed an amount that would be paid to non-affiliated third parties for similar services. A majority of the independent directors must approve all compensation for such other services paid to our advisor or any of its affiliates.
TRIPLE NET PROPERTIES, LLC
      Triple Net Properties, headquartered in Santa Ana, California, offers a diverse line of investment products as well as a full-range of services including asset and property management, brokerage, leasing, analysis and consultation. It manages a growing portfolio of over 29.9 million square feet of commercial properties, with a combined market value of over $4.1 billion including 3.5 million square feet of apartment community properties representing over 3,700 apartment units. Triple Net Properties and its affiliates are currently buying and selling properties throughout the United States, though many recent acquisitions are located in California, Texas and Florida, which the U.S. Census Bureau forecasts to be the top three states for population growth over the next 25 years. Triple Net Properties also acquired commercial real estate properties in Colorado, Arizona, Wisconsin, Missouri, Illinois and Oregon in 2005. Triple Net Properties is also an active seller of real estate, bringing many of its investment programs full cycle. Since its formation, Triple Net Properties and affiliates have completed 57 sales transactions for approximately $956 million in aggregate sales price.
      Anthony “Tony” W. Thompson is the founder and an owner of Triple Net Properties, the parent and manager of our advisor. Mr. Thompson has been its chief executive officer and chairman of the board of managers since its inception in April 1998, and was its president from inception until September 2004. He is also chief executive officer and chairman of the board of directors and an owner of Realty, an affiliated real estate brokerage and management company that provides certain real estate brokerage and management services to us. Mr. Thompson served as chief executive officer and president of T REIT, Inc. from December 1999 through August 2004 and served as the chief executive officer and president of G REIT, Inc. from December 2001 through December 2005. Prior to April of 1998, Mr. Thompson was co-founder, co-owner, director and officer of a number of real estate investment entities trading under the name The TMP Companies, including the TMP Group, Inc., a full-service real estate investment firm founded in 1978. Mr. Thompson is the former president of our dealer manager, NNN Capital Corp., and is currently an owner and director. He is also a registered securities principal with the NASD. Mr. Thompson currently serves as the chairman of the board of directors of each of T REIT, Inc. and G REIT, Inc. He is a 1969 graduate of Sterling College with a BS degree in economics. He is a member of the Sterling College board of trustees and various other charitable and civic organizations.
COMPENSATION TABLE
      The Compensation Table below outlines all the compensation that we will pay to our advisor, the dealer manager and their affiliates and the broker dealers participating in this offering during the stages in the life of our company and other payments that are subordinated to achieving the returns listed in the table. For ease of presentation and understanding, we have used defined terms in the table. Those terms have the following meanings:

Average Invested Assets means, for any period, the average of the aggregate book value of our assets, including property-related debt, that are invested, directly or indirectly, in real estate assets or in equity interests and in loans secured by real estate, before deducting depreciation, bad debts or other similar non-cash reserves, computed by taking the average of the values at the end of each month during such period.

Invested Capital means the gross proceeds from the sale of the shares of common stock in this offering. When a property is sold, Invested Capital will be reduced by the lesser of (1) the net sale proceeds available for distribution from such sale or (2) the sum of (A) the portion of Invested Capital that initially was allocated to that property and (B) any remaining shortfall in the recovery of our Invested Capital with respect to prior sales of properties.

Competitive Real Estate Commission means the real estate or brokerage commission paid for the purchase or sale of a property which is reasonable, customary and competitive in light of the size, type and location of such property.

      Our advisor, the dealer manager and their affiliates will not be compensated for any services other than those which have been disclosed in this Compensation Table. In those instances in which there are maximum amounts or ceilings on the compensation which may be received by our advisor or the dealer manager for services rendered, our advisor and the dealer manager may not recover any amounts in excess of such ceilings or maximum amounts for those services by reclassifying such services under a different compensation or fee category. Except as expressly provided in the table, we will not pay, directly or indirectly, a commission or fee to our advisor or its affiliates in connection with the reinvestment of the proceeds of any resale, exchange, financing or refinancing of a company property.
OFFERING STAGE

Type of Compensation	Method of Compensation	Estimated Amount

Selling Commissions	The dealer manager will receive 7.0% of the gross proceeds of this offering, or $0.70 for each share sold. The dealer manager may reallow a portion of the Selling Commissions to broker dealers for each share they sell. Shares purchased under the distribution reinvestment plan will be purchased without Selling Commissions.	Actual amount depends upon the number of shares sold. The dealer manager will receive a total of $140,000 if the minimum offering is sold and $70,000,000 if the maximum offering is sold.

Type of Compensation	Method of Compensation	Estimated Amount

Marketing Allowance and Accountable Due Diligence Expense Reimbursements	We will pay the dealer manager an amount up to 3.0% of the gross proceeds of this offering as follows: Up to 2.5% of the gross proceeds of this offering as an allowance to pay expenses associated with non- accountable marketing fees, wholesaling fees, expense reimbursements, sales seminars and volume discounts, and up to 1.0% of the gross offering proceeds for reimbursement of accountable bona fide due diligence expenses. The dealer manager may reallow up to 0.5% of the gross offering proceeds for non-accountable marketing fees and expenses and 0.5% of the gross offering proceeds for accountable bona fide due diligence expense reimbursement to broker dealers participating in this offering. We will not pay this fee with respect to shares purchased under the distribution reinvestment plan.	Actual amount depends upon the number of shares sold. A total of $60,000 will be paid if the minimum offering is sold and $30,000,000 will be paid if the maximum offering is sold.
Other Organizational and Offering Expenses	Our advisor may advance, and we will reimburse it for, organizational and offering expenses incurred on our behalf in connection with this offering, including legal and accounting fees, filing fees and printing costs as well as reimbursements for costs to prepare sales materials and our company’s conduct of educational conferences and retail seminars. We estimate such expenses will be approximately 1.5% of the gross proceeds of this offering. The reimbursement of these expenses is not subject to the limitation on reimbursements for operating expenses to our advisor, which, for any four consecutive fiscal quarters then ended, cannot exceed the greater of 2% of our average invested assets or 25% of our net income for such year. However, our organizational and offering expenses (including selling commissions and marketing and due diligence expenses) are limited to 15% of the gross proceeds of this offering.	Actual amounts will be based on actual funds advanced. We estimate that a total of $30,000 will be reimbursed if the minimum offering is sold and $15,000,000 will be reimbursed if the maximum offering is sold.

ACQUISITION STAGE

Type of Compensation	Method of Compensation	Estimated Amount

Real Estate Commission	For its services in connection with the due diligence, selection and acquisition of a property, our advisor or one of its affiliates may receive a real estate commission from our company equal to up to 3.0% of the purchase price of the property acquired or up to 4.0% of the total development cost of any development property acquired, as applicable. A portion of the real estate commission may be paid at our advisor’s discretion to third-party developers for services rendered. Real estate commissions will be payable on the acquisition of a specific property, on the acquisition of a portfolio of properties through a purchase of assets, merger or similar transaction, or on the completion of development of a property or properties for our company. For any such fees paid to Realty, 75% is passed through to our advisor pursuant to an income allocation agreement between Realty and our advisor.	Actual amounts depend upon the purchase price of properties acquired or the total development cost of properties acquired for development.
Reimbursement of Acquisition Expenses	We will reimburse our advisor for any and all expenses related to selecting, evaluating, acquiring and investing in properties, whether or not acquired or made, including, but not limited to, legal fees and expenses, travel and communications expenses, cost of appraisals and surveys, nonrefundable option payments on property not acquired, accounting fees and expenses, computer use related expenses, architectural, engineering and other property reports, environmental and asbestos audits, title insurance and escrow fees, loan fees or points or any fee of a similar nature paid to a third party, however designated, transfer taxes and personnel and miscellaneous expenses related to the selection, evaluation and acquisition of and investing in properties. Acquisition expenses will not exceed 0.5% of the purchase price. The reimbursement of acquisition expenses and real estate commissions cannot exceed 6% of the purchase price or total development cost, as applicable,	Actual amounts depend upon the actual expenses incurred.

Type of Compensation	Method of Compensation	Estimated Amount

for a property unless fees in excess of such amount are approved by a majority of our directors not interested in the transaction and by a majority of our independent directors not interested in the transaction.
OPERATING STAGE

Type of Compensation	Method of Compensation	Estimated Amount

Asset Management Fee	Subject to our stockholders receiving annualized distributions in an amount equal to five percent (5.0%) per annum of our invested capital, we will pay our advisor an annual asset management fee for managing our day-to-day operations, which will be equal to 1.0% of our average invested assets.	Actual amounts depend upon distributions to our stockholders and assets invested by our company, and, therefore, cannot be determined at the present time.
Average invested assets include any property-related debt; therefore, fully leveraging our portfolio would increase the asset management fee payable to the advisor. The asset management fee will be calculated and payable monthly in cash or shares, at the option of the advisor, not to exceed one-twelfth of 1.0% of our average invested assets as of the last day of the immediately preceding quarter. The asset management fee calculation will be subject to quarterly and annual reconciliations. The asset management fee may be deferred at the option of the advisor, without interest.
Property Management Fee	We will pay Realty, our advisor’s affiliated property management company, a Property Management Fee equal to 4.0% of the monthly gross income from any properties it manages. This fee will be paid monthly. For any such fees paid to Realty, 100% is passed through to our advisor pursuant to an income allocation agreement between Realty and our advisor. Realty anticipates that it will subcontract property management	Actual amounts to be paid depend upon the gross income of the properties and, therefore, cannot be determined at the present time.

Type of Compensation	Method of Compensation	Estimated Amount

services to third parties and will be responsible for paying all fees due such third party contractors.
Compensation for Additional Services	If we request our advisor or its affiliates to render services for our company other than those required to be rendered by our advisor under the advisory agreement, the additional services, if our advisor elects to perform them, will be compensated separately on terms to be agreed upon between our advisor or its affiliate and us. The rate of compensation for these services must be approved by a majority of our board of directors, including a majority of our independent directors, and cannot exceed an amount that would be paid to unaffiliated third parties for similar services. The advisor reserves the right to subcontract these services to third parties and will pay all fees due such third party contractors.	Actual amounts to be received depend upon the services provided and, therefore, cannot be determined at the present time.
Reimbursable Expenses	We will reimburse our advisor for:
• our company’s organizational and offering expenses; provided, however, that within 60 days after the end of the month in which the offering terminates, our advisor will reimburse our company for any organizational and offering expenses reimbursement received by our advisor, to the extent that such reimbursement exceeds the maximum amount permitted or, at the option of our company, such excess shall be subtracted from the next reimbursement of expenses to be made by us;

• acquisition expenses incurred in connection with the selection, evaluation and acquisition of our properties;

	• the actual cost of goods and services used by us and obtained from entities not affiliated with our advisor, other than acquisition expenses;	Actual amounts to be paid depend upon results of operations. We will not reimburse our advisor at the end of any fiscal quarter for operating expenses that, in the four consecutive fiscal quarters then ended, exceed the greater of 2% of average invested assets or 25% of net income for such year. Any amounts in excess of those amounts will be repaid to us within 60 days after the end of the fiscal year.

Type of Compensation	Method of Compensation	Estimated Amount

• interest and other costs for borrowed money, including discounts, points and other similar fees;

• taxes and assessments on income of our company or its real estate assets;

• costs associated with insurance required in connection with our business or by our directors;

• expenses of managing and operating properties owned by our company, payable to the property manager, whether or not the property manager is an affiliate of our company.

• all compensation and expenses payable to the independent directors and all expenses payable to the non-independent directors in connection with their services to the company and the stockholders and their attendance at meetings of the directors and stockholders;

• expenses associated with a listing, if applicable, or with the issuance and distribution of our common stock, such as selling commissions and fees, marketing and advertising expenses, taxes, legal and accounting fees, listing and registration fees, and other organizational and offering expenses;

• expenses connected with payments of distributions in cash or otherwise made or caused to be made by our company to our stockholders;

• expenses of amending, converting liquidating or terminating our company or the charter;

• expenses of maintaining communications with stockholders, including the cost

Type of Compensation	Method of Compensation	Estimated Amount

of preparation, printing, and mailing annual and other stockholder reports, proxy statements and other reports required by governmental entities;

• administrative services expenses (including personnel costs; provided, however, that no reimbursement shall be made for costs of personnel to the extent that such personnel perform services in transactions for which our advisor receives a separate fee);

• transfer agent and registrar’s fees and charges paid to third parties; and

• audit, accounting, legal and other professional fees.

We will reimburse our advisor for property operating expenses; provided, however, we will not reimburse our advisor for any operating expenses that, in the four consecutive fiscal quarters then ended, exceed the greater of 2% of our average invested assets or 25% of our net income for such year unless our independent directors find that, based on unusual and non-recurring factors they deem sufficient, a higher level of expenses is justified. This limitation does not apply to expenses listed above in the first, second, fourth, fifth, seventh and ninth bullets, as is consistent with the guidelines of NASAA applicable to REITs. Any amount exceeding the greater of 2% of average invested assets or 25% of our net income paid to our advisor during a fiscal quarter will be repaid to us within 60 days after the end of the fiscal year.

DISPOSITION/ LIQUIDATION STAGE

Type of Compensation	Method of Compensation	Estimated Amount

Disposition Fee	We will pay our advisor, or Realty, one of its affiliates, a Disposition Fee out of net profits upon the sale of each of the properties, in an amount equal to the lesser of 1.75% of the property’s contract sales price or 50.0% of a customary Competitive Real Estate Commission given the circumstances surrounding the sale. The amount paid, when added to the sums paid to unaffiliated parties, will not exceed the lesser of the customary Competitive Real Estate Commission or an amount equal to 6.0% of the contracted for sales price. Payment of such fees will be made only if our advisor or its affiliate provides a substantial amount of services in connection with the sale of the property. We will pay the Disposition Fee on all dispositions of properties, whether made in the ordinary course of business, upon liquidation or otherwise. For any such fees paid to Realty, 75% is passed through to our advisor pursuant to an income allocation agreement between Realty and our advisor.	Actual amounts to be received depend upon the sale price of properties and, therefore, cannot be determined at the present time.
Incentive Distribution Upon Sales	Our operating partnership will pay to our advisor an incentive distribution upon the sale of a property equal to 15.0% of the net proceeds from the sale after our company has received, and paid to our stockholders, the sum of:	Actual amounts to be received depend upon the sale price of properties and, therefore, cannot be determined at the present time.
• our Invested Capital, and
• any remaining shortfall in the 8.0% return on Invested Capital.

If we and, in turn, our stockholders have not received a return of our Invested Capital or if there is a shortfall in the 8.0% return after the sale of the last property and our advisor previously has received incentive distributions, other than those that have previously been repaid,

Type of Compensation	Method of Compensation	Estimated Amount

our advisor will be required to repay to our operating partnership an amount of those distributions sufficient to cause us and, in turn, our stockholders to receive a full return of the Invested Capital and a full distribution of the 8.0% return. In no event will the cumulative amount repaid by our advisor to our operating partnership exceed the cumulative amount of incentive distributions that our advisor previously has received.

Until such time as stockholders receive such 8.0% return, our advisor will not receive any incentive distributions. There is no assurance we will be able to pay a 8.0% annual return to our stockholders. Thus, the 8.0% return is disclosed solely as a measure for our advisor’s incentive compensation.
Incentive Distribution Upon Listing	Upon termination of the advisory agreement due to listing of our shares on a national securities exchange or national market system, our advisor will be entitled to an incentive distribution equal to 15.0% of the amount, if any, by which (1) the market value of our outstanding stock plus distributions paid by us prior to listing, exceeds (2) the sum of the amount of capital we invested in our operating partnership plus an 8% per annum cumulative, non- compounded return on such invested capital. This distribution may be in the form of cash, units of limited partnership interest in our operating partnership or shares of our common stock.

	A listing for these purposes means the listing of our common stock on i) the New York Stock Exchange, the American Stock Exchange, or the National Market System of the Nasdaq Stock Market (or any successor to such entities), or ii) a national securities exchange (or tier or	Actual amounts depend upon the market value of our outstanding stock at the time of listing, among other factors, and, therefore, cannot be determined at the present time.

Type of Compensation	Method of Compensation	Estimated Amount

segment thereof) that has listing standards that the Securities and Exchange Commission has determined by rule are substantially similar to the listing standards applicable to securities described in Section 18(b)(1)(A) of the Securities Act of 1933, as amended.

There is no assurance we will be able to pay an annual 8.0% return to our stockholders. Thus, the 8.0% return is disclosed solely as a measure for our advisor’s incentive compensation. Upon our advisor’s receipt of the incentive distribution upon listing, our advisor’s special limited partnership units will be redeemed and our advisor will not be entitled to receive any further incentive distributions upon sales of our properties.

		Amount if	Amount if
Description of Fee	Calculation of Fee	Minimum Sold	Maximum Sold

• Fees payable upon termination of Advisory Agreement	Upon termination of the advisory agreement due to an internalization of our advisor in connection with our conversion to a self-administered REIT, our advisor will be entitled to compensation to be determined by negotiation between our advisor and our independent directors. Upon our advisor’s receipt of such compensation, our advisor’s special limited partnership units will be redeemed and our advisor will not be entitled to receive any further incentive distributions upon sales of our properties. In connection with the termination of the advisory agreement other than due to a listing of our shares on a national securities exchange or national market system or due to the internalization of our advisor in connection with our conversion to a self-administered REIT, we may cause our operating partnership to redeem our advisor’s special limited partner units, for cash, units of limited partnership interests in our operating partnership or shares of our common stock, in an amount equal to what our advisor would have received pursuant to the incentive distribution upon sales if our operating partnership immediately sold all of its assets at fair market value.	Actual amount depends upon many factors to be negotiated between our advisor and our independent directors and, therefore, cannot be determined at the present time.
      We do not intend to pay our affiliates in shares of our common stock or units of limited partnership interests in our operating partnership for the services they provide to us, but we reserve the right to do so if our board of directors, including a majority of our independent directors, determines that it is prudent to do so under the circumstances.
Additional Payments for Additional Services
      As specified in our advisory agreement, in extraordinary circumstances, our advisor and its affiliates may provide other goods and services to our company if all of the following criteria are met:

•	the goods or services must be necessary to our prudent operation; and

•	the compensation, price or fee must be equal to the lesser of 90% of the compensation, price or fee we would be required to pay to independent parties rendering comparable services or selling or leasing comparable goods on competitive terms in the same geographic location, or 90% of the compensation, price or fee charged by our advisor or its affiliates for rendering comparable services or selling or leasing comparable goods on competitive terms.
      Extraordinary circumstances will be presumed only when there is an emergency situation requiring immediate action by our advisor or its affiliates and the goods or services are not immediately available from unaffiliated parties. Services which may be performed in such extraordinary circumstances include emergency maintenance of our properties, janitorial and other related services due to strikes or lock-outs, emergency tenant evictions and repair services which require immediate action, as well as operating and re-leasing properties with respect to which the leases are in default or have been terminated.
Limitation on Reimbursements
      No reimbursement to our advisor or its affiliates is permitted for items such as rent, depreciation, utilities, capital equipment, salaries, fringe benefits and other administrative items of any controlling persons of our advisor, its affiliates or any other supervisory personnel except in those instances in which our board of directors believes it to be in our best interest that our advisor or its affiliates operate or otherwise deal with, for an interim period, a property with respect to which the lease is in default. Permitted reimbursements, except as set forth above, include salaries and related salary expenses for non-supervisory services which could be performed directly for our company by independent parties such as legal, accounting, transfer agent, data processing and duplication. Controlling persons include, but are not limited to, any person, irrespective of his or her title, who performs functions for our advisor similar to those of chairman or member of the board of directors, president or executive vice president, or those entities or individuals holding 5% or more of the stock of our advisor or a person having the power to direct or cause the direction of our advisor, whether through ownership of voting securities, by contract or otherwise. Despite the foregoing, and subject to the approval of our board of directors, including a majority of the independent directors, we may reimburse our advisor for expenses related to the activities of controlling persons undertaken in capacities other than those which cause them to be controlling persons. Our advisor has informed us that it believes that its employees and the employees of its affiliates and controlling persons who perform services for which reimbursement is allowed as described above, have the experience and educational background, in their respective fields of expertise, appropriate for the performance of such services.
Limitation on Acquisition-Related Compensation
      The total of all real estate commissions and acquisition expenses paid in connection with our purchase of a property may not exceed an amount equal to 6% of the contract purchase price for the property.
Limitation on Operating Expenses
      In the absence of a satisfactory showing to the contrary, our total operating expenses will be deemed to be excessive if, in any fiscal year, they exceed the greater of:

•	2% of our Average Invested Assets or

•	25% of our net income for such year.
      The independent directors have a fiduciary responsibility to limit such expenses to amounts that do not exceed these limitations.
      Within 60 days after the end of any fiscal quarter for which our total operating expenses for the 12 months then ended exceeded the greater of 2% of our Average Invested Assets or 25% of net income, we will send our stockholders a written disclosure of such fact.
      Our advisor will reimburse our company at the end of the calendar year the amount by which the aggregate annual expenses paid or incurred by our company exceed the limitations provided above.
      Total operating expenses include aggregate expenses of every character paid or incurred by us as determined under generally accepted accounting principles, including the fees we pay to our advisor. However, total operating expenses do not include:

•	the expenses we incur in raising capital such as organizational and offering expenses, legal, audit, accounting, registration and other fees, printing and other expenses, and taxes incurring in connection with the issuance, distribution, transfer and registration of our shares;

•	interest payments;

•	taxes;

•	non-cash expenditures, such as depreciation, amortization and bad debt reserves;

•	the incentive distribution paid to our advisor; and

•	acquisition expenses, real estate commissions on resale of properties and other expenses connected with the acquisition, disposition and ownership of real estate interests, mortgage loans or other property.
Additional Important Information on Compensation to Our Affiliates
      Our advisor and its affiliates will be involved in determining the types and structure of the transactions in which we participate. Our advisor may benefit from our acquiring properties, retaining ownership of our properties or leveraging our properties, while it may be in your best interest as a stockholder for us to buy, sell or hold such property on an unleveraged basis. Furthermore, our advisor’s receipt and retention of many of the fees it receives and reimbursements depends upon our company making investments in properties. Therefore, the interest of our advisor in receiving such fees may conflict with the interest of our stockholders to earn income on their investment in our common stock and may result in our entering into transactions that do not solely reflect your interest as a stockholder. A majority of our independent directors must approve all transactions between our company and our advisor or its affiliates, including property acquisitions and dispositions.
PRIOR PERFORMANCE SUMMARY
      The information presented in the Prior Performance Summary, or Summary, represents the historical experience of real estate and notes programs managed by Triple Net Properties through December 31, 2005. Investors in our company should not assume that they will experience returns, if any, comparable to those experienced by investors in these prior notes and real estate programs.
      As of December 31, 2005, Triple Net Properties served as an advisor, sponsor or manager to 117 real estate investment programs formed for the purpose of acquiring and operating commercial real estate properties, primarily consisting of retail, office and industrial buildings. The programs are either (1) public programs that are required to file public reports with the SEC, or (2) private programs that have no public reporting requirements. As of December 31, 2005, there were 4 public real estate programs and 113 private real estate programs. Triple Net Properties also served as sponsor and manager of three private notes programs.
      Each of the private real estate programs, other than Western Real Estate Investment Trust, Inc., began with the formation of a limited liability company, or LLC, to acquire the property. The LLC may sell investor, or membership, units; investors that purchase membership units thus acquire an indirect interest in the property through their equity interest in the LLC. Simultaneously with the acquisition of the property, the LLC may also sell undivided tenant in common, or TIC, interests, directly in the property. A TIC interest is not an interest in any entity, but rather a direct real property interest. A TIC may be an individual or an entity such as a limited liability company. Typically, the TICs are involved in tax-deferred exchanges structured to comply with the requirements of Section 1031 of the Internal Revenue Code, or Section 1031, whereas the cash purchase of LLC membership units does not meet the requirements of Section 1031, although the LLC’s interest in the underlying real property interest will also be a TIC interest.
      Each private real estate program bears the same name as the respective LLC formed to acquire the property and may include both the sale of interests in the LLC and the individual TIC interests. Thus the LLC is the de-facto identity of the private program and may acquire either an entire or a partial interest in a property. When a private program owns 100% of a property and all funds are raised from TICs and members of the LLC, the private program is referred to by Triple Net Properties as a “Simple Ownership

Structure.” Conversely, if the program only owns a partial interest in the property or some portion of the funds are raised through one of the public programs which are advised or managed by Triple Net Properties, it is referred to by Triple Net Properties as a “Complex Ownership Structure.”
      The public programs include two corporations, G REIT, Inc. and T REIT, Inc., which have qualified as REITs, and two limited liability companies, NNN 2002 Value Fund, LLC and NNN 2003 Value Fund, LLC. Each of the public programs may acquire wholly-owned or partial interests in real estate properties. When a public program purchases a partial interest in a property that is also partially owned by a private program, the public program may invest either directly in the private program (by investing in the LLC or by purchasing a TIC interest) or outside of the private program by purchasing an interest in the property directly from the seller.
      In either the Complex or Simple Ownership Structure, the LLC may or may not retain an interest in the property after the program is closed, depending on whether the program sells the entire interest of the property to TIC investors. If the LLC retains an ownership interest in the program, it does so as one of the TICs and generally sells its ownership interest to a number of LLC members.
      Triple Net Properties maintains the day-to-day accounting for the LLC as well as the books and records for the property. In addition, Triple Net Properties is required to report financial data pertinent to the operation of each program and is responsible for the timely filing of the LLC’s income tax return as well as providing year-end tax basis income and expense information to the TICs.
      In some instances, the program owns an entire property, as in a Simple Ownership Structure, and the entire operation of the property is attributable to the program. In other instances, where the program owns a portion of a property or has affiliated ownership within the program, as in a Complex Ownership Structure, further allocations and disclosure are required to clarify the appropriate portions of the property’s performance attributable to the various ownership interests.
      Triple Net Properties presents the data in Prior Performance Table III for each program on either a “GAAP basis” or an “income tax basis” depending on the reporting requirements of the particular program. In compliance with the SEC reporting requirements, the Table III presentation of Revenues, Expenses and Net Income for the public programs has been prepared and presented by Triple Net Properties in conformity with accounting principles generally accepted in the United States of America, or GAAP, which incorporate accrual basis accounting. Triple Net Properties presents Table III for all private programs on an income tax basis (which can in turn be presented on either a cash basis or accrual basis), specifically, the private programs are presented on a cash basis except for Western Real Estate Investment Trust, Inc. and the three Notes Programs, as defined below, which are presented on an accrual basis, as the only applicable reporting requirement is for the year-end tax information provided to each investor. The Table III data for all private programs (which are generally formed using LLCs) are prepared and presented by Triple Net Properties in accordance with the cash method of accounting for income tax purposes. This is because most, if not all, of the investors in these private programs are individuals required to report to the Internal Revenue Service using the cash method of accounting for income tax purposes, and the LLCs are required to report on this basis when more than 50% of their investors are taxpayers that report using the cash method of accounting for income tax purposes. When GAAP-basis affiliates invest in a private program, as in a Complex Ownership Structure, the ownership presentation in the tables is made in accordance with the cash method of accounting for income tax purposes. This presentation is made for consistency and to present results meaningful to the typical individual investor that invests in an LLC.
      While SEC rules and regulations allow Triple Net Properties to record and report results for its private programs on an income tax basis, investors should understand that the results of these private programs may be different if they were reported on a GAAP basis. Some of the major differences between GAAP accounting and income tax accounting (and, where applicable, between cash basis and accrual basis income tax accounting) that impact the accounting for investments in real estate are described in the following paragraphs:

•	The primary difference between the cash methods of accounting and accrual methods (both GAAP and the accrual method of accounting for income tax purposes) is that the cash method of accounting generally reports income when received and expenses when paid while the accrual method generally requires income to be recorded when earned and expenses recognized when incurred.

•	GAAP requires that, when reporting lease revenue, the minimum annual rental revenue be recognized on a straight-line basis over the term of the related lease, whereas the cash method of accounting for income tax purposes requires recognition of income when cash payments are actually received from tenants, and the accrual method of accounting for income tax purposes requires recognition of income when the income is earned pursuant to the lease contract.

•	GAAP requires that when an asset is considered held for sale, depreciation ceases to be recognized on that asset, whereas for income tax purposes, depreciation continues until the asset either is sold or is no longer in service.

•	GAAP requires that when a building is purchased certain intangible assets (such as above- and below-market leases, tenant relationships and in-place lease costs) are allocated separately from the building and are amortized over significantly shorter lives than the depreciation recognized on the building. These intangible assets are not recognized for income tax purposes and are not allocated separately from the building for purposes of tax depreciation.

•	GAAP requires that an asset is considered impaired when the carrying amount of the asset is greater than the sum of the future undiscounted cash flows expected to be generated by the asset, and an impairment loss must then be recognized to decrease the value of the asset to its fair value. For income tax purposes, losses are generally not recognized until the asset has been sold to an unrelated party or otherwise disposed of in an arm’s length transaction.
      When the private program owns 100% of the property and the entire fund is raised from TICs and LLC members investing directly in the private program, 100% of the private program’s operating results are presented for the relevant years.
      When a private real estate program directly invests in and owns a partial interest in the property (as an example, 75%) and the remaining interest of the property (25%) is owned outside of the program by a public program, only the operating results relating to the private program ownership in the property (75%) are presented for the relevant years. The allocation is based on the private program’s effective ownership in the property.
      When a private real estate program acquires a 100% interest in the property but is jointly owned by a public entity investing directly in the private program, 100% of the private program’s operating results will be presented for the relevant years on a cash income tax basis. The affiliated ownership portion of the equity is eliminated in aggregation of all private programs reporting on a cash income tax basis. In such cases, Prior Performance Table III also presents the unaffiliated equity for informational purposes only.
      NNN 2004 Notes Program LLC, NNN 2005 Notes Program LLC, and NNN 2006 Notes Program LLC, or the Notes Programs, offered units of interest, or note units. The Notes Programs were formed for the purpose of making secured and unsecured loans to affiliates of Triple Net Properties for the sole purpose of acquiring and holding real estate. An investor of the Notes Programs invested in note units and made loans to the LLC. Triple Net Properties is the sole member and manager of each of the notes programs’ LLC and caused the LLC to use the net proceeds of the offering to support its efforts in sponsoring real estate investments by making secured and unsecured loans. Triple Net Properties, as the sole member and manager of the company, has guarantied the payment of all principal and interest on the note units.

References in the Summary

•	References in the Summary to unaffiliated members and to unaffiliated TICs refer to investors that hold membership units in a program LLC or a TIC interest in a program property, as applicable, but that are not otherwise affiliated with Triple Net Properties.

•	References in the Summary to Mr. Thompson refer to Anthony W. Thompson, who serves as the chairman of the board and chief executive officer of Triple Net Properties and owns approximately 36.5% of Triple Net Properties as of December 31, 2005.

•	References in the Summary to Mr. Rogers refer to Louis J. Rogers, who serves as our president and chairman of the board, president of our advisor and president and a member of the board of managers of Triple Net Properties, and who owns approximately 2.0% of Triple Net Properties as of December 31, 2005.

•	References in the Summary to loans from affiliates of Triple Net Properties for the purpose of acquiring and holding real estate refer to loans from Cunningham Lending Group, LLC, which is 100.0% owned by Mr. Thompson, NNN 2004 Notes Program, LLC, NNN 2005 Notes Program, LLC or NNN 2006 Notes Program, LLC. References in the Summary to loans from an affiliate of Triple Net Properties for other purposes, including making distributions that exceed cash flow from operations, refer solely to loans from Cunningham Lending Group, LLC. Loans made by these entities are unsecured loans that were not negotiated at arm’s length, with interest rates ranging from 8.0% to 12.0%.

•	References in the Summary to shareholders of Triple Net Properties refer to individuals or entities that have a membership interest in Triple Net Properties of less then 7%.

•	References in the Summary to Realty refer to Triple Net Properties Realty, Inc., of which Mr. Thompson serves as chairman and chief executive officer and owns 84.0% and of which Mr. Rogers serves as a director and owns 16.0% as of December 31, 2005. Mr. Rogers also serves as president of our advisor. When Realty receives a real estate commission or disposition fee as part of the purchase or sale of a property, 75.0% of that commission is passed through to Triple Net Properties pursuant to an agreement between Triple Net Properties and Realty.

•	References in the Summary table headings to GLA of a property indicate the gross leasable area of the property, which is expressed for the entire property even where the relevant program owns less than a 100% interest in the property.
      During 2003, 2004 and 2005, Triple Net Properties-sponsored programs acquired 102 properties, for which the property type, location and method of financing are summarized below.

No. of
Property Type	Properties

Office	89
Apartment	7
Retail	2
Mixed Use (Office and Retail)	2
Industrial	1
Land	1

Total	102

No. of
Property Type	Properties

Location
Arizona	3
California	22
Colorado	5
Delaware	1
Florida	9
Georgia	4
Illinois	1
Maryland	1
Missouri	2
Nebraska	3
Nevada	6
North Carolina	3
North Dakota	1
Oklahoma	1
Oregon	1
Pennsylvania	1
Tennessee	3
Texas	30
Utah	1
Virginia	1
Washington	2
Wisconsin	1

Total	102

No. of
Method of Financing	Properties

All debt	0
All cash	7
Combination of cash and debt	95

Total	102

Public Programs

G REIT, Inc.
      G REIT, Inc., or G REIT, was formed as a Virginia corporation in December 2001, reincorporated as a Maryland corporation in September 2004 and is qualified as a REIT for federal income tax purposes. G REIT was formed to acquire interests in office, industrial and service properties anchored by government-oriented tenants such as federal, state and local government offices, government contractors and/or government service providers. Triple Net Properties has served as the advisor of G REIT since January 2002. The initial public offering of G REIT’s common stock commenced on July 22, 2002 and terminated on February 9, 2004. G REIT’s second public offering commenced on January 23, 2004 and terminated on April 30, 2004. As of December 31, 2005, G REIT had raised gross offering proceeds of $437,315,000 in its two public offerings from the issuance of 43,865,000 shares of its common stock to 13,979 investors. As of December 31, 2005, G REIT had purchased interests in 27 real estate properties amounting to an investment by G REIT of $878,955,000 (G REIT’s aggregate share of purchase price, including G REIT’s aggregate share of debt financing at acquisition). Of the 27 properties, nine (33.3%) were in California, seven (26.0%) were in Texas and one each (3.7%) was in Arizona, Colorado, Delaware, Florida, Illinois, Maryland, Missouri, Nebraska, Nevada, Pennsylvania and Washington. The properties, which are described below, are all commercial office buildings, except for one multi-tenant industrial complex. None of the property interests acquired by G REIT were apartment community assets, the primary focus of our company.
      As of December 31, 2005, G REIT owned interests in the following properties:

	Ownership	Type of	Purchase	Share of	Share of Mortgage	GLA
Property Name	Interest	Property	Date	Purchase Price	Debt at Purchase	(Sq Ft)	Location

5508 Highway West 290	100.0%	office	09/13/02	$10,225,000	$6,700,000	74,000	Austin, TX
Two Corporate Plaza	100.0	office	11/27/02	13,580,000	10,160,000	161,000	Clear Lake, TX
Congress Center — TIC(1)	30.0	office	01/09/03	40,832,000	28,763,000	525,000	Chicago, IL
Atrium Building	100.0	office	01/31/03	4,532,000	2,200,000	167,000	Lincoln, NE
Department of Children and Families Campus	100.0	office	04/25/03	11,580,000	7,605,000	124,000	Plantation, FL
Gemini Plaza	100.0	office	05/02/03	15,000,000	9,815,000	159,000	Houston, TX
Bay View Plaza(2)	97.68	office	07/31/03	11,385,000	—	61,000	Alameda, CA
North Pointe Corporate Center	100.0	office	08/11/03	24,205,000	15,600,000	133,000	Sacramento, CA
824 Market Street	100.0	office	10/10/03	31,900,000	—	202,000	Wilmington, DE
Sutter Square Galleria	100.0	office/ retail	10/28/03	8,240,000	4,024,000	61,000	Sacramento, CA
One World Trade Center	100.0	office	12/05/03	113,648,000	77,000,000	573,000	Long Beach, CA
Centerpointe Corporate Park	100.0	office	12/30/03	54,220,000	25,029,000	436,000	Kent, WA
AmberOaks Corporate Center	100.0	office	01/20/04	35,525,000	14,250,000	282,000	Austin, TX
Public Ledger Building	100.0	office	02/13/04	33,950,000	25,000,000	467,000	Philadelphia, PA
Madrona Buildings	100.0	office	03/31/04	45,900,000	28,458,000	211,000	Torrance, CA
Brunswig Square	100.0	office	04/05/04	23,805,000	15,830,000	136,000	Los Angeles, CA
North Belt Corporate Center	100.0	office	04/08/04	12,675,000	—	157,000	Houston, TX
Hawthorne Plaza	100.0	office	04/20/04	97,000,000	62,750,000	422,000	San Francisco, CA
Pacific Place	100.0	office	05/26/04	29,900,000	—	324,000	Dallas, TX
600 B Street (Comerica)	100.0	office	06/14/04	77,190,000	56,057,000	339,000	San Diego, CA
Western Place I & II(3)	78.5	office	07/23/04	26,298,000	18,840,000	431,000	Forth Worth, TX
One Financial Plaza(4)	77.6	office	08/06/04	28,712,000	23,862,000	434,000	St. Louis, MO
Pax River Office Park	100.0	office	08/06/04	14,000,000	—	172,000	Lexington Park, MD
Opus Plaza at Ken Caryl	100.0	office	09/12/05	10,176,000	6,700,000	62,000	Littleton, CO
Eaton Freeway	100.0	industrial	10/21/05	7,588,000	5,000,000	62,000	Phoenix, AZ

(1)	Two affiliated public entities, NNN 2002 Value Fund, LLC and T REIT, Inc., own 12.3% and 10.3% of the property, respectively. Unaffiliated entities own 47.4% of the property.

(2)	An unaffiliated entity owns 2.32% of the property.

(3)	Unaffiliated entities own 21.5% of the property.

(4)	Unaffiliated entities own 22.4% of the property.
      As of December 31, 2005, G REIT had sold its interests in the following properties:

	Date of	Date of	Ownership	Gain (Loss)
Property Name	Purchase	Sale	Interest	on Sale

525 B Street (Golden Eagle)	06/14/04	08/10/05	100.00%	$10,550,000
Park Sahara	03/18/03	12/20/05	4.75	132,000

      For the years ended December 31, 2002 and 2005, G REIT had a return of capital from cash distributions of $170,000 and $13,865,000, respectively. The source of cash to fund the distributions in 2002 was proceeds from the sale of G REIT’s securities. The source of cash to fund the distributions in 2005 was excess historical cash flows from operations.

T REIT, Inc.
      T REIT, Inc., or T REIT, was formed as a Virginia corporation in December 1998 and is qualified as a REIT for federal income tax purposes. T REIT was formed to acquire interests in office, industrial, service and retail properties located primarily in tax free states. Triple Net Properties has served as the advisor of T REIT since February 2000. The initial public offering of T REIT’s common stock commenced on February 22, 2000. As of May 31, 2002, when the offering was terminated, T REIT had issued 4,720,000 shares of common stock and raised $46,395,000 in aggregate gross proceeds. As of December 31, 2005, T REIT had 2,053 investors and had purchased interests in 20 real estate properties amounting to an investment by T REIT of $125,786,000 (T REIT’s aggregate share of purchase price, including T REIT’s aggregate share of debt financing at acquisition). As of December 31, 2005, thirteen of these properties had been sold. Of the 20 properties purchased by T REIT, four (20%) were in Nevada, four (20%) were in California, nine (45%) were in Texas, two (10%) were in North Dakota and one (5%) was in Illinois. The properties owned by T REIT as of December 31, 2005, which are described below, are all commercial properties consisting of five (71%) office properties and two (29%) office/industrial properties. None of the property interests acquired by T REIT were apartment community assets, the primary focus of our company.
      As of December 31, 2005, T REIT owned interests in the following properties:

					Share of
				Share of	Mortgage
	Ownership		Purchase	Purchase	Debt at	GLA
Property Name	Interest	Type of Property	Date	Price	Purchase	(Sq Ft)	Location

Reno Trademark Building- TIC(1)	40.0%	office/industrial	09/04/01	$2,918,000	$1,080,000	75,000	Reno, NV
Titan Building & Plaza- TIC(2)	48.5	office	04/17/02	4,446,000	2,910,000	131,000	San Antonio, TX
University Heights	100.0	office/industrial	08/22/02	6,750,000	—	68,000	San Antonio, TX
Congress Center-LLC(3)	10.3	office	01/09/03	14,019,000	9,875,000	525,000	Chicago, IL
Enclave Parkway-LLC(4)	3.26	office	12/22/03	1,125,000	769,000	207,000	Houston, TX
AmberOaks Corporate Center(5)	75.0	office	01/20/04	17,224,000	11,250,000	207,000	Austin, TX
Oakey Building-LLC(6)	9.8	office	04/02/04	797,000	392,000	98,000	Las Vegas, NV

(1)	Unaffiliated entities own 60.0% of the property.

(2)	Unaffiliated entities own 51.5% of the property.

(3)	One affiliated public entity, NNN 2002 Value Fund, LLC, owns 12.3% of the property. One affiliated public entity, G REIT, Inc. owns 30.0% of the property. Unaffiliated entities own 47.4% of the property.

(4)	Unaffiliated entities own 96.74% of the property.

(5)	Unaffiliated entities own 25.0% of the property.

(6)	An affiliated public entity, NNN 2003 Value Fund, LLC, owns 75.46% of the property. Unaffiliated entities own 14.74% of the property.

      As of December 31, 2005, T REIT had sold its interests in the following properties:

	Date of	Date of	Ownership	Gain (Loss)
Property Name	Purchase	Sale	Interest	on Sale

Christie Street Office Building	09/26/00	11/13/01	100.0%	$(178,000)
Seguin Corners Shopping Center	11/22/00	08/12/02	26.0	104,000
Plaza del Rey Shopping Center	11/17/00	09/23/02	16.5	70,000
Northstar Crossing Shopping Center	10/26/00	01/11/03	100.0	(191,000)
Thousand Oaks	12/06/00	08/11/03	100.0	2,100,000
Pahrump Valley Junction Shopping Center	05/11/01	09/25/03	100.0	874,000
Gateway Mall	01/29/03	03/18/04	100.0	769,000
Gateway Mall Land	02/27/04	09/09/04	100.0	854,000
Saddleback Financial Center	09/25/02	12/27/04	25.0	853,000
County Center Drive	09/28/01	04/19/05	16.0	191,000
City Center West A	03/15/02	07/28/05	89.1	5,972,000
Emerald Plaza	06/14/04	11/10/05	2.7	583,000
Pacific Corporate Park	03/25/02	12/28/05	22.8	487,000
      For the years ended December 31, 2001, 2002, 2003 and 2004 and the period from January 1, 2005 through June 30, 2005, T REIT had returns of capital from cash distributions of $863,000, $573,000, $896,000, $358,000 and $1,118,000, respectively. $130,000 of the source of cash to fund distributions in 2001 was from excess historical cash flows from operations, with the remainder from proceeds from the sale of T REIT’s securities. The source of cash to fund distributions in 2002 was the collection of two notes receivable, one from WREIT and one from NNN County Center Drive, LLC, affiliates of Triple Net Properties, and profit recognized on the sale of properties. The source of cash to fund distributions in 2003 was profit recognized on the sale of properties. The source of cash to fund distributions in 2004 and 2005 was the collection of notes receivables from unaffiliated parties and profit recognized on the sale of properties.

NNN 2003 Value Fund, LLC
      NNN 2003 Value Fund, LLC, or 2003 Value Fund, is a Delaware limited liability company formed on June 19, 2003 to purchase, own, operate and subsequently sell all or a portion of a number of unspecified “value added” properties. 10,000 Units were sold to 826 investors in a private placement offering which began on July 11, 2003 and ended on October 14, 2004 and raised $50,000,000 of gross offering proceeds. Triple Net Properties has served as the manager of 2003 Value Fund since June 2003.
      The Securities Exchange Act of 1934, as amended, or the Exchange Act requires that, within 120 days following the end of the fiscal year in which an entity exceeds 500 security holders and has more than $10,000,000 in assets, such entity file a registration statement pursuant to the requirements of the Exchange Act. As of December 31, 2004, 2003 Value Fund had more than 500 investors and assets of more than $10,000,000 and had the obligation to file a registration statement with the SEC no later than May 2, 2005. The required Form 10 registration statement for 2002 Value Fund was filed on May 2, 2005. Pursuant to Section 12(g)(1) of the Exchange Act, the Form 10 went effective by lapse of time on July 1, 2005.
      As of December 31, 2005, 2003 Value Fund had purchased interests in 13 real estate properties, amounting to an investment by 2003 Value Fund of $173,162,000 (2003 Value Fund’s aggregate share of purchase price, including 2003 Value Fund’s aggregate share of debt financing at acquisition). Of the 13 properties, five (37%) were in Texas, three (23%) were in California and one (8%) was in each of Nebraska, Nevada, Oregon, Utah and Georgia. The properties, which are described below, are all commercial office building properties, except for one land parcel. None of the property interests acquired by 2003 Value Fund were apartment community assets, the primary focus of our company.

      As of December 31, 2005, 2003 Value Fund owned interests in the following properties:

					Share of
				Share of	Mortgage
	Ownership	Type of	Purchase	Purchase	Debt at	GLA
Property Name	Interest	Property	Date	Price	Purchase	(Sq Ft)	Location

Executive Center II & III(1)	41.1%	office	08/01/03	$10,111,000	$6,144,000	381,000	Dallas, TX
Executive Center I	100.0	office	12/30/03	8,178,000	4,500,000	205,000	Dallas, TX
Oakey Building(2)	75.4	office	04/02/04	6,135,000	3,016,000	98,000	Las Vegas, NV
Enterprise Technology Center(3)	8.5	office	05/07/04	5,211,000	3,103,000	370,000	Scotts Valley, CA
Interwood	100.0	office	01/26/05	8,000,000	5,500,000	80,000	Houston, TX
Woodside Corporate Park	100.0	office	09/30/05	22,862,000	15,915,000	193,000	Beaverton, OR
Daniels Rd land parcel	100.0	land	10/14/05	729,000	—	9.05 acres	Heber City, UT
3500 Maple(4)	99.0	office	12/27/05	65,835,000	57,737,000	375,000	Dallas, TX

(1)	Unaffiliated entities own 58.9% of the property.

(2)	One affiliated public entity, T REIT, Inc., owns 9.8% of the property. Unaffiliated entities own 14.74% of the property.

(3)	Unaffiliated entities own 91.5% of the property.

(4)	One affiliated entity owns 1.0% of the property.
      As of December 31, 2005, 2003 Value Fund had sold its interests in the following properties:

	Date of	Date of	Ownership	Gain (Loss)
Property Name	Purchase	Sale	Interest	on Sale

Satellite Place	11/29/04	02/24/05	100.0%	$385,000
Financial Plaza	10/29/04	04/13/05	100.0	3,015,000
801 K Street	03/31/04	08/26/05	18.3	2,079,000
Emerald Plaza	06/14/04	11/10/05	4.6	988,000
Southwood Tower	10/27/04	12/19/05	100.0	2,402,000
      For the year ended December 31, 2005, 2003 Value Fund had returns of capital from cash distributions of $4,657,000, which includes distributions of $1,164,000 to minority interest holders. Pursuant to 2003 Value Fund’s Operating Agreement, cash proceeds from capital transactions are first treated as a return of capital. $280,000 of the source of cash to fund distributions in 2005 was from excess historical cash flows from operations, with the remainder from profit recognized on the sale of properties.

NNN 2002 Value Fund, LLC
      NNN 2002 Value Fund, LLC, or 2002 Value Fund, is a Virginia limited liability company formed on May 15, 2002 to purchase, own, operate and subsequently sell all or a portion of up to three properties. 5,960 units were sold to 546 investors in a private placement offering which began on May 15, 2002 and ended on July 14, 2003 and raised $29,799,000 of gross offering proceeds. Triple Net Properties has served as the manager of 2002 Value Fund since May 2002.
      The Exchange Act requires that, within 120 days following the end of the fiscal year in which an entity exceeds 500 security holders and has more than $10,000,000 in assets, such entity file a registration statement pursuant to the requirements of the Exchange Act. As of December 31, 2003, 2002 Value Fund had more than 500 investors and assets of more than $10,000,000 and had the obligation to file a registration statement with the SEC no later than April 29, 2004. The required Form 10 registration statement for 2002 Value Fund was not filed until December 30, 2004. Pursuant to Section 12(g)(1) of the Exchange Act, the Form 10 went effective by lapse of time on February 28, 2005. Subsequent to that date, 2002 Value Fund has filed all reports required to be filed by Sections 13 or 15(d) of the Exchange Act; however, 2002 Value Fund’s Form 10-K for the year ended December 31, 2004 was not timely filed.
      As of December 31, 2005, 2002 Value Fund had purchased interests in three real estate properties amounting to an investment by 2002 Value Fund of $57,141,000 (2002 Value Fund’s aggregate share of purchase price, including 2002 Value Fund’s aggregate share of debt financing at acquisition). Of the three properties, one (33%) was in Nevada, one (33%) was in Florida and one (33%) was in Illinois. The properties, which are described below, are all commercial office building properties. None of the property interests acquired by 2002 Value Fund are apartment community assets, the primary focus of our company.
      As of December 31, 2005, 2002 Value Fund owned an interest in the following property:

					Share of
	Ownership		Purchase	Share of	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Purchase Price	at Purchase	(Sq Ft)	Location

Congress Center- LLC(1)	12.3%	office	01/09/03	$16,741,000	$11,793,000	525,000	Chicago, IL

(1)	Two affiliated public entities, G REIT, Inc. and T REIT, Inc. own 30.0% and 10.3% of the property, respectively. Unaffiliated entities own 47.4% of the property.
      As of December 31, 2005, 2002 Value Fund had sold its interests in the following properties:

	Date of	Date of	Ownership	Gain (Loss)
Property Name	Purchase	Sale	Interest	on Sale

Bank of America Plaza West	09/20/02	03/15/05	100.0%	$6,674,000
Netpark	06/03/03	09/30/05	50.0	8,215,000
      For the years ended December 31, 2003 and 2004 and the period from January 1, 2005 through August 31, 2005, 2002 Value Fund had returns of capital from cash distributions of $100,000, $410,000 and $10,330,000, respectively. Pursuant to 2002 Value Fund’s Operating Agreement, cash proceeds from capital transactions are first treated as a return of capital. The source of cash to fund the distributions in 2003 was proceeds from the sale of 2002 Value Fund’s securities. The source of cash to fund distributions in 2004 was prior years’ proceeds from the sale of 2002 Value Fund’s securities and borrowings from an affiliate of Triple Net Properties. The source of cash to fund the distributions in 2005 was profit recognized on the sale of properties.
Private Programs
      Beginning in April 1998 through December 31, 2005, Triple Net Properties has advised 113 private real estate investment programs and three private notes programs. Each of the private programs advised by Triple Net Properties and the properties acquired and sold through December 31, 2005 are described below. Please see Tables III, IV and V under “Prior Performance Tables” in this prospectus for more information regarding the operating results of the prior funds sponsored by Triple Net Properties, information regarding the results of the completed programs and information regarding the sales or disposals of properties by these programs.
      As of December 31, 2005, 20 private programs have gone full term. Further information regarding the results of the sales and operations of these programs can be found in Prior Performance Table IV.

Adverse Business Developments or Conditions
      For some of those private programs detailed below and as noted in Prior Performance Table III, in some circumstances, Triple Net Properties-sponsored programs had cash flow deficiencies and/or distributions to investors which represented returns of capital because the distributions were in excess of cash generated from operations, sales and refinancings. Cash deficiencies after cash distributions shown for various programs on Prior Performance Table III occur for a variety of reasons, most of which are the result of either (a) the loss of a major tenant and/or a reduction in leasing rates and, as a result, the operating revenues of a program have decreased or (b) the program held multiple properties or buildings, some of the properties or buildings were sold and distributions were made that were attributable to the sold properties which exceeded the cash generated by the operations of the remaining properties. Operating cash flow available after distributions may be affected by timing of rent collection and the payment of expenses, causing either excess or deficit cash flows after distributions for a given period. In addition, excess operating cash flow after distributions may be retained by the program as reserves to fund anticipated and unanticipated future expenditures or to cover reductions in cash flow resulting from the anticipated or unanticipated loss of a tenant.
      For example, in 2001, Market Centre, LLC lost a major tenant in its property and leasing rates were reduced. For that year, Market Centre, LLC showed a cash deficiency and a distribution that was a return of capital. In the year ended December 31, 2002, the program reduced its distributions from 8% to 0%. Thus, in 2002, it did not show a cash deficiency because there were no distributions to investors. Another example is NNN 1397 Galleria Drive LLC, which in August 2003, lost a major tenant in its property. This program has reduced its distributions to investors effective in February 2004. For the year ended December 31, 2003, NNN 1397 Galleria Drive shows a cash deficiency and a distribution to investors as a return of capital. The source of the distributions in excess of cash flows was distributions of the prior years’ excess cash flow.
      In other circumstances, cash deficiencies were the result of sales of properties for programs either owning multiple properties or multiple buildings constituting a single investment. For example, NNN Pacific Corporate Park 1, LLC, NNN 2000 Value Fund, LLC and Western Real Estate Investment Trust, Inc. own either multiple properties or a multi-building property. When a property or a building is sold and proceeds are distributed to investors, there may be a cash deficiency shown because proceeds are distributed in excess of cash generated by operations.
      Where distributions are made that exceed the cash flow generated from operations of the programs, the distributions are made either from proceeds from the sale of the program’s securities which may be held as cash reserves to be used for distributions, proceeds from the sales or refinancings of properties, distributions of prior years’ excess cash flows or, loans from Triple Net Properties or its affiliates. In cases where there are no reserves, the distribution level may be reduced or stopped. In those cases, the reductions or termination in distributions have been noted below.
      In certain circumstances, as discussed below, Triple Net Properties or its affiliates deferred or forgave fees owed by Triple Net Properties-sponsored programs or made loans or advances to the programs to allow the programs to cover operating expenses or make distributions. If Triple Net Properties had not deferred or forgiven fees or made loans or advanced funds, the distributions paid by those programs may have been reduced, the programs may have invested in fewer properties, or the programs may have made fewer capital improvements to the properties in which they invested.

Performance of Private Programs
      Telluride Barstow, LLC: The offering period began June 1, 1998 and ended December 16, 1998. The offering raised $1,619,500, or 100% of the offering amount. The LLC retained a 32.25% ownership interest in the program with a membership of eight unaffiliated members, three members who are shareholders of Triple Net Properties and Triple Net Properties. The remaining 67.75% was owned by three unaffiliated TICs investing in the program. The program owned an 87% interest in the property. Mr. Thompson purchased a 13% interest in the property outside of the program.

Share of
				Share of	Mortgage
	Ownership		Purchase	Purchase	Debt at	GLA
Property Name	Interest	Type of Property	Date	Price	Purchase	(Sq Ft)	Location

Barstow Road Shopping Center	87.0%	shopping center	05/01/98	$4,002,000	$3,001,500	78,000	Barstow, CA

      For the years ended December 31, 1999 and 2000, the program had deficit cash flow after distributions of $74,000 and $12,000, respectively, which were covered by excess cash flow after distributions in 1998. For the year ended December 31, 2002, the program experienced deficit cash flow after distributions of $20,000 which was covered by the previous year’s excess cash flow after distributions. In 1999, Triple Net Properties loaned $8,000 to the program to fund operating shortfalls due to the timing of rent collections, which was repaid in full in 2001. In 2002, an affiliate of Triple Net Properties loaned $102,000 to the program to fund capital improvements. In February 2003, the property was sold for a loss of $166,000. Triple Net Properties received no fees from the sale of the property and the affiliate of Triple Net Properties forgave the $102,000 loan previously made to the program.
      Western Real Estate Investment Trust, Inc.: Western Real Estate Investment Trust, Inc., or WREIT, was formed in July 1998 as a private real estate investment trust and is qualified as a REIT for federal income tax purposes. In April 2000, WREIT closed its best efforts private placement of its common stock in which it raised $14,051,000 from 345 investors. A total of nine affiliated parties, including shareholders of Triple Net Properties and entities controlled by Mr. Thompson, purchased 1.65% of the total offering. WREIT was formed to acquire office and industrial properties and retail shopping centers primarily in the western United States. Triple Net Properties manages the properties owned by WREIT. The 31.5% of the Brookings Mall that is not owned by the program is held by one unaffiliated TIC outside the program.
      As of December 31, 2005, WREIT owned interests in the following properties:

					Share of
				Share of	Mortgage
	Ownership		Purchase	Purchase	Debt at	GLA
Property Name	Interest	Type of Property	Date	Price	Purchase	(Sq Ft)	Location

Kress Energy Center	100.0%	office	07/07/98	$1,850,000	$925,000	54,000	Wichita, KS
Brookings Mall	68.5	shopping center	05/01/00	2,843,000	659,000	143,000	Brookings, SD
      As of December 31, 2005, WREIT had sold the following properties:

	Date of		Ownership	Gain on Sale
Property Name	Purchase	Date of Sale	Interest	of Real Estate

Century Plaza East Shopping Center	11/03/98	02/13/04	100%	$1,025,000
Phelan Village Shopping Center	10/16/98	12/20/02	100	155,000
Bryant Ranch Shopping Center	12/24/98	09/05/02	100	1,120,000
Huron Mall Shopping Center	03/31/99	04/14/00	100	1,335,000
Crossroads Shopping Center	07/29/99	08/29/00	100	731,000
      In 2000, WREIT had deficit cash flow after distributions of $344,000. The deficit cash flow was funded by prior years’ excess cash flow after distributions and cash proceeds from the sale of two properties. The sales generated a combined $2,066,000 gain and WREIT paid $4,740,000 in special distributions representing return of capital of $3,100,000 following the sales. In 2001, WREIT received a $480,000 loan from T REIT, an entity advised by Triple Net Properties, and a $404,000 loan from a private entity managed by Triple Net Properties. In 2002, WREIT sold two additional properties generating a combined $1,275,000 gain. Also in 2002, WREIT repaid the $480,000 loan from T REIT and $259,000 of the loan from a private entity managed by Triple Net Properties. WREIT also received a $21,000 loan from Triple Net Properties to supplement capital funds. In 2002, WREIT sold two properties and paid Realty a sales commission of $300,000. In 2003, WREIT sold TIC interests to two entities advised by Triple Net Properties generating a $105,000 net loss for tax purposes and paid special distributions of $2,000,000 following the sale. In 2003, WREIT received a loan from Triple Net Properties in the amount of $8,000, which was used to repay a portion of a $58,000 loan from a private entity managed by Triple Net Properties. In 2004, WREIT had deficit cash flow after distributions of $97,000. The deficit cash flow was funded by prior years’ excess cash flow after distributions and cash proceeds from the sale of a property. In 2004, WREIT repaid in full Triple Net Properties’ loans of $29,000 from prior years. In 2004, WREIT sold Century Plaza East Shopping Center and paid Realty a sales commission of $104,000.
      Truckee River Office Tower, LLC: The offering period began August 21, 1998 and ended July 15, 1999. The offering raised $5,550,000, or 100% of the offering amount. The LLC retained a 48% ownership interest in the property with a membership of 59 unaffiliated members, 4 members who are shareholders of Triple Net Properties and Triple Net Properties. The remaining 52% was owned by six unaffiliated TICs and a company controlled by one of Triple Net’s shareholders investing in the program.

					Mortgage
	Ownership		Purchase		Debt at	GLA
Property Name	Interest	Type of Property	Date	Purchase Price	Purchase	(Sq Ft)	Location

Truckee River Office Tower	100.0%	office	12/01/98	$16,030,000	$12,000,000	139,000	Reno, NV
      For the year ended December 31, 2000, the program had distributions in excess of operating cash flows of $89,000, which was covered by excess cash flows after distributions from prior years.
      In April, 2005 the property sold for a loss of $1,532,000. Realty received a real estate commission of $175,000 after the sale.
      Yerington Shopping Center, LLC: The offering period began December 15, 1998 and ended August 3, 1999. The offering raised $1,625,000, or 100% of the offering amount. The LLC retained a 7.75% ownership interest with five unaffiliated members. The remaining 92.25% is owned by seven unaffiliated TICs investing in the program.

					Mortgage
	Ownership		Purchase	Purchase	Debt at	GLA
Property Name	Interest	Type of Property	Date	Price	Purchase	(Sq Ft)	Location

Yerington Plaza Shopping Center	100.0%	shopping center	03/08/99	$4,422,000	$3,316,000	56,000	Yerington, NV
      For the years ended December 31, 1999 and 2000, the program experienced a cash flow deficit after distributions and return of capital of $16,000 and $26,000, respectively. In 2002, a cash flow deficit after distributions of $20,000 was covered by the prior year’s cash flow excess after distributions. For the years ended 2003, and 2004, the program had a cash flow deficit after distributions and return of capital of $6,000 and $11,000, respectively.
      In 1999, Triple Net Properties loaned $6,000 to the program to cover distributions, which was repaid in 2000. In 2001 and 2002, an affiliate of Triple Net Properties loaned $4,000 and $5,000, respectively, to cover distributions. In 2004, these loans were repaid in full.
      In January, 2005 the property sold for a gain of $462,000. Realty received a real estate commission of $82,000 and Triple Net Properties received deferred management fees of $125,000 from proceeds of the sale.
      NNN Fund VIII, LLC: The offering period began February 22, 1999 and ended March 7, 2000. The offering raised $8,000,000, or 100% of the offering amount. The program acquired three properties with the LLC investing in all properties and various TIC interests investing in each of the properties. The LLC retained a 32.75% interest in Palm Court, a 32.24% interest in Belmont Plaza and a 47.25% interest in Village Fashion Center with a membership of 91 unaffiliated members, 3 members who are shareholders of Triple Net Properties and Triple Net Properties. The remaining 67.25% interest in Palm Court was owned by 11 unaffiliated TICs, Mr. Thompson and an entity owned by Triple Net Properties investing in the program. The remaining 67.76% interest in Belmont Plaza was owned by five unaffiliated TICs investing in the program. The remaining 52.75% interest in Village Fashion Center was owned by seven unaffiliated TICs investing in the program.

					Mortgage
	Ownership		Purchase	Purchase	Debt at	GLA
Property Name	Interest	Type of Property	Date	Price	Purchase	(Sq Ft)	Location

Belmont Plaza	100.0%	shopping center	06/11/99	$3,550,000	$2,840,000	81,000	Pueblo, CO
Village Fashion Center	100.0	shopping center	06/18/99	8,800,000	6,600,000	130,000	Wichita, KS
Palm Court Shopping Center	100.0	shopping center	08/03/99	8,988,000	8,500,000	267,000	Fontana, CA
      In March 2002, Village Fashion Center was sold resulting in a gain of $1,344,000. Realty received a real estate commission of $345,000 and Triple Net Properties received deferred management fees of $386,000 from the sale proceeds. From the sale proceeds, an affiliate of Triple Net Properties received repayment of a $400,000 loan made to the property in 2001 for capital improvements.
      In May 2003, Palm Court Shopping Center was sold resulting in a gain of $1,805,000. Realty received a real estate commission of $17,000 and Triple Net Properties received deferred management and incentive fees of $794,000 from sale proceeds. Triple Net Properties received $356,000 and an affiliate of Triple Net Properties received $303,000 from sale proceeds as repayment for loans made in prior years for capital improvements and costs relating to a legal settlement in 2001 which allowed Triple Net Properties to expand non-retail leasing/ownership of its parcels from 5% to 25% of gross leaseable area within the center, subject to a redevelopment agreement with adjoining owners.
      In January 2004, Belmont Plaza was sold resulting in a gain of $208,000. Realty received a real estate commission of $130,000 from sale proceeds.
      For the years ended December 31, 2000 and 2001, the program had deficit cash flow after distributions of $690,000 and $142,000, respectively. The sources of distributions in excess of cash flows were the prior year’s excess cash flow after distributions and return of capital of $475,000 and $202,000, respectively. Cash flow deficits were caused primarily by the timing difference of incurred property tax expense and collection of the related reimbursement of these charges from the tenants at all three properties. In 2002, the program had deficit cash flow after distributions of $37,000 representing return of capital of $234,000. For the year ended December 31, 2003, the program had an overall positive cash flow after distributions, but return of capital relating to the Belmont property of $91,000. For the year ended December 31, 2004, the program experienced a deficit from operating cash flows due to post sale expenses with no offsetting operating income as all the properties had been sold. Excess cash flow after distributions from prior years covered the deficit.
      In 2000, Triple Net Properties loaned $239,000 to the program to cover the cost of a legal settlement relating to the Palm Court property. In 2001, Triple Net Properties loaned $114,000 for leasing and capital costs at all three properties. In 2002 and 2003, all loans from Triple Net Properties were repaid from the sale proceeds of Village Fashion Center and Palm Court. In 2001, affiliates of Triple Net Properties loaned $594,000 to the program to cover leasing and capital costs incurred at Palm Court and Village Fashion Center. In 2001, $365,000 was repaid from the sale of Village Fashion Center and additional loans of $229,000 were made for Palm Court leasing costs. In 2003, all loans from affiliates were paid in full from the sale proceeds of Palm Court.
      NNN Town & Country Shopping Center, LLC: The offering period began May 10, 1999 and ended March 29, 2000. The offering raised $7,200,000, or 100% of the offering amount. The LLC with 56 unaffiliated members retained a 30.25% ownership interest in the property. The remaining 69.75% of the property was owned by nine unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Town & Country Village Shopping Center	100.0%	shopping center	07/01/99	$23,800,000	$21,339,000	235,000	Sacramento, CA

      The program reduced distributions to investors during 2000 from 8% to 5% due to reduced available operating cash flow. The property experienced reduced operating cash flow due to the costs of a major redevelopment project which included the relocation of certain tenants within the shopping center and a higher than projected interest rate on the variable rate mortgage loan. In 2002, Triple Net Properties refinanced the property with a $34,000,000 loan at a lower, fixed interest rate with a 10-year term. From refinance proceeds, Triple Net Properties and affiliates received $637,000 in deferred fees and repayment of loans of $1,875,000. With the refinance in place and redevelopment largely complete, cash flow improved and distributions were subsequently increased to 8% retroactively and 9% soon thereafter. On June 25, 2004, the property was sold at a price of $44,410,000. From sale proceeds, Realty received a selling commission of $444,000 and Realty and Triple Net Properties received deferred property and asset management fees of $1,175,000. The property sold for a gain of $1,797,000.
      For the year ended December 31, 2000, the program had a cash deficiency after distributions of $645,000 and return of capital of $513,000. The cash deficiency was caused primarily by debt service with increasing interest rates on a variable rate loan tied to LIBOR. For the year ended December 31, 2003, the program had a cash deficiency after distributions of $363,000, which was covered by prior years’ excess cash flow after distributions.
      In 2000 and 2001, Triple Net Properties loaned $508,000 and $747,000, respectively, to cover tenant repositioning costs and tenant improvements related to the redevelopment of the property. In 2002, an affiliate of Triple Net Properties loaned $113,000 to cover additional tenant improvement costs. Triple Net Properties’ loans from prior years were repaid in full from refinance proceeds. In 2003, Triple Net Properties and an affiliate of Triple Net Properties loaned $75,000 and $12,000, respectively, for capital improvements and Triple Net Properties loaned $5,000 to the program for the LLC’s tax return cost. All 2003 loans from Triple Net Properties and its affiliate were paid in full in 2004.
      NNN “A” Credit TIC, LLC: The offering period began August 10, 1999 and ended February 12, 2001. The offering raised $2,500,000, or 100% of the offering amount. The LLC with 15 unaffiliated members retained a 20% ownership interest in the property. The remaining 80% is owned by 12 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Pueblo Shopping Center	100.0%	shopping center	11/03/99	$7,075,000	$5,306,000	106,000	Pueblo, CO
      In 2003, the program had deficit cash flow after distributions of $65,000. Prior years’ excess cash flow after distributions covered the deficit. In 2004, the program had deficit cash flow after distributions of $99,000 representing return of capital of $51,000. During 2004, Triple Net Properties terminated distributions to investors in order to conserve cash flow for operations and future leasing.
      In 2001, Triple Net Properties loaned $13,000 and an affiliate of Triple Net Properties loaned $15,000 to cover a portion of leasing costs of $90,000. In 2002, affiliates of Triple Net Properties loaned $141,000 to cover a portion of distributions of $23,000 and capital expenditure and leasing costs of $118,000. In 2003, Triple Net Properties loaned $60,000 and an affiliate of Triple Net Properties loaned $84,000 to cover a portion of distributions of $33,000 and capital and leasing costs of $111,000. In 2003, an affiliate of Triple Net Properties forgave its unsecured loans to the program totaling $87,000 which was treated as income for tax purposes but was excluded in cash generated from operations in the Prior Performance Tables, resulting in the deficit cash flow for the year. In 2004 and 2005, affiliates of Triple Net Properties loaned $75,000 and $8,000, respectively to cover distributions and $15,000 of capital expenditures. In 2004 and 2005, Triple Net Properties and affiliates forgave unsecured loans of $48,000 and $276,000, respectively. In January, 2005, distributions to investors were suspended.
      NNN Redevelopment Fund VIII, LLC: The offering began August 27, 1999 and ended June 5, 2000. The offering raised $7,378,778, or 92.2% of the offering amount from 162 unaffiliated members and 6 shareholders of Triple Net Properties. The program owns 100% of the White Lakes property and 94.5%

of the Bank One Building, with 5.5% of the Bank One Building owned outside the program by Mr. Thompson as a TIC.

				Share of	Share of
	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Bank One Building	94.5%	office	11/22/99	$8,250,000	$7,645,000	129,000	Colorado Springs, CO
White Lakes Shopping Center	100.0	shopping center	03/15/00	14,688,000	12,200,000	437,000	Topeka, KS
      In 2000, a parcel at White Lakes Shopping Center was sold for $2,600,000. The sale generated net cash proceeds of $399,000 after payment of selling costs and a partial principal loan reduction. The proceeds were retained by the program to fund reserves for subsequent capital expenditures. Realty received a $25,000 real estate commission from the sale.
      In 2001, the loan on the Bank One Building was refinanced. The refinance generated net proceeds to the fund of $462,000 which were distributed to investors during the year. An affiliate of Triple Net Properties loaned $162,000 to fund capital improvements for both projects. In 2002, Triple Net Properties and affiliates of Triple Net Properties loaned $23,000 and $414,000, respectively, for ongoing capital improvements and leasing costs. In 2003, Triple Net Properties loaned an additional $457,000 to the program and affiliates of Triple Net Properties loaned $103,000 to partially repay prior years’ loans, and Triple Net Properties forgave $399,000 of prior loans. In August 2003, Triple Net Properties reduced the distribution rate from 8% to 5%.
      In 2004, two parcels of the White Lakes Shopping Center were sold for $1,250,000 and $225,000. The net proceeds after selling costs were used to reduce mortgage debt by $1,292,000. The remaining property was also refinanced with a loan amount less than the previously existing loan. In order to extend the loan on the Bank One Building, the program was required to pay additional loan fees of $300,000 and pay down the existing loan by $550,000. To fund the financing and continuing leasing requirements for both properties, Triple Net Properties loaned $507,000 to the program and an affiliate of Triple Net Properties loaned $1,649,000.
      In 2005, the program repaid $315,000 of loans from Triple Net Properties relating to White Lakes Shopping Center. Triple Net Properties and affiliates forgave indebtedness relating to White Lakes Shopping Center of $111,000 and $711,000, respectively. A parcel of the White Lakes property was sold for $950,000 and the net proceeds were used to reduce principal mortgage debt. In 2005, the Bank One property was refinanced with a mortgage of $8,000,000. Triple Net Properties did not receive a financing fee and the transaction produced net proceeds of $203,000.
      The program has experienced reduced operating cash flow primarily as a consequence of reduced leasing rates resulting from the depressed local commercial leasing markets and economy in the Colorado Springs and Topeka markets.
      NNN Exchange Fund III, LLC: The offering began September 15, 1999 and ended May 31, 2000. The offering raised $6,300,000, or 100% of the offering amount. The LLC retained an 8.25% ownership interest with 10 unaffiliated members and the remaining 91.75% is owned by 18 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

County Fair Mall	100.0%	shopping center	12/15/99	$15,850,000	$12,035,000	397,000	Woodland, CA
      In 2000, the program had deficit cash flow after distributions of $56,000 and return of capital of $31,000. In June 2001, distributions to investors were reduced from 8% to 5% to conserve cash flow. In 2002, the program experienced deficit cash flow after distributions of $78,000 resulting in return of capital of $59,000. In 2004, deficit cash flow after distributions of $1,000 was covered entirely by excess cash flow from the previous year.
      In 2003, Triple Net Properties loaned $34,000 to cover capital improvements of $90,000. In 2004, Triple Net Properties loaned $149,000 and an affiliate of Triple Net Properties loaned $65,000 to the program to cover distributions and property management fees paid to a third party management company. In 2005, an affiliate of Triple Net Properties advanced $166,000 to cover operating expenses.
      In 2004 and 2005, Triple Net Properties and affiliates forgave $83,000 and $331,000, respectively of the program’s indebtedness. In April 2004, Triple Net Properties terminated distributions to investors to conserve cash flow for operations and future capital and leasing requirements.
      In 2005, the property was sold for a loss of $3,011,000. Realty did not receive a real estate commission from the sale.
      NNN Tech Fund III, LLC: The offering period began February 21, 2000 and ended June 20, 2000. The offering raised $3,698,750, or 100% of the offering amount. The LLC with 13 unaffiliated members retained a 19.25% ownership interest in the property. The remaining 80.75% is owned by 15 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Moreno Corporate Center	100.0%	retail, office and industrial	06/16/00	$11,600,000	$8,425,000	226,000	Moreno Valley, CA
      At acquisition in 2000, the lender funded $329,750 less than the amount planned for in the offering memorandum. The program received a loan from Triple Net Properties for $329,750 to close the acquisition. In 2001, the property was refinanced with a new loan of $9,750,000 and $289,067 of the loan from Triple Net Properties was repaid. Also in 2001, the 26,449 square foot retail component of the property was sold for $1,610,000. The sale produced net cash proceeds of $1,207,000 that were used to pay down the new loan on the property.
      In 2002, an affiliate of Triple Net Properties loaned $25,000, which was used to repay a part of Triple Net Properties’ loan.
      In February 2005, the remainder of the property sold resulting in an overall gain of $2,314,000 from the two sales. From the proceeds of the 2005 sale, Realty received a real estate commission of $429,000, Triple Net Properties received deferred management fees and incentive fees of $962,000 and $362,000 respectively, and the loans from Triple Net Properties and affiliates were repaid. No fees were paid to Triple Net Properties or Realty from the 2001 sale.
      NNN Westway Shopping Center, LLC: The offering period began April 26, 2000 and ended February 7, 2001. The offering raised $3,278,250, or 99.3% of the offering amount. The LLC with 23 unaffiliated members retained a 31.75% ownership interest in the property. The remaining 68.25% is owned by 16 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Westway Shopping Center	100.0%	shopping center	8/09/00	$9,550,000	$7,125,000	220,000	Wichita, KS
      In 2001, the program had deficit cash flow after distributions of $44,000. The deficit cash flow was funded from prior years’ excess cash flow after distributions.
      During the period from 2000 through 2004, the program received loans from Triple Net Properties and its affiliates to fund capital improvements and leasing costs. In 2001, the program received $84,000 from an affiliate of Triple Net Properties for capital improvements. In 2002, the program received a $61,000 loan from an affiliate of Triple Net Properties for capital improvements and leasing affiliated costs. In 2002, an affiliate of Triple Net Properties loaned an additional $28,000 for leasing costs. In 2003, the program received loans totaling $69,000 from affiliates of Triple Net Properties and an $8,000 loan from Triple Net Properties for tenant improvements. In 2004, the program received $271,000 in loans from Triple Net Properties and an affiliate to help fund $440,000 in capital and tenant improvements.
      In 2005, an affiliate of Triple Net Properties advanced $28,000 to the program to cover distributions. In October, 2005, distributions to investors were suspended to conserve cash flow. For the year ended December, 31 2005, Triple Net Properties and affiliates forgave $223,000 of the program’s indebtedness.
      Kiwi Associates, LLC: The offering began June 9, 2000 and ended February 4, 2001. The offering raised $2,681,352, or 95.8% of the offering amount. The LLC retained a 15.67% ownership with 13 unaffiliated members and the remaining 84.33% was owned by 11 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Orange Street Plaza	100.0%	shopping center	07/14/00	$8,200,000	$6,500,000	74,000	Redlands, CA
      For the years ended December 31, 2000 and 2001, the program had deficit cash flow after distributions and return of capital of $36,000 and $36,000, respectively. In 2001, Triple Net Properties loaned $15,000 to the program, which was repaid in 2002. In 2002, the property was refinanced resulting in net proceeds of $477,000, which was held in reserve for future leasing and capital expenditures. In February 2003, the sale of the property resulted in a gain of $1,409,000. Triple Net Properties received no fees from the sale of the property.
      NNN 2000 Value Fund, LLC: The offering began July 15, 2000 and ended February 27, 2001. The offering raised $4,816,000, or 100% of the offering amount. The LLC acquired an 81% ownership of the Bowling Green Financial Park property with a membership of 123 unaffiliated members and 2 shareholders of Triple Net Properties. Two TICs, one unaffiliated and the other an entity controlled by Mr. Thompson, acquired a 19% interest in the property, investing outside of the program.

				Share of	Share of
	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Bowling Green Financial Park	81.0%	7 office buildings	12/27/00	$12,960,000	$9,955,000	235,000	Sacramento, CA
      In October 2002, all seven buildings in the Bowling Green Financial Park were sold resulting in a cumulative gain of $1,120,000. As a result of the sales, Realty received a real estate commission of $122,000 and Triple Net Properties received an incentive fee of $250,000 from the program.
      NNN Rocky Mountain Exchange, LLC: The offering period began July 25, 2000 and ended February 15, 2001. The offering raised $2,670,000, or 100% of the offering amount. The property is 100% owned by 14 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Galena Street Building	100.0%	office	11/30/00	$7,225,000	$5,275,000	71,000	Denver, CO
      In August, 2002, the program reduced its distribution to investors from 8.50% to 4.25% as a result of the loss of a major tenant. In 2003, the program had deficit cash flow after distributions of $25,000. The deficit cash flow was funded by prior years’ excess cash flow after distributions. In 2003 and 2004, weak local market conditions and tenant downsizing resulted in reduced occupancy. In 2004, the program had deficit cash flow after distributions of $172,000 resulting in return of capital of $66,000. The deficit cash flow was funded from prior years’ excess cash flow after distributions and an $83,000 loan from an affiliate of Triple Net Properties. The affiliate of Triple Net Properties forgave $40,000 of this loan in 2004. In 2002, 2003 and 2004, Triple Net Properties loaned $3,000, $1,000 and $55,000, respectively, to fund capital improvements and deficit cash flow. In 2004, Triple Net Properties forgave all of these loans and terminated distributions.

      In May 2005, the property was sold to Triple Net Properties for a loss of $436,000. In connection with the sale, Triple Net Properties and Realty did not receive any fees or commissions, and an affiliate of Triple Net Properties forgave $183,000 of loans made to the program.
      NNN 2004 Notes Program, LLC: The offering period began August 29, 2000 and ended August 14, 2001. The offering raised $5,000,000, or 100% of the offering amount, from 98 note unit holders. The program offered note units of interest through its unsecured notes offering. The program was formed for the purpose of making unsecured loans to one or more borrowers, likely to be affiliates of Triple Net Properties for the sole purpose of acquiring and holding real estate. An investor in this program was making a loan to the LLC. Triple Net Properties was the sole member and manager of the LLC and caused it to use the net proceeds from the offering to support its efforts in sponsoring real estate investments by making unsecured loans to affiliated entities. Triple Net Properties, as the sole member and manager of the LLC, guarantied the payment of all principal and interest on the note units. All deficit cash flows are funded by Triple Net Properties’ guaranty.
      In 2003, 2004 and 2005, the company repaid $2,000,000, $1,500,000 and $1,500,000 of note unit principal respectively. In 2005 all remaining accrued interest was paid to the note unit holders, and the program was completed.
      NNN Market Centre, LLC: The offering period began September 1, 2000 and ended November 17, 2000. The offering raised $1,330,000, or 100% of the offering amount. 100% of the property is owned by seven unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase *	(Sq Ft)	Location

Market Centre	100.0%	office — certified historic building	11/01/00	$3,400,000	$2,070,000	122,000	Wichita, KS

*	Includes $1,070,000 mortgage debt and $1,000,000 in note units assumed at close.
      In 1999, NNN Market Centre, LLC offered and sold $1,000,000 of 11% participating note units to supplement capital funds for capital improvements and to provide working capital. The note units were entitled to a 40% profit participation in profit generated from sale of the property or a prepayment fee. Investors in the program assumed these notes and $1,070,000 in mortgage debt. The program raised $1,330,000 for redevelopment of the property.
      In 2000, the program had deficit cash flow after distributions of $47,000, representing return of capital of $14,000. The deficit cash flow was funded from working capital. In 2001, the property was refinanced with a $2,300,000 loan from an affiliate of Triple Net Properties and the $1,000,000 in note units was repaid. The program also received a $91,000 loan from Triple Net Properties to supplement capital funds and provide working capital. In 2001, the program had deficit cash flow after distributions of $175,000 representing return of capital of $98,000. The deficit cash flow was funded from working capital and the loan from Triple Net Properties. In 2002, the program received loans of $112,000 from affiliates of Triple Net Properties and a $35,000 loan from Triple Net Properties to supplement capital funds and provide additional working capital. In August 2002, distributions were reduced from 8% to 0% due to unfavorable market conditions in the Wichita, Kansas central business district. In 2002, the program had deficit cash flow after distributions of $10,000 representing return of capital of the same amount. In 2003, the program received an $8,000 loan from an affiliate of Triple Net Properties. Also in 2003, an affiliate of Triple Net Properties forgave $124,000 in accrued interest owed by the program. In 2004, the program received a $6,000 loan from Triple Net Properties. No distributions were made from August 2002 through December 2005.
      In 2005, the property was refinanced with $1,000,000. There were no proceeds generated from the refinance and Triple Net Properties did not receive a financing fee. In connection with the refinance, Triple Net Properties and affiliates forgave $695,000 of secured and unsecured indebtedness.

      NNN 2005 Notes Program, LLC: The offering period began September 15, 2000 and ended March 13, 2001. The offering raised $2,300,000, or 38.3% of the $6,000,000 offering amount, from 46 note unit holders. The program offered note units through its secured notes offering. The program was formed for the purpose of making secured loans to one or more borrowers, likely to be affiliates of Triple Net Properties for the sole purpose of acquiring and holding real estate. An investor in this program was making a loan to the LLC. Triple Net Properties is the sole member and manager of the LLC and caused it to use its net proceeds of the offering to support its efforts in sponsoring real estate investments by making secured loans to affiliated entities. Triple Net Properties, as the sole member and manager of the LLC, guarantied the payment of all principal and interest on the note units. All deficit cash flows are funded by Triple Net Properties’ guaranty.
      NNN Sacramento Corporate Center, LLC: The offering period began November 8, 2000 and ended May 21, 2001. The offering raised $12,000,000, or 100% of the offering amount. The LLC with 55 unaffiliated members and 1 private program sponsored by Triple Net Properties retained a 17.5% ownership interest in the property. The remaining 82.5% is owned by 16 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Sacramento Corporate Center	100.0%	office	3/12/01	$31,000,000	$22,250,000	193,000	Sacramento, CA
      In 2003, the property received a $202,000 loan from Triple Net Properties and a $95,000 loan from TICs for capital improvements. In 2004, TICs loaned the property an additional $69,000 for additional capital improvements and $31,000 was repaid to Triple Net Properties. In 2005, the program repaid loans of $8,000 to Triple Net Properties.
      NNN Dry Creek Centre, LLC: The offering period began November 15, 2000 and ended January 31, 2001. The offering raised $3,500,000, or 100% of the offering amount. The LLC with one unaffiliated member retained a 2.0% ownership interest in the property. The remaining 98.0% is owned by 15 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Dry Creek Centre	100.0%	office	1/31/01	$11,100,000	$8,350,000	86,000	Englewood, CO
      In 2001, the program had a cash flow deficiency due to the timing of property tax reimbursements. The deficiency was covered by existing reserves which were replenished in 2002 when the corresponding tax reimbursements were billed and collected. In 2004, the program had deficit cash flow after distributions of $47,000 covered by the prior years’ excess cash flow after distributions.
      In 2005, the program had deficit cash flow after distributions of $105,000 which was covered by prior years’ cumulative excess cash flow after distributions. An affiliate of Triple Net Properties advanced $29,000 to pay for tenant improvements not covered by lender reserves. In April 2005, distributions were suspended due to increased vacancy and a lower rental rate on new leasing.
      NNN 2001 Value Fund, LLC: The offering began March 12, 2001 and ended June 30, 2002. The offering raised $10,992,321, or 99.9% of the offering amount, from 261 unaffiliated members and 5 shareholders of Triple Net Properties. The program acquired 100% of two properties, 1840 Aerojet Way and Western Plaza. The program also owned a 40% undivided interest in Pacific Corporate Park. The remaining 60% was owned by a private program, NNN Pacific Corporate Park I, LLC as a TIC interest.
      As of December 31, 2005, NNN 2001 Value Fund, LLC owned interests in the following property:

				Share of	Share of
	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Western Plaza	100.0%	shopping center	07/31/01	$5,000,000	$4,250,000	412,000	Amarillo, TX

      As of December 31, 2005, NNN 2001 Value Fund, LLC had sold the following properties:

				Share of Gain
	Date of		Ownership	on Sale of
Property Name	Purchase	Date of Sale	Interest	Real Estate

1840 Aerojet	9/27/01	9/27/05	100%	$489,000
Pacific Corporate Park	3/25/02	12/28/05	40	1,135,000
      For the years ended December 31, 2001 and 2002, the program had deficit cash flow after distributions and return of capital of $18,000 and $130,000, respectively. For the year ended December 31, 2004, the program had deficit cash flow after distributions of $287,000 which was covered by excess cash flow from the previous year of $165,000 resulting in return of capital of $122,000.
      In 2003, Triple Net Properties loaned $675,000 to the program. The loan was used for a required $1,000,000 pay down of third party mortgage debt for Western Plaza. In 2004, Triple Net Properties loaned $375,000 to the program, and an affiliate of Triple Net Properties loaned $30,000 to the program and $80,000 to Pacific Corporate Park ($32,000 of which is allocable to the private program). The loans were used to fund a shortfall of refinance proceeds for Western Plaza along with capital and tenant improvements at Western Plaza.
      In 2005, the program’s 40% interest in Pacific Corporate Park was sold for a gain of $1,135,000. From the proceeds of the sale, Realty received a real estate commission of $130,000 and Triple Net Properties received property management fees of $3,000 from the program. In 2005, the program sold 1840 Aerojet for a gain of $489,000. Realty did not receive a real estate commission from the sale and Triple Net Properties received deferred management fees and lease commissions totaling $43,000. Proceeds from the sale were used to pay down $1,000,0000 of the mortgage on Western Plaza and to repay Triple Net Properties and affiliates $872,000 of loans made to the program.
      NNN Camelot Plaza Shopping Center, LLC: The offering period began March 30, 2001 and ended December 3, 2001. The offering raised $2,400,000, or 100% of the offering amount. The property is 100% owned by 13 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Camelot Plaza Shopping Center	100.0%	shopping center	8/01/01	$6,350,000	$4,128,000	91,000	San Antonio, TX
      At acquisition, a major tenant left the property but agreed to pay rent through the end of its lease term. As a result, the lender required new loan terms including a lower funding than anticipated and accelerated principal repayment. The vacant space combined with weak local market conditions and the accelerated principal repayment has had a continuing adverse impact on the property’s cash flow. Loans from Triple Net Properties and affiliates have funded the initial loan proceeds shortfall and accelerated principal repayment during Triple Net Properties’ leasing and refinancing initiatives. At closing, Triple Net Properties and an affiliate of Triple Net Properties made $36,000 and $278,000 loans to the program, respectively. In 2002, an affiliate of Triple Net Properties loaned $126,000 to the program. In 2003, an affiliate of Triple Net Properties forgave $100,000 of its loan. In 2004, an affiliate of Triple Net Properties loaned $155,000 to the program.
      In 2001, the program had deficit cash flow after distributions of $82,000 representing return of capital of $65,000. The deficit cash flow and return of capital was funded from reserves and a loan from Triple Net Properties. In 2002, the program had deficit cash flow after distributions of $57,000 resulting return of capital of the same amount. The deficit cash flow and return of capital was funded by a loan from an affiliate of Triple Net Properties. In 2003, the program had deficit cash flow after distributions and return of capital of $71,000. In 2004, the program’s distribution rate was reduced from 8% to 4.25%.
      In April 2005, the property was refinanced with two loans totaling $3,375,000 generating net proceeds of $35,000. Triple Net Properties did not receive a financing fee from the transaction. In July 2005, distributions to investors were suspended in order to conserve cash flow. During 2005, an affiliate of Triple

Net Properties advanced $93,000 to the program. As of December 31, 2005, Triple Net Properties and affiliates forgave indebtedness of the program totaling $276,000.
      NNN Washington Square Center, LLC: The offering period began May 1, 2001 and ended November 21, 2001. The offering raised $3,000,000, or 100% of the offering amount. 100% of the property is owned by 18 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Washington Square Center	100.0%	shopping center	10/16/01	$7,263,000	$4,890,000	72,000	Stephenville, TX
      In 2002, the program had deficit cash flow after distributions of $50,000 representing return of capital of $22,000. The deficit cash flow was funded from prior years’ excess cash flow after distributions, reserves and a $10,000 loan from an affiliate of Triple Net Properties.
      During the period from 2002 to 2004, the program received loans from Triple Net Properties and affiliates to fund return of capital as well as lender reserves and leasing costs. In 2002, the program received $10,000 to pay a portion of the return of capital distribution of $22,000. In 2003, the program received a loan of $98,000 from Triple Net Properties for leasing reserves and costs and repaid $10,000 to an affiliate of Triple Net Properties. In 2004 and 2005, the program received advances of $40,000 and $2,000, respectively from an affiliate of Triple Net Properties to fund tenant leasing costs and leasing reserves.
      NNN Reno Trademark, LLC: The offering period began May 30, 2001 and ended September 26, 2001. The offering raised $3,850,000, or 100% of the offering amount. The program owns 60% of the property, with nine unaffiliated TICs investing in the program. T REIT owns the remaining 40% of the property, which was purchased directly from the seller outside of the program.

					Share of
	Ownership		Purchase	Share of	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Purchase Price	at Purchase	(Sq Ft)	Location

Reno Trademark Building	60.0%	office/industrial	9/04/01	$4,378,000	$1,620,000	75,000	Reno, NV
      In 2002, the property received a $49,000 loan from an affiliate of Triple Net Properties to provide the program with sufficient funds to meet the reserves required by the lender to refinance the property. Upon refinancing, the original $1,620,000 million loan was replaced with a $4,600,000 million loan. After refinancing of the property, there was a special distribution of $1,092,000 to TICs investing in the program. In 2003, the property repaid the $49,000 loan from an affiliate of Triple Net Properties and received a loan of $19,000 from Triple Net Properties to assist with year-end reimbursement timing differences. In 2004, the property repaid the $19,000 loan from Triple Net Properties.
      NNN One Gateway Plaza, LLC: The offering period began June 8, 2001 and ended September 25, 2001. The offering raised $4,197,500, or 99.9% of the offering amount. The LLC with two unaffiliated members retained a 1.25% ownership interest in the property. The remaining 98.75% is owned by 10 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

One Gateway Plaza	100.0%	office	7/30/01	$12,550,000	$9,375,000	113,000	Colorado Springs, CO
      NNN LV 1900 Aerojet Way, LLC: The offering period began July 26, 2001 and ended August 31, 2001. The offering raised $2,000,000, or 100% of the offering amount. 100% of the property is owned by 10 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

1900 Aerojet Way	100.0%	office/industrial	8/31/01	$5,067,000	$3,625,000	107,000	Las Vegas, NV

      In 2001, the program received a $32,000 loan from Triple Net Properties to cover unanticipated lender holdbacks of $200,000 at acquisition. In 2002, the program received an $18,000 loan from an affiliate of Triple Net Properties to supplement capital funds due to the timing of certain repairs. In 2003, the program received a $31,000 loan from Triple Net Properties for the same purpose. In 2003, the program had deficit cash flow after distributions of $1,000. The deficit cash flow was funded from prior years’ excess cash flow after distributions. In 2004, the program received a $7,000 loan from Triple Net Properties and a $5,000 loan from an affiliate of Triple Net Properties pending lender reserve reimbursement.
      In 2005, the property was sold for a gain of $380,000. Prior advances from Triple Net Properties were repaid from proceeds of the sale. Additionally, Triple Net Properties received deferred management fees of $45,000. No real estate commission was paid to Realty. All loans were repaid from proceeds of the sale.
      NNN Timberhills Shopping Center, LLC: The offering period began July 31, 2001 and ended November 27, 2001. The offering raised $3,695,375, or 99.9% of the offering amount. The LLC with one unaffiliated member retained a 1% ownership interest in the property. The remaining 99% is owned by 13 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Timberhills Shopping Center	100.0%	shopping center	11/27/01	$9,180,000	$6,390,000	102,000	Sonora, CA
      In 2002, an affiliate of Triple Net Properties loaned $66,000 to the program for acquisition related costs.
      In 2005, the property was sold for a gain of $1,567,000. The loan totaling $66,000 from an affiliate of Triple Net Properties was repaid from proceeds of the sale. Triple Net Properties received $65,000 for deferred management fees and leasing commissions and Realty received a real estate commission of $354,000 from the proceeds of the sale.
      NNN Addison Com Center, LLC: The offering period began August 16, 2001 and ended April 2, 2002. The offering raised $3,650,000, or 100% of the offering amount. The LLC with six unaffiliated members retained a 5.125% ownership interest in the property. The remaining 94.875% is owned by 10 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Addison Com Center	100.0%	office	10/31/01	$10,500,000	$7,750,000	96,000	Addison, TX
      In March 2003, the program reduced its distributions to investors from 8% to 0% as a result of the loss of a major tenant. In 2003, the program received a $40,000 loan from Triple Net Properties. In 2004, the program had deficit cash flow of $217,000. The deficit cash flow was funded from prior years’ excess cash flow after distributions and a $37,000 loan from an affiliate of Triple Net Properties in 2004. There were no distributions made in 2004 and 2005.
      In 2005, Triple Net Properties and an affiliate loaned $64,000 and $102,000, respectively. The loans were used to cover a 2005 operating cash flow deficit of $33,000 and to fund lender leasing reserves. For the year ended December, 31 2005, Triple Net Properties and affiliates forgave loans to the program in the amount of $104,000 and $139,000, respectively.
      NNN County Center Drive, LLC: The offering period began September 18, 2001 and ended February 6, 2002. The offering raised $3,125,000, or 100% of the offering amount. The LLC with Triple Net Properties as a single member retained a 1% ownership interest in the property. The remaining 99%

was owned by 17 unaffiliated TICs, T REIT, an entity controlled by Mr. Thompson and a shareholder of Triple Net Properties investing as TICs in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

County Center Building	100.0%	distribution/warehouse/office	9/28/01	$5,395,000	$3,210,000	78,000	Temecula, CA
      In 2003, the program had deficit cash flow after distributions of $45,000. The deficit cash flow was funded from prior years’ excess cash flow.
      In 2001, an affiliate of Triple Net Properties loaned $795,000 and T REIT loaned $258,000 to the program to close the acquisition of the property. Upon completion of the offering in 2002, the loans were repaid.
      In 2003, an affiliate of Triple Net Properties loaned $14,000 and Triple Net Properties loaned $59,000 to the program primarily to fund lender required reserves. In 2004, Triple Net Properties loaned an additional $52,000 for the same purpose.
      In 2005, the property was sold for a gain of $1,109,000. From the sale proceeds, loans from Triple Net Properties and affiliates totaling $125,000 were repaid, Triple Net Properties received deferred management fees of $122,000 and Realty received a real estate commission of $158,000.
      NNN City Center West “B” LLC: The offering period began October 31, 2001 and ended June 15, 2002. The offering raised $8,200,000, or 100% of the offering amount. The LLC with two unaffiliated members retained a 0.915% ownership interest in the property. The remaining 99.085% is owned by 16 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

City Center West “B”	100.0%	office	1/23/02	$20,800,000	$14,650,000	104,000	Las Vegas, NV
      The property is subject to a master lease guaranteed by an affiliate of Triple Net Properties.
      NNN Arapahoe Service Center II, LLC: The offering period began February 11, 2002 and ended June 20, 2002. The offering raised $4,000,000, or 100% of the offering amount. The LLC with two unaffiliated members retained a 5% ownership interest in the property. The remaining 95% is owned by 19 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Araphoe Service Center II	100.0%	office/flex complex	4/19/02	$8,038,000	$5,000,000	79,000	Englewood, CO
      In 2004, the program had deficit cash flow after distributions of $33,000. The deficit cash flow resulted from a special distribution of $100,000 in addition to the program’s regular distribution which was funded from prior years’ excess cash flow after distributions.
      NNN City Center West “A”, LLC: The offering period began February 12, 2002 and ended March 15, 2002. The offering raised $1,237,803, or 35.4% of the offering amount. 10.875% of the property is owned by three unaffiliated TICs investing in the program and 89.125% of the property is owned by T REIT, which purchased its interest as a TIC in the property outside of the program.

				Share of	Share of
	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

City Center West “A”	10.9%	office	3/15/02	$2,362,000	$1,417,000	106,000	Las Vegas, NV
      In 2003, the program had deficit cash flow after distributions of $4,000 representing return of capital of $2,000. In 2004, the program had deficit cash flow after distributions of $15,000 resulting in return of capital of the same amount.

      In 2005, the property was sold for a gain. The program’s share of the gain was $612,000. The program paid Realty a real estate commission of $102,000 and Triple Net Properties lease commissions of $12,000.
      NNN Titan Building & Plaza, LLC: The offering began February 18, 2002 and ended May 28, 2002. The offering raised $2,219,808, or 88.8% of the original offering amount, from five unaffiliated TICs. The program acquired a 51.5% interest in the property. The remaining 48.5% was purchased outside of the program by T REIT as a TIC.

				Share of	Share of
	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Titan Building and Titan Plaza	51.5%	office	04/17/02	$4,721,000	$3,090,000	131,000	San Antonio, TX
      In June 2005, the property was refinanced with a $6,900,000 loan which produced net proceeds of $74,000. Triple Net Properties did not receive a financing fee.
      NNN Pacific Corporate Park 1, LLC: The offering began March 11, 2002 and ended June 25, 2002. The offering raised $5,800,000, or 100% of the offering amount. The LLC retained an undivided 60% ownership interest in the property from 45 unaffiliated members and T REIT. The remaining 40% is owned by a private program, NNN 2001 Value Fund, LLC. Each program invested as an independent TIC outside of the other program.

				Share of	Share of
	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Pacific Corporate Park	60.0%	6-building office park	03/25/02	$14,237,000	$9,300,000	167,000	Lake Forest, CA
      In 2004, the program had deficit cash flow after distributions of $55,000 which was funded by prior years’ excess cash flow after distributions. In 2004, an affiliate of Triple Net Properties loaned $80,000 ($48,000 of which is allocable to the program’s 60% ownership interest in the property) to cover incurred tenant improvements.
      In 2005, the last three buildings were sold resulting in an aggregate gain to the program from all sales of $1,703,000. Realty received a real estate sales commission from program of $59,000 and Triple Net Properties received deferred management fees and leasing commissions from the program of $41,000 as a result of all sales. The loan from an affiliate of Triple Net Properties was repaid from the sale proceeds.
      NNN North Reno Plaza, LLC: The offering period began March 31, 2002 and ended June 19, 2002. The offering raised $2,750,000, or 100% of the offering amount. The LLC with three unaffiliated members retained a 1.75% ownership interest in the property. The remaining 98.25% is owned by 14 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

North Reno Plaza Shopping Center	100.0%	shopping center	6/19/02	$7,200,000	$5,400,000	130,000	Reno, NV
      In 2003, the program received a loan of $44,000 from Triple Net Properties to supplement a short-term cash balance deficit. The loan was repaid in 2004.
      In 2005, the property was sold for a gain of $2,713,000. From the proceeds of the sale, Realty received a real estate commission of $324,000 and Triple Net Properties received property management fees of $8,000.
      NNN Brookhollow Park, LLC: The offering period began April 12, 2002 and ended July 3, 2002. The offering raised $6,550,000, or 100% of the offering amount. The LLC with nine unaffiliated members and two affiliated members, consisting of separate investments by an entity controlled by Mr. Thompson, retained a 7.25% ownership interest in the property. The remaining 92.75% is owned by 19 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Brookhollow Park	100.0%	office	7/03/02	$15,360,000	$10,250,000	102,000	San Antonio, TX
      In 2005, the program had a deficit cash flow after distributions of $445,000 due primarily to payment of two years’ of property taxes in the current year resulting in excess payments of $411,000. Prior years’ excess cash flow after distributions covered the 2005 deficit.
      NNN 1397 Galleria Drive, LLC: The offering period began May 24, 2002 and ended October 23, 2002. The offering raised $1,950,000, or 100% of the offering amount. The LLC with one unaffiliated member retained a 2% ownership interest in the property. The remaining 98% is owned by 14 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Galleria Office Building	100.0%	office	9/11/02	$3,420,000	$1,962,000	14,000	Henderson, NV
      In August 2003, a major tenant vacated the property. As a result, in February, 2004, the program terminated distributions to investors. In 2003, the program had deficit cash flow after distributions of $97,000 representing return of capital of $69,000. The deficit cash flow was funded from prior years’ excess cash flow after distributions, reserves and a $5,000 loan from an affiliate of Triple Net Properties. In 2004, the program had deficit cash flow after distributions of $18,000 representing return of capital of $13,000. In 2004, the $5,000 loan from an affiliate of Triple Net Properties was repaid. In 2005, no distributions were made to investors and the property had a deficit cash flow of $38,000.
      NNN Bryant Ranch, LLC: The offering period began June 10, 2002 and ended November 12, 2002. The offering raised $5,000,000, or 100% of the offering amount. The LLC with eight unaffiliated members retained a 2.875% ownership interest in the property. The remaining 97.125% was owned by 20 unaffiliated investors and one entity controlled by Mr. Thompson investing as TICs in the program. The property was acquired from WREIT, an entity managed by Triple Net Properties.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Bryant Ranch Shopping Center	100.0%	shopping center	9/05/02	$10,080,000	$6,222,000	94,000	Yorba Linda, CA
      For the year ended December 31, 2003, the program had deficit cash flow after distributions of $58,000 which was funded by the previous year’s excess cash flow after distributions. On November 2, 2004, the property was sold at a price of $13,000,000. From sale proceeds, Realty received a disposition fee of $260,000. The gain was $1,424,000.
      NNN 4241 Bowling Green, LLC: The offering period began June 14, 2002 and ended December 27, 2002. The offering raised $2,850,000, or 100% of the offering amount. The LLC with one unaffiliated member retained a 2.63% ownership interest in the property. The remaining 97.37% is owned by 17 unaffiliated TICs investing in the program. The property was acquired from a private program managed by Triple Net Properties.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

4241 Bowling Drive	100.0%	office	9/25/02	$5,200,000	$3,092,000	68,000	Sacramento, CA
      In 2002, Triple Net Properties loaned $9,000 to the program to cover costs to close the acquisition as all of the offering proceeds had not been raised as of the acquisition date of the property. The loan was repaid in 2003 upon the completion of the offering. In 2004, the program had deficit cash flow after distributions of $127,000 representing return of capital of $84,000. In 2005, the program had deficit cash flow after distributions of $1,000 representing return of capital of $1,000.

      NNN Wolf Pen Plaza, LLC: The offering period began July 1, 2002 and ended October 23, 2002. The offering raised $5,500,000, or 100% of the offering amount. The LLC with one unaffiliated member retained a 1% ownership interest in the property. The remaining 99% is owned by 14 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Wolf Pen Plaza	100.0%	shopping center	9/24/02	$16,220,000	$12,265,000	170,000	College Station, TX
      In 2005, deficit cash flow after distributions of $400,000 was due primarily to payment of two years property taxes for 2004 and 2005 causing a one time increase in expenses of $406,000. The deficit resulted in a return of capital of $13,000.
      NNN Alamosa Plaza, LLC: The offering period began July 18, 2002 and ended October 25, 2002. The offering raised $6,650,000, or 100% of the offering amount. The LLC with one unaffiliated member retained a 1% ownership interest in the property. The remaining 99% is owned by 14 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Alamosa Plaza Shopping Center	100.0%	shopping center	10/08/02	$18,500,000	$13,500,000	78,000	Las Vegas, NV
      In 2004, the program had deficit cash flow after distributions of $141,000. Prior years’ excess cash flow after distributions covered, in part, the 2004 deficit resulting in return of capital of $92,000.
      In 2005, the property was sold for a gain of $2,960,000. Proceeds from the sale were used to pay Realty a real estate commission of $454,000 and Triple Net Properties deferred management fees totaling $63,000.
      NNN 2006 Notes Program, LLC: The offering period began August 1, 2002 and ended May 23, 2003. The offering raised $1,044,881, or 10.4% of the $10,000,000 offering amount, from 22 note unit holders. The program offered note units through its unsecured note offering. The program was formed for the purpose of making unsecured loans to one or more borrowers, likely to be affiliates of Triple Net Properties for the sole purpose of acquiring and holding real estate. An investor in this program was making a loan to the LLC. Triple Net Properties is the sole member and manager of the LLC and caused it to use its net proceeds from the offering to support its efforts in sponsoring real estate investments by making unsecured loans to affiliated entities. Triple Net Properties, as the sole member and manager of the LLC, guarantied the payment of all principal and interest on the note units. All deficit cash flows are funded by Triple Net Properties’ guaranty.
      In 2005 the company repaid all outstanding note unit principal and accrued interest to the note unit holders, and the program was completed.
      NNN Saddleback Financial, LLC: The offering period began August 30, 2002 and ended October 29, 2002. The offering raised $3,865,800, or 100% of the offering amount. 75% of the property was owned by investors investing in the program and 25% of the property was owned by T REIT, which purchased its portion of the property outside of the program. The LLC with one unaffiliated member retained a 1.67% ownership interest in the program. The remaining 98.33% was owned by seven unaffiliated TICs investing in the program.

					Share of
	Ownership		Purchase	Share of	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Purchase Price	at Purchase	(Sq Ft)	Location

Saddleback Financial Center	75.0%	office	9/25/02	$8,304,000	$5,738,000	72,000	Laguna Hills, CA
      In 2003, the program had deficit cash flow after distributions of $127,000 resulting in return of capital of $46,000. The deficit cash flow was funded in part from prior years’ excess cash flow after distributions.

In December 2004, the property was sold at a price of $15,450,000. Realty was paid a disposition fee of $460,000 from the program’s portion of the sale. The program realized a gain of $1,941,000.
      NNN Kahana Gateway Center, LLC: The offering period began August 9, 2002 and ended March 6, 2003. The offering raised $8,140,000, or 100% of the offering amount. The LLC with nine unaffiliated members and one shareholder of Triple Net Properties retained a 5% ownership interest in the property. The remaining 95% is owned by 15 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Kahana Gateway Shopping Center and Professional Bldg	100.0%	retail/office	12/20/02	$19,400,000	$13,041,000	80,000	Maui, HI
      In 2005, the property was sold for a gain of $4,034,000. Realty received a real estate commission of $765,000 from the sale proceeds.
      NNN Springtown Mall, DST: The offering period began October 10, 2002 and ended March 21, 2003. The offering raised $2,550,000, or 100% of the offering amount. The LLC with three unaffiliated members owns a 3.375% beneficial interest in the trust that owns the property. Eleven unaffiliated investors own the remaining 96.625% of the beneficial interest in the trust that owns the property.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Springtown Mall Shopping Center	100.0%	shopping center	12/09/02	$6,490,000	$4,700,000	96,000	San Marcos, TX
      In 2002, affiliates of Triple Net Properties loaned $107,000 to the program to cover costs to close the acquisition as all of the offering proceeds had not been raised as of the acquisition date of the property. Upon completion of the offering in 2003, $65,000 of these loans were repaid. Also, in 2002, the program had deficit cash flow of $4,000 with no return of capital as no distributions were made in that year.
      In 2005, the property was sold for a gain of $775,000. From the proceeds of the sale, Realty received a real estate commission of $210,000 and affiliates of Triple Net Properties received repayment of $42,000 for loans.
      NNN Congress Center, LLC: The offering began October 15, 2002 and ended July 14, 2003. The offering raised $36,073,120, or 100% of the offering amount. The LLC retained a 28.9% interest in the property and a 44.8% interest in the program with 81 unaffiliated members, T REIT and 2002 Value Fund. The remaining 55.2% of the program (35.6% interest in the property) is owned by 15 unaffiliated TICs investing in the program. The program owns 64.5% of the property. The remaining 35.5%, which was purchased outside the program, is owned by one unaffiliated TIC (5.5% ownership in the property) and G REIT as a TIC (30% ownership of the property).

					Share of
	Ownership		Purchase	Share of	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Purchase Price	at Purchase	(Sq Ft)	Location

Congress Center	64.5%	office	01/09/03	$87,790,000	$61,839,000	525,000	Chicago, IL
      NNN Park Sahara, DST: The offering period began October 25, 2002 and ended March 17, 2003. The offering raised $4,953,000, or 100% of the offering amount. 95.25% of the property is owned by investors investing in the program and 4.75% of the property was purchased outside the program by G REIT as a TIC interest. The LLC with one unaffiliated member owns a 1.71% beneficial interest in the trust that owns the property. Eleven unaffiliated investors own the remaining 98.29% of the beneficial interest in the trust that owns 95.25% of the property.

					Share of
	Ownership		Purchase	Share of	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Purchase Price	at Purchase	(Sq Ft)	Location

Park Sahara Office Park	95.25%	5- building office park	3/18/03	$11,621,000	$8,001,000	124,000	Las Vegas, NV

      In 2002, Triple Net Properties loaned $225,000 to the program to cover costs to close the acquisition as all of the offering equity had not been raised as of the acquisition of the property. Upon completion of the offering in 2003, the loan was repaid. In 2004, Triple Net Properties loaned $44,000 to fund operations. In 2004, the program had deficit cash flow after distributions of $228,000 and return of capital of $174,000.
      In 2005, the property was sold for a gain of $1,734,000. From the sale proceeds, the $44,000 loan from Triple Net Properties was repaid, a real estate commission of $320,000 was paid to Realty, and Triple Net Properties received deferred lease commissions are management fees totaling $385,000.
      NNN Parkwood Complex, LLC: The offering period began October 28, 2002 and ended April 23, 2003. The offering raised $7,472,000, or 100% of the offering amount. The LLC with 12 unaffiliated members and one shareholder of Triple Net Properties retained a 13.5% ownership interest in the property. The remaining 86.5% is owned by 10 TICs, 9 unaffiliated and an entity controlled by Mr. Thompson investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Parkwood I & II	100.0%	office	12/31/02	$20,436,000	$13,922,000	196,000	Woodlands, TX
      In 2002, an affiliate of Triple Net Properties and Triple Net Properties loaned $257,000 and $87,000, respectively, to cover costs to close the acquisition as all of the offering equity had not been raised as of the acquisition of the property. Upon completion of the offering in 2003, these loans were repaid. In 2003, an affiliate of Triple Net Properties loaned $1,500,000 to take out short-term seller financing until a new mortgage could be put in place. This loan was repaid in 2003.
      In May 2005, one of the two buildings was sold for $12,700,000 resulting in a gain of $600,000. At the same time, the remaining building was refinanced with an $8,400,000 mortgage. From the sale, Realty received a real estate commission of $127,000 and Triple Net Properties received management fees totaling $47,000. The refinance resulted in net proceeds of $367,000 and Triple Net Properties received a financing fee of $42,000.
      NNN Beltline-Royal Ridge, LLC: The offering began November 8, 2002 and ended November 4, 2003. The offering raised $4,900,000, or 100% of the offering amount. The LLC retained a 10.5% ownership interest with 12 unaffiliated members. The remaining 89.5% is owned by 17 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Beltline — 114 and Royal Ridge Tech	100.0%	2 office buildings	04/01/03	$9,550,000	$6,150,000	84,000	Irving, TX
      In 2005, the deficit cash flow after distributions of $120,000 was due to payment of property taxes for two years, 2004 and 2005 causing a one time increase of expenses of $230,000. Prior years’ excess cash flow after distributions covered the deficit.
      NNN Parkway Towers, DST: The offering period began November 18, 2002 and ended August 13, 2003. The offering raised $7,342,575, or 99.9% of the offering amount. The LLC with two unaffiliated members owns a 1.75% beneficial interest in the trust that owns the property. Twenty-four unaffiliated investors own the remaining 98.25% of the beneficial interest in the trust that owns the property.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Parkway Towers Office Park	100.0%	office	5/09/03	$12,450,000	$6,000,000	190,000	Nashville, TN
      Upon the acquisition in 2003, the lender funded $1,200,000 less than the amount planned for in the offering memorandum, pending lease-up of vacant space. In 2003, the program received a $100,000 loan from an affiliate of Triple Net Properties and a $113,000 loan from Triple Net Properties to supplement capital funds for tenant improvements and lender-required capital improvements, which was repaid upon the full funding of the loan by the lender. The lender subsequently funded an additional $2,000,000, but required that the majority of this amount be reserved for capital improvements. In 2004, the $100,000 loan from an affiliate of Triple Net Properties was repaid and Triple Net Properties loaned $21,000 to supplement capital needs at the property.
      In 2005, an affiliate of Triple Net Properties loaned $51,000 to the program. $21,000 of the loan was used to repay a loan from Triple Net Properties and the remaining balance was used to repay a loan from the program’s LLC.
      NNN Buschwood, LLC: The offering period began December 20, 2002 and ended March 25, 2003. The offering raised $3,200,000, or 100% of the offering amount. The LLC with one unaffiliated member retained a 1% ownership interest in the property. The remaining 99% is owned by 12 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Buschwood III Office Park	100.0%	office	3/25/03	$6,983,000	$4,600,000	77,000	Tampa, FL
      In 2004, the program had deficit cash flow after distributions of $30,000 covered by prior years’ excess cash flow after distributions.
      NNN 1851 E. First Street, LLC: The offering period began February 14, 2003 and ended July 29, 2003. The offering raised $20,500,000, or 100% of the offering amount. The LLC with 54 unaffiliated members retained an 11.5% ownership interest in the property. The remaining 88.5% is owned by 17 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Xerox Centre	100.0%	office	6/16/03	$60,500,000	$45,375,000	318,000	Santa Ana, CA
      In January 2005, the property was refinanced with a $49,000,000 loan resulting in net proceeds to the property of $1,918,000. From the refinance proceeds, a special distribution of $750,000 was made to investors. Triple Net Properties received a financing fee of $223,000.
      NNN Netpark, LLC: The offering period began March 18, 2003 and ended September 18, 2003. The offering raised $23,700,000, or 100% of the offering amount. The LLC with 33 unaffiliated members retained a 4.75% ownership interest in the property. The remaining 95.25% is owned by 22 unaffiliated TICs, 2002 Value Fund and an entity controlled by Mr. Thompson investing as TICs in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Netpark	100.0%	office	6/11/03	$47,000,000	$31,500,000	911,000	Tampa, FL
      In 2005, NNN 2002 Value Fund, LLC sold its 50% TIC interest in the property to an affiliated program, NNN Netpark II, LLC for $33,500,000. In connection with the sale, a $500,000 real estate commission was paid to Realty. New financing of $43,000,000 was put on the property at the time of the sale. Under the new ownership structure, net proceeds relating to the remaining TIC and LLC ownership was held as property reserves and the owners in the NNN Netpark II, LLC program funded their share of property reserves from equity. From the refinance, Triple Net Properties received a financing fee of $224,000 and $17,000 for previously incurred management fees, and Realty received $58,000 for previously incurred leasing commissions.
      NNN 602 Sawyer, LLC: The offering period began March 28, 2003 and ended September 3, 2003. The offering raised $4,700,000, or 100% of the offering amount. The LLC with seven unaffiliated members retained a 10% ownership interest in the property. The remaining 90% is owned by 19 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

602 Sawyer	100.0%	office	6/5/03	$9,270,000	$5,850,000	86,000	Houston, TX
      In 2004, the program had deficit cash flow after distributions of $89,000. The prior year’s excess cash flow after distributions covered the deficit in 2004. In December 2004, an affiliate of Triple Net Properties loaned $20,000 to the program for operations.
      In March 2005, the distribution rate was reduced from 8% to 5% to conserve cash flow for new leasing. In August 2005, distributions were suspended. An affiliate of Triple Net Properties loaned $66,000 to the program for tenant improvement costs not covered by lender reserves.
      NNN Jefferson Square, LLC: The offering period began May 1, 2003 and ended August 26, 2003. The offering raised $9,200,000, or 100% of the offering amount. The LLC with 22 unaffiliated members retained a 10% ownership interest in the property. The remaining 90% is owned by 15 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Jefferson Square	100.0%	office/retail	7/28/03	$20,125,000	$13,070,000	146,000	Seattle, WA
      In 2005, the property was sold for a gain of $4,232,000. From the proceeds, Realty received a real estate commission of $1,080,000 and Triple Net Properties was paid deferred lease commissions and property management fees totaling $91,000.
      NNN Arapahoe Business Park, LLC: The offering period began June 13, 2003 and ended September 3, 2003. The offering raised $3,800,000, or 100% of the offering amount. The LLC with five unaffiliated members retained a 5% ownership interest in the property. The remaining 95% is owned by 14 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Arapahoe Business Park I & II	100.0%	office	8/11/03	$7,988,000	$5,200,000	133,000	Centennial, CO
      In 2003, Triple Net Properties loaned $15,000 to the program relating to costs associated with the acquisition of the property. The loan was repaid in 2004.
      NNN 901 Corporate Center, LLC: The offering period began June 13, 2003 and ended October 3, 2003. The offering raised $6,292,125, or 99.9% of the offering amount. The LLC with 12 unaffiliated members retained a 5.125% ownership interest in the property. The remaining 94.875% is owned by 14 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

901 Corporate Center	100.0%	office	8/15/03	$16,150,000	$11,310,000	101,000	Monterey Park, CA
      In 2004, the program had deficit cash flow after distributions of $211,000 representing return of capital of $68,000. The deficit cash flow was funded in part from the prior year’s excess cash flow after distributions.
      NNN Jamboree Promenade, LLC: The offering period began June 20, 2003 and ended December 10, 2003. The offering raised $6,800,000, or 100% of the offering amount. The LLC with 14 unaffiliated members retained a 7.625% ownership interest in the property. The remaining 92.375% is owned by 16 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Jamboree Promenade	100.0%	retail	7/25/03	$20,200,000	$15,000,000	59,000	Irvine, CA
      NNN Executive Center, LLC: The offering period began July 11, 2003 and ended December 23, 2003. The offering raised $14,700,000, or 100% of the offering amount. The LLC with 30 unaffiliated members, a shareholder of Triple Net Properties and an entity controlled by Mr. Thompson retained a 49.625% ownership interest in the property. The remaining 50.375% is owned by 14 unaffiliated TICs and 2003 Value Fund and an entity controlled by Mr. Thompson investing as TICs in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Executive Center II & III	100.0%	office	8/1/03	$24,600,000	$14,950,000	381,000	Dallas, TX
      In 2005, the program had a deficit cash flow after distributions of $409,000. The current year deficit was covered by prior years’ excess cash flow after distributions. In April 2005, distributions were suspended to conserve cash flow for leasing and capital cost requirements. In December 2005, the property was refinanced with $16,000,000 of mortgage debt. There were no proceeds from the refinance and Triple Net Properties did not receive a financing fee from the transaction. Due to the renewal of a major tenant $2,000,000 of leasing and capital costs were incurred by the property. To help pay for the leasing costs and fund a deficit of $1,078,000 resulting from the refinancing, an affiliate of Triple Net Properties advanced $1,445,000 to the property and Triple Net Properties made a cash call from the investors. The investors advanced $1,205,000 to the property.
      NNN Union Pines, LLC: The offering period began July 18, 2003 and ended May 20, 2004. The offering raised $7,900,000, or 100% of the offering amount. The LLC with 12 unaffiliated members retained a 5.25% ownership interest in the property. The remaining 94.75% is owned by 22 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Union Pines	100.0%	office	10/08/03	$15,000,000	$9,060,000	134,000	Tulsa, OK
      NNN 1410 Renner, LLC: The offering period began July 25, 2003 and ended December 8, 2003. The offering raised $7,300,000, or 100% of the offering amount. The LLC with seven unaffiliated members retained a 5% ownership interest in the property. The remaining 95% is owned by 19 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

1410 Renner Road	100.0%	office	10/29/03	$13,900,000	$8,740,000	117,000	Richardson, TX
      In May 2005, a tenant occupying 38% of the building did not renew their lease and distributions were suspended until the space is re-leased. In 2005, the deficit cash flow after distributions of $5,000 was covered by prior years’ excess cash flow after distributions. The deficit was due to payment of two years’ of property taxes (2004 and 2005) in the current year resulting in excess payments of $285,000.
      NNN Westbay Office Park, LLC: The offering period began August 8, 2003 and ended June 9, 2004. The offering raised $11,000,000, or 100% of the offering amount. The LLC with 22 unaffiliated members retained a 11.375% ownership interest in the property. The remaining 88.625% is owned by 22 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Westbay Office Park	100.0%	office	12/15/03	$23,600,000	$15,000,000	108,000	Las Vegas, NV

      In 2003, Triple Net Properties loaned $630,000 to the program at acquisition to fund an unanticipated lender imposed holdback related to tenant estoppel issues. Triple Net Properties was repaid $360,000 during 2004. In 2004, the program had deficit operating cash flow after distributions of $7,000, covered by the previous year’s excess cash flow after distributions. In 2005, an affiliate of Triple Net Properties loaned $135,000 to the program to pay for tenant improvements and to repay $46,000 of Triple Net Properties’ loan.
      NNN Parkway Corporate Plaza, LLC: The offering period began August 15, 2003 and ended June 7, 2004. The offering raised $23,713,346, or 99.6% of the offering amount. The LLC with 50 unaffiliated members retained a 6.2% ownership interest in the property. The remaining 93.8% is owned by 24 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Parkway Corporate Plaza	100.0%	office	11/10/03	$63,650,000	$45,000,000	287,000	Roseville, CA
      In 2004, a major tenant vacated the property. Pursuant to the loan agreement, the lender swept all operating cash flow for a reserve. Triple Net Properties procured a $2,500,000 letter of credit to temporarily secure funding of the reserve and the lender ended the cash flow sweep. The TICs funded their pro rata share of the reserve either directly or in credit of their distributions. In 2004, Triple Net Properties loaned $2,058,000 related to the letter of credit. In 2004, Triple Net Properties was repaid $1,145,000 of the loan.
      In December 2005, the property was refinanced with a loan in the amount of $44,500,000. Triple Net Properties did not receive a financing fee from the transaction. The refinance generated net proceeds of $1,754,000 which were used to repay $832,000 of the loan from Triple Net Properties.
      NNN Twain, LLC: The offering period began September 3, 2003 and ended May 20, 2004. The offering raised $2,925,000, or 100% of the offering amount. The LLC with seven unaffiliated members retained a 7.875% ownership interest in the property. The remaining 92.125% is owned by 18 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Business Bank of Nevada	100.0%	office	12/08/03	$5,700,000	$3,750,000	27,000	Las Vegas, NV
      In 2003, due to an unanticipated loan holdback of $300,000, the program received a $100,000 loan from Triple Net Properties. In 2004, the program had deficit cash flow after distributions of $3,000 which was covered by the previous year’s excess cash flow after distributions. In 2005, the $100,000 loan from Triple Net Properties was repaid, and the program had deficit cash flow after distributions of $64,000 resulting in return of capital of $56,000.
      NNN Enclave Parkway, LLC: The offering began October 15, 2003 and ended May 27, 2004. The offering raised $15,350,000 or 100% of the offering amount. The LLC with eight unaffiliated members, one shareholder of Triple Net Properties and T REIT retained a 7% ownership interest in the property. The remaining 93% of the property is owned by 22 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

1401 Enclave Parkway	100.0%	office	12/22/03	$34,500,000	$23,600,000	207,000	Houston, TX
      NNN Arapahoe Service Center 1, LLC: The offering began November 21, 2003 and ended January 30, 2004. The offering raised $5,250,000 or 100% of the offering amount. The LLC with seven unaffiliated members retained a 5.625% ownership interest in the property. The remaining 94.375% of the property is owned by 13 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Arapahoe Service Center	100.0%	office	1/29/04	$10,100,000	$6,500,000	144,000	Englewood, CO
      NNN Amber Oaks, LLC: The offering period began December 5, 2003 and ended January 20, 2004. The offering raised $10,070,000, or 100% of the offering amount. The property is owned by three unaffiliated TICs and T REIT investing as a TIC in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

AmberOaks Corporate Center	100.0%	three office buildings	1/20/04	$22,965,000	$15,000,000	207,000	Austin, TX
      NNN Lakeside Tech, LLC: The offering period began December 31, 2003 and ended June 24, 2004. The offering raised $8,000,000, or 100% of the offering amount. The LLC with 18 unaffiliated members retained a 8.5% ownership interest in the property. The remaining 91.5% is owned by 20 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Lakeside Tech Center	100.0%	office	2/6/04	$19,788,000	$14,625,000	223,000	Tampa, FL
      NNN Corporate Court, LLC: The offering period began January 8, 2004 and ended May 19, 2004. The offering raised $3,230,000, or 100% of the offering amount. The LLC with seven unaffiliated members retained a 5% ownership interest in the property. The remaining 95% is owned by 11 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Corporate Court	100.0%	office	3/25/04	$7,570,000	$5,000,000	67,000	Irving, TX
      Triple Net Properties loaned $15,000 to the program to cover costs to close the acquisition as all of the offering equity had not been raised as of the date of the acquisition of the property. Upon completion of the offering in 2004, the loan was repaid.
      NNN 801 K Street, LLC: The offering period began January 28, 2004 and ended March 31, 2004. The offering raised $29,600,000, or 100% of the offering amount. The LLC with 20 unaffiliated members, one shareholder of Triple Net Properties and 2003 Value Fund retained a 21.5% ownership interest in the property. The remaining 78.5% of the property is owned by 22 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

801 K Street	100.0%	office	3/31/04	$65,780,000	$41,350,000	336,000	Sacramento, CA
      Triple Net Properties loaned $2,292,000 to the program to cover costs to close the acquisition as all the offering equity had not been raised as of the date of the acquisition of the property. Upon completion of the offering in 2004, the loan was repaid.
      In 2005, the property was sold for a gain of $7,760,000. From the sale proceeds, Realty received a real estate commission of $2,550,000 and Triple Net Properties received deferred management fees and lease commissions of $159,000.
      NNN 100 Cyberonics Drive, LLC: The offering period began January 29, 2004 and ended May 28, 2004. The offering raised $6,500,000, or 100% of the offering amount. The LLC with nine unaffiliated members retained a 5% ownership interest in the property. The remaining 95% is owned by 14 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

100 Cyberonics Drive	100.0%	office	3/19/04	$15,580,000	$10,500,000	144,000	Houston, TX
      Triple Net Properties loaned $70,000 to the program to cover costs to close the acquisition as all the offering equity had not been raised as of the date of the acquisition of the property. Upon completion of the offering in 2004, the loan was repaid.
      In 2005, the deficit cash flow after distributions of $293,000 was covered by the prior year’s excess cash flow after distributions. The 2005 deficit cash flow resulted from the payment of property taxes for two years, 2004 and 2005 in the current year causing a one time increase in expenses of $479,000.
      NNN Enterprise Way, LLC: The offering period began January 30, 2004 and ended May 7, 2004. The offering raised $32,060,000, or 100% of the offering amount. The LLC with 28 unaffiliated members and 2003 Value Fund retained an 11.6% ownership interest in the property. The remaining 88.4% is owned by 30 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Enterprise Technology Center	100.0%	office	5/07/04	$61,300,000	$36,500,000	370,000	Scotts Valley, CA
      In November 2005, the distribution rate was reduced from 8% to 4% as a result of a sluggish leasing market. The 2005 deficit cash flow after distributions of $408,000 was covered by the prior year’s excess cash flow after distributions.
      NNN Western Place, LLC: The offering period began March 12, 2004 and ended July 23, 2004. The offering raised $4,450,500, or 100% of the offering amount, from seven unaffiliated TICs. The program owns an undivided 21.5% interest in the property. The remaining 78.5% is owned by G REIT as a TIC outside of the program.

				Share of	Share of
	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Western Place I and II	21.5%	office complex	07/23/04	$7,203,000	$5,160,000	431,000	Fort Worth, TX
      NNN Oakey Building 2003, LLC: The offering period began March 25, 2004 and ended May 19, 2004. The offering raised $8,270,000, or 100% of the offering amount. The LLC members with 12 unaffiliated members, 2003 Value Fund and T REIT retained 100% of the property.
      In July 2005, distributions to investors were suspended due to tenant vacancy. In September 2005, the property was refinanced by a $10,605,000 loan with a $6,438,000 holdback for leasing costs and building improvements. There were no net proceeds from the refinance and Triple Net Properties was paid a financing fee of $96,000 after the refinance occurred.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Oakey Building	100.0%	office	04/02/04	$8,137,000	$4,000,000	98,000	Las Vegas, NV
      NNN River Rock Business Center, LLC: The offering period began April 5, 2004 and ended July 1, 2004. The offering raised $7,130,000, or 100% of the offering amount. The property is owned by 29 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

River Rock Business Center	100.0%	office	06/11/04	$15,200,000	$9,300,000	158,000	Murfreesboro, TN

      Triple Net Properties loaned $35,000 to the program at the close of escrow to cover an unanticipated lender required community development reserve of $82,000.
      NNN Great Oaks Center, LLC: The offering period began April 9, 2004 and ended October 22, 2004. The offering raised $11,000,000, or 100% of the offering amount. The LLC with two unaffiliated members retained a 1% ownership interest in the property. The remaining 99% is owned by 17 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Great Oaks Center	100.0%	office complex	06/30/04	$27,050,000	$20,000,000	233,000	Atlanta, GA
      NNN Sugar Creek Center, LLC: The offering began April 30, 2004 and closed September 29, 2004. The offering raised $8,650,000, or 100% of the offering amount. The LLC with four unaffiliated members retained a 1.125% ownership interest in the property. The remaining 98.875% is owned by 27 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Two Sugar Creek	100.0%	office	07/12/04	$21,850,000	$16,000,000	143,000	Houston, TX
      In 2005, the program had a deficit cash flow after distributions of $413,000 which was partially offset by the prior year’s excess cash flow after distributions resulting in return of capital of $126,000.
      NNN Emerald Plaza, LLC: The offering period began May 7, 2004 and ended January 5, 2005. The offering raised $42,800,000, or 100% of the offering amount. The LLC, with 71 unaffiliated members, T REIT, 2003 Value Fund and two shareholders of Triple Net Properties as affiliated members of the LLC, retained a 20.5% interest in the property. The remaining 79.5% was owned by 27 unaffiliated TICs and an entity controlled by Mr. Thompson investing as a TIC in the program.

	Ownership		Purchase		Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Purchase Price	at Purchase	(Sq Ft)	Location

Emerald Plaza	100.0%	office	06/14/04	$100,940,000	$68,500,000	355,000	San Diego, CA
      In 2005, the property was sold for a gain of $16,198,000. From the proceeds of the sale, Realty received a real estate commission of $2,250,000 and Triple Net Properties received previously incurred management fees and leasing commissions totaling $673,000.
      NNN Beltway 8 Corporate Centre, LLC: The offering period began June 2, 2004 and ended October 20, 2004. The offering raised $7,010,000, or 100% of the offering amount. The LLC with 14 unaffiliated members retained a 6.625% ownership interest in the property. The remaining 93.375% is owned by 18 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Beltway 8 Corporate Centre	100.0%	office	7/22/04	$16,200,000	$10,530,000	101,000	Houston, TX
      NNN Reserve at Maitland, LLC: The offering period began June 10, 2004 and ended September 13, 2004. The offering raised $10,800,000, or 100% of the offering amount. The LLC with 23 unaffiliated members retained a 6.25% ownership interest in the property. The remaining 93.75% is owned by 23 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Reserve at Maitland	100.0%	office	8/18/04	$29,870,000	$21,750,000	197,000	Maitland, FL
      In 2005, the program had deficit cash flow after distributions of $190,000. Excess cash flow after distributions from the prior year covered the current year deficit.
      NNN One Financial Plaza, LLC: The offering period began June 28, 2004 and ended August 30, 2004. The offering raised $3,624,750, or 100% of the offering amount, from three unaffiliated TICs. The program owns an undivided 22.4% interest in the property. The remaining 77.6% is owned by G REIT as a TIC outside the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

One Financial Plaza	22.4%	office	08/06/04	$8,288,000	$6,888,000	434,000	St. Louis, MO
      NNN Las Cimas, LLC: The offering period began August 2, 2004 and ended December 9, 2004. The offering raised $32,250,000, or 100% of the offering amount. The LLC with 45 unaffiliated members retained a 9.375% ownership interest in the property. The remaining 90.625% is owned by 27 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Las Cimas II and III	100.0%	office complex	9/27/04	$73,100,000	$46,800,000	313,000	Austin, TX
      In 2005, the deficit cash flow after distributions of $291,000 is primarily due to payment of thirteen months’ of interest expense during the year resulting in excess payments of $225,000. Excess cash flows after distributions from the prior year covered the current year deficit.
      NNN Embassy Plaza, LLC: The offering period began August 6, 2004 and ended January 20, 2005. The offering raised $8,655,000, or 100% of the offering amount. The LLC with six unaffiliated members and a shareholder of Triple Net Properties retained a 3.75% ownership interest in the property. The remaining 96.25% is owned by 23 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Embassy Plaza	100.0%	office	10/29/04	$17,000,000	$9,900,000	132,000	Omaha, NE
      NNN 9800 Goethe Road, LLC: The offering period began August 10, 2004 and ended October 8, 2004. The offering raised $4,700,000, or 100% of the offering amount. The property is owned by seven unaffiliated TIC investors.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

9800 Goethe Road	100.0%	office	10/07/04	$17,850,000	$14,800,000	111,000	Sacramento, CA
      In 2005, the deficit cash flow after distributions of $77,000 was covered by the prior year’s excess cash flow after distributions.
      NNN 2800 East Commerce, LLC: The offering period began August 16, 2004 and ended May 13, 2005. The offering raised $8,000,000 or 100% of the offering amount. The LLC with three unaffiliated members, Triple Net Properties and a shareholder of Triple Net Properties, retained a 2.25% ownership interest in the property. The remaining 97.75% is owned by 25 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

2800 East Commerce Place	100.0%	office	11/19/04	$18,025,000	$11,375,000	136,000	Tucson, AZ
      NNN Fountain Square, LLC: The offering began August 16, 2004 and ended February 17, 2005. The offering raised $19,600,000 or 100% of the offering amount. The LLC with 13 unaffiliated members and Triple Net Properties retained a 3.25% ownership interest in the property. The remaining 96.75% is owned by 25 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Fountain Square	100.0%	office complex	10/28/04	$51,500,000	$36,250,000	242,000	Boca Raton, FL
      In 2005, the deficit cash flow after distributions of $168,000 is due primarily to thirteen months of debt service paid in the current year resulting in excess payments of $170,000. The prior year’s excess cash flow after distributions covered the current year deficit.

      NNN Satellite Place, LLC: The offering began September 1, 2004 and ended December 20, 2004. The offering raised $4,999,425 or 100% of the offering amount. The LLC with five unaffiliated members retained a 4.7% ownership interest in the property. The remaining 95.3% is owned by 14 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Satellite Place	100.0%	office	11/29/04	$12,256,000	$8,500,000	112,000	Duluth, GA
      NNN/ Mission Spring Creek, LLC: The offering began September 9, 2004 and ended January 6, 2005. The offering raised $3,500,000 or 100% of the offering amount. The LLC with 2 unaffiliated members retained a 1% ownership interest in the property. The remaining 99% is owned by 17 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	At Purchase	(Sq Ft)	Location

Mission Spring Creek Apartments	100.0%	apartment	11/12/04	$11,513,000	$8,750,000	196,000	Garland, TX
      NNN Fountainhead, LLC: The offering began September 22, 2004 and ended May 12, 2005. The offering raised $11,000,000 or 100% of the offering amount. The LLC with 30 unaffiliated members retained an 11.5% ownership interest in the property. The remaining 88.5% is owned by 21 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Fountainhead Park I and II	100.0%	office	12/8/04	$27,350,000	$18,900,000	171,000	San Antonio, TX
      NNN Oak Park Office Center, LLC: The offering began September 27, 2004 and ended August 31, 2005. The offering had raised $9,849,925 or approximately 100% of the offering amount of $9,850,000. The LLC with 10 unaffiliated members retained a 3.75% ownership interest in the property. The remaining 96.25% is owned by 19 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Oak Park Office Center	100.0%	office	11/12/04	$29,149,000	$21,800,000	173,000	Houston, TX
      NNN City Centre Place, LLC: The offering began October 7, 2004 and ended on January 7, 2005. The offering had raised $10,150,000, or 100% of the offering amount. The LLC with 33 unaffiliated members and 3 shareholders of Triple Net Properties retained an 18.125% ownership interest in the property. The remaining 81.875% of the property is owned by 16 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

City Centre Place	100.0%	office	11/05/04	$29,480,000	$21,500,000	103,000	Las Vegas, NV
      In 2005, the deficit cash flow after distributions of $35,000 was covered by the prior year’s excess cash flow after distributions.
      NNN/ Mission University Place, LLC: The offering began October 15, 2004 and ended on March 1, 2005. The offering raised $6,450,000, or 100% of the offering amount. The LLC with 9 unaffiliated members retained a 4.0% ownership interest in the property. The remaining 96.0% of the property is owned by 23 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Mission University Place Apartments	100.0%	apartment	12/30/04	$16,000,000	$11,500,000	231,000	Charlotte, NC

      NNN/ Mission Mallard Creek, LLC: The offering began November 4, 2004 and ended on May 23, 2005. The offering raised $6,350,000, or 100% of the offering amount. The LLC with 11 unaffiliated members retained a 5.1% ownership interest in the property. The remaining 94.9% of the property is owned by 28 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Mission Mallard Creek Apartments	100.0%	apartment	12/30/04	$14,338,000	$9,300,000	233,000	Charlotte, NC
      NNN SFS Town Center, LLC: The offering began November 10, 2004 and ended on April 1, 2005. The offering raised $11,400,000, or 100% of the offering amount. The LLC with 18 unaffiliated members retained a 7.1% ownership interest in the property. The remaining 92.9% of the property is owned by 19 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Town Center Business Park	100.0%	office	1/06/05	$30,910,000	$22,000,000	177,000	Santa Fe Springs, CA
      NNN 4 Hutton, LLC: The offering began November 30, 2004 and ended on April 11, 2005. The offering raised $21,250,000, or 100% of the offering amount. The LLC with 42 unaffiliated members and a shareholder of Triple Net Properties retained an 8.8% ownership interest in the property. The remaining 91.2% of the property is owned by 24 unaffiliated TICs and a shareholder of Triple Net Properties investing in the program as a TIC.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

4 Hutton Center Drive	100.0%	office	1/07/05	$49,000,000	$32,000,000	210,000	South Coast Metro, CA
      In August 2005, the property was refinanced with a $32,250,000 loan which resulted in net refinance proceeds of $367,000. Triple Net Properties received a financing fee totaling $198,000.
      NNN/ Mission Collin Creek, LLC: The offering began December 15, 2004 and ended on March 29, 2005. The offering raised $6,249,917, or 100% of the offering amount. The LLC with 17 unaffiliated members retained a 7.9% ownership interest in the property. The remaining 92.1% of the property is owned by 18 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Mission Collin Creek Apartments	100.0%	apartment	1/19/05	$18,283,000	$13,600,000	267,000	Plano, TX
      NNN Satellite 1100 & 2000, LLC: The offering began December 17, 2004 and ended on March 1, 2005. The offering raised $8,100,000, or 100% of the offering amount. The LLC with five unaffiliated members retained a 6.5% ownership interest in the property. The remaining 93.5% of the property is owned by 18 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Satellite Place Office Park	100.0%	office	2/24/05	$19,410,000	$13,900,000	175,000	Duluth, GA
      NNN Chatsworth Business Park, LLC: The offering began January 31, 2005 and ended on May 23, 2005. The offering raised $15,949,991, or 100% of the offering amount. The LLC with 20 unaffiliated members retained a 5.5% ownership interest in the property. The remaining 94.5% of the property is owned by 30 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Chatsworth Business Park	100.0%	office	3/30/05	$46,775,000	$33,750,000	232,000	Chatsworth, CA
      NNN 2400 West Marshall Drive, LLC: The offering began February 4, 2005 and ended on April 12, 2005. The offering raised $3,300,000, or 100% of the offering amount. The LLC retained a zero % ownership interest in the property. 100.0% of the property is owned by 18 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

2400 West Marshall Drive	100.0%	office	4/12/05	$9,470,000	$6,875,000	111,000	Grand Prairie, TX
      NNN 411 East Wisconsin, LLC: The offering began February 17, 2005 and ended on July 15, 2005. The offering raised $35,000,000, or 100% of the offering amount. The LLC with 84 unaffiliated members and a shareholder of Triple Net Properties retained a 12.9% ownership interest in the property. The remaining 87.1% of the property is owned by 32 unaffiliated TICs and an entity controlled by Mr. Thompson investing in the program as a TIC.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

411 East Wisconsin Avenue	100.0%	office	4/29/05	$95,000,000	$70,000,000	654,000	Milwaukee, WI
      NNN Met Center 10, LLC: The offering began February 18, 2005 and ended on May 17, 2005. The offering raised $15,900,000, or 100% of the offering amount. The LLC with 50 unaffiliated members and Mr. Rogers retained a 15.0% ownership interest in the property. The remaining 85.0% of the property is owned by 25 unaffiliated TICs and a shareholder of Triple Net Properties investing in the program as a TIC.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Building Ten — Met Center	100.0%	office	4/08/05	$44,880,000	$32,000,000	346,000	Austin, TX
      NNN Naples Tamiami Trail, LLC: The offering began March 22, 2005 and ended on September 15, 2005. The offering raised $10,400,000, or 100% of the offering amount. The LLC with 29 unaffiliated members retained a 19.0% ownership interest in the property. The remaining 81.0% of the property is owned by 25 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

4501 Tamiami Trail	100.0%	office	5/02/05	$21,000,000	$13,500,000	78,000	Naples, FL
      NNN Park at Spring Creek, LLC: The offering began March 28, 2005 and ended on October 27, 2005. The offering raised $4,350,000, or 100% of the offering amount. The LLC with 3 unaffiliated members retained a 9.9% ownership interest in the property. The remaining 90.1% of the property is owned by 18 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

The Park at Spring Creek Apartments	100.0%	apartment	6/08/05	$14,317,000	$11,040,000	185,000	Tomball, TX

      NNN Inverness Business Park, LLC: The offering began May 2, 2005 and ended on August 17, 2005. The offering raised $4,520,000, or 100% of the offering amount. The LLC with 7 unaffiliated members retained a 4.4% ownership interest in the property. The remaining 95.6% of the property is owned by 20 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Inverness Business Park	100.0%	office	6/10/05	$12,950,000	$9,500,000	112,000	Englewood, CO
      In 2005, the program experienced deficit cash flow after distributions and return of capital of $34,000.
      NNN Waterway Plaza, LLC: The offering began May 20, 2005 and ended on October 18, 2005. The offering raised $29,899,970, or 100% of the offering amount. The LLC with 72 unaffiliated members retained a 11.7% ownership interest in the property. The remaining 88.3% of the property is owned by 27 unaffiliated TICs and an entity controlled by Mr. Thompson investing in the program as a TIC.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Waterway Plaza I and II	100.0%	office	6/20/05	$74,148,000	$60,000,000	366,000	The Woodlands, TX
      NNN Papago Spectrum, LLC: The offering began June 3, 2005 and ended on August 8, 2005. The offering raised $10,650,000, or 100% of the offering amount. The LLC with 15 unaffiliated members retained a 5.4% ownership interest in the property. The remaining 94.6% of the property is owned by 25 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Papago Spectrum	100.0%	office	7/29/05	$26,375,000	$19,000,000	160,000	Tempe, AZ
      NNN Sanctuary at Highland Oaks, DST: The offering began June 17, 2005 and ended on November 16, 2005. The offering raised $23,585,000, or 99.9% of the offering amount. The LLC retained a zero% ownership interest in the property. 100.0% of the property is owned by 75 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

The Sanctuary at Highland Oaks	100.0%	apartment	7/29/05	$54,540,000	$35,300,000	495,000	Tampa, FL
      NNN Met Center 15, LLC: The offering began June 22, 2005 and ended on October 21, 2005. The offering raised $12,000,000, or 100% of the offering amount. The LLC with 13 unaffiliated members retained a 5.4% ownership interest in the property. The remaining 94.6% of the property is owned by 32 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Building 15 — Met Center	100.0%	office	8/19/05	$37,500,000	$28,000,000	258,000	Austin, TX
      NNN Maitland Promenade, LLC: The offering began June 24, 2005 and ended on November 7, 2005. The offering raised $15,000,000, or 100% of the offering amount. The LLC with 3 unaffiliated members and a shareholder of Triple Net Properties retained a 1.0% ownership interest in the property. The remaining 99.0% of the property is owned by 34 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Maitland Promenade II	100.0%	office	9/12/05	$44,393,000	$32,250,000	230,000	Orlando, FL

      NNN One Chesterfield Place, LLC: The offering began June 29, 2005 and ended on September 9, 2005. The offering raised $11,850,000, or 100% of the offering amount. The LLC with 3 unaffiliated members retained a 1.5% ownership interest in the property. The remaining 98.5% of the property is owned by 33 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

One Chesterfield Place	100.0%	office	9/9/05	$28,474,000	$18,810,000	143,000	Chesterfield, MO
      NNN Sixth Avenue West, LLC: The offering began July 12, 2005 and ended on November 4, 2005. The offering raised $6,600,000, or 100% of the offering amount. The LLC with 5 unaffiliated members retained a 2.6% ownership interest in the property. The remaining 97.4% of the property is owned by 20 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Sixth Avenue West	100.0%	office	9/13/05	$15,500,000	$10,300,000	125,000	Golden, CO
      NNN Netpark II, LLC: The offering began August 16, 2005 and ended on November 1, 2005. The offering raised $20,000,000, or 100% of the offering amount. The LLC with 65 unaffiliated members retained a 20.0% ownership interest in the program. The remaining 80.0% of the property is owned by 10 unaffiliated TICs investing in the program. An affiliated entity, NNN 2002 Value Fund, LLC sold its 50% TIC interest in the property to NNN Netpark II, LLC. NNN Netpark, LLC, an affiliated private program, retained a 50% ownership interest in the property.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Netpark	50.0%	office	9/30/05	$33,500,000	$21,500,000	913,000	Tampa, FL
      In 2005, the program had a deficit cash flow after distributions of $5,000 representing return of capital.
      NNN Britannia Business Center III, LLC: The offering began August 22, 2005 and ended on October 18, 2005. The offering raised $13,200,000, or 100% of the offering amount. The LLC with 7 unaffiliated members retained a 2.5% ownership interest in the property. The remaining 97.5% of the property is owned by 30 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	At Purchase	(Sq Ft)	Location

Britannia Business Center	100.0%	office	9/30/05	$45,290,000	$35,000,000	191,000	Pleasanton, CA
      NNN Parkway Crossing, LLC: The offering began September 6, 2005 and ended on October 28, 2005. The offering raised $4,400,000, or 100% of the offering amount. The LLC with 3 unaffiliated members retained a 2.0% ownership interest in the property. The remaining 98.0% of the property is owned by 23 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Parkway Crossing Apartments	100.0%	apartment	10/28/05	$11,330,000	$9,100,000	184,000	Asheville, NC
      NNN Saturn Business Park, LLC: The offering began September 7, 2005 and ended on November 29, 2005. The offering raised $9,800,000, or 100% of the offering amount. The LLC with 13 unaffiliated members and a shareholder of Triple Net Properties retained a 5.8% ownership interest in the property. The remaining 94.2% of the property is owned by 27 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Saturn Business Park	100.0%	office	10/20/05	$22,660,000	$16,100,000	121,000	Brea, CA

      NNN Forest Office Park, LLC: The offering began September 30, 2005 and ended on December 15, 2005. The offering raised $8,100,000, or 100% of the offering amount. The LLC with 9 unaffiliated members and three shareholders of Triple Net Properties including Mr. Rogers retained a 4.4% ownership interest in the property. The remaining 95.6% of the property is owned by 29 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Forest Office Park	100.0%	office	11/9/05	$20,850,000	$15,300,000	223,000	Richmond, VA
      NNN One Nashville Place, LLC: The offering began October 13, 2005 and ended on November 30, 2005. The offering raised $28,800,000, or 100% of the offering amount. The LLC with 12 unaffiliated members retained a 1.3% ownership interest in the property. The remaining 98.7% of the property is owned by 32 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

One Nashville Place	100.0%	office	11/30/05	$79,750,000	$58,000,000	411,000	Nashville, TN
CONFLICTS OF INTEREST
      Our management will be subject to various conflicts of interest arising out of our relationship with our advisor, the advisor’s affiliates and the dealer manager. All agreements and arrangements, including those relating to compensation, between us and our advisor, the dealer manager and their affiliates are not the result of arm’s-length negotiations. The limitations on our advisor described below have been adopted to control when we enter into transactions with our advisor, the dealer manager and their affiliates. With respect to the conflicts of interest described herein, our advisor, the dealer manager and their affiliates have informed us that they will endeavor to balance their interests with our interests.
      Additionally, we may experience conflicts of interests with our directors, officers and affiliates from time to time with regard to any of our investments, transactions and agreements in which they hold a direct or indirect pecuniary interest. Currently, none of our independent directors experience such conflicts. Our executive officers and our non-independent directors include Louis J. Rogers, our President and Chairman of the Board of Directors; Stanley J. Olander, Jr., our Chief Executive Officer and a director of our company; David L. Carneal, our Executive Vice President and Chief Operating Officer; Gus G. Remppies, Our Executive Vice President and Chief Investment Officer; Scott D. Peters, our Executive Vice President; Shannon K.S. Johnson, our Chief Financial Officer; and Andrea R. Biller, our Secretary. As set forth in the section entitled “Certain Relationships and Related Transactions,” all of these persons are also officers and/or indirect owners of our advisor, and, therefore, have both direct and indirect pecuniary interests in our advisor. Our advisor will receive substantial fees from us, which could influence our advisor’s advice to us. These compensation arrangements could affect the judgment of each of our executive officers and our non-independent directors with respect to:

•	the continuation, renewal or enforcement of the advisory agreement;

•	public offerings of equity by us, which likely entitle our advisor to increased asset management fees as to properties acquired with the offering proceeds;

•	property sales, which entitle our advisor to possible incentive distributions;

•	property acquisitions from third parties, which entitle our advisor to future asset management fees;

•	property acquisitions and dispositions, which entitle Realty to real estate commissions and disposition fees, respectively, of which 75% may be passed through to our advisor.

•	borrowings to acquire properties, which borrowings may increase the asset management fees payable to our advisor;

•	whether and when we seek to list our common stock on a national securities exchange or national market system, which listing would entitle our advisor to a possible incentive distribution; and

•	whether and when we seek to sell the company or its assets, which sale could entitle our advisor to an incentive distribution.
      Further, Mr. Rogers holds direct pecuniary interests in our dealer manager and Realty, both of which will receive substantial fees from us. These fees could influence the judgment of the dealer manager and Realty. These compensation arrangements could affect Mr. Rogers’ judgment with respect to:

•	the continuation, renewal or enforcement of the dealer manager agreement and any property management agreement entered into with Realty;

•	public offerings of equity by us, which entitle the dealer manager to dealer-manager fees and will likely entitle Realty to increased real estate commissions and property management fees, as applicable, upon acquisitions of properties with the offering proceeds;

•	property sales, which entitle Realty to disposition fees;

•	property acquisitions from third parties, which entitle Realty to real estate commissions or property management fees, or from a Triple Net Properties-sponsored program, which may entitle Realty to a disposition fee from such seller;

•	borrowings to acquire properties, which borrowings may increase the real estate commissions and property management fees payable to Realty;
      Finally, Messrs. Carneal, Olander and Remppies hold direct pecuniary interests in ROC Realty Advisors, LLC, which, through a joint venture with Triple Net Properties, NNN/ ROC Apartment Holdings, LLC, owns several entities that have acquired and operate apartment properties sponsored by Triple Net Properties under its TIC syndication program. To the extent that we acquire properties from these programs, Realty may be entitled to a disposition fee in connection with its services for the seller. Under the terms of the joint venture, Messrs. Carneal, Olander and Remppies and Rogers would be entitled to share in the disposition fee for such a sale, which could affect their judgment as executive officers and non-independent directors of our company.
      The fees our advisor and Realty receive in connection with the purchase of a property and asset management are based on the purchase price of the investment, and not based on the quality of the investment or the quality of the services rendered to us. This may influence our advisor to recommend riskier transactions to us.
      Our board of directors has not adopted any policies with regard to transactions or agreements involving a security holder of our company, other than our advisor, and us, except as pertains to the anti-takeover provisions of the MGCL and the ownership limitations set forth in our charter. See “Important Provisions of Maryland Corporate Law and Our Charter and Bylaws — Anti-Takeover Provisions of the MGCL” and “Description of Capital Stock — Restrictions on Ownership and Transfer.”
Competition for the Time and Service of Our Advisor and Its Affiliates
      Our company relies on our advisor and its affiliates to manage our assets and daily operations. Many of the same persons serve as directors, officers and employees of our company, our advisor and its affiliates. Key executives of our advisor have conflicts of interest in allocating management time, services and functions among our advisor and the various existing real estate programs and any future real estate programs or business ventures that they may organize or serve. Our advisor has informed us that it and its affiliates will employ sufficient staff to be fully capable of discharging their responsibilities in connection with our company and the various other real estate programs advised or managed by affiliates of our advisor. The key executives of our advisor will devote only as much of their time to our business as they determine is reasonably required, which may be substantially less than their full time. Further, during times of intense activity in other programs, these key executives may devote less time and fewer resources to our business than are necessary to manage our business.

Process for Resolution of Conflicting Opportunities
      Triple Net Properties, the parent and manager of our advisor, has sponsored publicly and privately offered real estate programs and may in the future sponsor privately and publicly offered real estate programs that may have investment objectives similar to ours. Therefore, our advisor and its affiliates could be subject to conflicts of interest between our company and other real estate programs. The advisory agreement gives us the first opportunity to buy Class A income-producing apartment properties placed under contract by our advisor or its affiliates that satisfy our investment objectives, so long as our board of directors or appropriate acquisition committee votes to make the purchase within seven days of being offered such property by our advisor. If our board of directors or appropriate acquisition committee does not vote to make such purchase within seven days of being offered such property, our advisor is free to offer such opportunity to any other affiliates or non-affiliates, as it so chooses.
      Other factors that may be considered in connection with the decisions as to the suitability of the property for investment include:

•	the effect of the acquisition on the diversification of our portfolio;

•	the amount of funds we have available for investment;

•	cash flow; and

•	the estimated income tax effects of the purchase and subsequent disposition.
      The independent directors must, by majority vote, approve all actions by our advisor or its affiliates that present potential conflicts with our company. Subject to these requirements, our bylaws provide that our directors, officers, employees and agents, including our advisor, may have business interests and engage in business activities similar to the business to be conducted by our company, as is consistent with their fiduciary duties owed to our company under Maryland law.
      We believe that the above factors, including the obligations of our advisor and its affiliates to present to us any Class A income-producing apartment property opportunities that satisfy our investment objectives, will help to lessen the competition or conflicts with respect to the acquisition of properties and other transactions which affect our interests.
Acquisitions and Leases of Property From Our Advisor, Directors, Officers and Affiliates
      Although we do not currently intend to do so, we may acquire and lease properties from our advisor, our directors or officers or their affiliates. The prices or rent we pay for such properties will not be the subject of arm’s-length negotiations. However, we will not acquire a property from our advisor or any affiliate, including our officers and directors, unless a competent independent appraiser confirms that our purchase price is equal to or less than the property’s fair market value. Additionally, for any acquisition or lease of a property from one of those parties, our charter provides that a majority of our board of directors not otherwise interested in the transaction, including a majority of our independent directors, must determine that the transaction and the purchase price or rent are fair, reasonable and in our best interests and at a price to us no greater than the cost of the property to that party. If the price to us is in excess of that party’s cost, then a majority of the disinterested directors must determine that substantial justification for the excess exists and the excess is reasonable. We cannot absolutely assure that the price we pay for any such property will not, in fact, exceed that which would be paid by an unaffiliated purchaser. In no event, however, will the cost of a property to our company exceed such property’s current appraised value. In connection with such acquisitions, our advisor or an affiliate of our advisor may receive real estate commissions equal to up to 3.0% of the purchase price of the property or up to 4.0% of the total development cost of any development property acquired. We will also reimburse our advisor for expenses related to selecting, evaluating or acquiring such properties. The sum of the reimbursed fees and real estate commissions, including real estate commissions paid to third parties, may not exceed 6.0% of the purchase price of such property or total development cost of such property.

We May Purchase Properties From Persons With Whom Affiliates of Our Advisor Have Prior Business Relationships
      We may purchase properties from sellers with whom our advisor or its affiliates have purchased properties in the past and may purchase properties in the future. If we purchase properties from such sellers, our advisor will experience a conflict between the current interests of our company and its interests in preserving any ongoing business relationship with such seller. Our board of directors will not, and our advisor has informed us that it will not, consummate such purchases in a manner that would effect a breach of any fiduciary obligations to our company.
Sales and Leases of Property to Our Advisor, Directors, Officers and Affiliates
      We may sell our properties to our advisor, our directors or officers or their affiliates. The sales price we receive for such properties will not be the subject of arm’s-length negotiations. However, we will not sell a property to our advisor or any affiliate, including our officers and directors, unless, as our charter provides, a majority of our board of directors not otherwise interested in the transaction, including a majority of our independent directors, determines that the transaction is fair, reasonable and in our best interests. Such a sale must also be supported by an independent appraisal prepared by an appraiser who is a member in good standing of the American Institute of Real Estate Appraisers or similar national organization selected by the independent directors. We do not intend to lease our properties to any of these parties.
Our Advisor May Have Conflicting Fiduciary Obligations in the Event Our Company Acquires Properties with Our Advisor’s Affiliates
      Our advisor may advise us to acquire an interest in a property through a joint venture arrangement with our advisor’s affiliates. In such instance, our advisor will have a fiduciary duty to our company, our stockholders and the affiliate participating in the joint venture arrangement. In addition, our charter provides that a majority of the independent directors not otherwise interested in the transaction must determine that the transaction is on terms and conditions no less favorable than from unaffiliated third parties and is fair and reasonable to our company.
Property Management Services May be Rendered by Our Advisor or its Affiliates
      Our advisor and its affiliates may provide property and asset management services to our company and do provide these services to other entities, some of whom may be in competition with our company. Our advisor and its affiliates will render these services to our company for the price and on the terms we would expect from an unaffiliated third party and in a manner consistent with customary business practices. Our advisor has informed us that it believes that it and its affiliates have sufficient personnel and other required resources to discharge all responsibilities for property management.
      Additionally, our charter provides that our advisor, our directors and officers and their affiliates may provide goods and services to us from time to time if a majority of our board of directors not interested in the transaction, including a majority of our independent directors, determine that the transaction is fair, reasonable and in our best interests and is on terms and conditions not less favorable to us than those available from unaffiliated third parties. Other than as described in “Compensation Table,” we do not contemplate entering into any such transactions in the near future.
Receipt of Commissions, Fees and Other Compensation by Our Advisor and its Affiliates
      Our advisor and its affiliates have received and will continue to receive the compensation as described in “Compensation Table.” The real estate commission described under “Compensation Table” is based upon the purchase price of the properties we acquire may be derived directly from the offering proceeds, and will be payable to our advisor despite the lack of cash available to make distributions to our stockholders and regardless of our performance. In addition, an affiliate of our advisor may receive the property management fee described under “Compensation Table” computed based upon the amount of gross income generated by our properties. To that extent, our advisor benefits from our retaining ownership of properties and leveraging our properties, while our stockholders may be better served by our disposing of a property or holding a property on an unleveraged basis. Furthermore, our advisor’s receipt and retention of many of the fees and reimbursements it receives from us are dependent upon our making investments in properties. Therefore, the interest of our advisor in receiving such fees may conflict with your interest in earning income on your investment in the shares of our common stock.
Non-Arm’s-Length Agreements; Conflicts; Competition
      The agreements and arrangements, including those relating to compensation, between our company, our advisor and its affiliates are not the result of arm’s-length negotiations, but are expected to approximate the terms of arm’s-length transactions. While our charter provides that we will not make loans to our advisor or its affiliates, it provides we may borrow money from our advisor or its affiliates for various business purposes, including working capital requirements, but only if a majority of our board of directors, including a majority of the independent directors, approve the transaction as being fair, competitive, commercially reasonable and no less favorable to our company than loans between unaffiliated parties under the same circumstances. Our advisor and its affiliates are not prohibited from providing services to, and otherwise dealing or doing business with, persons who deal with us, although there are no present arrangements with respect to any such services. However, no rebates or “give-ups” may be received by our advisor or its affiliates, nor may our advisor or any such affiliates participate in any reciprocal business arrangements which would have the effect of circumventing any of the provisions of the advisory agreement.
Legal Counsel for Our Company, Our Advisor and Our Dealer Manager is the Same Law Firm
      Hirschler Fleischer, A Professional Corporation, acts as legal counsel to our advisor, our dealer manager and some of their affiliates and also is expected to represent us. Additionally, Louis J. Rogers, the president and chairman of the board of directors of our company, is also senior counsel with Hirschler Fleischer. In connection with the offering, Mr. Rogers will not serve as an attorney on behalf of Hirschler Fleischer or render any legal advice but will serve solely in his capacities with our company and our advisor. Hirschler Fleischer is not acting as counsel for the stockholders or any potential investor. There is a possibility in the future that the interests of the various parties may become adverse and, under the Code of Professional Responsibility of the legal profession, Hirschler Fleischer may be precluded from representing any one or all of such parties. If any situation arises in which our interests appear to be in conflict with those of our advisor, our dealer manager or their affiliates, additional counsel may be retained by one or more of the parties to assure that their interests are adequately protected. Moreover, should such a conflict not be readily apparent, Hirschler Fleischer may inadvertently act in derogation of the interest of parties which could adversely affect us, and our ability to meet our investment objectives and, therefore, our stockholders.
NNN Capital Corp. is Participating as Dealer Manager in the Sale of Our Common Stock
      NNN Capital Corp., a securities dealer affiliated with Louis J. Rogers, the president and chairman of the board of our company and the president of our advisor, and Anthony W. Thompson, the chairman and chief executive officer of Triple Net Properties, is participating as the dealer manager in this offering, which is not based upon the success of any of our investments and is payable regardless of our profitability. The dealer manager is entitled to the selling commissions, marketing allowance and accountable due diligence expense reimbursements based upon the number of shares sold, which may be retained or reallowed to broker dealers participating in this offering. The dealer manager may be subject to a conflict of interest, which may arise out of its participation in this offering and its affiliation with Messrs. Thompson and Rogers, in performing independent “due diligence” with respect to our company. Any review of our structure, formation or operations performed by the dealer manager will be conducted as if it was an independent review; however, because the dealer manager is our affiliate, such review cannot be considered to represent an independent review, and such review may not be as meaningful as a review conducted by an unaffiliated broker dealer. Therefore, this offering will not necessarily have the independent review typically conducted by an underwriter or managing broker dealer.
SUMMARY OF DISTRIBUTION REINVESTMENT PLAN
      We have adopted a distribution reinvestment plan under which our stockholders may elect to have their cash distributions reinvested in additional shares of our common stock. The following discussion summarizes the principal terms of the distribution reinvestment plan, which is attached to this prospectus as Exhibit C.
General
      Stockholders who have received a copy of this prospectus and participate in this offering can elect to participate in and purchase shares through the distribution reinvestment plan, or DRIP, at any time and will not need to receive a separate prospectus relating solely to the DRIP.
      Shareholders are eligible to participate in the DRIP only with respect to 100% of their shares. Until the earlier to occur of the termination of this offering and the sale of all the shares reserved for issuance under the DRIP, the purchase price for shares purchased under the DRIP will be $9.50 per share.
Investment of Distributions
      Distributions will be used to purchase shares on behalf of the participants from our company. All such distributions will be invested in shares within 30 days after such payment date. Any distributions not so invested will be returned to the participants in the DRIP.
      As of the date of this prospectus, participants will not have the option to make voluntary contributions to the DRIP to purchase shares in excess of the amount of shares that can be purchased with their distributions. The board of directors reserves the right, however, to amend the DRIP in the future to permit voluntary contributions to the DRIP by participants, to the extent consistent with our objective of qualifying as a REIT.
Participant Accounts, Fee and Allocation of Shares
      For each participant in the DRIP, we will maintain a record which will reflect, for each distribution period, the distributions received by us on behalf of such participant. Any interest earned on such distributions will be retained by us to defray costs relating to the DRIP.
      We will use the aggregate amount of distributions to all participants for each distribution period to purchase shares for the participants. If the aggregate amount of distributions to participants exceeds the amount required to purchase all shares then available for purchase, our company will purchase all available shares and will return all remaining distributions to the participants within 30 days after the date such distributions are paid. We will allocate the purchased shares among the participants based on the portion of the aggregate distributions received on behalf of each participant, as reflected in our records. The ownership of the shares purchased under the DRIP will be reflected on our books.
      Shares acquired under the DRIP will entitle the participant to the same rights and to be treated in the same manner as those purchased by the participants in this offering.
      The allocation of shares among participants may result in the ownership of fractional shares, computed to four decimal places.
Administration
      As of the date of this prospectus, our DRIP will be administered by us or one of our affiliates, the DRIP Administrator, but a different entity may act as DRIP Administrator in the future. Any replacement entity which acts as the DRIP Administrator will be registered as a broker/ dealer with the NASD and in all states in which participants of our DRIP reside. The DRIP Administrator will keep all records of your account and send statements of your account to you. Shares purchased under our DRIP will be registered in the name of each participating stockholder.
Reports to Participants
      Within 90 days after the end of each fiscal year, we will mail to each participant a statement of account describing, as to such participant:

•	the distributions reinvested during the year;

•	the number of shares purchased during the year;

•	the per share purchase price for such shares;

•	the total administrative charge retained by us on behalf of each participant; and

•	the total number of shares purchased on behalf of the participant under the DRIP.
      Tax information with respect to income earned on shares under the DRIP for the calendar year will be sent to each participant.
Election to Participate or Terminate Participation
      Stockholders who purchase shares in this offering may become participants in the DRIP by making a written election to participate on their Subscription Agreements at the time they subscribe for shares. Any other stockholder who receives a copy of this prospectus or a separate prospectus relating solely to the DRIP and who has not previously elected to participate in the DRIP may so elect at any time by completing the enrollment form attached to such prospectus or by other appropriate written notice to us of such stockholder’s desire to participate in the DRIP. Stockholders are eligible to participate in the DRIP only with respect to 100% of their shares. Participation in the DRIP will commence with the next distribution made after receipt of the participant’s notice, provided it is received at least ten days prior to the record date for such distribution. Subject to the preceding sentence, the election to participate in the DRIP will apply to all distributions attributable to the distribution period in which the stockholder made such written election to participate in the DRIP and to all other distributions from that date. Participants will be able to terminate their participation in the DRIP at any time without penalty by delivering written notice to us no less than ten days prior to the next record date. We may also terminate the DRIP at our sole discretion, for any reason at any time, upon ten days’ prior written notice to all participants.
      A participant who chooses to terminate participation in the DRIP must terminate his or her entire participation in the DRIP and will not be allowed to terminate in part. If the DRIP is terminated or a participant terminates his participation in the DRIP, we will update our stock records to account for all whole shares purchased by the participant(s) in the DRIP, and if any fractional shares exist, we may either (a) send you a check in payment for any fractional shares in your account based on the then-current market price for the shares, or (b) credit your stock ownership account with any such fractional shares. There are no fees associated with a participant’s terminating his interest in the DRIP or our termination of the DRIP. A participant in the DRIP who terminates his interest in the DRIP will be allowed to participate in the DRIP again by notifying us and completing any required forms.
      We reserve the right to prohibit an employee benefit plan or other entity subject to ERISA from participating in the DRIP.
Federal Income Tax Considerations
      Stockholders subject to federal income taxation who elect to participate in the DRIP will incur tax liability for distributions reinvested under the DRIP even though they will receive no related cash. Specifically, stockholders will be treated as if they have received a cash distribution from our company and then applied such distribution to purchase shares in the DRIP. A stockholder who reinvests distributions will be taxed on such distribution at ordinary income tax rates to the extent such distributions are made out of our current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain dividend. In such case, such designated portion of the distribution will be taxed as capital gain.
Amendments and Termination
      We reserve the right to amend any aspect of the DRIP at our sole discretion and without the consent of stockholders, provided that notice of any material amendment is sent to participants at least ten days prior to the effective date of that amendment and provided that we may not amend the DRIP to terminate a participant’s right to withdraw from the DRIP. We also reserve the right to terminate the DRIP for any reason at any time by ten days’ prior written notice of termination to all participants. We may terminate a participant’s participation in the DRIP immediately if in our judgment such participant’s participation jeopardizes in any way our status as a REIT.
SHARE REPURCHASE PLAN
      Our board of directors has approved a share repurchase plan that would provide eligible stockholders with limited, interim liquidity by enabling them to sell their shares back to us in limited circumstances. The plan became effective on July 19, 2006. We have received SEC exemptive relief from rules restricting issuer purchases during distributions with respect to our share repurchase plan. However, our board of directors could choose to amend the provisions of the share repurchase plan without stockholder approval. Our share repurchase plan would permit you to sell your shares back to us after you have held them for at least one year, subject to the significant restrictions and conditions described below.
      The prices at which shares may be sold back to us would be as follows:

•	During the offering period at $9.00 per share;

•	During the 12 months following the end of the offering period at $9.25 per share;

•	During the next 12 months at $9.50 per share;

•	During the next 12 months at $9.75 per share; and

•	Thereafter, at the greater of: (a) $10.00 per share; or (b) a price equal to 10 times our “funds available for distribution” per weighted average share outstanding for the prior calendar year.
      We will make repurchases under our repurchase plan quarterly, at our sole discretion, on a pro rata basis. Subject to funds being available, we will limit the number of shares repurchased during any calendar year to five percent, 5%, of the weighted average number of shares outstanding during the prior calendar year. Funding for our repurchase program will come exclusively from proceeds we receive from the sale of shares under our distribution reinvestment plan.
      Our board of directors will have the discretion to redeem shares held for less than the one-year holding period upon the death or disability of a stockholder who is a natural person, including shares held by such stockholder through a revocable grantor trust, or an IRA or other retirement or profit-sharing plan. The waiver of the one-year holding period for death or disability does not apply if the stockholder is not a natural person, such as a trust other than a revocable grantor trust, partnership, corporation or other similar entity.
      Our board of directors, in its sole discretion, may choose to terminate, amend or suspend our share repurchase plan at any time if it determines that the funds allocated to our share repurchase plan are needed for other purposes, such as the acquisition, maintenance or repair of properties, or for use in making a declared distribution payment. A determination by the board of directors to terminate, amend or suspend our share repurchase plan will require the affirmative vote of the majority of the board of directors, including a majority of the independent directors. A copy of our share repurchase plan is attached as Exhibit C.
      We cannot guarantee that the funds set aside for our share repurchase plan will be sufficient to accommodate all requests made each year. Pending requests will be honored on a pro rata basis if insufficient funds are available to honor all requests. If no funds are available for the plan when repurchase is requested, the stockholder may withdraw the request or ask that we honor the request when funds are available. In addition, you may withdraw a repurchase request upon written notice at any time prior to the date of repurchase.
      Stockholders are not required to sell their shares to us. Our share repurchase plan is intended only to provide limited, interim liquidity for stockholders until a liquidity event occurs, such as the listing of our common stock on a national securities exchange, inclusion of our common stock for quotation on a national market system, or our merger with a listed company. We cannot guarantee that a liquidity event will occur.
      Shares we purchase under our share repurchase plan will be canceled and will have the status of authorized but unissued shares. Shares we acquire through our share repurchase plan will not be reissued unless they are first registered with the Securities and Exchange Commission under the Securities Act of 1933 and under appropriate state securities laws or otherwise issued in compliance with such laws.
      If we terminate, amend or suspend our share repurchase plan, we will send a letter to stockholders informing them of the change, and we will disclose the changes in reports filed with the Securities and Exchange Commission.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS
General
      As of the date of this prospectus, we have not yet commenced active operations. Subscription proceeds may be released to us after the minimum offering is achieved and will be applied to investment in properties and the payment or reimbursement of selling commissions and other fees and expenses. We will experience a relative increase in liquidity as we receive additional subscriptions for shares and a relative decrease in liquidity as we spend net offering proceeds in connection with the acquisition, development and operation of properties.
      As of the date of this prospectus, we have not entered into any arrangements creating a reasonable probability that we will acquire a specific property. The number of properties that we will acquire will depend upon the number of shares sold and the resulting amount of the net proceeds available for investment in properties. Until required for the acquisition, development or operation of properties, we will keep the net proceeds of this offering in short-term, liquid investments.
      When we acquire a property, our advisor will prepare a capital plan that contemplates the estimated capital needs of that investment. In addition to operating expenses, capital needs may also include costs of refurbishment or other major capital expenditures. The capital plan will also set forth the anticipated sources of the necessary capital, which may include a line of credit or other loan established with respect to the investment, operating cash generated by the investment, additional equity investments from us or joint venture partners or, when necessary, capital reserves. Any capital reserve would be established from the gross proceeds of this offering, proceeds from sales of other investments, operating cash generated by other investments or other cash on hand. In some cases, a lender may require us to establish capital reserves for a particular investment. The capital plan for each investment will be adjusted through ongoing, regular reviews of our portfolio or as necessary to respond to unanticipated additional capital needs.
      We intend to make an election to be taxed as a REIT under Section 856(c) of the Internal Revenue Code. In order to qualify as a REIT, we must distribute to our stockholders each calendar year at least 90% of our taxable income, excluding net capital gains. If we qualify as a REIT for federal income tax purposes, we generally will not be subject to federal income tax on income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax on our taxable income at regular corporate rates and will not be permitted to qualify as a REIT for four years following the year in which our qualification is denied. Such an event could materially and adversely affect our net income and results of operations.
Results of Operations
      As of the date of this prospectus, we have not commenced business operations as we are in our organizational and development stage. We do not intend to begin our operations until we have sold at least the minimum offering amount of 200,000 shares of our common stock. As we have not acquired any properties, our management is not aware of any material trends or uncertainties, favorable or unfavorable, other than national economic conditions affecting the apartment housing industry and real estate generally, which may be reasonably anticipated to have a material impact on either capital resources or the revenues or incomes to be derived from the operation of our properties.
      If we achieve only the minimum offering amount of $2,000,000, we will not have a diversified real estate portfolio. Our real estate portfolio would be concentrated in a small number of properties, resulting in increased exposure to local and regional economic downturns and the poor performance of one or more of our properties and, therefore, increased risk to our stockholders. In addition, many of our expenses are fixed regardless of the size of our real estate portfolio. Therefore, if we achieve only the minimum offering amount, we would expend a larger portion of our income on operating expenses. This would reduce our profitability and, in turn, the amount of net income available for distribution to our stockholders.

Liquidity and Capital Resources
      We are offering and selling to the public up to 100,000,000 shares of our common stock, $.01 par value per share, for $10.00 per share and up to 5,000,000 shares of our common stock to be issued pursuant to our distribution reinvestment plan under which our stockholders may elect to have distributions reinvested in additional shares at $9.50 per share.
      Our principal demands for cash will be for property acquisitions and the payment of our operating and administrative expenses, continuing debt service obligations and distributions to our stockholders. Generally, we will fund our property acquisitions from the net proceeds of our public offering. We intend to acquire properties with cash and mortgage or other debt, but we may acquire properties free and clear of permanent mortgage indebtedness by paying the entire purchase price for properties in cash or in units of limited partnership interest in our operating partnership. Due to the delay between the sale of our shares and our acquisition of properties, there may be a delay in the benefits to our stockholders, if any, of returns generated from our investments. We also are currently negotiating and anticipate entering into a $75 million secured revolving line of credit agreement with a syndicate of lenders led by Wachovia Bank, N.A. We intend to use our line of credit to purchase properties, and then place permanent mortgage financing on the property at a later date. To the extent we are unable to enter into a revolving line of credit agreement with Wachovia Bank, N.A., we would seek a similar credit agreement with an established commercial lender.
      We anticipate that adequate cash will be generated from operations to fund our operating and administrative expenses, continuing debt service obligations and the payment of distributions. However, our ability to finance our operations is subject to several uncertainties. Our ability to generate working capital is dependent on our ability to attract and retain tenants and the economic and business environments of the various markets in which our properties are located. Our ability to sell real estate investments is partially dependent upon the state of real estate markets and the ability of purchasers to obtain financing at reasonable commercial rates.
      Potential future sources of capital include secured or unsecured financings from banks or other lenders, establishing additional lines of credit, proceeds from the sale of properties and undistributed cash flow. However, we currently have not identified any additional sources of financing and there is no assurance that such sources of financings will be available on favorable terms or at all.
Distributions
      We have not paid any distributions as of the date of this prospectus. Our board of directors will determine the amount of distributions to be distributed to our stockholders. The board’s determination will be based on a number of factors, including funds available from operations, our capital expenditure requirements and the annual distribution requirements necessary to maintain our REIT status under the Code.
Funds From Operations
      One of our objectives is to provide cash distributions to our stockholders from cash generated by our operations. Funds from operations is not equivalent to our net operating income or loss as determined under accounting principles generally accepted in the United States, or GAAP. Due to certain unique operating characteristics of real estate companies, the National Association of Real Estate Investment Trusts, or NAREIT, an industry trade group, has promulgated a measure known as Funds From Operations, or FFO, which it believes more accurately reflects the operating performance of a REIT such as our company.
      We define FFO, a non-GAAP measure, consistent with the NAREIT’s definition, as net income, computed in accordance with GAAP, excluding gains (or losses) from sales of property, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joints ventures will be calculated to reflect FFO on the same basis.
      We consider FFO to be an appropriate supplemental measure of a REIT’s operating performance as it is based on a net income analysis of property portfolio performance that excludes non-cash items such as depreciation. The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time. Since real estate values historically rise and fall with market conditions, presentations of operating results for a REIT, using historical accounting for depreciation, could be less informative. The use of FFO is recommended by the REIT industry as a supplemental performance measure.
      Presentation of this information is intended to assist the reader in comparing the operating performance of different REITs, although it should be noted that not all REITs calculate FFO the same way, so comparisons with other REITs may not be meaningful. Furthermore, FFO is not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income as an indication of our performance.
PRINCIPAL STOCKHOLDERS
      The following table shows, as of the date of this prospectus, the number and percentage of shares of our common stock owned by (1) any person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock, (2) each director and (3) all directors, our chief executive officer and each of our four most highly compensated executive officers with total annual salary and bonuses exceeding $100,000 (along with our chief executive officer, the “Executive Officers” for purposes of the table below) as a group.

	Number of Shares
	Beneficially
	Owned as of	Percent if		Percent if
	Commencement of	Minimum		Maximum
Name	this Offering(1)	is Sold		is Sold

Glenn W. Bunting, Jr.	1,000	*	%	*
Robert A. Gary, IV	1,000	*	%	*
W. Brand Inlow	1,000	*	%	*
D. Fleet Wallace	1,000	*	%	*
Louis J. Rogers	—	0%		0%
Stanley J. Olander, Jr.	—	0%		0%
All Executive Officers and Directors as a Group	4,000	2.0%		*

*	Represents less than 1% of our outstanding common stock.

(1)	These amounts include shares of restricted stock granted to each individual under our 2006 incentive award plan.
      As of the date of this prospectus, we have one stockholder of record, our advisor. There is no established public trading market for our shares of common stock.
DESCRIPTION OF CAPITAL STOCK
General
      The following description of our capital stock highlights all material provisions of our charter and bylaws as in effect as of the date of this prospectus. Because it is a description of what is contained in our charter and bylaws, it may not contain all the information that is important to you.

Common Stock
      Under our charter, we will have 300,000,000 authorized shares of common stock, $.01 par value per share, available for issuance. We have authorized the issuance of up to 105,000,000 shares of common stock in connection with this offering. The common stock offered by this prospectus, when issued, will be duly authorized, fully paid and nonassessable. The common stock is not convertible or subject to redemption.
      Holders of our common stock:

•	are entitled to receive distributions authorized by our board of directors after payment of, or provision for, full cumulative distributions on and any required redemptions of shares of preferred stock then outstanding;

•	are entitled to share ratably in the distributable assets of our company remaining after satisfaction of the prior preferential rights of the preferred stock and the satisfaction of all of our debts and liabilities in the event of any voluntary or involuntary liquidation or dissolution of our company; and

•	do not have preference, conversion, exchange, sinking fund, redemption or appraisal rights or preemptive rights to subscribe for any of our securities.
      We will generally not issue certificates for our shares. Shares will be held in “uncertificated” form, which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable stock certificates and eliminate the need to return a duly executed stock certificate to effect a transfer. Trust Company of America acts as our registrar and as the transfer agent for our shares. Transfers can be effected simply by mailing to Trust Company of America a transfer and assignment form, which we will provide to you at no charge upon written request.
Stockholder Voting
      Except as otherwise provided, all shares of common stock will have equal voting rights. Because stockholders do not have cumulative voting rights, holders of a majority of the outstanding shares of common stock can elect our entire board of directors. The voting rights per share of our equity securities issued in the future will be established by our board of directors.
      Our charter provides that we may not, without the affirmative vote of stockholders holding at least a majority of all the shares entitled to vote on the matter:

•	amend our charter, including, by way of illustration, amendments to provisions relating to director qualifications, fiduciary duty, liability and indemnification, conflicts of interest, investment policies or investment restrictions, except for amendments with respect to classifications and reclassifications of our capital stock and increases or decreases in the aggregate number of shares of our stock or the number of shares of stock of any class or series;

•	sell all or substantially all of our assets other than in the ordinary course of our business or as otherwise permitted by law;

•	cause a merger or reorganization of our company except that where the merger is effected through our wholly-owned subsidiary and the consideration to be paid by us in the merger consists solely of cash, the merger may be approved solely by our board of directors unless a party to the merger is an affiliate of Triple Net Properties or ROC REIT Advisors, LLC; or

•	dissolve or liquidate our company.
      Our charter further provides that, without the necessity for concurrence by our board of directors, our stockholders may vote to elect or remove any or all of our directors.
      Each stockholder entitled to vote on a matter may do so at a meeting in person or by a proxy executed in writing or in any other manner permitted by law directing the manner in which he or she desires that his or her vote be cast. Any such proxy must be received by the board of directors prior to the date on which the vote is taken. Stockholders may take action without a meeting if a unanimous consent setting forth the action is given in writing or by electronic transmission by each stockholder entitled to vote on the matter.
Preferred Stock
      Our charter authorizes our board of directors without further stockholder action to provide for the issuance of up to 50,000,000 shares of preferred stock, in one or more series, with such voting powers and with such terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption, as our board of directors shall approve. As of the date of this prospectus, there are no preferred shares outstanding and we have no present plans to issue any preferred shares. There is no requirement that a majority of the independent directors approve the issuance of preferred stock.
Issuance of Additional Securities and Debt Instruments
      Our board of directors is authorized to issue additional securities, including common stock, preferred stock, convertible preferred stock and convertible debt, for cash, property or other consideration on such terms as they may deem advisable and to classify or reclassify any unissued shares of capital stock of our company without approval of the holders of the outstanding securities. We may issue debt obligations with conversion privileges on such terms and conditions as the directors may determine, whereby the holders of such debt obligations may acquire our common stock or preferred stock. We may also issue warrants, options and rights to buy shares on such terms as the directors deem advisable subject to certain restrictions in our charter, despite the possible dilution in the value of the outstanding shares which may result from the exercise of such warrants, options or rights to buy shares, as part of a ratable issue to stockholders, as part of a private or public offering or as part of other financial arrangements. Our board of directors, with the approval of a majority of the directors and without any action by stockholders, may also amend our charter from time to time to increase or decrease the aggregate number of shares of our stock or the number of shares of stock of any class or series that we have authority to issue.
Restrictions on Ownership and Transfer
      In order to qualify as a REIT under the federal tax laws, we must meet several requirements concerning the ownership of our outstanding capital stock. Specifically, no more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals, as defined in the federal income tax laws to include specified private foundations, employee benefit plans and trusts, and charitable trusts, during the last half of a taxable year, other than our first REIT taxable year. Moreover, 100 or more persons must own our outstanding shares of capital stock during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year, other than our first REIT taxable year.
      Because our board of directors believes it is essential for our company to qualify and continue to qualify as a REIT and for other corporate purposes, our charter, subject to the exceptions described below, provides that no person may own, or be deemed to own by virtue of the attribution provisions of the federal income tax laws, more than 9.9% of:

•	the value of outstanding shares of our capital stock; or

•	the value or number (whichever is more restrictive) of outstanding shares of our common stock.
      Our charter provides that, subject to the exceptions described below, any transfer of capital stock that would:

•	result in any person owning, directly or indirectly, shares of our capital stock in excess of the foregoing ownership limitations;

•	result in our capital stock being owned by fewer than 100 persons, determined without reference to any rules of attribution;

•	result in our company being “closely held” under the federal income tax laws;

•	cause our company to own, actually or constructively, 9.9% or more of the ownership interests in a tenant of our real property, under the federal income tax laws; or

•	before our shares constitute a class of “publicly-offered securities,” result in 25% or more of our shares being owned by ERISA investors;
will be null and void, with the intended transferee acquiring no rights in such shares of stock, or result in such shares being designated as shares-in-trust and transferred automatically to a trust effective on the day before the purported transfer of such shares. The record holder of the shares that are designated as shares-in-trust, or the prohibited owner, will be required to submit such number of shares of capital stock to our company for registration in the name of the trust. We will designate the trustee, but he will not be affiliated with our company. The beneficiary of the trust will be one or more charitable organizations that are named by our company.
      Shares-in-trust will remain shares of issued and outstanding capital stock and will be entitled to the same rights and privileges as all other stock of the same class or series. The trust will receive all dividends and distributions on the shares-in-trust and will hold such dividends or distributions in trust for the benefit of the beneficiary. The trust will vote all shares-in-trust. The trust will designate a permitted transferee of the shares-in-trust, provided that the permitted transferee purchases such shares-in-trust for valuable consideration and acquires such shares-in-trust without such acquisition resulting in a transfer to another trust.
      Our charter requires that the prohibited owner of the shares-in-trust pay to the trust the amount of any dividends or distributions received by the prohibited owner that are attributable to any shares-in-trust and the record date of which was on or after the date that such shares of stock became shares-in-trust. The prohibited owner generally will receive from the trust the lesser of:

•	the price per share such prohibited owner paid for the shares of capital stock that were designated as shares-in-trust or, in the case of a gift or devise, the market price per share on the date of such transfer; or

•	the price per share received by the trust from the sale of such shares-in-trust.
The trust will distribute to the beneficiary any amounts received by the trust in excess of the amounts to be paid to the prohibited owner.
      The shares-in-trust will be deemed to have been offered for sale to our company, or our designee, at a price per share equal to the lesser of:

•	the price per share in the transaction that created such shares-in-trust or, in the case of a gift or devise, the market price per share on the date of such transfer; or

•	the market price per share on the date that our company, or our designee, accepts such offer.
      We will have the right to accept such offer for a period of 90 days after the later of the date of the purported transfer which resulted in such shares-in-trust or the date we determine in good faith that a transfer resulting in such shares-in-trust occurred.
      “Market price” on any date means the average of the closing prices for the five consecutive trading days ending on such date. The “closing price” refers to the last quoted price as reported by the primary securities exchange or market on which our stock is then listed or quoted for trading. If our stock is not so listed or quoted at the time of determination of the market price, our board of directors will determine the market price in good faith.

      If you acquire or attempt to acquire shares of our capital stock in violation of the foregoing restrictions, or if you owned common or preferred shares that were transferred to a trust, then we will require you immediately to give us written notice of such event and to provide us with such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.
      If you own, directly or indirectly, more than 5%, or such lower percentages as required under the federal income tax laws, of our outstanding shares of stock, then you must, within 30 days after January 1 of each year, provide to us a written statement or affidavit stating your name and address, the number of shares of capital stock owned directly or indirectly, and a description of how such shares are held. In addition, each direct or indirect stockholder shall provide to us such additional information as we may request in order to determine the effect, if any, of such ownership on our status as a REIT and to ensure compliance with the ownership limits.
      The ownership limits generally will not apply to the acquisition of shares of capital stock by an underwriter that participates in a public offering of such shares or by our advisor. In addition, our board of directors, upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel and upon such other conditions as our board of directors may direct, may exempt a person from the ownership limits. However, the ownership limits will continue to apply until our board of directors determines that it is no longer in the best interests of our company to attempt to qualify, or to continue to qualify, as a REIT.
      All certificates representing our common or preferred shares, if any, will bear a legend referring to the restrictions described above.
      The ownership limits in our charter may have the effect of delaying, deferring or preventing a takeover or other transaction or change in control of our company that might involve a premium price for your shares or otherwise be in your interest as a stockholder.
IMPORTANT PROVISIONS OF MARYLAND
CORPORATE LAW AND OUR CHARTER AND BYLAWS
      The following is a summary of some important provisions of Maryland law, our charter and our bylaws in effect as of the date of this prospectus, copies of which may be obtained from our company.
Our Charter and Bylaws
      Stockholder rights and related matters are governed by the Maryland General Corporation Law, or MGCL, and our charter and bylaws. Our board of directors, including our independent directors, unanimously approved our charter and bylaws. A majority of our independent directors must approve or ratify any subsequent amendment to our charter and bylaws. Provisions of our charter and bylaws, which are summarized below, may make it more difficult to change the composition of our board of directors and may discourage or make more difficult any attempt by a person or group to obtain control of our company.
Stockholders’ Meetings
      An annual meeting of our stockholders will be held upon reasonable notice for the purpose of electing directors and for the transaction of such other business as may come before the meeting. A special meeting of our stockholders may be called in the manner provided in the bylaws, including by the secretary or a majority of our board of directors or a majority of the independent directors, and will be called by the president upon written request of stockholders holding in the aggregate at least 10% of the outstanding shares. Upon receipt of a written request, either in person or by mail, stating the purpose(s) of the meeting, we will provide all stockholders, within 10 days after receipt of this request, written notice, either in person or by mail, of a meeting and the purpose of such meeting to be held on a date not less than 15 nor more than 60 days after the distribution of such notice, at a time and place specified in the request, or if none is specified, at a time and place convenient to our stockholders. At any meeting of the stockholders, each stockholder is entitled to one vote for each share owned of record on the applicable record date. In general, the presence in person or by proxy of a majority of the outstanding shares constitutes a quorum, and the majority vote of our stockholders will be binding on all of our stockholders.
Our Board of Directors
      Our charter provides that the number of directors of our company may not be fewer than three and that a majority of the directors will be independent directors. This provision may only be amended by a vote of a majority of our stockholders. A vacancy in our board of directors caused by the death, resignation or incapacity of a director or by an increase in the number of directors may be filled only by the vote of a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred. With respect to a vacancy created by the death, resignation or incapacity of an independent director, the remaining independent directors will nominate a replacement. Any director may resign at any time and may be removed with or without cause by our stockholders owning at least a majority of the outstanding shares.
      Each director will serve a term beginning on the date of his or her election and ending on the next annual meeting of the stockholders and when his or her successor is duly elected and qualifies. Because holders of common stock have no right to cumulative voting for the election of directors, at each annual meeting of stockholders, the holders of the shares of common stock with a majority of the voting power of the common stock will be able to elect all of the directors.
Fiduciary Duties
      Our advisor and directors are deemed to be in a fiduciary relationship to us and our stockholders and our directors have a fiduciary duty to the stockholders to supervise our relationship with the advisor.
Limitation on Organizational and Offering Expenses
      The total organizational and offering expenses that we will pay in connection with our company’s formation and the offering and sale of shares of our common stock will be reasonable, and in any event, will not exceed an amount equal to 15% of the gross proceeds raised in this offering.
Limitation of Liability and Indemnification
      Maryland law permits us to include in our charter a provision limiting the liability of our directors and officers to us and our stockholders for money damages, except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and which is material to the cause of action.
      Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty,

•	the director or officer actually received an improper personal benefit in money, property or services, or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

      However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.
      Our charter provides that none of our directors or officers will be liable to our company or our stockholders for money damages and that we will indemnify and pay or reimburse reasonable expenses in advance of the final disposition of a proceeding to our directors, our officers, our advisor, our advisor’s affiliates and any individual who, while our director or officer at our request, served as a director, trustee, partner or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise for losses they may incur by reason of their service in those capacities; provided, however, we will not indemnify or hold harmless our directors, our officers, our advisor or our advisor’s affiliates unless all of the following conditions are met:

•	the party was acting on behalf of or performing services on the part of our company;

•	our directors, our officers, our advisor or our advisor’s affiliates have determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of our company;

•	such indemnification or agreement to be held harmless is recoverable only out of our net assets and not from our stockholders; and

•	such liability or loss was not the result of:

•	negligence or misconduct by our officers or directors (other than the independent directors) or our advisor or their affiliates; or

•	gross negligence or willful misconduct by the independent directors.
      The Securities and Exchange Commission takes the position that indemnification against liabilities arising under the Securities Act of 1933 is against public policy and unenforceable. Furthermore, our charter prohibits us from indemnifying our directors, our advisor or its affiliates or broker dealers for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful determination on the merits of each count involving alleged securities law violations as to the party seeking indemnification;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the party seeking indemnification; or

•	a court of competent jurisdiction approves a settlement of the claims against the party seeking indemnification and finds that indemnification of the settlement and related costs should be made and the court considering the request has been advised of the position of the Securities and Exchange Commission and of the published opinions of any state securities regulatory authority in which shares of our stock were offered and sold as to indemnification for securities law violations.
      We may advance amounts to persons entitled to indemnification for reasonable expenses and costs incurred as a result of any proceeding for which indemnification is being sought in advance of a final disposition of the proceeding only if all of the following conditions are satisfied:

•	the legal action relates to acts or omissions with respect to the performance of duties or services by the indemnified party for or on behalf of our company;

•	the legal action is initiated by a third party who is not a stockholder of our company or the legal action is initiated by a stockholder of our company acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement;

•	the party receiving such advances furnishes our company with a written statement of his or her good faith belief that he or she has met the standard of conduct described above; and

•	the indemnified party receiving such advances furnishes to our company a written undertaking, personally executed on his or her behalf, to repay the advanced funds to our company, together with the applicable legal rate of interest thereon, if it is ultimately determined that he or she did not meet the standard of conduct described above.
      Authorizations of payments will be made by a majority vote of a quorum of disinterested directors.
      Also, our board of directors may cause our company to indemnify or contract to indemnify any person not specified above who was, is, or may become a party to any proceeding, by reason of the fact that he or she is or was an employee or agent of our company, or is or was serving at the request of our company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the same extent as if such person were specified as one whom indemnification is granted as described above. Any determination to indemnify or contract to indemnify will be made by a majority vote of a quorum consisting of disinterested directors.
      We may purchase and maintain insurance to indemnify such parties against the liability assumed by them in accordance with our charter.
      The indemnification provided in our charter is not exclusive to any other right to which any person may be entitled, including any right under policies of insurance that may be purchased and maintained by our company or others, with respect to claims, issues or matters in relation to which our company would not have obligation or right to indemnify such person under the provisions of our charter.
Defenses Available
      There are defenses available to our directors and officers and our advisor under Maryland corporate law in the event of a stockholder action against them. A director or officer may contend that he or she performed the action giving rise to the stockholder’s action in good faith, in a manner he or she reasonably believed to be in the best interests of our company and with the care that an ordinarily prudent person in a like position under similar circumstances would have used. The directors and officers also are entitled to rely on information, opinions, reports or statements prepared by experts, including accountants, consultants and counsel, who were selected with reasonable care or a committee of the board of directors on which the director does not serve as to a matter within its authority so long as the director has a reasonable belief that the committee merits its confidence.
Inspection of Books and Records
      Our advisor will keep, or cause to be kept, on our behalf, full and true books of account on an accrual basis of accounting, in accordance with generally accepted accounting principles. We will maintain at all times at our principal office all of our books of account, together with all of our other records, including a copy of our charter.
      Any stockholder or his or her agent will be permitted access to all of our records at all reasonable times, and may inspect and copy any of them. We will permit the official or agency administering the securities laws of a jurisdiction including, without limitation, the Texas State Securities Board and the Alabama Securities Commission, to inspect our books and records upon reasonable notice and during normal business hours. As part of our books and records, we will maintain an alphabetical list of the names, addresses and telephone numbers of our stockholders along with the number of shares held by each of them. We will make the stockholder list available for inspection by any stockholder or his or her agent at our principal office upon the request of the stockholder.
      We will update, or cause to be updated, the stockholder list at least quarterly to reflect changes in the information contained therein.
      We will mail a copy of the stockholder list to any stockholder requesting the stockholder list within ten days of the request, subject to verification of the purpose for which the list is requested, as discussed below. The copy of the stockholder list will be printed in alphabetical order, on white paper, and in a readily readable type size. We may impose a reasonable charge for copy work incurred in reproducing the stockholder list.
      The purposes for which a stockholder may request a copy of the stockholder list include, without limitation, matters relating to stockholders’ voting rights and the exercise of stockholders’ rights under federal proxy laws.
      If our advisor or our board of directors neglects or refuses to exhibit, produce or mail a copy of the stockholder list as requested, our advisor and our board of directors will be liable to any stockholder requesting the list for the costs, including attorneys’ fees, incurred by that stockholder for compelling the production of the stockholder list, and for actual damages suffered by any stockholder by reason of such refusal or neglect. It will be a defense that the actual purpose and reason for the requests for inspection or for a copy of the stockholder list is to secure such list of stockholders or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a stockholder relative to the affairs of our company. We may require that the stockholder requesting the stockholder list represent that he or she is not requesting the list for a commercial purpose unrelated to the stockholder’s interests in our company and that he or she will not make any commercial distribution of such list or the information disclosed through such inspection. These remedies are in addition to, and will not in any way limit, other remedies available to stockholders under federal law, or the laws of any state.
      The list may not be sold for commercial purposes.
Restrictions on Roll-Up Transactions
      In connection with a proposed “roll-up transaction,” which, in general terms, is any transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of our company and the issuance of securities of an entity that would be created or would survive after the successful completion of the roll-up transaction, we will obtain an appraisal of all of our properties from an independent expert. In order to qualify as an independent expert for this purpose, the person or entity must have no material current or prior business or personal relationship with our advisor or directors and must be engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by our company. Our properties will be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and will indicate the value of our properties as of a date immediately prior to the announcement of the proposed roll-up transaction. The appraisal will assume an orderly liquidation of properties over a 12-month period. The terms of the engagement of such independent expert will clearly state that the engagement is for the benefit of our company and our stockholders. We will include a summary of the independent appraisal, indicating all material assumptions underlying the appraisal, in a report to the stockholders in connection with a proposed roll-up transaction.
      In connection with a proposed roll-up transaction, the person sponsoring the roll-up transaction must offer to stockholders who vote against the proposal a choice of:

•	accepting the securities of the entity that would be created or would survive after the successful completion of the roll-up transaction offered in the proposed roll-up transaction; or

•	one of the following:

•	remaining stockholders of our company and preserving their interests in our company on the same terms and conditions as existed previously; or

•	receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of our net assets.
      Our company is prohibited from participating in any proposed roll-up transaction:

•	which would result in the stockholders having voting rights in the entity that would be created or would survive after the successful completion of the roll-up transaction that are less than those provided in our charter, including rights with respect to the election and removal of directors, annual reports, annual and special meetings, amendment of the charter, and dissolution of our company;

•	which includes provisions that would operate as a material impediment to, or frustration of, the accumulation of shares by any purchaser of the securities of the entity that would be created or would survive after the successful completion of the roll-up transaction, except to the minimum extent necessary to preserve the tax status of such entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the entity that would be created or would survive after the successful completion of the roll-up transaction on the basis of the number of shares held by that investor;

•	in which our stockholder’s rights to access of records of the entity that would be created or would survive after the successful completion of the roll-up transaction will be less than those provided in our charter and described in “Inspection of Books and Records,” above; or

•	in which our company would bear any of the costs of the roll-up transaction if our stockholders do not approve the roll-up transaction.

Takeover Provisions of the MGCL
      The following paragraphs summarize some provisions of Maryland law and our charter and bylaws which may delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for our stockholders.

Business Combinations
      Under the MGCL, certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder (defined as any person who beneficially owns 10% or more of the voting power of the corporation’s shares or an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation) or an affiliate of such an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board. Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (b) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a board of directors prior to the time that the interested stockholder becomes an interested stockholder.
      Pursuant to the statute, our board of directors has opted out of these provisions of the MGCL only with respect to affiliates of our company and, consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between us and any affiliate of our company. As a result, any affiliate who becomes an interested stockholder may be able to enter into business combinations with us that may not be in the best interest of our stockholders without compliance by our company with the super-majority vote requirements and the other provisions of the statute.

Control Share Acquisitions
      The MGCL provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved at a special meeting by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock in a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of shares of stock of the corporation in the election of directors:

(1) a person who makes or proposes to make a control share acquisition,

(2) an officer of the corporation, or

(3) an employee of the corporation who is also a director of the corporation.
      “Control shares” are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

(a) one-tenth or more but less than one-third,

(b) one-third or more but less than a majority, or

(c) a majority or more of all voting power.
Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.
      A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.
      If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.
      The control share acquisition statute does not apply to (a) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) acquisitions approved or exempted by the charter or bylaws of the corporation.
      Section 2.13 of our bylaws contains a provision exempting from the control share acquisition statute any and all acquisitions by any person of our stock. We cannot assure you that such provision will not be amended or eliminated at any time in the future.
Subtitle 8
      Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Securities Exchange Act of 1934 and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board,

•	two-thirds vote requirements for removing a director,

•	a requirement that the number of directors be fixed only by vote of the directors,

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred, and

•	a majority requirement for the calling of a special meeting of stockholders.
      We have elected, at such time as we are eligible to make the election provided for under Subtitle 8, to provide that vacancies on our board of directors may be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already vest in our board of directors the exclusive power to fix the number of directorships.
Dissolution or Termination of Our Company
      We are an infinite-life corporation which may be dissolved under the MGCL at any time by the affirmative vote of a majority of our entire board and a majority of our stockholders. If, before 2013, our common stock is not listed on a national securities exchange or quoted on a national market system or we have not merged with an entity whose shares are so listed or quoted, we intend to submit for a vote of the stockholders at the next annual meeting a proposal to extend or eliminate this deadline or to liquidate all of our properties in an orderly fashion and distribute the net proceeds to our stockholders.
Transactions with Affiliates
      We have established restrictions on dealings between our company, our advisor and any of their officers, directors or affiliates in our charter and elsewhere. Under the MGCL, each director is required to discharge his duties in good faith, in a manner reasonably believed to be in the best interests of our company and with the care of an ordinarily prudent person in a like position under similar circumstances. In addition, Maryland law provides that a transaction between our company and any of our directors or between our company and any other corporation, firm or other entity in which any of our directors is a director or has a material financial interest is not voidable solely because of the common directorship or interest if:

•	the fact of the common directorship or interest is disclosed to or known by the directors and the transaction is authorized, approved or ratified by the disinterested directors; or

•	the fact of the common directorship or interest is disclosed to or known by our stockholders and the transaction is authorized approved or ratified by the disinterested stockholders; or

•	the transaction is fair and reasonable to our company.
Advance Notice of Director Nominations and New Business
      Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by the board of directors or (3) by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to the board of directors at a special meeting may be made only (A) pursuant to our notice of the meeting, (B) by the board of directors, or (C) provided that the board of directors has determined that directors will be elected at the meeting, by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.
SHARES AVAILABLE FOR FUTURE SALE
      All of the shares of common stock offered and sold by this prospectus to the public or pursuant to our distribution reinvestment plan will be freely tradable under the federal securities laws, except shares held by affiliates of our company, such as officers and directors. We may issue up to 100,000,000 shares to the public and up to 5,000,000 shares in connection with our distribution reinvestment plan.
AGREEMENT OF LIMITED PARTNERSHIP
      The following description of the Agreement of Limited Partnership is a summary of the provisions included in the Agreement of Limited Partnership. Currently, our company and our advisor are the only partners of our operating partnership. Our operating partnership may issue units of limited partnership interest in exchange for interests in properties, thus creating additional limited partners in our operating partnership.
Management
      Our operating partnership has been organized as a Virginia limited partnership under the terms of the Agreement of Limited Partnership. As the sole general partner of our operating partnership, we have full, exclusive and complete responsibility and discretion in the management and control of it. When and if additional limited partners are admitted, they will have no authority in their capacity as limited partners to transact business for, or participate in the management activities or decisions of, our operating partnership. However, any amendment to the Agreement of Limited Partnership that would affect the limited partners’ redemption rights described below would require the consent of limited partners holding more than 50% of the units of limited partnership interest held by such partners.
Transferability of Interests
      Our company may not voluntarily withdraw from our operating partnership or transfer or assign our interest in our operating partnership unless the transaction in which such withdrawal or transfer occurs results in the limited partners receiving property in an amount equal to the amount they would have received had they exercised their redemption rights immediately prior to such transaction, or unless the successor to our company contributes substantially all of its assets to our operating partnership in return for an interest in our operating partnership. Except in the limited situations described in the Agreement of Limited Partnership, it is anticipated that the limited partners may not transfer their interests in our operating partnership, in whole or in part, without our written consent, which consent we may withhold in our sole discretion.
Capital Contribution
      We are currently the sole general partner of our operating partnership and own substantially all of the limited partnership interests. We will contribute to our operating partnership all the net proceeds of the offering as a capital contribution in exchange for additional limited partnership interests. Our advisor owns a 0.01% limited partnership interest in our operating partnership. Our advisor has no voting rights by virtue of its status as a special limited partner.
      The Agreement of Limited Partnership provides that if our operating partnership requires additional funds at any time or from time to time in excess of funds available to our operating partnership from borrowing or capital contributions, we may borrow such funds from a financial institution or other lender and lend such funds to our operating partnership on the same terms and conditions as are applicable to our borrowing of such funds. Under the Agreement of Limited Partnership, we generally will be obligated to contribute the proceeds of a securities offering as additional capital to our operating partnership.

      Moreover, we are authorized to cause our operating partnership to issue partnership interests for less than fair market value if our company has concluded in good faith that such issuance is in the best interests of our company and our operating partnership. If we contribute additional capital to our operating partnership, we will receive additional units of limited partnership interest of our operating partnership and our percentage interest in our operating partnership will be increased on a proportionate basis based upon the amount of such additional capital contributions and the value of our operating partnership at the time of such contributions. Conversely, the percentage interests of any limited partners will be decreased on a proportionate basis in the event of additional capital contributions by our company. In addition, if we contribute additional capital to our operating partnership, we will revalue the property of our operating partnership to its fair market value, as determined by us, and the capital accounts of the partners will be adjusted to reflect the manner in which the unrealized gain or loss inherent in such property that has not been reflected in the capital accounts previously would be allocated among the partners under the terms of the Agreement of Limited Partnership if there were a taxable disposition of such property for such fair market value on the date of the revaluation.
Redemption Rights
      Under the Agreement of Limited Partnership, limited partners have redemption rights, which enable them to cause our operating partnership to redeem their units of limited partnership interests in our operating partnership in exchange for cash or, at our option, shares of our common stock on a one-for-one basis. The redemption price will be paid in cash, at our discretion, or if the issuance of common stock to the redeeming limited partner would:

•	result in any person owning, directly or indirectly, stock in excess of the ownership limit;

•	result in our shares of capital stock being owned by fewer than 100 persons, determined without reference to any rules of attribution;

•	result in our company being “closely held” under the federal income tax laws;

•	cause us to own, actually or constructively, 10% or more of the ownership interests in a tenant of our real property; or

•	cause the acquisition of common stock by such redeeming limited partner to be “integrated” with any other distribution of common stock for purposes of complying with the Securities Act.
      A limited partner may exercise the redemption rights at any time after one year following the date on which he received such units of limited partnership interest in our operating partnership, provided that a limited partner may not exercise the redemption right for fewer than 1,000 units or, if such limited partner holds fewer than 1,000 units, all of the units held by such limited partner. In addition, a limited partner may not exercise the redemption right more than two times annually.
      The number of shares of common stock issuable upon exercise of the redemption rights will be adjusted upon the occurrence of stock splits, mergers, consolidations or similar pro rata share transactions, which otherwise would have the effect of diluting or increasing the ownership interests of the limited partners or our stockholders.
Special Limited Partner
      Our advisor is a special limited partner in our operating partnership. Special limited partners have no voting rights.

      As a special limited partner, our advisor is entitled to receive an incentive distribution equal to 15% of the net proceeds of the sale of a property after our company has received, and paid to the stockholders, the sum of:

•	our Invested Capital, as defined below; and

•	any remaining shortfall in an 8% per annum cumulative, non-compounded return on adjusted Invested Capital as determined in the paragraph below, or 8% return.
Invested Capital will equal the total proceeds from the sale of our common stock. When a property is sold, Invested Capital will be reduced by the lesser of: (A) the net sale proceeds available for distributions; or (B) the sum of (1) the portion of Invested Capital that initially was allocated to that property and (2) any remaining shortfall in the recovery of our Invested Capital with respect to prior sales of properties.
      If we and, in turn, our stockholders have not received a return of our Invested Capital or if there is a shortfall in the 8% return after the sale of the operating partnership’s last property and our advisor previously has received incentive distributions, other than those that have previously been repaid, our advisor will be required to repay to our operating partnership an amount of those distributions sufficient to cause us and, in turn, our stockholders to receive a full return of our Invested Capital and a full distribution of the 8% return. In no event will the cumulative amount repaid by our advisor to our operating partnership exceed the cumulative amount of incentive distributions that our advisor has previously received.
      Until such time as stockholders receive such 8% return, our advisor will not receive any incentive distributions. In addition, there is no assurance that we will be able to pay an annual 8% return to our stockholders. Thus, the 8% return is disclosed solely as a measure for our advisor’s incentive compensation.
      If the advisory agreement is terminated in connection with the listing of our common stock on a national securities exchange or national market system, the advisory agreement provides that our advisor will receive an incentive distribution equal to 15% of the amount, if any, by which (1) the market value of our outstanding stock plus distributions paid by us prior to listing, exceeds (2) the sum of the amount of capital we invested in our operating partnership plus an 8% per annum cumulative, non-compounded return on such invested capital. A listing for these purposes means the listing of our common stock on i) the New York Stock Exchange, the American Stock Exchange, or the National Market System of the Nasdaq Stock Market (or any successor to such entities), or ii) a national securities exchange (or tier or segment thereof) that has listing standards that the Securities and Exchange Commission has determined by rule are substantially similar to the listing standards applicable to securities described in Section 18(b)(1)(A) of the Securities Act of 1933, as amended. Upon our advisor’s receipt of the incentive distribution upon listing, our advisor’s special limited partnership units will be redeemed and our advisor will not be entitled to receive any further incentive distributions upon sales of our properties.
      Further, in connection with the termination of the advisory agreement other than due to a listing of our shares on a national securities exchange or national market system or due to the internalization of our advisor in connection with our conversion to a self-administered REIT, we may choose to redeem our advisor’s interest as a special limited partner in our operating partnership, which would entitle it to receive cash or, if agreed by our company and our advisor, shares of common stock of our company or units of limited partnership interests in our operating partnership equal to the amount that would be payable to the advisor pursuant to the “incentive distribution upon sales” described under the heading “Compensation Table” if we liquidated all of our assets for their fair market value. Finally, upon the termination of our advisory agreement as a result of the internalization of our advisor into our company, the advisory agreement provides that a special committee, comprised of all of the independent directors, and our advisor will negotiate the compensation to be payable to the advisor pursuant to such termination.
Operations
      The Agreement of Limited Partnership requires that our operating partnership be operated in a manner that will enable our company to satisfy the requirements for being classified as a REIT, to avoid any federal income or excise tax liability imposed by the federal income tax laws, other than any federal income tax liability associated with our retained capital gains, and to ensure that our operating partnership will not be classified as a “publicly traded partnership” for purposes of the federal income tax laws.
      In addition to the administrative and operating costs and expenses incurred by our operating partnership, our operating partnership will pay all administrative costs and expenses of our company, including:

•	all expenses relating to our formation and continuity of existence;

•	all expenses relating to our public offering, including our company’s organizational expenses;

•	all expenses associated with the preparation and filing of any periodic reports under federal, state or local laws or regulations;

•	all expenses associated with compliance with laws, rules and regulations promulgated by any regulatory body;

•	acquisition expenses incurred in connection with the selection, evaluation and acquisition of our properties;

•	the actual cost of goods and services used by us and obtained from entities not affiliated with our advisor, other than acquisition expenses;

•	interest and other costs for borrowed money, including discounts, points and other similar fees;

•	taxes and assessments on income of our company or its real estate assets;

•	costs associated with insurance required in connection with our business or by our directors;

•	expenses of managing and operating properties owned by our company, payable to the property manager, whether or not the property manager is an affiliate of our company.

•	all compensation and expenses payable to the independent directors and all expenses payable to the non-independent directors in connection with their services to the company and the stockholders and their attendance at meetings of the directors and stockholders;

•	expenses associated with a listing, if applicable, or with the issuance and distribution of our common stock, such as selling commissions and fees, marketing and advertising expenses, taxes, legal and accounting fees, listing and registration fees, and other organizational and offering expenses;

•	expenses connected with payments of distributions in cash or otherwise made or caused to be made by our company to our stockholders;

•	expenses of amending, converting liquidating or terminating our company or the charter;

•	expenses of maintaining communications with stockholders, including the cost of preparation, printing, and mailing annual and other stockholder reports, proxy statements and other reports required by governmental entities;

•	administrative services expenses (including personnel costs; provided, however, that no reimbursement shall be made for costs of personnel to the extent that such personnel perform services in transactions for which our advisor receives a separate fee);

•	transfer agent and registrar’s fees and charges paid to third parties;

•	audit, accounting, legal and other professional fees; and

•	all other operating or administrative costs incurred by our company in the ordinary course of business on behalf of our operating partnership.

Distributions
      The Agreement of Limited Partnership provides that our operating partnership will distribute to the partners cash from operations, excluding net sale or refinancing proceeds, and net proceeds from the sale of our operating partnership’s property in connection with the liquidation of our operating partnership, on a monthly basis in accordance with the percentage interests of the partners. In our sole discretion, we will determine the amounts of such distributions. Our operating partnership does not intend to maintain cash reserves to fund distributions. The net sale proceeds from the sale of one of our operating partnership’s properties will be distributed 100% to us until we have received an amount equal to the sum of (1) our Invested Capital and (2) any remaining shortfall in our 8% return. Any remaining net sale proceeds will be distributed 85% to us and 15% to our advisor. Until such time as stockholders receive such 8% return, our advisor will not receive any incentive distributions. In addition, there is no assurance that our operating partnership will be able to pay an annual 8% return to its partners, including our company. Thus, the 8% return is disclosed solely as a measure for our advisor’s incentive compensation.
      Notwithstanding the foregoing, if there is a shortfall in the distribution of the 8% return to us at the end of any calendar year and the advisor previously has received incentive distributions, other than distributions that have previously been repaid, the advisor will be required to repay to the operating partnership whatever portion of those prior distributions is necessary to cause our 8% return to be met.
      Upon liquidation of our operating partnership, after payment of, or adequate provision for, debts and obligations of our operating partnership, including any partner loans, any remaining assets of our operating partnership will be distributed to all partners with positive capital accounts in accordance with their respective positive capital account balances. Notwithstanding the foregoing, if we have not received a full return of our Invested Capital or there is a shortfall in our 8% return when the operating partnership’s last property has been sold and the advisor previously has received distributions, other than distributions that have previously been repaid, the advisor will be required to repay to the operating partnership whatever portion of those prior distributions is necessary to cause a full return of our Invested Capital and a full distribution of our 8% return.
Allocations
      Operating Income. Operating income of our operating partnership will be allocated as follows:

(1) First, 100% to our company to the extent operating losses previously allocated 100% to us pursuant to clause (2) under Operating Losses below; and

(2) Thereafter, any remaining operating income will be allocated 100% to our company.
      Operating Losses. Operating losses of our operating partnership will be allocated as follows:

(1) First, 100% to our company to the extent of operating income previously allocated 100% to us pursuant to clause (2) under Operating Income above;

(2) Thereafter, any remaining operating losses will be allocated 100% to our company.
All depreciation and amortization deductions of our operating partnership will be allocated 100% to our company.
      Gains from Capital Transactions. Gains from the sale of property other than the disposition of all or substantially all of the assets of the operating partnership will be allocated as follows:

(1) First, 100% to our company to the extent of losses from property sales previously allocated 100% to us pursuant to clause (2) under Losses from Capital Transactions below;

(2) Second, 100% to our company until we have been allocated an aggregate amount equal to the sum of (A) any depreciation or amortization recapture associated with the operating partnership’s investment in the property sold, and (B) any remaining shortfall in our 8% return that is distributed to us in connection with the sale of the property; and

(3) Thereafter, any remaining gain will be allocated 85% to our company and 15% to our advisor.
      Losses from Capital Transactions. Losses from the sale of property other than the disposition of all or substantially all of the assets of the operating partnership will be allocated as follows:

(1) First, 85% to our company and 15% to our advisor to the extent of gain from property sales previously allocated to us and the advisor in that same proportion pursuant to clause (3) under Gains from Capital Transactions above; and

(2) Thereafter, any remaining loss will be allocated 100% to our company.
      Gains from Terminating Capital Transactions. Gains from the sale of all or substantially all of the assets of the operating partnership will be allocated as follows:

(1) First, to our company until our aggregate capital account balance equals the sum of (A) the Invested Capital and (B) the cumulative 8% return that has not previously been distributed; and

(2) Thereafter, any remaining gain will be allocated 85% to our company and 15% to our advisor.
      Losses from Terminating Capital Transactions. Losses from the sale of all or substantially all of the assets of the operating partnership will be allocated as follows:

(1) First, 85% to our company and 15% to our advisor to the extent of gain from property sales previously allocated to us and the advisor in that same proportion pursuant to clause (3) under Gains from Capital Transactions above; and

(2) Thereafter, any remaining loss will be allocated 100% to our company.
      Notwithstanding the foregoing, to the extent that our advisor is required to repay distributions to the operating partnership, the allocations will be adjusted to reflect such repayment.
      All allocations are subject to compliance with the provisions of the federal income tax laws.
Term
      Our operating partnership will continue until December 31, 2055 or until dissolved upon the bankruptcy, dissolution or withdrawal of our company, unless the limited partners elect to continue our operating partnership; the sale or other disposition of all or substantially all the assets of our operating partnership; or the election by the general partner.
Tax Matters
      Under the Agreement of Limited Partnership, we will be the tax matters partner of our operating partnership and, as such, will have authority to handle tax audits and to make tax elections under the federal income tax laws on behalf of our operating partnership.
FEDERAL INCOME TAX CONSEQUENCES OF OUR STATUS AS A REIT
      This section summarizes all material federal income tax issues. Because this section is a summary, it does not address all of the tax issues that may be important to you. In addition, this section does not address the tax issues that may be important to stockholders that are subject to special treatment under the federal income tax laws, such as insurance companies, tax-exempt organizations, except to the extent discussed in “— Taxation of Tax-Exempt Stockholders” below, financial institutions or broker dealers, and non-U.S. individuals and foreign corporations, except to the extent discussed in “— Taxation of Non-U.S. Stockholders” below, among others.

      The statements in this section are based on the current federal income tax laws governing qualification as a REIT. We cannot assure you that new laws, interpretations thereof, or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate.
      We urge you to consult your own tax advisor regarding the specific tax consequences to you of investing in our common stock and of our election to be taxed as a REIT. Specifically, you should consult your own tax advisor regarding the federal, state, local, foreign, and other tax consequences of such investment and election, and regarding potential changes in applicable tax laws.
Taxation of Our Company
      We plan to elect to be taxed as a REIT under the federal income tax laws for our first full taxable year. We believe that, commencing with such taxable year, we will be organized and will operate in a manner so as to qualify as a REIT under the federal income tax laws. We cannot assure you, however, that we will qualify or remain qualified as a REIT. This section discusses the laws governing the federal income tax treatment of a REIT and its stockholders, which laws are highly technical and complex.
      Hirschler Fleischer has acted as tax counsel to us in connection with this offering. Hirschler Fleischer is of the opinion that we have been organized in conformity with the requirements of the Code for a REIT, and further, that based on our proposed method of operation as described herein, Hirschler Fleischer is of the opinion that our operations will enable us to satisfy the requirements as a REIT. Hirschler Fleischer’s opinion is based solely on our representations with respect to factual matters concerning our business operations and our properties. Hirschler Fleischer has not independently verified these facts. In addition, our qualification as a REIT depends, among other things, upon our meeting the requirements of Sections 856 through 860 of the Code throughout each year. Accordingly, because our satisfaction of such requirements will depend upon future events, including the final determination of financial and operational results, no assurance can be given that we will satisfy the REIT requirements during the taxable year that will end December 31, 2006, or in any future year.
      Our REIT qualification depends on our ability to meet on a continuing basis several qualification tests set forth in the federal tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that fall within specified categories, the diversity of our share ownership, and the percentage of our earnings that we distribute. We describe the REIT qualification tests, and the consequences of our failure to meet those tests, in more detail below. Hirschler Fleischer will not review our compliance with those tests on a continuing basis. Accordingly, neither we nor Hirschler Fleischer can assure you that we will satisfy those tests.
      If we qualify as a REIT, we generally will not be subject to federal income tax on the taxable income that we distribute to our stockholders. The benefit of that tax treatment is that it avoids the “double taxation,” which means taxation at both the corporate and stockholder levels, that generally results from owning stock in a corporation.
      However, we will be subject to federal tax in the following circumstances:

•	we will pay federal income tax on taxable income, including net capital gain, that we do not distribute to our stockholders during, or within a specified time period after, the calendar year in which the income is earned;

•	we may be subject to the “alternative minimum tax” on any items of tax preference that we do not distribute or allocate to our stockholders;

•	we will pay income tax at the highest corporate rate on (1) net income from the sale or other disposition of property acquired through foreclosure that we hold primarily for sale to customers in the ordinary course of business and (2) other non-qualifying income from foreclosure property;

•	we will pay a 100% tax on our net income from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business;

•	if we fail to satisfy either the 75% gross income test or the 95% gross income test, as described below under “— Requirements for Qualification — Income Tests,” and nonetheless continue to qualify as a REIT because we meet other requirements, we will pay a 100% tax on (1) the gross income attributable to the greater of the amounts by which we fail the 75% and 95% gross income tests, multiplied by (2) a fraction intended to reflect our profitability;

•	if we fail to distribute during a calendar year at least the sum of (1) 90% of our REIT ordinary net income for such year, (2) 90% of our REIT capital gain net income for such year (unless an election is made as provided below), and (3) any undistributed taxable income from prior periods, we will pay a 4% excise tax on the excess of such required distribution over the amount we actually distributed;

•	we may elect to retain and pay income tax on our net long-term capital gain; and

•	if we acquire any asset from a C corporation, or a corporation generally subject to full corporate-level tax, in a merger or other transaction in which we acquire a tax basis determined by reference to the C corporation’s basis in the asset, we will pay tax at the highest regular corporate rate if we recognize gain on the sale or disposition of such asset during the 10-year period after we acquire such asset. The amount of gain on which we will pay tax is the lesser of (1) the amount of gain that we recognize at the time of the sale or disposition and (2) the amount of gain that we would have recognized if we had sold the asset at the time we acquired the asset.
Requirements for Qualification
      NNN Apartment REIT, Inc. is a corporation that, it is anticipated, will meet the following requirements:

(1) it is managed by one or more trustees or directors;

(2) its beneficial ownership is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3) it would be taxable as a domestic corporation, but for the REIT provisions of the federal income tax laws;

(4) it is neither a financial institution nor an insurance company subject to specified provisions of the federal income tax laws;

(5) at least 100 persons are beneficial owners of its shares or ownership certificates;

(6) not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, including specified entities, during the last half of any taxable year;

(7) it elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the Internal Revenue Service that must be met to elect and maintain REIT status;

(8) it uses a calendar year for federal income tax purposes and complies with the record keeping requirements of the federal income tax laws; and

(9) it meets other qualification tests, described below, regarding the nature of its income and assets.
      We must meet requirements 1 through 4 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Requirements 5 and 6 will not apply to us until our second taxable year.
      If we comply with all the requirements for ascertaining the ownership of our outstanding shares in a taxable year and have no reason to know that requirement 6 above was violated, we will be deemed to have satisfied that requirement for such taxable year. For purposes of determining share ownership under requirement 6, a supplemental unemployment compensation benefits plan, a private foundation, and a portion of a trust permanently set aside or used exclusively for charitable purposes are each considered one individual owner. However, a trust that is a qualified employee pension or profit sharing trust under the federal income tax laws is not considered one owner but rather all of the beneficiaries of such a trust will be treated as holding our shares in proportion to their actuarial interests in the trust for purposes of requirement 6.
      We plan to issue sufficient common stock with sufficient diversity of ownership to satisfy requirements 5 and 6 set forth above. In addition, our charter restricts the ownership and transfer of our stock so that we should continue to satisfy requirements 5 and 6. The provisions of our charter restricting the ownership and transfer of our stock are described in “Description of Capital Stock — Restrictions on Ownership and Transfer.”
      A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT. All assets, liabilities and items of income, deduction and credit of a “qualified REIT subsidiary” are considered to be assets, liabilities and items of income, deduction and credit of the REIT. A “qualified REIT subsidiary” is a corporation, all of the capital stock of which is owned by the REIT. Thus, in applying the requirements described herein, any of our “qualified REIT subsidiaries” will be ignored, and all assets, liabilities and items of income, deduction and credit of such subsidiaries will be considered to be assets, liabilities and items of income, deduction and credit of our company. We currently do not have any corporate subsidiaries, but we may have corporate subsidiaries in the future.
      In the case of a REIT that is a partner in a partnership, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. Thus, our proportionate share of the assets, liabilities and items of income of our operating partnership will be treated as assets and gross income of our company for purposes of applying the requirements described in this prospectus.
Income Tests
      We must satisfy two gross income tests annually to qualify and maintain our qualification as a REIT. First, at least 75% of our gross income, excluding gross income from prohibited transactions, for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or temporary investment income. Qualifying income for purposes of the 75% gross income test includes:

•	“rents from real property;”

•	interest on debt or obligations secured by mortgages on real property or on interests in real property; and

•	dividends or other distributions on and gain from the sale of shares in other REITs.
      Second, at least 95% of our gross income, excluding gross income from prohibited transactions, for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test described above, dividends, other types of interest, gain from the sale or disposition of stock or securities, or any combination of the foregoing. The following paragraphs discuss the specific application of those tests to our company.
Rents and Interest
      Rent that we receive from our tenants will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if the following conditions are met:

•	The amount of rent must not be based, in whole or in part, on the income or profits of any person, but may be based on a fixed percentage or percentages of gross receipts or sales.

•	Neither we nor a direct or indirect owner of 10% or more of our stock may own, actually or constructively, 10% or more of a tenant from whom we receive rent, known as a “related party tenant.”

•	If the rent attributable to the personal property leased in connection with a lease of our real property exceeds 15% of the total rent received under the lease, the rent that is attributable to personal property will not qualify as “rents from real property.”
      We generally must not operate or manage our real property or furnish or render services to our tenants, other than through a taxable subsidiary or an “independent contractor” who is adequately compensated and from whom we do not derive revenue. However, we need not provide services through an independent contractor, but instead may provide services directly, if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant.” In addition, we may render a de minimis amount of “non-customary” services to the tenants of a property, other than through a taxable subsidiary or an independent contractor, as long as our income from the services does not exceed 1% of our gross income from the property.
      We do not expect to charge rent for any of our properties that is based, in whole or in part, on the income or profits of any person, except by reason of being based on a fixed percentage of gross revenues, as described above. Furthermore, we have represented that, to the extent that the receipt of such rent would jeopardize our REIT status, we will not charge rent for any of our properties that is based, in whole or in part, on the income or profits of any person. In addition, we do not anticipate receiving rent from a related party tenant, and we have represented that, to the extent that the receipt of such rent would jeopardize our REIT status, we will not lease any of our properties to a related party tenant. We also do not anticipate that we will receive rent attributable to the personal property leased in connection with a lease of our real property that exceeds 15% of the total rent received under the lease. Furthermore, we have represented that, to the extent that the receipt of such rent would jeopardize our REIT status, we will not allow the rent attributable to personal property leased in connection with a lease of our real property to exceed 15% of the total rent received under the lease. Finally, we do not expect to furnish or render, other than under the 1% de minimis rule described above, “non-customary” services to our tenants other than through an independent contractor, and we have represented that, to the extent that the provision of such services would jeopardize our REIT status, we will not provide such services to our tenants other than through an independent contractor.
      If our rent attributable to the personal property leased in connection with a lease of our real property exceeds 15% of the total rent we receive under the lease for a taxable year, the portion of the rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if such rent attributable to personal property, plus any other income that we receive during the taxable year that is not qualifying income for purposes of the 95% gross income test, exceeds 5% of our gross income during the year, we would lose our REIT status. Furthermore, if either (1) the rent we receive under a lease of our property is considered based, in whole or in part, on the income or profits of any person or (2) the tenant under such lease is a related party tenant, none of the rent we receive under such lease would qualify as “rents from real property.” In that case, if the rent we receive under such lease, plus any other income that we receive during the taxable year that is not qualifying income for purposes of the 95% gross income test, exceeds 5% of our gross income during the year, we would lose our REIT status. Finally, if the rent we receive under a lease of our property does not qualify as “rents from real property” because we furnish non-customary services to the tenant under such lease, other than through a qualifying independent contractor or under the 1% de minimis exception described above, none of the rent we receive from the related party would qualify as “rents from real property.” In that case, if the rent we receive from such property, plus any other income that we receive during the taxable year that is not qualifying income for purposes of the 95% gross income test, exceeds 5% of our gross income during the year, we would lose our REIT status.

      To the extent that we receive from our tenants reimbursements of amounts that the tenants are obligated to pay to third parties or penalties for the nonpayment or late payment of such amounts, those amounts should qualify as “rents from real property.” However, to the extent that we receive interest accrued on the late payment of the rent or other charges, that interest will not qualify as “rents from real property,” but instead will be qualifying income for purposes of the 95% gross income test. We may receive income not described above that is not qualifying income for purposes of the gross income tests. We will monitor the amount of non-qualifying income that our assets produce and we will manage our portfolio to comply at all times with the gross income tests.
      For purposes of the 75% and 95% gross income tests, the term “interest” generally excludes any amount that is based in whole or in part on the income or profits of any person. However, the term “interest” generally does not exclude an amount solely because it is based on a fixed percentage or percentages of gross receipts or sales. Furthermore, if a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the secured property or a percentage of the appreciation in the property’s value as of a specific date, income attributable to such provision will be treated as gain from the sale of the secured property, which generally is qualifying income for purposes of the 75% and 95% gross income tests. In addition, interest received on debt obligations that are not secured by a mortgage on real property may not be qualified income, and would be excluded from income for purposes of the 75% and 95% gross income tests.
Failure to Satisfy Income Tests
      If we fail to satisfy one or both of the 75% and 95% gross income tests for any taxable year, we nevertheless may qualify as a REIT for such year if we qualify for relief under the relief provisions of the federal income tax laws. Those relief provisions generally will be available if:

•	our failure to meet such tests is due to reasonable cause and not due to willful neglect;

•	we attach a schedule of the sources of our income to our tax return; and

•	any incorrect information on the schedule was not due to fraud with intent to evade tax.
      We cannot predict, however, whether in all circumstances we would qualify for the relief provisions. In addition, as discussed above in “— Taxation of Our Company,” even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amounts by which we fail the 75% and 95% gross income tests, multiplied by a fraction intended to reflect our profitability.
Prohibited Transaction Rules
      A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. We anticipate that none of our assets will be held for sale to customers and that a sale of any such asset would not be in the ordinary course of our business. Whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. Nevertheless, we will attempt to comply with the terms of safe-harbor provisions in the federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction, and will otherwise attempt to avoid any sale of assets that will be treated as being held “primarily for sale to customers in the ordinary course of a trade or business.” We cannot provide assurance, however, that we can comply with such safe-harbor provisions or that we will avoid owning property that may be characterized as property that we hold “primarily for sale to customers in the ordinary course of a trade or business.”

Asset Tests
      To qualify as a REIT, we also must satisfy two asset tests at the close of each quarter of each taxable year. First, at least 75% of the value of our total assets must consist of:

•	cash or cash items, including receivables specified in the federal tax laws;

•	government securities;

•	interests in mortgages on real property;

•	stock of other REITs;

•	investments in stock or debt instruments but only during the one-year period following our receipt of new capital that we raise through equity offerings or offerings of debt with a term of at least five years; or

•	interests in real property, including leaseholds and options to acquire real property and leaseholds.
      The second asset test has two components. First, of our investments not included in the 75% asset class, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets. Second, we may not own more than 10% of any one issuer’s outstanding securities as measured by vote or value. For purposes of both components of the second asset test, “securities” does not include our stock in other REITs or any qualified REIT subsidiary or our interest in any partnership, including our operating partnership.
      We anticipate that, at all relevant times, (1) at least 75% of the value of our total assets will be represented by real estate assets, cash and cash items, including receivables, and government securities and (2) we will not own any securities in violation of the 5% or 10% asset tests. In addition, we will monitor the status of our assets for purposes of the various asset tests and we will manage our portfolio to comply at all times with such tests.
      Our company is allowed to own up to 100% of the stock of taxable REIT subsidiaries (“TRSs”) which can perform activities unrelated to our tenants, such as third-party management, development, and other independent business activities, as well as provide services to our tenants. We and our subsidiary must elect for the subsidiary to be treated as a TRS. We may not own more than 10% of the voting power or value of the stock of a taxable subsidiary that is not treated as a TRS. Overall, no more than 20% of our assets can consist of securities of TRSs, determined on a quarterly basis.
      If we should fail to satisfy the asset tests at the end of a calendar quarter, we would not lose our REIT status if (1) we satisfied the asset tests at the close of the preceding calendar quarter and (2) the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by an acquisition of one or more non-qualifying assets. If we did not satisfy the condition described in clause (2) of the preceding sentence, we still could avoid disqualification as a REIT by eliminating any discrepancy within 30 days after the close of the calendar quarter in which the discrepancy arose.
Distribution Requirements
      To qualify as a REIT, each taxable year we must make distributions, other than capital gain dividends and deemed distributions of retained capital gain, to our stockholders in an aggregate amount at least equal to:

•	the sum of (1) 90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and excluding our net capital gain or loss, and (2) 90% of our after-tax net income, if any, from foreclosure property; minus

•	the sum of specified items of non-cash income.

      We must pay such distributions in the taxable year to which they relate, or in the following taxable year if we declare the distribution before we timely file our federal income tax return for such year and pay the distribution on or before the first regular dividend payment date after such declaration and no later than the close of the subsequent tax year.
      We will pay federal income tax on any taxable income, including net capital gain, that we do not distribute to our stockholders. Furthermore, if we fail to distribute during a calendar year or, in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January following such calendar year, at least the sum of:

•	85% of our REIT ordinary income for such year;

•	95% of our REIT capital gain income for such year; and

•	any undistributed taxable income from prior periods;
we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distributed. We may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year. If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% excise tax described above. We intend to make timely distributions sufficient to satisfy the annual distribution requirements.
      From time to time, we may experience timing differences between (1) our actual receipt of income and actual payment of deductible expenses and (2) the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. In that case, we still would be required to recognize such excess as income in the taxable year in which the difference arose even though we do have the corresponding cash on hand. Further, it is possible that, from time to time, we may be allocated a share of net capital gain attributable to the sale of depreciated property which exceeds our allocable share of cash attributable to that sale. Therefore, we may have less cash available for distribution than is necessary to meet the applicable distribution requirement or to avoid corporate income tax or the excise tax imposed on undistributed income. In such a situation, we might be required to borrow money or raise funds by issuing additional stock.
      We may be able to correct a failure to meet the distribution requirements for a year by paying “deficiency dividends” to our stockholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts we distribute as deficiency dividends, we will be required to pay interest to the Internal Revenue Service based on the amount of any deduction we take for deficiency dividends.
Record Keeping Requirements
      We must maintain specified records in order to qualify as a REIT. In addition, to avoid a monetary penalty, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding stock. We intend to comply with such requirements.
Failure to Qualify
      If we fail to qualify as a REIT in any taxable year, and no relief provision applies, we will be subject to federal income tax and any applicable alternative minimum tax on our taxable income at regular corporate rates. In such a year, we would not be able to deduct amounts paid out to stockholders in calculating our taxable income. In fact, we would not be required to distribute any amounts to our stockholders in such year. In such event, to the extent of our current and accumulated earnings and profits, all distributions to our stockholders would be taxable as ordinary income. Subject to limitations in the federal income tax laws, corporate stockholders might be eligible for the dividends received deduction. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.

Taxation of Taxable U.S. Stockholders
      As long as we qualify as a REIT, a taxable “U.S. stockholder” must take into account, as ordinary income, distributions out of our current or accumulated earnings and profits and that we do not designate as capital gain dividends or that we retain as long-term capital gain. The Jobs and Growth Tax Relief Reconciliation Act of 2003 reduced the tax rate for qualified dividend income to 15%. However, dividends from REITs generally are not subject to this lower rate. REIT dividends paid to a U.S. stockholder that is a corporation will not qualify for the dividends received deduction generally available to corporations. As used herein, the term “U.S. stockholder” means a holder of our common stock that for U.S. federal income tax purposes is:

•	a citizen or resident of the United States;

•	a corporation, partnership, or other entity created or organized in or under the laws of the United States or of an political subdivision thereof;

•	an estate whose income from sources without the United States is includable in gross income for U.S. federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

•	any trust with respect to which (A) a U.S. court is able to exercise primary supervision over the administration of such trust and (B) one or more U.S. persons have the authority to control all substantial decisions of the trust.
      A U.S. stockholder generally will recognize distributions that we designate as capital gain dividends as long-term capital gain without regard to the period for which the U.S. stockholder has held its common stock. We generally will designate our capital gain dividends as either 15% or 25% rate distributions. A corporate U.S. stockholder, however, may be required to treat up to 20% of capital gain dividends as ordinary income.
      We may elect to retain and pay income tax on the net long-term capital gain that is received in a taxable year. In that case, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. stockholder would receive a credit or refund for its proportionate share of the tax we paid. The U.S. stockholder would increase the basis in its stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.
      If a distribution exceeds our current and accumulated earnings and profits but does not exceed the adjusted basis of a U.S. stockholder’s common stock, the U.S. stockholder will not incur tax on the distribution. Instead, such distribution will reduce the stockholder’s adjusted basis of the common stock. A U.S. stockholder will recognize a distribution that exceeds both our current and accumulated earnings and profits and the U.S. stockholder’s adjusted basis in its common stock as long-term capital gain, or short-term capital gain if the common stock has been held for one year or less, assuming the common stock is a capital asset in the hands of the U.S. stockholder. In addition, if we declare a distribution in October, November or December of any year that is payable to a U.S. stockholder of record on a specified date in any such month, to the extent of the REIT’s earnings and profits not already distributed, such distribution shall be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year. We will notify U.S. stockholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income or capital gain dividends.
Taxation of U.S. Stockholders on the Disposition of the Common Stock
      In general, a U.S. stockholder who is not a dealer in securities must treat any gain or loss realized upon a taxable disposition of the common stock as long-term capital gain or loss if the U.S. stockholder has held the common stock for more than one year and otherwise as short-term capital gain or loss. However, a U.S. stockholder generally must treat any loss upon a sale or exchange of common stock held by such stockholder for six months or less as a long-term capital loss to the extent of capital gain dividends and other distributions from us that such U.S. stockholder treats as long-term capital gain. All or a portion of any loss a U.S. stockholder realizes upon a taxable disposition of the common stock may be disallowed if the U.S. stockholder purchases other shares of common stock within 30 days before or after the disposition.
Capital Gains and Losses
      A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate for the year 2006 is 35%. The maximum tax rate on long-term capital gain applicable to non-corporate taxpayers is 15% for sales and exchanges of assets held for more than one year. For taxable years ending after December 31, 2008, the maximum tax rate on long-term capital gains will increase to 20%. The maximum tax rate on long-term capital gain from the sale or exchange of depreciable real property is 25% to the extent that such gain would have been treated as ordinary income if the property were a type of depreciable property other than real property. With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to our non-corporate stockholders at a 15% or 25% rate. Thus, the tax rate differential between capital gain and ordinary income for non-corporate taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer can deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.
Information Reporting Requirements and Backup Withholding
      We will report to our stockholders and to the Internal Revenue Service the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at the rate of 28% with respect to distributions unless such holder either:

•	is a corporation or comes within another exempt category and, when required, demonstrates this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.
      A stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the Internal Revenue Service. Any amount paid as backup withholding will be creditable against the stockholder’s income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to us. The Treasury Department has issued regulations regarding the backup withholding rules as applied to non-U.S. stockholders.
Taxation of Tax-Exempt Stockholders
      Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts and annuities, generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income. While many investments in real estate generate unrelated business taxable income, the Internal Revenue Service has issued a published ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute unrelated business taxable income, provided that the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that we distribute to tax-exempt stockholders generally should not constitute unrelated business taxable income. However, if a tax-exempt stockholder were to finance its acquisition of the common stock with debt, a portion of the income that it receives from us would constitute unrelated business taxable income under the “debt-financed property” rules. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under special provisions of the federal income tax laws are subject to different unrelated business taxable income rules, which generally will require them to characterize distributions that they receive from us as unrelated business taxable income. Finally, in some circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our stock is required to treat a percentage of the dividends that it receives from us as unrelated business taxable income. The percentage of the dividends that the tax-exempt trust must treat as unrelated business taxable income is equal to the gross income we derive from an unrelated trade or business, determined as if our company were a pension trust, divided by our total gross income for the year in which we pay the dividends. The unrelated business taxable income rule applies to a pension trust holding more than 10% of our stock only if:

•	the percentage of the dividends that the tax-exempt trust must otherwise treat as unrelated business taxable income is at least 5%;

•	we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our shares be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our stock in proportion to their actuarial interests in the pension trust; and

•	either (A) one pension trust owns more than 25% of the value of our stock or (B) a group of pension trusts individually holding more than 10% of the value of our stock collectively owns more than 50% of the value of our stock.
Taxation of Non-U.S. Stockholders
      The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign stockholders are complex. This section is only a summary of such rules. We urge those non-U.S. stockholders to consult their own tax advisors to determine the impact of federal, state, and local income tax laws on ownership of the common stock, including any reporting requirements.
      A non-U.S. stockholder that receives a distribution that is not attributable to gain from our sale or exchange of U.S. real property interests, as defined below, and that we do not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay such distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply to such distribution unless an applicable tax treaty reduces or eliminates the tax. However, if a distribution is treated as effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to federal income tax on the distribution at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such distributions. A non-U.S. stockholder may also be subject to the 30% branch profits tax. We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any such distribution paid to a non-U.S. stockholder unless either:

•	a lower treaty rate applies and the non-U.S. stockholder files the required form evidencing eligibility for that reduced rate with us; or

•	the non-U.S. stockholder files an IRS Form W-8ECI with us claiming that the distribution is effectively connected income.
      The U.S. Treasury Department has issued regulations with respect to the withholding requirements for distributions made after December 31, 2000, and we will comply with these regulations.
      A non-U.S. stockholder will not incur tax on a distribution that exceeds our current and accumulated earnings and profits but does not exceed the adjusted basis of its common stock. Instead, such a distribution will reduce the adjusted basis of such stock. A non-U.S. stockholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its common stock, if the non-U.S. stockholder otherwise would be subject to tax on gain from the sale or disposition of its common stock, as described below. Because we generally cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a non-U.S. stockholder may obtain a refund of amounts that we withhold if it later determines that a distribution in fact exceeded our current and accumulated earnings and profits.
      For any year in which we qualify as a REIT, a non-U.S. stockholder will incur tax on distributions that are attributable to gain from our sale or exchange of “U.S. real property interests” under special provisions of the federal income tax laws. The term “U.S. real property interests” includes interests in U.S. real property and stock in corporations at least 50% of whose assets consists of interests in U.S. real property. Under those rules, a non-U.S. stockholder is taxed on distributions attributable to gain from sales of U.S. real property interests as if such gain were effectively connected with a U.S. business of the non-U.S. stockholder. A non-U.S. stockholder thus would be taxed on such a distribution at the normal capital gain rates applicable to U.S. stockholders and might also be subject to the alternative minimum tax. A nonresident alien individual also might be subject to a special alternative minimum tax. A non-U.S. corporate stockholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such distributions. We must withhold 35% of any distribution that we could designate as a capital gain dividend. A non-U.S. stockholder will receive a credit against its tax liability for the amount we withhold.
      A non-U.S. stockholder generally will not incur tax under the provisions applicable to distributions that are attributable to gain from the sale of U.S. real property interests on gain from the sale of its common stock as long as at all times non-U.S. persons hold, directly or indirectly, less than 50% in value of our stock. We cannot assure you that this test will be met. If the gain on the sale of the common stock were taxed under those provisions, a non-U.S. stockholder would be taxed in the same manner as U.S. stockholders with respect to such gain, subject to applicable alternative minimum tax, a special alternative minimum tax in the case of nonresident alien individuals, and the possible application of the 30% branch profits tax in the case of non-U.S. corporations. Furthermore, a non-U.S. stockholder will incur tax on gain not subject to the provisions applicable to distributions that are attributable to gain from the rule of U.S. real property interests if either:

•	the gain is effectively connected with the non-U.S. stockholder’s U.S. trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain; or

•	the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year, in which case the non-U.S. stockholder will incur a 30% tax on his capital gains.
Other Tax Consequences
      We and/or you may be subject to state and local tax in various states and localities, including those states and localities in which we or you transact business, own property, or reside. The state and local tax treatment in such jurisdictions may differ from the federal income tax treatment described above. Consequently, you should consult your own tax advisor regarding the effect of state and local tax laws upon an investment in our common stock.

ERISA CONSIDERATIONS
      The following is a summary of material considerations arising under ERISA and the prohibited transaction provisions of the federal income tax laws that may be relevant to a prospective purchaser. This discussion does not deal with all aspects of either ERISA or the prohibited transaction provisions of the federal income tax laws or, to the extent not preempted, state law that may be relevant to particular employee benefit plan stockholders, including plans subject to Title I of ERISA, other employee benefit plans and IRAs subject to the prohibited transaction provisions of the federal income tax laws, and governmental plans and church plans that are exempt from ERISA and the prohibited transaction provisions of the federal income tax laws but that may be subject to state law requirements, in light of their particular circumstances.
      In considering whether to invest a portion of the assets of a pension, profit-sharing, retirement or other employee benefit plan, fiduciaries should consider, among other things, whether the investment:

•	will be in accordance with the documents and instruments covering the investments by such plan;

•	will allow the plan to satisfy the diversification requirements of ERISA, if applicable;

•	will result in unrelated business taxable income to the plan;

•	will provide sufficient liquidity; and

•	is prudent under the general ERISA standards.
      In addition to imposing general fiduciary standards of investment prudence and diversification, ERISA and the corresponding provisions of the federal income tax laws prohibit a wide range of transactions involving the assets of the plan and persons who have specified relationships to the plan, who are “parties in interest” within the meaning of ERISA and, “disqualified persons” within the meaning of the federal income tax laws. Thus, a designated plan fiduciary considering an investment in our shares should also consider whether the acquisition or the continued holding of our shares might constitute or give rise to a direct or indirect prohibited transaction. The fiduciary of an IRA or of an employee benefit plan not subject to Title I of ERISA because it is a governmental or church plan or because it does not cover common law employees should consider that such an IRA or plan not subject to Title I of ERISA may only make investments that are authorized by the appropriate governing documents, not prohibited under the prohibited transaction provisions of the federal income tax laws and permitted under applicable state law.
      The Department of Labor has issued regulations that provide guidance on the definition of plan assets under ERISA. Under the regulations, if a plan acquires an equity interest in an entity which is neither a “publicly-offered security” nor a security issued by an investment company registered under the Investment Company Act of 1940, the plan’s assets would include, for ERISA purposes, both the equity interest and an undivided interest in each of the entity’s underlying assets unless an exception from the plan asset regulations applies.
      The regulations define a publicly-offered security as a security that is:

•	“widely-held;”

•	“freely-transferable;” and

•	either part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, or sold in connection with an effective registration statement under the Securities Act, provided the securities are registered under the Securities Exchange Act of 1934 within 190 days after the end of the fiscal year of the issuer during which the offering occurred.
      Our shares of common stock are being sold in connection with an effective registration statement under the Securities Act.

      The regulations provide that a security is “widely held” only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be widely held because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer’s control. Although we anticipate that upon completion of the sale of the maximum offering, our common stock will be “widely held,” our common stock will not be widely held until we sell shares to 100 or more independent investors.
      The regulations list restrictions on transfer that ordinarily will not prevent securities from being freely transferable. Such restrictions on transfer include:

•	any restriction on or prohibition against any transfer or assignment that would result in the termination or reclassification of an entity for federal or state tax purposes, or that otherwise would violate any federal or state law or court order;

•	any requirement that advance notice of a transfer or assignment be given to the issuer;

•	any administrative procedure that establishes an effective date, or an event, such as completion of an offering, prior to which a transfer or assignment will not be effective; and

•	any limitation or restriction on transfer or assignment that is not imposed by the issuer or a person acting on behalf of the issuer.
      We believe that the restrictions imposed under our charter on the ownership and transfer of our common stock will not result in the failure of our common stock to be “freely transferable.” We also are not aware of any other facts or circumstances limiting the transferability of our common stock that are not enumerated in the regulations as those not affecting free transferability. However, no assurance can be given that the Department of Labor or the Treasury Department will not reach a contrary conclusion.
      One exception to the regulations provides that the assets of a plan or ERISA investor, which is a person acting on behalf of or using the assets of a plan, will not include any of the underlying assets of an entity in which it invests if at all times less than 25% of the value of each class of equity interests in the entity is held by ERISA investors. We refer to this as the “insignificant participation exception.” Because our common stock will not be “widely held” until we sell shares to 100 or more independent investors, prior to the date that either our common stock qualifies as a class of “publicly-offered securities” or we qualify for another exception to the regulations, other than the insignificant participation exception, our charter will prohibit ERISA investors from owning, directly or indirectly, in the aggregate, 25% or more of our common stock. Accordingly, our assets should not be deemed to be “plan assets” of any plan, IRA, or plan not subject to Title I of ERISA that invests in our common stock.
      If the underlying assets of our company were treated by the Department of Labor as “plan assets,” the management of our company would be treated as fiduciaries with respect to plan stockholders and the prohibited transaction restrictions of ERISA and the federal income tax laws would apply unless an exception under ERISA were to apply. If the underlying assets of our company were treated as “plan assets,” an investment in our company also might constitute an improper delegation of fiduciary responsibility to our company and expose the fiduciary of the plan to co-fiduciary liability under ERISA and might result in an impermissible commingling of plan assets with other property.
      If a prohibited transaction were to occur, the federal income tax laws and ERISA would impose an excise tax equal to 15% of the amount involved and authorize the Internal Revenue Service to impose an additional 100% excise tax if the prohibited transaction is not “corrected.” Such taxes will be imposed on any disqualified person who participates in the prohibited transaction. In addition, our advisor and possibly other fiduciaries of plan stockholders subject to ERISA who permitted such prohibited transaction to occur or who otherwise breached their fiduciary responsibilities would be required to restore to the plan any profits realized by these fiduciaries as a result of the transaction or beach. With respect to an IRA that invests in our company, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, would cause the IRA to lose its tax-exempt status under the federal income tax laws. In that event, the IRA owner generally would be taxed on the fair market value of all the assets in the IRA as of the first day of the owner’s taxable year in which the prohibited transaction occurred.
PLAN OF DISTRIBUTION
      The total of 105,000,000 shares registered in this offering includes:

•	a maximum of 100,000,000 shares offered to residents of our sales states; and

•	up to 5,000,000 shares offered to our stockholders under our distribution reinvestment plan.
Shares Issued Publicly to Residents of Our Sales States
      The 100,000,000 shares offered to residents of our sales states are being offered through NNN Capital Corp., the dealer manager, a registered broker dealer affiliated with our advisor, and unaffiliated broker dealers. The shares are being offered at a price of $10.00 per share on a “best efforts” basis, which means generally that the dealer manager will be required to use only its best efforts to sell the shares and has no firm commitment or obligation to purchase any of the shares.
      Our advisor purchased 22,223 shares of our common stock, at a price of $9.00 per share, or $200,007, to satisfy the requirements of NASAA. Our advisor purchased such shares for cash and may not sell such shares for as long as it serves as the advisor to our company; however, the advisor may transfer all or a portion of such shares to affiliates, but has no present intention to do so. Our advisor or its affiliates may also purchase additional shares of our company. However, any shares sold to the advisor or its affiliates will not count toward the minimum amount of shares required to break escrow. In addition, neither the dealer manager nor any other broker dealer will receive any compensation with respect to shares sold to our advisor or its affiliates.
      Our board of directors and the dealer manager have determined the offering price of the shares. While our board considered primarily the per share offering prices in similar offerings conducted by companies formed for purposes similar to ours when determining the offering price, the offering price is not related to the company’s historical book value or earnings and bears no relationship to any established criteria for valuing adjusted or outstanding shares.
      Except as provided below, the dealer manager will receive commissions of 7% of the gross offering proceeds. In addition, we will pay the dealer manager an amount equal to 2.5% of the gross proceeds from the sale of shares in our primary offering in the form of a marketing allowance and up to 0.5% of the gross proceeds from the sale of shares in our primary offering for reimbursement of accountable bona fide due diligence expenses. The dealer manager may reallow to broker dealers participating in the offering up to 1.0% of the marketing allowance for marketing fees and expenses and 0.5% of the gross offering proceeds for accountable bona fide due diligence expense reimbursements. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the shares.
      The dealer manager may authorize other broker dealers who are members of the NASD to sell shares. In the event of the sale of shares by such other broker dealers, the dealer manager may reallow its commissions in the amount of up to 7% of the gross offering proceeds to such participating broker dealers.

      In addition to the compensation described above, we will also reimburse the dealer-manager and its affiliates for some of their costs in connection with the offering as described in the table below, which sets forth the nature and estimated amount of all items viewed as “underwriting compensation” by the NASD, assuming we sell all of the shares offered by this prospectus. To show the maximum amount of dealer-manager and participating broker-dealer compensation that we may pay in this offering, this table assumes that all shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fees.
Dealer Manager and
Participating Broker Dealer Compensation

Marketing allowance	$25,000,000
Selling commissions	70,000,000
Salary allocations of sales and marketing managers and their support personnel(1)(2)	3,794,000
Reimbursement of due diligence expenses(1)(3)	5,000,000

Total	$103,794,000

(1)	Amounts shown are estimates.

(2)	These costs are borne by Triple Net Properties and are not reimbursed by us.

(3)	We may reimburse the dealer-manager for reimbursements it may make to broker-dealers for reasonable bona fide due diligence expenses up to a maximum of 0.5% of our gross offering proceeds.
      As required by the rules of the NASD, total underwriting compensation will not exceed 10% of our gross offering proceeds, except for bona fide due diligence expenses, which will not exceed 0.5% of our gross offering proceeds. The NASD and many states also limit our total organization and offering expenses to 15% of gross offering proceeds. We will reimburse our advisor and its affiliates up to 1.5% of the aggregate gross offering proceeds from the sale of shares of our common stock sold in the primary offering for our cumulative organizational and offering expenses such as legal, accounting, printing and other offering expenses, including marketing, salaries and direct expenses of its employees, employees of its affiliates and others while engaged in registering and marketing the shares of our common stock, which shall include development of marketing materials and marketing presentations, planning and participating in due diligence and marketing meetings and generally coordinating the marketing process for us. Our total organization and offering expenses are capped at 11.5% of the gross proceeds of our primary offering, as shown in the following table:
Organization and Offering Expenses

Maximum Percent of
Gross Offering
Expense	Proceeds

Selling commissions	7.0%
Marketing allowance	2.5
Bona fide due diligence reimbursement	0.5
All other organization and offering expenses	1.5

Total	11.5%

      A portion of our organizational and offering expense reimbursement may be used for wholesaling activities and therefore deemed to be underwriting compensation pursuant to NASD Rule 2710. Our advisor and its affiliates will be responsible for the payment of our cumulative organizational and offering expenses, other than the selling commissions marketing allowance and the accountable due diligence expense reimbursement, to the extent they exceed 1.5% of the aggregate gross offering proceeds from the sale of shares of our common stock sold in the primary offering without recourse against or reimbursement by us.
      We have agreed to indemnify the participating broker dealers, including the dealer manager, against liabilities arising under the Securities Act of 1933 unless such liability arises from information in this prospectus relating to the dealer manager and supplied by the dealer manager. Causes of action resulting from violations of federal or state securities laws will be governed by such law.
      The broker dealers are not obligated to obtain any subscriptions, and there is no assurance that any shares will be sold.
      Our advisor and its affiliates may, at their option, purchase shares offered hereby at the public offering price, net of the selling commissions, marketing allowance and accountable due diligence expense reimbursements in which case they have advised us that they would expect to hold such shares as stockholders for investment and not for distribution. We will not pay any selling commissions in connection with any shares purchased by our advisor.
      There will be no sales to discretionary accounts without the prior specific written approval of the customer.
      Payment for shares should be made by check payable to “Trust Company of America, as escrow agent for NNN Apartment REIT, Inc.” or, after we have reached our minimum offering amount, checks may be made payable directly to “NNN Apartment REIT, Inc.” Subscriptions will be effective only upon acceptance by us, and we reserve the right to reject any subscription in whole or in part. In no event may a subscription for shares be accepted until at least five business days after the date the subscriber receives this prospectus. Each subscriber will receive a confirmation of his purchase. Except for purchase under the distribution reinvestment plan, all accepted subscriptions will be for whole shares and for not less than 100 shares, or $1,000, except in Minnesota, which requires a minimum investment of 250 shares, or $2,500, and North Carolina, which requires a minimum investment of 500 shares, or $5,000.
      Except as noted below, subscription proceeds will be placed in interest-bearing accounts with the escrow agent until subscriptions for at least the minimum offering of 200,000 shares aggregating at least $2,000,000 have been received and accepted by us. Neither the shares granted to or purchased by our officers, employees or directors under the 2006 incentive award plan nor the shares purchased by our advisor or its affiliates will be counted in calculating the minimum offering. Subscription proceeds held in the escrow account will be invested in obligations of, or obligations guaranteed by, the United States government or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation, including certificates of deposit of any bank acting as depository or custodian for any such funds, as directed by our dealer manager and us. Subscribers may not withdraw funds from the escrow account.
      If subscriptions for at least 200,000 shares have not been received and accepted by July 19, 2007, the escrow agent will promptly so notify us and this offering will be terminated. No later than five business days after rejection of a subscription, the escrow agent will refund and return all monies to rejected subscribers and any interest earned thereon without deducting escrow expenses.
      Initial subscribers may be admitted as stockholders of our company and the payments transferred from escrow to us at any time after we have received and accepted the minimum offering.
      After the close of the minimum offering, subscriptions will be accepted or rejected within 30 days of receipt by us, and if rejected, all funds will be returned to subscribers within five business days. Investors whose subscriptions are accepted will be admitted as stockholders of our company periodically, but not less often than quarterly. Escrowed proceeds will be released to us on the date that the applicable stockholder is admitted to our company.
      The proceeds of the offering for shares sold to New York residents will be delivered to us and held in trust for the benefit of investors and will be used only for the purposes set forth in this prospectus. Before they are applied, funds may be placed in short-term, low-risk interest bearing investments including obligations of, or obligations guaranteed by, the United States government or bank money-market accounts or certificates of deposits of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation which can be readily sold or otherwise disposed of for cash without any diminution of the offering proceeds.
      You have the option of placing a transfer on death, or TOD, designation on your shares purchased in this offering. A TOD designation transfers ownership of the shares to your designated beneficiary upon your death. This designation may only be made by individuals, not entities, who are the sole or joint owners with right of survivorship of the shares. This option, however, is not available to residents of the states of Louisiana, North Carolina and Texas. If you would like to place a TOD designation on your shares, you must complete and return the TOD form included as part of the Subscription Agreement (Exhibit B) to this prospectus in order to effect the designation.
      Our directors and officers, as well as officers, managers and employees of our advisor and its affiliates, may purchase shares in our offering at a discount. The purchase price for these shares will be $9.00 per share reflecting the fact that selling commissions in the amount of $0.70 per share, marketing allowance in the amount of $0.25 per share, and accountable due diligence expense reimbursements in the amount of $0.05 per share will not be paid in connection with these sales. The net proceeds to us from these sales made net of commissions will be substantially the same as the net proceeds we receive from other sales of shares. Our advisor and its affiliates are expected to hold their shares purchased as stockholders for investment and not with a view towards distribution. There is no limitation on the number of shares that may be purchased by these parties; provided, however, that no shares sold to these parties will count toward the minimum amount of shares required to break escrow.
      In addition, the dealer manager may sell shares to retirement plans of broker dealers participating in this offering, to broker dealers in their individual capacities, to IRAs and qualified plans of their registered representatives or to any one of their registered representatives in their individual capacities net of the selling commissions of $0.70, for a purchase price of $9.30, in consideration of the services rendered by such broker dealers and registered representatives in the distribution. The net proceeds of these sales to our company also will be substantially the same as our net proceeds from other sales of shares.
      A “purchaser,” as defined below, who purchases more than 50,000 shares at any one time through a single participating broker dealer will receive a mandatory discount on the purchase price of the shares above 50,000. The selling commissions payable to the participating broker dealer will be commensurately reduced. The following table shows the discounted price per share and reduced selling commissions payable for volume discounts.

		Price
	Commission	per
Shares Purchased in the Transaction	Rate	Share

1 to 50,000	7.0%	$10.00
50,001 to 100,000	6.0%	$9.90
100,001 to 200,000	5.0%	$9.80
200,001 to 500,000	4.0%	$9.70
500,001 to 750,000	3.0%	$9.60
750,001 to 1,000,000	2.0%	$9.50
1,000,001 and up	1.0%	$9.40
      The reduced selling price per share and selling commissions are applied to the incremental shares falling within the indicated range only. Thus, for example, an investment of $1,499,994 would result in a total purchase of 151,530 shares as follows:

•	50,000 shares at $10.00 per share (total: $500,000) and a 7.0% commission;

•	50,000 shares at $9.90 per share (total: $495,000) and a 6.0% commission; and

•	51,530 shares at $9.80 per share (total: $504,994) and a 5.0% commission.

      Because all investors will be deemed to have contributed the same amount per share to our company for purposes of distributions of cash available for distribution, an investor qualifying for a volume discount will receive a higher return on his investment in our company than investors who do not qualify for such discount.
      Subscriptions may be combined for the purpose of determining the volume discounts in the case of subscriptions made by any “purchaser,” as that term is defined below, provided all such shares are purchased through the same broker dealer. The volume discount will be prorated among the separate subscribers considered to be a single “purchaser.” Any request to combine more than one subscription must be made in writing, and must set forth the basis for such request. Any such request will be subject to verification by our advisor that all of such subscriptions were made by a single “purchaser.” You must mark the “Additional Investment” space on the subscription agreement signature page in order for purchases to be combined. We are not responsible for failing to combine purchases if you fail to mark the “Additional Investment” space.
      For the purposes of such volume discounts, the term “purchaser” includes:

•	an individual, his or her spouse and their children under the age of 21 who purchase the shares for his, her or their own accounts;

•	a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

•	an employees’ trust, pension, profit sharing or other employee benefit plan qualified under the federal income tax laws; and

•	all commingled trust funds maintained by a given bank.
      Notwithstanding the above, in connection with volume sales made to investors in our company, the dealer manager may, in its sole discretion, waive the “purchaser” requirements and aggregate subscriptions as part of a combined order for purposes of determining the number of shares purchased, provided that any aggregate group of subscriptions must be received from the same broker dealer, including the dealer manager. Any such reduction in selling commission will be prorated among the separate subscribers except that, in the case of purchases through the dealer manager, the dealer manager may allocate such reduction among separate subscribers considered to be a single “purchaser” as it deems appropriate. An investor may reduce the amount of his purchase price to the net amount shown in the foregoing table, if applicable. If such investor does not reduce the purchase price, the excess amount submitted over the discounted purchase price will be returned to the actual separate subscribers for shares.
      In the case of subsequent investments or combined investments, a volume discount will be given only on the portion of the subsequent or combined investment that caused the investment to exceed the breakpoint. For example, if you are investing $50,000 with us today, but had previously invested $470,000, these amounts can be combined to reach the $500,000 breakpoint, which will entitle you to a lower sales commission on a $20,000 portion of your current $50,000 investment. Except as provided in this paragraph and the three immediately preceding paragraphs, separate subscriptions will not be cumulated, combined or aggregated.
      California residents should be aware that volume discounts will not be available in connection with the sale of shares made to California residents to the extent such discounts do not comply with the provisions of the California corporate securities laws. Under these laws, volume discounts can be made available to California residents only in accordance with the following conditions:

•	there can be no variance in the net proceeds to our company from the sale of the shares to different purchasers of the same offering;

•	all purchasers of the shares must be informed of the availability of quantity discounts;

•	the same volume discounts must be allowed to all purchasers of shares which are part of the offering;

•	the minimum amount of shares as to which volume discounts are allowed cannot be less than $10,000;

•	the variance in the price of the shares must result solely from a different range of commissions, and all discounts allowed must be based on a uniform scale of commissions; and

•	no discounts are allowed to any group of purchasers.
      Accordingly, volume discounts for California residents will be available in accordance with the foregoing table of uniform discount levels based on dollar volume of shares purchased, but no discounts are allowed to any group of purchasers, and no subscriptions may be aggregated as part of a combined order for purposes of determining the number of shares purchased.
      Investors who, in connection with their purchase of shares, have engaged the services of a registered investment advisor with whom the investor has agreed to pay a fee for investment advisory services in lieu of normal commissions based on the volume of securities sold may agree with the participating broker dealer selling such shares and the dealer manager to reduce the amount of selling commissions payable with respect to such sale to zero. The net proceeds to our company will not be affected by eliminating the commissions payable in connection with sales to investors purchasing through such investment advisors. All such sales must be made through registered broker dealers.
      Neither the dealer manager nor its affiliates will directly or indirectly compensate any person engaged as an investment advisor by a potential investor as an inducement for such investment advisor to advise favorably for investment in our company.
Shares Issued Under DRIP
      We have adopted a DRIP under which our stockholders may elect to have their cash distributions reinvested in additional shares of our common stock. Distributions will be used to purchase shares on behalf of the participants from our company. All such distributions will be invested in shares within 30 days after such payment date. Participants will not have the option to make voluntary contributions to the DRIP to purchase shares in excess of the amount of shares that can be purchased with their distributions. Until the earlier to occur of the termination of this offering or the sale of all the shares reserved for issuance under the DRIP, the purchase price for shares purchased under the DRIP will be $9.50 per share. Shares acquired under the DRIP will entitle the participant to the same rights and to be treated in the same manner as those purchased by the participants in this offering. The DRIP will be administered by us or one of our affiliates. Participants may terminate their participation in the DRIP by written notice to us.
SALES LITERATURE
      In addition to this prospectus, we may use certain supplemental sales material in connection with the offering of the shares. However, such sales material will only be used when accompanied by or preceded by the delivery of this prospectus. This material, prepared by our advisor, may include the following: a brochure describing the advisor and its affiliates and our investment objectives; a fact sheet that provides information regarding properties purchased to date and other summary information related to our offering; property brochures; a power point presentation that provides information regarding our company and our offering; and the past performance of programs managed by our advisor and its affiliates. No person has been authorized to prepare for, or furnish to, a prospective investor any sales material other than that described herein and “tombstone” newspaper advertisements or solicitations of interest that are limited to identifying the offering and the location of sources of additional information.
      The offering of our shares is made only by means of this prospectus. Although the information contained in such sales material will not conflict with any of the information contained in this prospectus, such material does not purport to be complete and should not be considered a part of this prospectus or the registration statement, of which this prospectus is a part.

EXPERTS
      The consolidated balance sheet of NNN Apartment REIT, Inc. and subsidiary as of January 10, 2006 (date of inception) included in this prospectus, has been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein, and is included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
REPORTS TO STOCKHOLDERS
      We intend to furnish our stockholders with annual reports containing consolidated financial statements audited by our independent registered public accounting firm.
LEGAL MATTERS
      Certain legal matters will be passed upon for us by Hirschler Fleischer, Richmond, Virginia. The statements under the caption “Federal Income Tax Consequences of Our Status as a REIT” as they relate to federal income tax matters have been reviewed by Hirschler Fleischer and Hirschler Fleischer has opined as to certain federal income tax matters relating to an investment in shares of NNN Apartment REIT. Hirschler Fleischer will advise us with respect to real estate law and other matters as well. Hirschler Fleischer has also represented Triple Net Properties, an affiliate of our advisor, as well as various other affiliates of our advisor, in other matters and may continue to do so in the future. Louis J. Rogers, senior counsel to Hirschler Fleischer and president of Triple Net Properties, also owns approximately 2% of the common shares of Triple Net Properties, 16% of the shares of common stock of Realty and 10% of the capital stock of NNN Capital Corp. In connection with the offering, Mr. Rogers will not serve as an attorney on behalf of Hirschler Fleischer but will serve solely in his capacities with our company and our advisor. Venable LLP, Baltimore, Maryland has issued an opinion to us regarding certain matters of Maryland law, including the validity of the shares offered hereby.
LEGAL PROCEEDINGS
      Neither our company or our operating partnership is currently involved in any material litigation, nor to their knowledge, is any material litigation threatened against them.
      On September 16, 2004, Triple Net Properties, the parent and manager of our advisor, learned that the SEC is conducting an investigation referred to as “In the matter of Triple Net Properties, LLC.” The SEC has requested information from Triple Net Properties relating to disclosure in public and private securities offerings sponsored by Triple Net Properties and its affiliates, or the Triple Net securities offerings. The SEC also has requested information from NNN Capital Corp., the dealer manager for the Triple Net securities offerings and the dealer manager of our offering. The SEC has requested financial and other information regarding the Triple Net securities offerings and the disclosures included in the related offering documents from each of Triple Net Properties and NNN Capital Corp. This investigation could result in the assertion of fines, penalties or administrative remedies. At this time, Triple Net Properties cannot assess the outcome of the investigation by the SEC. Because our advisor is controlled by Triple Net Properties, the SEC investigation could adversely impact our advisor’s ability to perform its duties to us.
ADDITIONAL INFORMATION
      We have filed with the Securities and Exchange Commission a registration statement on Form S-11, as amended, of which this prospectus is a part under the Securities Act with respect to the shares offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement, portions of which have been omitted as permitted by the rules and regulations of the Securities and Exchange Commission. Statements contained in this prospectus as to the content of any contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference and the schedules and exhibits to this prospectus. For further information regarding our company and the shares offered by this prospectus, reference is made by this prospectus to the registration statement and such schedules and exhibits.
      The registration statement and the schedules and exhibits forming a part of the registration statement filed by us with the Securities and Exchange Commission can be inspected and copies obtained from the Securities and Exchange Commission at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the Securities and Exchange Commission, Room 1580, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. In addition, the Securities and Exchange Commission maintains a Web site that contains reports, proxies and information statements and other information regarding our company and other registrants that have been filed electronically with the Securities and Exchange Commission. The address of such site is http://www.sec.gov.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and Stockholder
NNN Apartment REIT, Inc.
      We have audited the accompanying consolidated balance sheet of NNN Apartment REIT, Inc. and subsidiary (the “Company”) as of January 10, 2006 (date of inception). The balance sheet is the responsibility of the Company’s management. Our responsibility is to express an opinion on this consolidated balance sheet based on our audit.
      We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.
      In our opinion, the consolidated financial statement referred to above presents fairly, in all material respects, the financial position of the Company as of January 10, 2006, in conformity with accounting principles generally accepted in the United States of America.
/s/ Deloitte & Touche LLP
Los Angeles, California
January 10, 2006 (April 21, 2006 as to Notes 4 and 5)

NNN APARTMENT REIT, INC.
CONSOLIDATED BALANCE SHEETS
June 30, 2006 (unaudited) and January 10, 2006 (date of inception)
(April 21, 2006 as to Notes 4 and 5)

	June 30, 2006	January 10, 2006

ASSETS
Cash	$201,007	$201,007

Total assets	$201,007	$201,007

LIABILITIES AND STOCKHOLDER’S EQUITY
Minority interest of limited partnership in Operating Partnership	$1,000	$1,000

Common stock, $.01 par value, 100,000 shares authorized; 22,223 shares issued and outstanding	222	222
Additional paid in capital	199,785	199,785

Total stockholder’s equity	200,007	200,007

Total liabilities and stockholder’s equity	$201,007	$201,007

The accompanying notes are an integral part of these consolidated financial statements.

NNN APARTMENT REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2006 (unaudited) and January 10, 2006 (date of inception)
(April 21, 2006 as to Notes 4 and 5)

1.	ORGANIZATION AND NATURE OF BUSINESS
      NNN Apartment REIT, Inc. was incorporated on December 21, 2005 under the laws of the state of Maryland. If we meet the qualification requirements, we intend to elect to be treated as a real estate investment trust, or REIT for Federal income tax purposes for our first full tax year. We were incorporated to raise capital and acquire ownership interests in apartment communities. As of June 30, 2006 and January 10, 2006, we do not own any properties. The use of the words “we,” “us” or “our” refers to NNN Apartment REIT, Inc. and its subsidiary, NNN Apartment REIT Holdings, L.P., or our operating partnership, except where the context otherwise requires.
      We are planning to commence a best efforts initial public offering, or the offering, in which we intend to offer a minimum of 200,000 shares of our common stock and a maximum of 100 million shares of our common stock for $10 per share and 5 million shares of our common stock pursuant to our distribution reinvestment plan at $9.50 per share.
      Our day-to-day operations are managed by NNN Apartment REIT Advisor, LLC, or our advisor, under an advisory agreement. Our advisor is affiliated with us in that we and our advisor have common management. Our advisor engages affiliated entities, including Triple Net Properties Realty, Inc., an affiliate of our advisor, which is 16% owned by Louis J. Rogers, our president and chairman of the board and the president of our advisor, to provide various services to us and our properties.

2.	BASIS OF PRESENTATION IN FUTURE FINANCIAL STATEMENTS
      We intend to operate in an umbrella partnership REIT structure in which our majority-owned subsidiary, NNN Apartment REIT Holdings, L.P., a Virginia limited partnership, or our operating partnership, or wholly owned subsidiaries of our operating partnership, will own substantially all of the properties acquired on our behalf. We are the sole general partner of our operating partnership and own 99.99% of the equity interests therein. Our advisor is a limited partner, owning 0.01% of the limited partnership interests, and a special limited partner in the operating partnership. Once the net proceeds of this offering are contributed to our operating partnership, we will become a limited partner.
      Because we are the sole general partner of our operating partnership and have unilateral control over its management and major operating decisions (even if additional limited partners are admitted to our operating partnership), the accounts of our operating partnership are consolidated in our company’s financial statements. All significant intercompany accounts and transactions will be eliminated in consolidation.

Interim Financial Data
      The accompanying interim financial statement has been prepared by us in accordance with accounting principles generally accepted in the United States of America, or GAAP, in conjunction with the rules and regulations of the SEC. The accompanying unaudited financial statement reflects all adjustments, which are, in our opinion, of a normal recurring nature and necessary for a fair presentation of our financial position. Interim results of operations are not necessarily indicative of the results to be expected for the full year; such results may be less favorable.

NNN APARTMENT REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

3.	RELATED PARTY TRANSACTIONS
      On January 10, 2006, our advisor purchased 22,223 shares of common stock of NNN Apartment REIT, Inc. for total cash consideration of $200,007. The president of our advisor is also our chairman of the board and president.
      On January 10, 2006, our advisor contributed $1,000 for a 0.01% limited partnership interest in our operating partnership.
      As of June 30, 2006 and January 10, 2006, organizational and offering costs of approximately $1,030,000 and $226,000, respectively, have been incurred on our behalf. These costs are not recorded in our financial statements because such costs are not our liability until the subscriptions for the minimum number of shares are received and accepted by us. When recorded by us, organizational and offering costs will be expensed as incurred, and third party offering costs will be deferred and charged to stockholder’s equity as such amounts are reimbursed to our advisor or its affiliates from the gross proceeds of the offering.

4.	STOCKHOLDER’S EQUITY

Common Stock
      We are offering and selling to the public up to 100,000,000 shares of our $.01 par value common stock for $10.00 per share and up to 5,000,000 shares of our $.01 par value common stock to be issued pursuant to our distribution reinvestment plan at $9.50 per share.

Share Repurchase Plan
      Our board of directors has approved a share repurchase plan, but delayed its effectiveness until the effective date of our registration statement on Form S-11 with the SEC for our initial public offering. As of April 21, 2006, we received SEC exemptive relief from rules restricting issuer purchases during distributions. The share repurchase plan allows for share repurchases by us when certain criteria are met. Share repurchases will be made at the sole discretion of the board of directors.

Incentive Award Plan
      The board of directors has approved the adoption of the 2006 Incentive Award Plan, or the Plan. Under the terms of the Plan, the aggregate number of shares of our common stock subject to options, restricted stock awards, stock purchase rights, stock appreciation rights or other awards will be no more than 2,000,000 shares. Pursuant to the provisions of the Plan, we intend to grant, on the date our registration statement becomes effective, 1,000 shares of restricted stock to each of our non-officer directors. To the extent allowed by applicable law, the non-officer directors will not be required to pay any purchase price for these grants of restricted stock. The restricted stock will vest as follows: 20% on the date of grant and 20% on each one-year anniversary date for the four years following the date of grant. The unregistered public sale of restricted stock, which is governed by Rule 144 of the Securities Act of 1933, as amended, is prohibited during the first year of ownership and limited as set forth in such rule during the second year of ownership.

5.	SPECIAL LIMITED PARTNER INTEREST
      Pursuant to our Form of Agreement of Limited Partnership approved by the board of directors, our Advisor is a special limited partner in our operating partnership and, in accordance with certain provisions of the agreement, is entitled to receive: 15% of net sales proceeds from any disposition of property after subtracting (a) the amount of capital we invested in our operating partnership; (b) an amount equal to an 8% annual cumulative, non-compounded return on such invested capital; and (c) any shortfall with respect

NNN APARTMENT REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
to the overall 8% annual cumulative, non-compounded return on the capital invested in our operating partnership, or the incentive distribution. In addition, upon the termination of the Advisory Agreement in connection with any event other than the listing of our shares on a national securities exchange or a national market system or the internalization of our Advisor in connection with our conversion to a self-administered REIT, our Advisor’s special limited partnership interest may be redeemed by the Company (as the general partner of our operating partnership) for a redemption price equal to the amount of the incentive distribution that the Advisor would have received upon property sales if our operating partnership immediately sold all of its properties for their fair market value. Such incentive distribution is payable in cash or in shares of our common stock or in units of limited partnership interest in our operating partnership, if agreed to by us and our Advisor, except that our Advisor is not permitted to elect to receive shares of our common stock to the extent that doing so would cause the Company to fail to qualify as a REIT.

EXHIBIT A
PRIOR PERFORMANCE TABLES
      The following Prior Performance Tables, or Tables, provide information relating to real estate investment and notes programs sponsored by Triple Net Properties, or Prior Programs, through December 31, 2005. As of December 31, 2005, Triple Net Properties has served as advisor, sponsor or manager of 117 real estate investment programs, consisting of four public programs required to file public reports with the SEC and 113 private real estate investment programs that have no public reporting requirements. The investment objectives of the public reporting companies have certain investment objectives similar to ours, including the acquisition and operation of commercial properties; the provision of stable cash flow available for distribution to our stockholders; preservation and protection of capital; and the realization of capital appreciation upon the ultimate sale of our properties. One difference in investment objectives between us and the public companies is the focus on a particular type or asset class of commercial property. In particular: G REIT focused on government-oriented office properties; T REIT focused on commercial properties located in tax free states; 2002 Value Fund focused on investments in three properties in asset classes other than apartment communities; and 2003 Value Fund focused on value-added properties in asset classes other than apartment communities; whereas our focus is on apartment communities in Florida, Texas, Nevada and other metropolitan areas in the mid-Atlantic, southeast and southwest regions of the United States.
      The private real estate programs sponsored by Triple Net Properties also had as their primary investment objective the acquisition, ownership, operation and eventual sale of real estate. While we intend to qualify as a REIT, the private real estate programs generally had as an investment objective the sale of undivided tenant in common interests in a single property through a limited liability company.
      As a prospective investor, you should read these Tables carefully together with the summary information concerning the Prior Programs as set forth in the “Prior Performance Summary” section of this prospectus.
      As an investor in our company, you will not own any interest in the Prior Programs and should not assume that you will experience returns, if any, comparable to those experienced by investors in the Prior Programs.
      Our advisor is a subsidiary of Triple Net Properties, which owns 50.0% of our advisor. In addition, key members of the management of Triple Net Properties own 25.0% of our advisor. Our advisor is responsible for managing our day-to-day business affairs and assets, administering our bookkeeping and accounting functions, serving as our consultant in connection with policy decisions to be made by our board of directors, managing or causing to be managed our properties, and rendering other property level services as our board of directors deems necessary. The financial results of the Prior Programs thus may provide some indication of our advisor’s performance of its obligations during the periods covered. However, general economic conditions affecting the real estate industry and other factors contribute significantly to financial results.
      The following tables are included herein:
           Table I — Experience in Raising and Investing Funds (Unaudited)
           Table II — Compensation to Sponsor (Unaudited)
           Table III — Annual Operating Results of Prior Programs (Unaudited)
           Table IV — Results of Completed Programs (Unaudited)
           Table V — Sales or Disposals of Properties (Unaudited)
Additional information relating to the acquisition of properties by the Prior Programs is contained in Table VI, which is included in the registration statement which our company has filed with the SEC. We will provide to you copies of any or all information concerning the Prior Programs at no charge upon request.
      Triple Net Properties presents the data in Prior Performance Table III for each program on either a “GAAP basis” or an “income tax basis” depending on the reporting requirements of the particular program. In compliance with the SEC reporting requirements, the Table III presentation of Revenues, Expenses and Net Income for the public programs has been prepared and presented by Triple Net Properties in conformity with accounting principles generally accepted in the Unites States of America, or GAAP, which incorporate accrual basis accounting. Triple Net Properties presents Table III for all private programs on an income tax basis (which can in turn be presented on either a cash basis or accrual basis), specifically, the private programs are presented on a cash basis except for Western Real Estate Investment Trust, Inc. and the three Notes Programs which are presented on an accrual basis, as the only applicable reporting requirement is for the year-end tax information provided to each investor. The Table III data for all other private programs (which are generally formed using LLCs) are prepared and presented by Triple Net Properties in accordance with the cash method of accounting for income tax purposes. This is because most, if not all, of the investors in these private programs are individuals required to report to the Internal Revenue Service using the cash method of accounting for income tax purposes, and the LLCs are required to report on this basis when more than 50% of their investors are taxpayers that report using the cash method of accounting for income tax purposes. When GAAP-basis affiliates invest in a private program, as in a Complex Ownership Structure, the ownership presentation in the tables is made in accordance with the cash method of accounting for income tax purposes. This presentation is made for consistency and to present results meaningful to the typical individual investor that invests in an LLC.
      While SEC rules and regulations allow Triple Net Properties to record and report results for its private programs on an income tax basis, investors should understand that the results of these private programs may be different if they were reported on a GAAP basis. Some of the major differences between GAAP accounting and income tax accounting (and, where applicable, between cash basis and accrual basis income tax accounting) that impact the accounting for investments in real estate are described in the following paragraphs:

•	The primary difference between the cash methods of accounting and accrual methods (both GAAP and the accrual method of accounting for income tax purposes) is that the cash method of accounting generally reports income when received and expenses when paid while the accrual method generally requires income to be recorded when earned and expenses recognized when incurred.

•	GAAP requires that, when reporting lease revenue, the minimum annual rental revenue be recognized on a straight-line basis over the term of the related lease, whereas the cash method of accounting for income tax purposes requires recognition of income when cash payments are actually received from tenants, and the accrual method of accounting for income tax purposes requires recognition of income when the income is earned pursuant to the lease contract.

•	GAAP requires that when an asset is considered held for sale, depreciation ceases to be recognized on that asset, whereas for income tax purposes, depreciation continues until the asset either is sold or is no longer in service.

•	GAAP requires that when a building is purchased certain intangible assets (such as above- and below-market leases, tenant relationships and in-place lease costs) are allocated separately from the building and are amortized over significantly shorter lives than the depreciation recognized on the building. These intangible assets are not recognized for income tax purposes and are not allocated separately from the building for purposes of tax depreciation.

•	GAAP requires that an asset is considered impaired when the carrying amount of the asset is greater than the sum of the future undiscounted cash flows expected to be generated by the asset, and an impairment loss must then be recognized to decrease the value of the asset to its fair value. For income tax purposes, losses are generally not recognized until the asset has been sold to an unrelated party or otherwise disposed of in an arm’s length transaction.

TABLE I
EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED)
PUBLIC PROGRAMS
December 31, 2005
      Table I presents the experience of Triple Net Properties, LLC in raising and investing funds in prior programs where the offering closed in the three years prior to December 31, 2005. As of December 31, 2005 there were three public programs.

	NNN			NNN	Public
	2002 Value	Initial Offering	Second Offering	2003 Value	Program
	Fund, LLC	G REIT, Inc.	G REIT, Inc.	Fund, LLC	Totals

Dollar Amount Offered	$30,000,000	$200,000,000	$270,000,000	$50,000,000	$550,000,000

Dollar Amount Raised	29,799,000	200,000,000	237,315,000	50,000,000	517,114,000

Percentage Amount Raised	99.3%	100.0%	87.9%	100.0%	94.0%

Less Offering Expenses:
Selling Commissions	8.0%	7.5%	7.0%	8.0%
Marketing Support & Due Diligence Reimbursement	2.5%	2.0%	3.0%	2.5%
Organization & Offering Expenses(1)	2.5%	2.5%	2.0%	2.5%
Due Diligence Allowance(2)	0.0%	0.0%	0.0%	0.0%
Reserves	8.0%	0.0%	0.0%	8.0%

Percent Available for Investment	79.0%	88.0%	88.0%	79.0%
Acquisition Cost:
Cash Down Payment	71.0%	87.5%	87.5%	71.0%
Loan Fees	2.5%	0.0%	0.0%	2.5%
Acquisition Fees Paid to Affiliates	5.5%	0.5%	0.5%	5.5%

Total Acquisition Cost	79.0%	88.0%	88.0%	79.0%

Percent Leveraged	0.0%	56.4%	56.4%	68.2%
Date Offering Began	15-May-02	22-Jul-02	23-Jan-04	11-Jul-03
Date Offering Ended	14-Jul-03	9-Feb-04	30-Apr-04	14-Oct-04
Length of Offering (months)	14	19	3	15
Months to Invest 90% of Amount Available for Investment (Measured from Beginning of Offering)	13	18	N/A	14
Number of Investors	546	13,979(3)	13,979(3)	826
Notes:

(1)	Includes legal, accounting, printing and other offering expenses, including amounts for the reimbursement for marketing, salaries and direct expenses of employees engaged in marketing and other organization expenses.
(2)	Nonaccountable due diligence reimbursement to Selling Group.
(3)	Total number of investors for Initial Offering and Second Offering at December 31, 2005.

TABLE II
COMPENSATION TO SPONSOR (UNAUDITED)
PUBLIC PROGRAMS
December 31, 2005
     Table II presents the types of compensation paid to Triple Net Properties, LLC and its affiliates in connection with prior programs with offerings that closed in the three years prior to December 31, 2005. As of December 31, 2005, there were four public programs which paid compensation to Triple Net Properties, LLC and its affiliates. Property management fees, asset management fees, real estate commissions, refinancing fees and leasing commissions are presented for consolidated properties at 100% of the amount incurred by the property on a GAAP basis. Consolidated property information has not been adjusted for the respective entities for affiliated ownership percentages. Additionally, unconsolidated properties information is not included in the tabular presentation.

		NNN 2002		NNN 2003		Other Programs		Total
	GREIT, Inc.	Value Fund, LLC		Value Fund, LLC	Subtotal	TREIT, Inc		All Programs

Date Offering Commenced	22-Jul-02	15-May-02		11-Jul-03		22-Feb-00
Dollar Amount Raised	$437,315,000	$29,799,000		$50,000,000	$517,114,000	$46,395,000		$563,509,000

Amounts Paid to Sponsor from Proceeds of Offering:
Selling Commissions to Selling Group Members	$30,443,000	$2,089,000		$3,898,000	$36,430,000	$3,576,000		$40,006,000
Marketing Support & Due Diligence Reimbursement	10,818,000	2,005,000		1,251,000	14,074,000	671,000		14,745,000
Organization & Offering Expenses	3,036,000	249,000		1,394,000	4,679,000	860,000		5,539,000
Due Diligence Allowance	—	—		—	—	—		—
Loan Fees	—	1,000		—	1,000	—		1,000
Acquisition Fees	—	1,192,000		1,783,000	2,975,000	—		2,975,000

Totals	$44,297,000	$5,536,000		$8,326,000	$58,159,000	$5,107,000		$63,266,000

Amounts Paid to Sponsor at Acquisition for Real Estate Commissions	$20,842,000	$1,410,000		$1,964,000	$24,216,000	$882,000		$25,098,000

Dollar Amount of Cash Generated from Operations Before Deducting Payments to Sponsor	$81,419,000	$11,139,000	(1)	$4,175,000	$96,733,000	$8,680,000	(2)	$105,413,000

Amounts Paid to Sponsor from Operations — Year 2003
Property Management Fees	$458,000	$463,000		$—	$921,000	$195,000		$1,116,000
Asset Management Fees	—	—		—	—	—		—
Leasing Commissions	14,000	141,000		—	155,000	31,000		186,000

Totals	$472,000	$604,000		$—	$1,076,000	$226,000		$1,302,000

Amounts Paid to Sponsor from Operations — Year 2004
Property Management Fees	$4,293,000	$840,000		$272,000	$5,405,000	$343,000		$5,748,000
Asset Management Fees	—	—		—	—	—		—
Leasing Commissions	801,000	630,000		—	1,431,000	48,000		1,479,000

Totals	$5,094,000	$1,470,000		$272,000	$6,836,000	$391,000		$7,227,000

Amounts Paid to Sponsor from Operations — Year 2005
Property Management Fees	$5,617,000	$477,000		$268,000	$6,362,000	$291,000		$6,653,000
Asset Management Fees	—	—		—	—	—		—
Leasing Commissions	2,756,000	86,000		747,000	3,589,000	349,000		3,938,000

Totals	$8,373,000	$563,000		$1,015,000	$9,951,000	$640,000		$10,591,000

Amounts Paid to Sponsor from Property Sales and Refinancings
Real Estate Commissions — Dispositions	$1,115,000	$1,280,000		$569,000	$2,964,000	$733,000		$3,697,000
Incentive Fees	—	—		—	—	—		—
Construction Management Fees	—	—		173,000	173,000	—		173,000
Refinancing Fees	—	—		107,000	107,000	—		107,000

Totals	$1,115,000	$1,280,000		$849,000	$3,244,000	$733,000		$3,977,000

Notes:

(1)	Amount for NNN 2002 Value Fund, LLC represents cash generated from operations for the period from January 1, 2005 through August 31, 2005 and the two years ended December 31, 2004, plus payments to the sponsor from operations for the three years ended December 31, 2005 due to the adoption of the liquidation basis of accounting as of August 31, 2005.
(2)	Amount for T REIT, Inc. represents cash generated from operations for the period from January 1, 2005 through June 30, 2005 and the two years ended December 31, 2004, plus payments to the sponsor from operations for the three years ended December 31, 2005 due to the adoption of the liquidation basis of accounting as of June 30, 2005.

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)
PUBLIC PROGRAMS
G REIT, INC.
     Table III presents operating results for programs which have closed their offerings during each of the five years ended December 31, 2005.

	Year Ended December 31,

	2005	2004	2003	2002	Total

Gross Revenues	$—	$—	$—	$—	$—
Profit on Sale of Properties	10,682,000	980,000	—	—	11,662,000
Interest, Dividends & Other Income	445,000	332,000	117,000	17,000	911,000
Gain on Sale of Marketable Securities	440,000	251,000	—	—	691,000
Equity in Earnings (Loss) of Unconsolidated Real Estate	1,337,000	(604,000)	204,000	—	937,000
Income (Loss) from Discontinued Operations	(4,215,000)	1,225,000	1,337,000	166,000	(1,487,000)
Less: Operating Expenses	—	—	—	—	—
General and Administrative Expenses	4,006,000	2,419,000	1,287,000	142,000	7,854,000
Interest Expense(1)	2,054,000	1,243,000	293,000	15,000	3,605,000
Depreciation & Amortization	—	—	—	—	—
Minority Interest	—	—	—	—	—
Income Taxes	—	398,000	—	—	398,000

Net Income (Loss) — GAAP Basis	$2,629,000	$(1,876,000)	$78,000	$26,000	$857,000

Taxable Income (Loss) From:
Operations	2,511,000	11,273,000	1,083,000	(16,000)	14,851,000
Gain on Sale	11,963,000	251,000	—	—	12,214,000
Cash Generated From (Used By):
Operating Activities	19,697,000	39,905,000	7,878,000	(609,000)	66,871,000
Investing Activities	80,432,000	(563,218,000)	(291,418,000)	(26,101,000)	(800,305,000)
Financing Activities(2)	(76,789,000)	552,058,000	296,053,000	35,259,000	806,581,000

Cash Generated From (Used By) Operations, Investing & Financing	23,340,000	28,745,000	12,513,000	8,549,000	73,147,000
Less: Cash Distributions From:
Operating Activities — to Investors	19,023,000	26,335,000	5,285,000	—	50,643,000
Operating Activities — to Minority Interest	674,000	376,000	74,000	—	1,124,000
Investing & Financing Activities	—	—	—	—	—
Other (return of capital)	13,865,000	—	—	170,000	14,035,000

Cash Generated (Deficiency) after Cash Distributions	(10,222,000)	2,034,000	7,154,000	8,379,000	7,345,000
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$(10,222,000)	$2,034,000	$7,154,000	$8,379,000	$7,345,000

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$5.72	$30.19	$13.14	$(3.95)
— from recapture	—	—	—	—
Capital Gain (Loss)	27.27	0.67	—	—
Cash Distributions to Investors(3)
Sources (on GAAP basis)
— Operating Activities	43.37	70.54	64.12	—
— Investing & Financing Activities	—	—	—	—
— Other (Return of Capital)	31.61	—	—	41.98
Sources (on Cash basis)
— Sales	—	—	—	—
— Investing & Financing Activities	—	—	—	—
— Operations	43.37	70.54	64.12	—
— Other (Return of Capital)	$31.61	$—	$—	$41.98
Notes:
(1) Includes amortization of deferred financing costs
(2) Includes proceeds from issuance of common stock — net	$—	$236,109,000	$138,305,000	$18,604,000
(3) Cash Distributions per $1,000 invested excludes distributions to minority interests

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)
PUBLIC PROGRAMS
T REIT, INC.
     Table III presents operating results for programs which have closed their offerings during the five years ended December 31, 2005.

		Year Ended December 31,
	Period from
	January 1, 2005
	through
	June 30, 2005(4)	2004	2003	2002	2001	Total

Gross Revenues	$—	$—	$—	$—	$—	$—
Profit on Sale of Properties	191,000	2,466,000	2,614,000	213,000	(178,000)	5,306,000
Interest, Dividends & Other Income	285,000	622,000	181,000	281,000	197,000	1,566,000
Gain on Sale of Marketable Securities	126,000	109,000	—	—	—	235,000
Equity in Earnings (Loss) of Unconsolidated Real Estate	787,000	581,000	1,160,000	1,126,000	62,000	3,716,000
Income (Loss) from Discontinued Operations	(272,000)	31,000	1,076,000	1,241,000	60,000	2,136,000
Less: Operating Expenses	—	—	—	—	—	—
General and Administrative Expenses	1,013,000	1,213,000	792,000	558,000	572,000	4,148,000
Interest Expense(1)	44,000	52,000	50,000	10,000	33,000	189,000
Depreciation & Amortization	—	—	—	—	—	—
Minority Interest	—	—	—	—	—	—
Income Taxes	—	—	—	—	—	—

Net Income (Loss) — GAAP Basis	$60,000	$2,544,000	$4,189,000	$2,293,000	$(464,000)	$8,622,000

Taxable Income (Loss) From:
Operations	157,000	1,197,000	(1,100,000)	(683,000)	(413,000)	(842,000)
Gain on Sale	614,000	2,545,000	2,547,000	284,000	(182,000)	5,808,000
Cash Generated From (Used By):
Operating Activities	883,000	3,590,000	2,950,000	2,290,000	(1,242,000)	8,471,000
Investing Activities	249,000	(14,333,000)	2,517,000	(19,279,000)	(7,492,000)	(38,338,000)
Financing Activities(2)	(120,000)	9,731,000	4,439,000	22,334,000	12,996,000	49,380,000

Cash Generated From (Used By) Operations, Investing & Financing	1,012,000	(1,012,000)	9,906,000	5,345,000	4,262,000	19,513,000
Less: Cash Distributions From:
Operating Activities — to Investors	792,000	3,438,000	2,950,000	2,290,000	—	9,470,000
Operating Activities — to Minority Interest	91,000	152,000	—	—	—	243,000
Investing & Financing Activities	—	—	—	—	—	—
Other (return of capital)	1,118,000	358,000	896,000	573,000	863,000	3,808,000

Cash Generated (Deficiency) after Cash Distributions	(989,000)	(4,960,000)	6,060,000	2,482,000	3,399,000	5,992,000
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$(989,000)	$(4,960,000)	$6,060,000	$2,482,000	$3,399,000	$5,992,000

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$3.41	$25.85	$(23.52)	$(17.02)	$(29.54)
— from recapture	—	—	—	—	—
Capital Gain (Loss)	13.33	54.97	54.47	7.08	(13.02)
Cash Distributions to Investors(3)
Sources (on GAAP basis)
— Operating Activities	17.20	74.25	63.09	57.06	—
— Investing & Financing Activities	—	—	—	—	—
— Other (Return of Capital)	24.28	7.73	19.16	14.28	61.73
Sources (on Cash basis)
— Sales	—	—	—	—	—
— Investing & Financing Activities	—	—	—	—	—
— Operations	17.20	74.25	63.09	57.06
— Other (Return of Capital)	$24.28	$7.73	$19.16	$14.28	$61.73
Notes:
(1) Includes amortization of deferred financing costs.
(2) Includes proceeds from issuance of common stock — net	$—	$—	$—	$19,343,000	$16,008,000
(3) Cash Distributions per $1,000 invested excludes distributions to minority interests.

(4) The program adopted the liquidation basis of accounting as of June 30, 2005 and for all subsequent periods. However, the taxable income numbers are for the period from January 1, 2005 through July 28, 2005, the date the plan of liquidation was formally approved.

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)
PUBLIC PROGRAMS
NNN 2003 VALUE FUND, LLC
     Table III presents operating results for programs which have closed their offerings during the five years ended December 31, 2005.

			Period from June 19, 2003
	Year Ended December 31,		(Date of Inception)
			through
	2005	2004	December 31, 2003	Total

Gross Revenues	$2,194,000	$653,000	$—	$2,847,000
Profit on Sale of Properties	5,802,000	—	—	5,802,000
Interest, Dividends & Other Income	416,000	86,000	3,000	505,000
Gain on Sale of Marketable Securities	344,000	—	—	344,000
Equity in Earnings (Loss) of Unconsolidated Real Estate	2,510,000	(682,000)	(132,000)	1,696,000
Income (Loss) from Discontinued Operations	926,000	(145,000)	—	781,000
Less: Operating Expenses	1,714,000	1,084,000	11,000	2,809,000
General and Administrative Expenses	1,298,000	339,000	7,000	1,644,000
Interest Expense(1)	1,158,000	638,000	—	1,796,000
Depreciation & Amortization	943,000	286,000	—	1,229,000
Minority Interest	166,000	(133,000)	(31,000)	2,000
Income Taxes	—	—	—	—

Net Income (Loss) — GAAP Basis	$6,913,000	$(2,302,000)	$(116,000)	$4,495,000

Taxable Income From:
Operations	95,000	680,000	231,000	1,006,000
Gain on Sale	3,354,000	—	—	3,354,000
Cash Generated From (Used By):
Operating Activities	238,000	2,476,000	174,000	2,888,000
Investing Activities	(64,529,000)	(45,158,000)	(9,932,000)	(119,619,000)
Financing Activities	70,050,000	52,269,000	12,437,000	134,756,000

Cash Generated From Operations, Investing & Financing	5,759,000	9,587,000	2,679,000	18,025,000
Less: Cash Distributions From:
Operating Activities — to Investors	—	1,908,000	35,000	1,943,000
Operating Activities — to Minority Interest	238,000	408,000	19,000	665,000
Investing & Financing Activities	—	—	—	—
Other (return of capital)(3),(4)	4,657,000	—	—	4,657,000

Cash Generated (Deficiency) after Cash Distributions	864,000	7,271,000	2,625,000	10,760,000
Less: Special Items (not including Sales & Refinancing)	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$864,000	$7,271,000	$2,625,000	$10,760,000

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED) — (Continued)
PUBLIC PROGRAMS
NNN 2003 VALUE FUND, LLC

			Period from June 19, 2003
	Year Ended December 31,		(Date of Inception)
			through
	2005	2004	December 31, 2003	Total

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$1.90	$22.09	$71.19
— from recapture	—	—	—
Capital Gain (Loss)	67.08	—	—
Cash Distributions to Investors(2)
Sources (on GAAP basis)
— Operating Activities	—	61.97	10.79
— Investing & Financing Activities	—	—	—
— Other (Return of Capital)	69.86	—	—
Sources (on Cash basis)
— Sales	—	—	—
— Investing & Financing Activities	—	—	—
— Operations	—	61.97	10.79
— Other (Return of Capital)	$69.86	$—	$—
Notes:
(1) Includes amortization of deferred financing costs.
(2) Cash Distributions per $1,000 invested excludes distributions to minority interests.
(3) Includes cash distributions of $1,164,000 to minority interests for the year ended December 31, 2005.
(4) Pursuant to NNN 2003 Value Fund, LLC’s Operating Agreement, cash proceeds from capital transactions are first treated as a return of capital.

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)
PUBLIC PROGRAMS
NNN 2002 VALUE FUND, LLC
     Table III presents operating results for programs which have closed their offerings during the five years ended December 31, 2005.

				Period from
	Period from			May 15, 2002
	January 1, 2005	Year Ended December 31,		(Date of Inception)
	through			through
	August 31, 2005(3)	2004	2003	December 31, 2002	Total

Gross Revenues	$—	$—	$—	$—	$—
Profit on Sale of Properties	6,674,000	—	—	—	6,674,000
Interest, Dividends & Other Income	76,000	6,000	46,000	2,000	130,000
Gain on Sale of Marketable Securities	—	—	—	—	—
Equity in Earnings (Loss) of Unconsolidated Real Estate	373,000	(278,000)	84,000	—	179,000
Income (Loss) from Discontinued Operations	1,049,000	196,000	(596,000)	(109,000)	540,000
Less: Operating Expenses	—	—	—	—	—
General and Administrative Expenses	15,000	99,000	69,000	25,000	208,000
Interest Expense(1)	3,000	9,000	—	40,000	52,000
Depreciation & Amortization	—	—	—	—	—
Minority Interest	—	—	—	—	—
Income Taxes	—	—	—	—	—

Net Income (Loss) — GAAP Basis	$8,154,000	$(184,000)	$(535,000)	$(172,000)	$7,263,000

Taxable Income From:
Operations	143,000	732,000	137,000	132,000	1,144,000
Gain on Sale	14,843,000	—	—	—	14,843,000
Cash Generated From (Used By):
Operating Activities	3,378,000	2,984,000	2,140,000	698,000	9,200,000
Investing Activities	22,977,000	(2,170,000)	(47,060,000)	(7,959,000)	(34,212,000)
Financing Activities	(8,626,000)	2,068,000	44,416,000	11,619,000	49,477,000

Cash Generated From (Used By) Operations, Investing & Financing	17,729,000	2,882,000	(504,000)	4,358,000	24,465,000
Less: Cash Distributions From:
Operating Activities — to Investors	2,726,000	2,027,000	1,693,000	35,000	6,481,000
Operating Activities — to Minority Interest	652,000	957,000	447,000	—	2,056,000
Investing & Financing Activities	—	—	—	—	—
Other (return of capital)(4)	10,330,000	410,000	100,000	—	10,840,000

Cash Generated (Deficiency) after Cash Distributions	4,021,000	(512,000)	(2,744,000)	4,323,000	5,088,000
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$4,021,000	$(512,000)	$(2,744,000)	$4,323,000	$5,088,000

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED) — (Continued)
PUBLIC PROGRAMS
NNN 2002 VALUE FUND, LLC

				Period from
	Period from			May 15, 2002
	January 1, 2005	Year Ended December 31,		(Date of Inception)
	through			through
	August 31, 2005(3)	2004	2003	December 31, 2002	Total

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$4.80	$24.56	$5.64	$67.35
— from recapture	—	—	—	—
Capital Gain (Loss)	498.09	—	—	—
Cash Distributions to Investors(2)
Sources (on GAAP basis)
— Operating Activities	91.48	68.02	69.71	17.86
— Investing & Financing Activities	—	—	—	—
— Other (Return of Capital)	346.64	13.76	4.12	—
Sources (on Cash basis)
— Sales
— Investing & Financing Activities	—	—	—	—
— Operations	91.48	68.02	69.71	17.86
— Other (Return of Capital)	$346.64	$13.76	$4.12	$—
Notes:

(1)	Includes amortization of deferred financing costs.
(2)	Cash Distributions per $1,000 invested excludes distributions to minority interests.
(3)	The program adopted the liquidation basis of accounting as of August 31, 2005 and for all subsequent periods. However, the taxable income numbers are for the year ended December 31, 2005, as the liquidation basis of accounting is not applicable for income tax purposes.
(4) Pursuant to NNN 2002 Value Fund, LLC’s Operating Agreement, cash proceeds from capital transactions are first treated as a return of capital.

TABLE V
SALES OR DISPOSALS OF PROPERTIES (UNAUDITED)
December 31, 2005
      Table V presents the sales or disposals of properties in prior public programs in the three years prior to December 31, 2005

								Cost of Properties Including Closing & Soft
								Costs
													Excess
			Selling Price, Net of Closing Costs & GAAP Adjustments						Total				(Deficiency)
									Acquisition				Of Property
					Purchase Money	Adjustments			Costs, Capital				Operating
			Cash Received	Mortgage	Mortgage Taken	Resulting from		Original	Improvements		Gain (loss) on		Cash Receipts
	Date	Date Of	Net of Closing	Balance at	Back By	Application Of		Mortgage	Closing & Soft		sale of		Over Cash
Property	Acquired	Sale(1)	Costs(2)	Time Of Sale	Program(3)	GAAP	Total(19)	Financing	Costs(4)	Total	Investment		Expenditures

T REIT, Inc.
Northstar Crossing Shopping Center	Oct-00	Jan-03	$1,015,000	$2,867,000	N/A	N/A	$3,882,000	$2,695,000	$1,378,000	$4,073,000	$(191,000)		N/A
Thousand Oaks	Dec-00	Aug-03	$6,100,000	$8,750,000	N/A	N/A	$14,850,000	$10,838,000	$1,912,000	$12,750,000	$2,100,000		N/A
Pahrump Valley Junction Shopping Center	May-01	Sep-03	$5,950,000	$11,884,000	N/A	N/A	$17,834,000	$12,435,000	$4,525,000	$16,960,000	$874,000		N/A
Gateway Mall(5)	Jan-03	Mar-04	$2,452,000	$4,876,000	$8,700,000	N/A	$16,028,000	$5,000,000	$10,259,000	$15,259,000	$769,000		N/A
Gateway Mall Land(6)	Feb-04	Sep-04	$794,000	$—	$528,000	N/A	$1,322,000	$—	$468,000	$468,000	$854,000		N/A
Saddleback Financial Center(7)	Sep-02	Dec-04	$1,619,000	$1,817,000	N/A	N/A	$3,436,000	$1,913,000	$670,000	$2,583,000	$853,000		N/A
County Center Drive(8)	Jan-02	Apr-05	$603,000	$472,000	N/A	N/A	$1,075,000	$514,000	$370,000	$884,000	$191,000		N/A
City Center West A(9)	Mar-02	Jul-05	$13,379,000	$11,015,000	N/A	N/A	$24,394,000	$11,586,000	$6,836,000	$18,422,000	$5,972,000	(18)	N/A
Emerald Plaza(10)	Jun-04	Nov-05	$1,390,000	$1,850,000	N/A	N/A	$3,240,000	$1,850,000	$807,000	$2,657,000	$583,000	(18)	N/A
Pacific Corporate Park(11)	Mar-02	Dec-05	$1,645,000	$—	N/A	N/A	$1,645,000	$3,534,000	$(2,376,000)	$1,158,000	$487,000	(18)	N/A
G REIT, Inc.
525 B Street (Golden Eagle)	Jun-04	Aug-05	$52,218,000	$63,640,000	N/A	N/A	$115,858,000	$69,943,000	$35,365,000	105,308,000	$10,550,000		N/A
Park Sahara(12)	Mar-03	Dec-05	$273,000	$376,000	N/A	N/A	$649,000	$399,000	$118,000	$517,000	$132,000		N/A
NNN 2002 Value Fund, LLC
Bank of America Plaza West	Sep-02	Mar-05	$11,768,000	$9,053,000	N/A	N/A	$20,821,000	$14,200,000	$(53,000)	$14,147,000	$6,674,000		N/A
Netpark(13)	Jun-03	Sep-05	$15,249,000	$17,014,000	N/A	N/A	$32,263,000	$15,750,000	$8,298,000	$24,048,000	$8,215,000	(18)	N/A
NNN 2003 Value Fund, LLC
Satellite Place(14)	Nov-04	Feb-05	$7,727,000	$11,000,000	N/A	N/A	$18,727,000	$11,000,000	$7,342,000	$18,342,000	$385,000		N/A
Financial Plaza(15)	Oct-04	Apr-05	$2,327,000	$4,110,000	$2,300,000	N/A	$8,737,000	$4,125,000	$1,597,000	$5,722,000	$3,015,000		N/A
801 K Street(16)	Mar-04	Aug-05	$7,244,000	$7,570,000	N/A	N/A	$14,814,000	$7,567,000	$5,168,000	$12,735,000	$2,079,000		N/A
Emerald Plaza (17)	Jun-04	Nov-05	$2,405,000	$3,151,000	N/A	N/A	$5,556,000	$3,151,000	$1,417,000	$4,568,000	$988,000		N/A
Southwood Tower	Oct-04	Dec-05	$7,493,000	$—	N/A	N/A	$7,493,000	$—	$5,091,000	$5,091,000	$2,402,000		N/A

TABLE V
SALES OR DISPOSALS OF PROPERTIES (UNAUDITED) — (Continued)
December 31, 2005

(1)	No sales were to affiliated parties except as noted below.
(2)	Net cash received plus assumption of certain liabilities by buyer.
(3)	The amounts shown are the face amounts and do not represent discounted current value.
(4)	Does not include pro-rata share of original offering costs. Amount shown is net of depreciation for consolidated properties and net of previous distributions received for unconsolidated properties.
(5)	In connection with the sale, we received a note receivable which was secured by a pledge agreement, bore interest at 6% per annum and matured on June 14, 2004. The note was refinanced by the buyer and we received $6,500,000 on July 9, 2004 and issued an adjustable note receivable for $2,200,000. The new note bears interest at 8.6% per annum and matures on August 1, 2006.
(6)	In connection with the sale, we received a note receivable which was secured by a pledge agreement, bore interest at 4% per annum and was due on March 7, 2005. The note was paid in full on March 7, 2005.
(7)	Represents results only for T REIT’s 25% tenant in common interest.
(8)	Represents results only for T REIT’s 16% interest.
(9)	Represents results only for T REIT’s 89.1% interest.

(10)	Represents results only for T REIT’s 2.7% interest.
(11)	Represents results only for T REIT’s 22.8% interest. Date of Sale is the date of sale of the last building in the property. Cash received is our final distribution on the investment and mortgage at the time of sale is the mortgage balance as of the date of the sale of the last building. Note that the balance was paid off in connection with the sale of one of the earlier buildings.
(12)	Represents results only for G REIT’s 4.75% interest.
(13)	This property was sold to an affiliated party. Represents results for NNN 2002 Value Fund LLC’s 50% interest.
(14)	This property was sold to an affiliated party.
(15)	In connection with the sale, we received a note receivable secured by the property, bears interest at a fixed rate of 8.0% per annum and matures on April 1, 2008. The note requires monthly interest-only payments.
(16)	Represents results only for NNN 2003 Value Fund LLC’s 18.3% interest.
(17)	Represents results only for NNN 2003 Value Fund LLC’s 4.6% interest.
(18)	Represents the book value gain. Under liquidation accounting, adopted as of June 30, 2005 for T REIT, Inc. and August 31, 2005 for NNN 2002 Value Fund, LLC, an investment is carried at its estimated fair value less costs to sell.

TABLE V
SALES OR DISPOSALS OF PROPERTIES (UNAUDITED) — (Continued)
December 31, 2005

(19)	The allocation of the taxable gain between ordinary and capital is as follows:

	Capital Gain/(Loss)	Ordinary Income/(Loss)	Total

T REIT, Inc.
Northstar Crossing Shopping Center	$(22,000)	$—	$(22,000)
Thousand Oaks(a)	N/A	—	—
Pahrump Valley Junction Shopping Center	2,569,000	—	2,569,000
Gateway Mall	1,477,000	—	1,477,000
Gateway Mall Land	243,000	—	243,000
Saddleback Financial Center	716,000	—	716,000
County Center Drive	259,000	(23,000)	236,000
City Center West A	10,277,000	(912,000)	9,365,000
Emerald Plaza	609,000	(129,000)	480,000
Pacific Corporate Park	688,000	(85,000)	603,000
G REIT, Inc.
525 B Street	11,769,000	(615,000)	11,154,000
Park Sahara	177,000	(9,000)	168,000
NNN 2002 Value Fund, LLC
Bank of America Plaza West	6,363,000	(508,000)	5,855,000
Netpark	8,481,000	1,069,000	9,550,000
NNN 2003 Value Fund, LLC
Satellite Place	—	509,000	509,000
Financial Plaza	—	2,254,000	2,254,000
801 K Street	1,972,000	48,000	2,020,000
Emerald Plaza	1,029,000	(218,000)	811,000
Southwood Tower(a)	N/A	$(4,000)	$(4,000)

(a)	No gain was recognized for tax purposes on the sale of Thousand Oaks and Southwood Tower as the net proceeds from the sale were reinvested in a like-kind exchange under Section 1031 of the Code.

TABLE I
EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED)
PRIVATE PROGRAMS
DECEMBER 31, 2005
     Table I presents the experience of Triple Net Properties, LLC in raising and investing funds in prior programs where the offering closed in the three years prior to December 31, 2005. As of December 31, 2005, there were 75 private programs which closed in the preceding three years. 74 programs are presented in the aggregate, having similar investment objectives providing tenant in common, or TIC, interests, a form of ownership which complies with Section 1031 of the Internal Revenue Code, to investors involved in a tax deferred exchange. Our Advisor is the Advisor and Sponsor to four public programs which have invested as LLC members or TICs in certain private programs. At December, 31 2005 there were 12 affiliated investments by public programs in private programs where the offering closed in the preceding three years. These affiliated investments are aggregated and disclosed in Table I. Table I further reflects the impact of the aggregate affiliated ownership on offering proceeds by excluding the affiliated program ownerships.
     There is one notes program, NNN 2006 Notes Program, LLC, which offering closed in the preceding three years. This program is not aggregated as the investment objective differs from the other private programs. An investor in the notes program is making an investment in note units, which is a loan to the company, not an equity investment. The company is owned by Triple Net Properties which intends to use the net proceeds to support its efforts in sponsoring real estate investments by making unsecured loans to affiliated real estate programs. Triple Net Properties, as the sole member and manager of the company, has guarantied the payment of all principal and interest on the note units.
     In addition, 12 prior programs remained open as of December 31, 2005. At December 31, 2005 the Dollar Amount Raised for open programs was $158,695,000 representing 58.1% of the aggregate Dollar Amount Offered totaling $273,340,000.

TABLE I
EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED)
CONSOLIDATED PRIVATE PROGRAMS
DECEMBER 31, 2005

					Total Private
				Less	Programs
	One	74	Subtotal of	12 Affiliated	Excluding
	Notes	TIC	75 Private	Program	Affiliated
	Program	Programs	Programs	Ownerships	Ownerships

Dollar Amount Offered	$10,000,000	$886,883,544	$896,883,544	$58,018,075	$838,865,469

Dollar Amount Raised	$1,044,881	$886,765,644	$887,810,525	$58,018,075	$829,792,450

Percentage Amount Raised	10.4%	100.0%	99.0%	100.0%	98.9%

Less Offering Expenses:
Selling Commissions	6.5%	7.3%	7.3%	7.8%	7.3%
Marketing Support & Due Diligence Reimbursement	1.0%	2.9%	2.9%	2.5%	3.0%
Organization & Offering Expenses(1)	0.5%	3.2%	3.2%	3.8%	3.1%
Reserves	0.0%	7.0%	7.0%	10.1%	6.7%

Percent Available for Investment	92.0%	79.6%	79.6%	75.8%	79.9%
Acquisition Cost:
Cash Down Payment	92.0%	77.0%	77.0%	72.1%	77.3%
Loan Fees	0.0%	2.3%	2.3%	2.0%	2.3%
Acquisition Fees Paid to Affiliates	0.0%	0.3%	0.3%	1.7%	0.3%

Total Acquisition Cost	92.0%	79.6%	79.6%	75.8%	79.9%

Percent Leveraged	N/A	69%
Date Offering Began	1-Aug-02	August 9, 2002 to October 13, 2005
Date Offering Ended	22-May-03	March 6, 2003 to December 15, 2005
Length of Offering (months)	10 months	2 to 12 months
Months to Invest 90% of Amount Available for Investment
(Measured from Beginning of Offering)	10 months	1 to 7 months
Number of Investors
Note Unit Holders	22	—	22	—	22
LLC Members	—	1,315	1,315	9	1,306
Tenants In Common (TICs)	—	1,536	1,536	3	1,533

Total	22	2,851	2,873	12	2,861

(1)	Includes legal, accounting, printing and other offering expenses, including amounts for the reimbursement for marketing, salaries and direct expenses of employees engaged in marketing and other organization expenses.

TABLE II
COMPENSATION TO SPONSOR (UNAUDITED)
PRIVATE PROGRAMS
December 31, 2005
     Table II presents the types of compensation paid to Triple Net Properties, LLC and its affiliates in connection with prior programs during the three years prior to December 31, 2005. As of December 31, 2005, there were 124 programs which paid compensation to Triple Net Properties, LLC and its affiliates during the preceding three years. 75 private program offerings closed in the past three years. 74 are presented in the aggregate, having similar investment objectives providing tenant in common, or TIC, interests, a form of ownership which complies with Section 1031 of the Internal Revenue Code, to investors involved in a tax deferred exchange. At December 31, 2005, there were 14 affiliated investments by public programs in private programs, 12 which closed in the three years prior to December 31, 2005. For programs with affiliated ownerships, the pro rata share of payments relating to affiliated ownerships are aggregated and disclosed in Table II. Table II further discloses the impact of the pro rata share of aggregate affiliated ownership payments on total payments to sponsor by excluding amounts relating to public program (affiliated) ownership in private programs.
     There is one notes program, NNN 2006 Notes Program, LLC, which closed in the preceding three years. This program is not aggregated as the investment objective differs from the other private programs. An investor in the notes program is making an investment in note units, which is a loan to the company, not an equity investment. The company is owned by Triple Net Properties which intends to use the net proceeds to support its efforts in sponsoring real estate investments by making unsecured loans to affiliated real estate programs. Triple Net Properties, as the sole member and manager of the company, has guarantied the payment of all principal and interest on the note units.
     49 Other Programs made payments to Triple Net Properties, LLC and its affiliates in the three years prior to December 31, 2005. 37 of the Other Programs closed prior to December 31, 2002 and 12 of the Other Programs remained open as of December 31, 2005.

	74 TIC	One Notes	49 Other	124 Private	14 Affiliated	Excluding
	Programs	Program	Programs	Programs	Program Ownerships	Affiliated Ownerships

Date Offering Commenced	October 9, 2002 to October 13, 2005	August 1, 2002	July 1, 1998 to November 29, 2005
Dollar Amount Raised	$886,765,644	$1,044,881	$333,941,487	$1,221,752,012	$61,634,586	$1,160,117,426

Amounts Paid to Sponsor from Proceeds of Offering:
Selling Commissions to Selling Group Members	$64,996,807	$67,917	$10,813,918	$75,878,642	$4,642,685	$71,235,957
Marketing Support & Due Diligence Reimbursement	25,968,982	10,449	5,279,456	31,258,887	1,545,143	29,713,744
Organization & Offering Expenses	28,253,566	5,224	3,967,370	32,226,160	2,246,123	29,980,037
Loan Fees	6,409,745	—	1,115,950	7,525,695	38,791	7,486,904
Acquisition Fees	1,729,100		—	1,729,100	—	1,729,100

Totals	$127,358,200	$83,590	$21,176,694	$148,618,484	$8,472,742	$140,145,742

Amounts paid to Sponsor by Seller at Acquisition
Real Estate Commissions — Acquisition	$56,491,723	$0	$6,570,500	$63,062,223	$3,420,859	$59,641,364

Dollar Amount of Cash Generated from Operations Before Deducting Payments to Sponsor	$145,343,828	$0	$49,386,806	$194,730,634	$16,359,762	$178,370,872

Amounts Paid to Sponsor from Operations — Year 2003
Property Management Fees	294,181	—	1,626,576	1,920,757	86,828	1,833,929
Asset Management Fees	—	—	105,465	105,465	—	105,465
Leasing Commissions	150,487	—	772,955	923,442	66,726	856,716

Totals	$444,668	$—	$2,504,996	$2,949,664	$153,554	$2,796,110

Amounts Paid to Sponsor from Operations — Year 2004
Property Management Fees	6,410,282	—	3,056,490	9,466,772	1,047,197	8,419,575
Asset Management Fees	58,549	—	954,351	1,012,900	—	1,012,900
Leasing Commissions	2,018,282	—	845,010	2,863,292	336,632	2,526,660

Totals	$8,487,113	$—	$4,855,851	$13,342,964	$1,383,829	$11,959,135

Amounts Paid to Sponsor from Operations — Year 2005
Property Management Fees	9,078,603	—	1,397,386	10,475,989	1,210,899	9,265,090
Asset Management Fees	31,103	—	990,656	1,021,759	—	1,021,759
Leasing Commissions	359,155	—	323,837	682,992	32,927	650,065

Totals	$9,468,861	$—	$2,711,879	$12,180,740	$1,243,826	$10,936,914

Amounts Paid to Sponsor from property sales and refinancings
Real Estate Commissions	$7,286,800	$—	$3,570,525	$10,857,325	$723,490	$10,133,835
Incentive Fees	—	—	908,442	908,442	—	908,442
Construction Management Fees	243,438	—	57,710	301,148	60,189	240,959
Refinancing Fees	605,761	—	60,000	665,761	81,900	583,861

Totals	$8,135,999	$—	$4,596,677	$12,732,676	$865,579	$11,867,097

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)
PRIVATE PROGRAMS
TENANT IN COMMON PROGRAMS
      Table III presents certain operating results for programs which have closed their offerings during the five years ended December 31, 2005. The programs presented are aggregated, having similar investment objectives providing tenant in common, or TIC, interests, a form of ownership which complies with Section 1031 of the Internal Revenue Code, to investors involved in a tax deferred exchange.

	2005	2004	2003	2002	2001	2000	1999

	100	71	49	31	16	Five	One
	TIC Programs	TIC Programs	TIC Programs	TIC Programs	TIC Programs	TIC Programs	TIC Program
Gross Revenues	$237,334,498	$158,435,756	$73,830,542	$30,125,543	$14,234,852	$2,085,223	$133,710
Profit on Sale of Properties	45,056,864	3,365,199	1,839,551	2,308,234	59,448	—	—
Less: Operating Expenses	90,711,106	53,838,379	25,103,518	8,494,231	4,997,316	570,211	47,456
General and Administrative Expenses	4,558,250	2,324,805	1,026,147	499,928	434,269	76,130	12,535
Interest Expense	73,048,859	41,388,195	20,922,655	10,550,190	5,688,403	947,511	34,049
Depreciation & Amortization

Net Income(1)	$114,073,147	$64,249,576	$28,617,773	$12,889,428	$3,174,312	$491,371	$39,670

Taxable Income (Loss)(1)
Cash Generated From:
Operations	$70,970,375	$60,042,858	$26,694,837	$11,000,424	$3,523,074	$491,371	$39,670
Sales	156,628,091	11,384,836	3,707,529	4,159,721	393,112	—	—
Refinancing	7,651,693	819,282	—	2,536,653	25,820	—	—

Cash Generated From Operations, Sales & Refinancing
Before Additional Cash Adjustments	235,250,159	72,246,976	30,402,366	17,696,798	3,942,006	491,371	39,670
Additional Cash Adjustments
Less: Monthly Mortgage Principal Repayments	8,112,650	6,304,187	2,659,787	1,237,569	499,014	65,950	—

Cash Generated From Operations, Sales & Refinancing	227,137,509	65,942,789	27,742,579	16,459,229	3,442,992	425,421	39,670
Less: Cash Distributions to Investors From:
Operating Cash Flow	54,623,675	34,311,296	14,827,921	6,207,705	2,299,304	300,046	10,494
Sales & Refinancing	149,047,867	12,142,157	3,596,336	6,273,976	—	—	—
Other (return of capital)	235,011	618,334	355,968	79,728	100,901	43,588	—

Cash Generated (Deficiency) after Cash Distributions	23,230,956	18,871,002	8,962,354	3,897,820	1,042,787	81,787	29,176
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$23,230,956	$18,871,002	$8,962,354	$3,897,820	$1,042,787	$81,787	$29,176

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results(1):
Cash Distributions to Investors
Sources (on Tax basis)
— Investment Income	$—	$—	$—	$—	$—	$—	$—
— Return of Capital	0.24	0.97	1.09	0.62	1.83	2.87	—
Sources (on Cash basis)
— Sales and Refinancing	151.42	19.04	10.97	48.83	—	—	—
— Operations	$55.49	$53.80	$45.24	$48.32	$41.78	$19.75	$5.25

(1)	For the TIC programs, individual investors are involved in a tax deferred exchange. Each TIC has an individual tax bases for depreciation and amortization and is responsible for their own calculations of depreciation and amortization.

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)
PRIVATE PROGRAMS
AFFILIATED OWNERSHIP IN TENANT IN COMMON PROGRAMS
      Table III presents operating results for programs which have closed their offerings during the five years ended December 31, 2005. The programs presented are aggregated, having similar investment objectives providing tenant in common, or TIC, interests, a form of ownership which complies with Section 1031 of the Internal Revenue Code, to investors involved in a tax deferred exchange. In some instances, other programs affiliated with Triple Net Properties, LLC have invested in TIC programs either as a TIC or as a member of the LLC. This table presents, in aggregate, the results of affiliated programs investing in a TIC program.

	2005	2004	2003	2002	2001

	14 Affiliated	14 Affiliated	6 Affiliated	2 Affiliated	1 Affiliated
	Programs	Programs	Programs	Programs	Program
Gross Revenues	$11,244,143	$18,500,226	$6,352,154	$594,889	$22,090
Profit on Sale of Properties	3,113,871	—	158,777	145,659	—
Less: Operating Expenses	5,592,738	6,699,094	2,815,081	233,660	4,264
General and Administrative Expenses	181,192	154,620	81,474	12,452	—
Interest Expense	2,743,523	3,662,498	1,244,057	196,158	7,528
Depreciation & Amortization

Net Income(1)	$5,840,561	$7,984,014	$2,370,319	$298,278	$10,298

Taxable Income (Loss)(1):
Cash Generated From (Used By):
Operations	$2,784,768	$7,669,401	$2,227,233	$179,878	$10,298
Sales	12,910,464	—	334,987	118,459	—
Refinancing	(10,403)	287,066	—	—	—

Cash Generated From Operations, Sales & Refinancing
Before Additional Cash Adjustments	15,684,829	7,956,467	2,562,220	298,337	10,298
Additional Cash Adjustments
Less: Monthly Mortgage Principal Repayments	144,097	105,701	34,142	10,842	1,709

Cash Generated From Operations, Sales & Refinancing	15,540,732	7,850,766	2,528,078	287,495	8,589
Less: Cash Distributions to Investors From:
Operating Cash Flow	2,785,059	3,965,091	1,229,694	133,559	—
Sales & Refinancing	11,054,797	259,288	292,767	—	—
Other (return of capital)	—	20,997	—	—	—

Cash Generated (Deficiency) after Cash Distributions	1,700,876	3,605,390	1,005,617	153,936	8,589
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$1,700,876	$3,605,390	$1,005,617	$153,936	$8,589

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results(1):
Cash Distributions to Investors
Sources (on Tax basis)
— Investment Income		$—	$—	$—	$—
— Return of Capital	—	0.34	—	—	—
Sources (on Cash basis)
— Sales and Refinancings	182.07	4.17	8.93	—	—
— Operations	$45.87	$63.81	$37.50	$49.47	$—

(1)	For the TIC programs, individual investors are involved in a tax deferred exchange. Each TIC has an individual tax bases for depreciation and amortization and is responsible for their own calculations of depreciation and amortization.

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)
PRIVATE PROGRAMS
TENANT IN COMMON PROGRAMS EXCLUDING AFFILIATED OWNERSHIP
      Table III presents operating results for programs which have closed their offerings during the five years ended December 31, 2005. The programs presented are aggregated, having similar investment objectives providing tenant in common, or TIC, interests, a form of ownership which complies with Section 1031 of the Internal Revenue Code, to investors involved in a tax deferred exchange. In select cases, other programs affiliated with Triple Net Properties, LLC have invested in TIC programs either as a TIC or as a member of the LLC. This table presents, in aggregate, the results of TIC programs without affiliated ownership results.

	2005	2004	2003	2002	2001	2000	1999

	100	71	49	31	16	Five	One
	TIC Programs	TIC Programs	TIC Programs	TIC Programs	TIC Programs	TIC Programs	TIC Program
Gross Revenues	$226,090,355	$139,935,530	$67,478,388	$29,530,654	$14,212,762	$2,085,223	$133,710
Profit on Sale of Properties	41,942,993	3,365,199	1,680,774	2,162,575	59,448	—	—
Less: Operating Expenses	85,118,368	47,139,285	22,288,437	8,260,571	4,993,052	570,211	47,456
General and Administrative Expenses	4,377,058	2,170,185	944,673	487,476	434,269	76,130	12,535
Interest Expense	70,305,336	37,725,697	19,678,598	10,354,032	5,680,875	947,511	34,049
Depreciation & Amortization

Net Income(1)	$108,232,586	$56,265,562	$26,247,454	$12,591,150	$3,164,014	$491,371	$39,670

Taxable Income (Loss)(1):
Cash Generated From:
Operations	$68,185,607	$52,373,457	$24,467,604	$10,820,546	$3,512,776	$491,371	$39,670
Sales	143,717,627	11,384,836	3,372,542	4,041,262	393,112	—	—
Refinancing	7,662,096	532,216	—	2,536,653	25,820	—	—

Cash Generated From Operations, Sales & Refinancing
Before Additional Cash Adjustments	219,565,330	64,290,509	27,840,146	17,398,461	3,931,708	491,371	39,670
Additional Cash Adjustments
Less: Monthly Mortgage Principal Repayments	7,968,553	6,198,486	2,625,645	1,226,727	497,305	65,950	—

Cash Generated From Operations, Sales & Refinancing	211,596,777	58,092,023	25,214,501	16,171,734	3,434,403	425,421	39,670
Less: Cash Distributions to Investors From:
Operating Cash Flow	51,838,616	30,346,205	13,598,227	6,074,146	2,299,304	300,046	10,494
Sales & Refinancing	137,993,070	11,882,869	3,303,569	6,273,976	—	—	—
Other (return of capital)	235,011	597,337	355,968	79,728	100,901	43,588	—

Cash Generated (Deficiency) after Cash Distributions	21,530,080	15,265,612	7,956,737	3,743,884	1,034,198	81,787	29,176
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$21,530,080	$15,265,612	$7,956,737	$3,743,884	$1,034,198	$81,787	$29,176

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results(1):
Cash Distributions to Investors
Sources (on Tax basis)
— Investment Income	$—	$—	$—	$—	$—	$—	$—
— Return of Capital	0.25	1.04	1.21	0.63	1.85	2.87	—
Sources (on Cash basis)
— Sales and Refinancings	149.40	20.65	11.20	49.88	—	—	—
— Operations	$56.13	$52.72	$46.10	$48.29	$42.16	$19.75	$5.25

(1)	For the TIC programs, individual investors are involved in a tax deferred exchange. Each TIC has an individual tax bases for depreciation and amortization and is responsible for their own calculations of depreciation and amortization.

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)
PRIVATE PROGRAMS
NNN VALUE FUND 2001, LLC
      Table III presents certain operating results for programs which have closed their offering during the five years ended December 31, 2005. NNN 2001 Value Fund, LLC was formed as a Virginia limited liability company for the purpose of acquiring interests in multiple properties that would likely be office buildings, mixed-use, research and development and industrial facilities, and/or shopping centers. NNN 2001 Value Fund, LLC closed its private placement offering in June, 2002 after raising $10,992,000 from 266 investors.

	2005	2004	2003	2002	2001

Gross Revenues	$631,180	$2,034,929	$1,903,524	$2,154,090	$131,060
Profit on Sale of Properties	2,030,172	—	181,367	148,478	—
Less: Operating Expenses	401,885	980,612	885,929	999,943	62,336
General and Administrative Expenses	163,504	94,807	138,261	127,893	—
Interest Expense	240,744	558,522	494,086	793,565	68,223
Depreciation & Amortization	351,244	636,822	423,758	473,500	35,452

Net Income (Loss) — Tax Basis	$1,503,975	$(235,834)	$142,857	$(92,333)	$(34,951)

Taxable Income (Loss) From:
Operations	$(526,197)	$(235,834)	$(38,510)	$(240,811)	$(34,951)
Gain on Sale	2,030,172	—	181,367	148,478	—
Cash Generated From (Used By):
Operations	(174,953)	648,863	412,827	280,598	501
Sales	7,102,052	—	588,766	208,200	—
Refinancing	—	(88,806)	—	—	—

Cash Generated From Operations, Sales & Refinancing
Before Additional Cash Adjustments	6,927,099	560,057	1,001,593	488,798	501
Additional Cash Adjustments
Less: Monthly Mortgage Principal Repayments	52,148	77,695	66,812	62,020	—

Cash Generated From Operations, Sales & Refinancing	6,874,951	482,362	934,781	426,778	501
Less: Cash Distributions to Investors From:
Operating Cash Flow	—	647,681	180,696	218,578	501
Sales & Refinancing	2,623,375	—	588,766	208,200	—
Other (return of capital)	—	121,775	—	130,342	17,848

Cash Generated (Deficiency) after Cash Distributions	4,251,576	(287,094)	165,319	(130,342)	(17,848)
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$4,251,576	$(287,094)	$165,319	$(130,342)	$(17,848)

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$(47.87)	$(21.45)	$(3.50)	$(21.91)	$(13.66)
— from recapture		—	—	—	—
Capital Gain (Loss)	184.69	—	16.50	13.51	—
Cash Distributions to Investors
Sources (on Tax basis)
— Investment Income	—	—	—	—	—
— Return of Capital	—	11.08	—	11.86	6.98
Sources (on Cash basis)
— Sales	238.66	—	53.56	18.94	—
— Refinancing	—	—	—	—	—
— Operations	$—	$58.92	$16.44	$19.88	$0.20

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)
PRIVATE PROGRAMS
NOTES PROGRAMS
YEARS ENDING
      Table III presents certain operating results for programs which have closed their offerings during the five years ended December 31, 2005. The programs presented are aggregated, having similar investment objectives. The notes programs offer units of interest in the companys’ secured and unsecured notes offerings. The programs were formed for the purpose of making loans to affiliates of Triple Net Properties. Investors are making a loan to the program. Triple Net Properties as the sole member of the companies has guarantied payment of all principal and interest on the note units. All deficit cash flows are funded by Triple Net Properties’ guaranty.

	2005	2004	2003	2002	2001	2000

	three	three	three	two	two	two
	Notes Programs	Notes Programs	Notes Programs	Notes Programs	Notes Programs	Notes Programs
Gross Revenues(1)	$18,663	$743,181	$372,466	$450,995	$545,594	$2,921
Profit on Sale of Properties	—	—	—	—	—	—
Less: Operating Expenses	—	—	—	—	—	—
General and Administrative Expenses	28,409	24,506	21,749	23,057	27,616	—
Interest Expense(2)	280,946	802,717	1,176,366	796,892	557,274	29,712
Depreciation & Amortization	—	—	—	—	—	—

Net Income	$(290,692)	$(84,042)	$(825,649)	$(368,954)	$(39,296)	$(26,791)

Taxable Income (Loss)(3):
Cash Generated From:
Operations	$(372,427)	$(130,010)	$(681,456)	$(368,537)	$(15,512)	$(26,791)
Sales	—	—	—	—	—	—
Refinancing	—	—	—	—	—	—

Cash Generated From Operations, Sales & Refinancing
Before Additional Cash Adjustments	(372,427)	(130,010)	(681,456)	(368,537)	(15,512)	(26,791)
Additional Cash Adjustments
Less: Monthly Mortgage Principal Repayments

Cash Generated From Operations, Sales & Refinancing	(372,427)	(130,010)	(681,456)	(368,537)	(15,512)	(26,791)
Less: Cash Distributions to Investors From:
Operating Cash Flow	—	—	—	—	—	—
Sales & Refinancing	—	—	—	—	—	—
Other (return of capital)	—	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions	(372,427)	(130,010)	(681,456)	(368,537)	(15,512)	(26,791)
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$(372,427)	$(130,010)	$(681,456)	$(368,537)	$(15,512)	$(26,791)

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results (Note A):
Cash Distributions to Investors
Sources (on Tax basis)
— Investment Income	$10.29	$11.03	$10.65	$10.73	$10.64	$10.95
— Return of Capital	—	—	—	—	—	—
Sources (on Cash basis)
— Sales and Refinancing	—	—	—	—	—	—
— Operations	$—	$—	$—	$—	$—	$—

(1)	Gross Revenue represents interest income from loans made to other affiliated programs of Triple Net Properties.

(2)	Cash distributions to the note unit holders are included in the Interest Expense category above. For the years ending 2005, 2004, 2003, 2002, 2001 and 2000, the note unit holders received distributions of $314,787, $650,738, $776,504, $804,850, $535,263 and $29,712, respectively.

(3)	The notes programs do not require depreciation and results are consolidated with Triple Net Properties, therefore, there is no presentation of Taxable Income (Loss).

TABLE IV
RESULTS OF COMPLETED PROGRAMS (UNAUDITED)
PRIVATE PROGRAMS
DECEMBER 31, 2005
      Table IV presents the results of completed programs which have sold properties and completed operations during the five years prior to December 31, 2005.

			NNN	NNN	NNN	NNN		Yerington	NNN	NNN	NNN
	Tellride	Kiwi	2000	Town &	Bryant	Saddleback	NNN	Shopping	Tech	Alamosa	County
	Barstow,	Assoc,	Value Fund,	Country,	Ranch,	Financial,	Fund VIII,	Center,	Fund III,	Plaza,	Center Drive,
	LLC	LLC	LLC	LLC	LLC	LLC	LLC	LLC	LLC	LLC	LLC

Dollar Amount Raised	$1,619,550	$2,681,352	$4,816,000	$7,200,000	$5,000,000	$3,865,800	$8,000,000	$1,625,000	$3,698,750	$6,650,000	$3,125,000
Number of Properties Purchased	1	1	7	1	1	1	3	1	3	1	1
Date of Closing of Offering	16-Dec-98	4-Feb-01	27-Feb-01	29-Mar-00	12-Nov-02	29-Oct-02	7-Mar-00	3-Aug-99	20-Jun-00	25-Oct-02	6-Feb-02
Date of First Sale of Property	19-Feb-03	25-Feb-03	26-Oct-01	25-Jun-04	2-Nov-04	27-Dec-04	26-Mar-02	17-Jan-05	3-Jul-01	24-Mar-05	14-Apr-05
Date of Final Sale of Property	19-Feb-03	25-Feb-03	15-Oct-02	25-Jun-04	2-Nov-04	27-Dec-04	6-Jan-04	17-Jan-05	7-Feb-05	24-Mar-05	14-Apr-05

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results(1):
Cash Distributions to Investors
Sources (on Tax basis)
— Investment Income	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
— Return of Capital	—	26.58	34.78	71.23	—	11.83	125.22	54.24	—	13.82	—
Sources (on Cash basis)
— Sales	884.53	1,053.34	880.51	1,221.31	1,206.17	1,384.96	1,305.19	1,132.76	1,293.88	1,266.59	1,206.37
— Refinancing	—	—	195.48	68.33	—	—	—	—	—	—	—
— Operations	$401.16	$175.12	$155.63	$268.98	$184.74	$161.10	$129.11	$496.14	$446.45	$200.77	$247.48

(1)	There are two notes programs that have completed operations and are closed. The notes programs report interest income to the note unit holders. The remaining programs included in this table are TIC programs with investors generally involved in tax deferred exchanges. Accordingly, each TIC has an individual tax basis for determining amortization and depreciation. Neither type of program requires depreciation or amortization, therefore, there is no presentation of Federal Income Tax Results.
(2)	The investors received a note from Buyer as distributed proceeds from the sale.

TABLE IV
RESULTS OF COMPLETED PROGRAMS (UNAUDITED) — (Continued)
PRIVATE PROGRAMS
DECEMBER 31, 2005

			(2)					NNN	NNN
	Truckee		NNN	NNN	NNN	NNN	NNN	2004	2006
	River Office	NNN	Rocky Mountain	Jefferson	City Center	LV 1900	Park	Notes	Notes
	Tower,	North Reno	Exchange,	Square,	West A,	Aerojet Way	Sahara,	Program,	Program,	Program
	LLC	LLC	LLC	LLC	LLC	LLC	LLC	LLC	LLC	Totals

Dollar Amount Raised	$5,550,000	$2,750,000	$2,670,000	$9,200,000	$1,237,803	$2,000,000	$4,953,000	$5,000,000	$1,044,881	$82,687,136
Number of Properties Purchased	1	1	1	2	1	1	5	N/A	N/A	33
Date of Closing of Offering	15-Jul-99	19-Jun-02	15-Feb-01	26-Aug-03	15-Mar-02	31-Aug-01	17-Mar-03	14-Aug-01	22-May-03
Date of First Sale of Property	15-Apr-05	19-May-05	31-May-05	22-Jul-05	28-Jul-05	27-Sep-05	20-Dec-05	N/A	N/A
Date of Final Sale of Property	15-Apr-05	19-May-05	31-May-05	22-Jul-05	28-Jul-05	27-Sep-05	20-Dec-05	N/A	N/A

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results(1):
Cash Distributions to Investors
Sources (on Tax basis)
— Investment Income	$—	$—	$—	$—	$—	$—	$—	$66.00	$30.00
— Return of Capital	—	—	24.79	—	13.68	—	35.18	—	—
Sources (on Cash basis)
— Sales	953.00	1,758.24	829.87	1,308.76	1,300.67	1,123.45	1,102.58	—	—
— Refinancing	—	—	—	—	—	—	—	—	—
— Operations	$619.55	$323.12	$187.30	$154.08	$256.93	$319.50	$128.07	$—	$—

(1)	There are two notes programs that have completed operations and are closed. The notes programs report interest income to the note unit holders. The remaining programs included in this table are TIC programs with investors generally involved in tax deferred exchanges. Accordingly, each TIC has an individual tax basis for determining amortization and depreciation. Neither type of program requires depreciation or amortization, therefore, there is no presentation of Federal Income Tax Results.
(2)	The investors received a note from Buyer as distributed proceeds from the sale.

TABLE V
SALES OR DISPOSALS OF PROPERTIES (UNAUDITED)
PRIVATE PROGRAMS
December 31, 2005
      Table V presents sales or disposals of properties in prior programs during the three years prior to December 31, 2005. One sale is an NNN 2001 Value Fund, LLC property, one sale is a WREIT property, two sales are NNN Fund VIII, LLC properties (a TIC program with multiple property ownership) and twenty three sales are of other TIC properties.

			Selling Price,					Cost of Properties
			Net of Closing Costs & GAAP Adjustments					Including Closing & Soft Costs

									(3)			(4)
									Total			(Deficiency)
			(2)		Purchase	Adjustments			Acquisition			of Property
			Cash		Mortgage	Resulting		(3)	Costs, Capital		Gain (loss)	Operating
			Received Net	Mortgage	Taken	from		Original	Improvements		on	Cash Receipts
(1)	Date	Date of	of Closing	Balance at	Back by	Application		Mortgage	Closing &		Sale of	Over Cash
Property	Acquired	Sale	Costs	Time of Sale	Program	of GAAP	Total	Financing	Soft Costs	Total	Investment	Expenditures

Orange Street Plaza, Redlands, CA	Jul-00	Feb-03	$2,656,381	$7,400,000	N/A	N/A	$10,056,381	$6,500,000	$2,146,956	$8,646,956	$1,409,425	$(745,386)
Barstow Road Center, Barstow, CA	May-98	Feb-03	$1,444,131	$2,743,242	N/A	N/A	$4,187,373	$2,871,000	$1,481,875	$4,352,875	$(165,502)	$208,647
Palm Court at Empire Center, Fontana, CA	Aug-99	May-03	$5,449,605	$7,045,741	N/A	N/A	$12,495,346	$6,522,500	$4,167,794	$10,690,294	$1,805,052	$113,905
Belmont Plaza Shopping Center, Pueblo, CO	Jun-99	Jan-04	$1,291,445	$2,737,342	N/A	N/A	$4,028,787	$2,840,000	$980,428	$3,820,428	$208,359	$84,960
Century Plaza East Shopping Center, Lancaster, CA	Nov-98	Feb-04	$3,434,518	$6,557,693	N/A	N/A	$9,992,211	$6,937,000	$2,029,944	$8,966,944	$1,025,267	N/A
Town and Country Village Shopping Center, Sacramento, CA	Jul-99	Jun-04	$8,848,316	$33,420,982	N/A	N/A	$42,269,298	$34,000,000	$6,472,676	$40,472,676	$1,796,622	$845,694
Bryant Ranch Shopping Center, Yorba Linda, CA	Sep-02	Nov-04	$6,030,873	$5,910,623	N/A	N/A	$11,941,496	$6,222,000	$4,295,532	$10,517,532	$1,423,964	$441,907
Saddleback Financial Center, Laguna Hills, CA(5)	Sep-02	Dec-04	$7,138,617	$7,269,300	N/A	N/A	$14,407,917	$7,650,000	$4,169,605	$11,819,605	$2,588,312	$260,813
Yerington Plaza Shopping Center, Yerington, NV	Mar-99	Jan-05	$1,924,607	$3,114,225	N/A	N/A	$5,038,832	$3,316,200	$1,261,108	$4,577,308	$461,524	$(31,961)
Moreno Corporate Center, Moreno Valley, CA	Jun-00	Feb-05	$6,687,677	$8,246,910	N/A	N/A	$14,934,587	$9,200,000	$3,420,584	$12,620,584	$2,314,003	$(503,493)
Alamosa Plaza Shopping Center, Las Vegas, NV	Oct-02	Mar-05	$8,538,537	$13,134,859	N/A	N/A	$21,673,396	$13,500,000	$5,213,556	$18,713,556	$2,959,840	$(429)
County Center Drive, Temecula, CA(6)	Sep-01	Apr-05	$3,614,632	$2,951,930	N/A	N/A	$6,566,562	$3,210,000	$2,247,787	$5,457,787	$1,108,775	$179,605
Truckee River Office Tower, Reno, NV	Dec-98	Apr-05	$4,902,752	$12,000,000	N/A	N/A	$16,902,752	$12,000,000	$6,434,344	$18,434,344	$(1,531,592)	$1,951,679
North Reno Plaza Shopping Center, Reno, NV	Jun-02	May-05	$4,750,826	$5,261,170	N/A	N/A	$10,011,996	$5,400,000	$1,898,590	$7,298,590	$2,713,406	$(116,347)
Galena Street Building, Denver, CO(7)	Nov-00	May-05	$0	$5,275,000	$2,215,747	N/A	$7,490,747	$5,275,000	$2,541,815	$7,816,815	$(326,068)	$424,757
Jefferson Square, Seattle, WA	Jul-03	Jul-05	$12,050,824	$12,834,953	N/A	N/A	$24,885,777	$13,070,000	$7,583,949	$20,653,949	$4,231,828	$497,636
City Center West ‘A’, Las Vegas, NV(8)	Mar-02	Jul-05	$15,982,448	$12,358,953	N/A	N/A	$28,341,401	$13,000,000	$9,712,906	$22,712,906	$5,628,495	$631,797

TABLE V
SALES OR DISPOSALS OF PROPERTIES (UNAUDITED) — (Continued)
PRIVATE PROGRAMS
December 31, 2005

			Selling Price,					Cost of Properties
			Net of Closing Costs & GAAP Adjustments					Including Closing & Soft Costs

									(3)			(4)
									Total			(Deficiency)
			(2)		Purchase	Adjustments			Acquisition			of Property
			Cash		Mortgage	Resulting		(3)	Costs, Capital		Gain (loss)	Operating
			Received Net	Mortgage	Taken	from		Original	Improvements		on	Cash Receipts
(1)	Date	Date of	of Closing	Balance at	Back by	Application		Mortgage	Closing &		Sale of	Over Cash
Property	Acquired	Sale	Costs	Time of Sale	Program	of GAAP	Total	Financing	Soft Costs	Total	Investment	Expenditures

801 K Street Building, Sacramento, CA(9)	Mar-04	Aug-05	$34,092,300	$41,350,000	N/A	N/A	$75,442,300	$41,350,000	$26,332,745	$67,682,745	$7,759,555	$450,684
1900 Aerojet Way, Las Vegas, NV	Aug-01	Sep-05	$2,254,788	$3,490,513	N/A	N/A	$5,745,301	$3,625,000	$1,740,006	$5,365,006	$380,295	$161,130
1840 Aerojet Way, Las Vegas, NV	Sep-01	Sep-05	$3,128,166	$2,669,550	N/A	N/A	$5,797,716	$2,938,000	$2,370,647	$5,308,647	$489,069	N/A
Timberhills Shopping Center, Sonora, CA	Nov-01	Oct-05	$4,916,439	$6,163,260	N/A	N/A	$11,079,699	$6,390,000	$3,122,242	$9,512,242	$1,567,457	$453,420
Springtown Mall Shopping Center, San Marcos, TX	Dec-02	Nov-05	$2,874,263	$4,541,495	N/A	N/A	$7,415,758	$4,700,000	$1,940,473	$6,640,473	$775,285	$(184,060)
Emerald Plaza, San Diego, CA(10)(11)	Jun-04	Nov-05	$50,123,011	$68,500,000	N/A	N/A	$118,623,011	$68,500,000	$33,925,438	$102,425,438	$16,197,573	$(1,099,959)
Kahana Gateway Shopping Center and Professional Building, Maui, HI	Dec-02	Nov-05	$11,165,104	$12,642,394	N/A	N/A	$23,807,498	$13,041,000	$6,732,222	$19,773,222	$4,034,276	$602,436
County Fair Mall, Woodland, CA	Dec-99	Dec-05	$2,977,973	$11,488,641	N/A	N/A	$14,466,614	$11,835,000	$5,642,906	$17,477,906	$(3,011,292)	$648,998
Park Sahara Office Park, Las Vegas, NV(12)	Mar-03	Dec-05	$6,548,932	$7,911,654	N/A	N/A	$14,460,586	$8,400,000	$4,326,695	$12,726,695	$1,733,891	$(260,846)
Pacific Corporate Park, Lake Forest, CA(13)(14)	Mar-02	Dec-05	$12,655,065	$15,500,000	N/A	N/A	$28,155,065	$15,500,000	$9,816,378	$25,316,378	$2,838,687	$(604,058)

(1)	No sales were to affiliated parties except as noted below.
(2)	Net cash received plus assumption of certain liabilities by buyer.
(3)	Does not include pro-rata share of original offering costs.
(4)	Includes add back of monthly principal reductions during the operating cycle (see Table III) as total cost includes balance of Original Mortgage Financing
(5)	A Private Program owned 75% of the property. T REIT, Inc., an affiliate, owned 25% of the property. The above reflects property level sale results, or 100% of the ownership.
(6)	T REIT, Inc., an affiliate, owned a 16% tenant in common interest in the NNN County Center Drive, LLC. The private program owning 100% of the property.
(7)	This property was sold to our Advisor, Triple Net Properties.
(8)	A Private Program owned 10.875% of the property. T REIT, Inc., an affiliate, owned 89.125% of the property. The above reflects property level sale results, or 100% ownership.
(9)	NNN 2003 Value Fund, LLC, an affiliate, owned a 85% membership interest in NNN 801 K Street, LLC which had a 21.5% tenant in common interest in the private program owning 100% of the property.

(10)	NNN 2003 Value Fund, LLC, an affiliate, owned a 22.4% membership interest in NNN Emerald Plaza, LLC which had a 20.5% tenant in common interest in the private program owning 100% of the property.
(11)	T REIT, Inc., an affiliate, owned a 13.2% membership interest in NNN Emerald Plaza, LLC which had a 20.5% tenant in common interest in the private program owning 100% of the property.
(12)	A Private Program owned 95.25% of the property. GREIT, Inc, an affiliate owned 4.75% of the property. The above reflects property level sale results, or 100% ownership.
(13)	NNN 2001 Value Fund, LLC owned 40% of the property. NNN Pacific Corporate Park I, LLC owned 60% of the property. The above reflects property level sale results, or 100% ownership.
(14)	T REIT, Inc., an affiliate, owned a 37.9% membership interest in NNN Pacific Corporate Park I, LLC which had a 60% interest in the property.

*	Partial sales of the White Lakes Mall, Parkwood I, and Netpark have occurred; however, a portion of the original acquisitions still remain in the program. No reporting of these sales will occur until the entire original acquisition has been disposed of.

EXHIBIT B
NNN APARTMENT REIT, INC.
SUBSCRIPTION AGREEMENT

To:	NNN Apartment REIT, Inc. 7103 South Revere Parkway Centennial, CO 80112
Ladies and Gentlemen:
      The undersigned, by signing and delivering a copy of the attached Subscription Agreement Signature Page, hereby tenders this subscription and applies for the purchase of the number of shares of common stock (“Shares”) in NNN Apartment REIT, Inc., a Maryland corporation (the “Company”), set forth on such Subscription Agreement Signature Page. Payment for the Shares is hereby made by check payable to “Trust Company of America, as escrow agent for NNN Apartment REIT, Inc.,” or, after the Company breaks escrow as described below, checks may be made payable directly to “NNN Apartment REIT, Inc.”
      Payments for Shares will be held in an interest-bearing escrow account until the Company has received and accepted subscriptions for an aggregate of 200,000 shares ($2,000,000), at which time Trust Company of America will release the proceeds to the Company. If the Company does not sell 200,000 Shares before July 19, 2007, the offering will be terminated and the Company will refund all the monies in escrow (plus interest without deducting for escrow expenses) to subscribers pro rata.
      I hereby acknowledge receipt of the Prospectus for the offering of the Shares dated July 19, 2006, as supplemented to date (the “Prospectus”).
      I agree that if this subscription is accepted, it will be held, together with the accompanying payment, and disbursed on the terms described in the Prospectus. I agree that subscriptions may be rejected in whole or in part by the Company in its sole and absolute discretion. In addition, I understand and agree that subscriptions are irrevocable, and I will not have the right to cancel or rescind my subscription, except as required under applicable law.
      Any person selling Shares on behalf of the Company may not complete a sale of Shares to me until at least five business days after the date that I receive a copy of the final Prospectus (does not apply to Minnesota residents). Moreover, any person selling Shares on behalf of the Company must send me a confirmation of my purchase.
      Prospective investors are hereby advised of the following:

(a) The assignability and transferability of the Shares is restricted and will be governed by the Amended and Restated Articles of Incorporation and the Amended and Restated Bylaws and all applicable laws as described in the Prospectus.

(b) Prospective investors should not invest in Shares unless they have an adequate means of providing for their current needs and personal contingencies and have no need for liquidity in this investment.

(c) There will be no public market for the Shares, and accordingly, it may not be possible to readily liquidate their investment in the Shares.

SPECIAL NOTICE FOR CALIFORNIA RESIDENTS ONLY
      In connection with secondary trading of the Shares, the Commissioner of the State of California Department of Corporations will withhold the Section 25104(h) exemption which permits secondary trading of the Shares for 18 months from the date of qualification of the Shares.
STANDARD REGISTRATION REQUIREMENTS
      The following requirements have been established for the various forms of registration. Accordingly, complete Subscription Agreements and such supporting material as may be necessary must be provided.
TYPE OF OWNERSHIP AND SIGNATURE(S) REQUIRED
      (1) INDIVIDUAL:     One signature required.
      (2) JOINT TENANTS WITH RIGHT OF SURVIVORSHIP:     All parties must sign.
      (3) TENANTS IN COMMON:     All parties must sign.
      (4) COMMUNITY PROPERTY:     Only one investor signature required.
      (5) QUALIFIED PENSION OR PROFIT SHARING PLANS:     The trustee signs the Signature Page.
      (6) TRUST:     The trustee signs the Signature Page. Provide the name of the trust, the name of the trustee and the name of the beneficiary. You must provide a copy of the trust agreement if the trust is registered under a separate Tax I.D. number.
      (7) PARTNERSHIP:     Identify whether the entity is a general or limited partnership. The general partners must be identified and their signatures obtained on the Signature Page. In the case of an investment by a general partnership, all partners must sign (unless a “managing partner”) has been designated for the partnership, in which case he may sign on behalf of the partnership if a certified copy of the document granting him authority to invest on behalf of the partnership is submitted.
      (8) COMPANY OR CORPORATION:     The Subscription Agreement must be accompanied by (1) a certified copy of the resolution of the Board of Directors designating the officer(s) of the company or corporation authorized to sign on behalf of the company or corporation and (2) a certified copy of the Board’s resolution authorizing the investment.
      (9) IRA AND IRA ROLLOVERS:     Requires signature of investor and authorized signer (e.g., an officer) of the bank, trust company or other fiduciary. The address of the trustee must be provided in order for the trustee to receive checks and other pertinent information regarding the investment. Please note that NNN Apartment REIT and its affiliates do not act as custodian for IRA accounts.
      (10) KEOGH:     Same rules as those applicable to IRAs.
      (11) UNIFORM GIFT TO MINORS ACT (UGMA) or UNIFORM TRANSFERS TO MINORS ACT (UTMA):     The required signature is that of the custodian, not of the parent (unless the parent has been designated as the custodian). Only one child is permitted in each investment under UGMA or UTMA. In addition, designate the state under which the gift is being made and provide the social security number of the child.

INSTRUCTIONS TO SUBSCRIPTION AGREEMENT SIGNATURE PAGE
TO NNN APARTMENT REIT, INC. SUBSCRIPTION AGREEMENT
Investment Instructions
      Please follow these instructions carefully. Failure to do so may result in the rejection of your subscription. All information on the Subscription Agreement Signature Page should be completed as follows:
1.     INVESTMENT

A minimum investment of $1,000 (100 Shares) is required, except for Minnesota which requires a $2,500 (250 Shares) minimum investment and North Carolina which requires a $5,000 (500 Shares) minimum investment. A check for the full purchase price of the Shares subscribed for should be made payable to the order of “Trust Company of America, as escrow agent for NNN Apartment REIT, Inc.,” or, after the Company breaks escrow, should be made payable to the order of “NNN Apartment REIT, Inc.” Shares may be purchased only by persons meeting the standards set forth under the Section of the Prospectus entitled “Investor Suitability Standards.” (Certain states have imposed special financial suitability standards as set forth in the Prospectus and on page B-4 below). Please indicate the state in which the sale was made.

All additional investments must be increments of at least $100 (10 Shares). If additional investments in the Company are made, the investor agrees to notify the Company and the Broker-Dealer named on the Subscription Agreement Signature Page in writing if at any time he fails to meet the applicable suitability standards or he is unable to make any other representations or warranties set forth in the Prospectus or the Subscription Agreement. The investor acknowledges that the Broker-Dealer named in the Subscription Agreement Signature Page may receive a commission not to exceed 7.00% of any such additional investments in the Company.
2.     TYPE OF OWNERSHIP

Please check the appropriate box to indicate the type of entity or type of individuals subscribing. If you check the Individual Ownership box and you wish to designate a Transfer on Death beneficiary, you must fill out the Transfer on Death Form in order to effect the designation.
3.     REGISTRATION NAME AND ADDRESS

Please enter the exact name in which the Shares are to be held. For joint tenants with right of survivorship or tenants in common, include the names of all investors. In the case of partnerships or corporations include the name of an individual to whom correspondence will be addressed. Trusts should include the name of the trustee. All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 5, the investor is certifying that this number is correct. Enter the mailing address and telephone numbers of the registered owner of this investment. In the case of a Qualified Plan or trust, this will be the address of the trustee. Indicate the birth date and occupation of the registered owner unless the registered owner is a partnership, corporation or trust.
4.     INVESTOR NAME AND ADDRESS

Complete this Section only if the investor’s name and address is different from the registration name and address provided in Section 3. If the Shares are registered in the name of a trust, enter the name, address, telephone number, social security number, birth date and occupation of the beneficial owner of the trust.
5.     INVESTOR SIGNATURE

Please separately initial each representation made by the investor where indicated. Each investor must sign and date this Section. If title is to be held jointly, all parties must sign. If the registered owner is a partnership, corporation or trust, a general partner, officer or trustee of the entity must sign. PLEASE NOTE THAT THESE SIGNATURES DO NOT HAVE TO BE NOTARIZED.

6.     DISTRIBUTIONS

a. DISTRIBUTION REINVESTMENT PLAN: By electing to participate in the Distribution Reinvestment Plan, the investor elects to reinvest distributions in the Company. The investor agrees to notify the Company and the Broker-Dealer named on the Subscription Agreement Signature Page in writing if at any time he fails to meet the applicable suitability standards or he is unable to make any other representations and warranties as set forth in the Prospectus or Subscription Agreement.

b. DISTRIBUTION ADDRESS: If cash distributions are to be sent to an address other than that provided in Section 3 (i.e., a bank, brokerage firm or savings and loan, etc.), please provide the name, account number and address in Section 7.
7.     BROKER-DEALER

This Section is to be completed by the Registered Representative. Please complete all BROKER-DEALER information contained in Section 8 including suitability certification. THE SIGNATURE PAGE MUST BE SIGNED BY AN AUTHORIZED REPRESENTATIVE.
      The Subscription Agreement Signature Page, which has been delivered with this Prospectus, together with a check for the full purchase price, should be delivered or mailed to your Broker-Dealer. Only original, completed copies of Subscription Agreements can be accepted. Photocopied or otherwise duplicated Subscription Agreements cannot be accepted by the Company.
SPECIAL SUITABILITY STANDARDS
      Certain states have imposed special financial suitability standards for subscribers who purchase Shares.
Arizona, California, Iowa, Kansas, Massachusetts, Michigan, North Carolina and Tennessee: Investors must have either (1) a net worth of at least $225,000 or (2) gross annual income of $60,000 and a net worth of at least $60,000.
Maine: Investors must have either (1) a minimum net worth of at least $50,000 and gross annual income of at least $50,000 or (2) a minimum net worth of at least $200,000.
Ohio: Investors must have either (1) a net worth of at least $225,000 or (2) gross annual income of $70,000 and a net worth of at least $70,000. In addition, an investor’s investment in our common stock and the securities of our affiliates may not exceed 10% of that investor’s liquid net worth.
Arizona, Kentucky, Massachusetts, Missouri and Nebraska: An Investor’s investment in our Shares cannot exceed 10% of that investor’s net worth.
Kansas: In addition to meeting the suitability requirements described above, an investor’s aggregate investment in our common stock and similar investments may not exceed 10% of that investor’s liquid net worth, which is defined as the excess of (i) the sum of unencumbered (1) cash and cash equivalents, and (2) readily marketable securities, over (ii) total liabilities, each as determined in accordance with generally accepted accounting principles.
New Hampshire: Investors must have either (1) a net worth of at least $250,000 or (2) a net worth of at least $125,000 and an annual gross income of at least $50,000.

NNN APARTMENT REIT, INC.
SUBSCRIPTION AGREEMENT SIGNATURE PAGE
FOR PROSPECTUS DATED JULY 19, 2006
IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS
SUBSCRIPTION AGREEMENT SIGNATURE PAGE,
PLEASE CALL INVESTOR SERVICES 1-877-888-7348, ext. 411
1.

 INVESTMENT

Make Investment Check Payable to:
“Trust Company of America, as escrow agent for NNN Apartment REIT, Inc.” or “NNN Apartment REIT, Inc.,” as applicable (refer to Page B-3, Section 1).

# of Shares Total $ Invested (# Shares x $10.00) = $ Invested)	Minimum initial purchase = 100 Shares or $1,000 (250 Shares or $2,500 in Minnesota; 500 Shares or $5,000 in North Carolina)
☐ INITIAL INVESTMENT ☐ ADDITIONAL INVESTMENT	Minimum additional purchase: 10 shares or $100
2.

 TYPE OF OWNERSHIP

☐	Individual (01)	☐	Company or Corporation (08)
☐	Joint Tenants With Right of Survivorship (02)	☐	IRA (09)
☐	Tenants in Common (03)	☐	Keogh (10)
☐	Community Property (04)	☐	Custodian: Under the Uniform Gift to Minors Act or
☐	Qualified Pension or Profit Sharing Plan (05)		the Uniform Transfers to Minors Act of the State
☐	Trust (06)		of (11)
☐	Partnership (07)	☐	Other
3.

 REGISTRATION NAME AND ADDRESS

3(a)	Please print name(s) in which Shares are to be registered. Include trust, entity or IRA custodian name and account number, if applicable.
    ☐ Mr.    ☐ Mrs.    ☐ Ms.    ☐ MD    ☐ Ph.D.    ☐ DDS    ☐ Other
      Name(s)

Taxpayer Identification Number -

Social Security Number - -
    Street Address or P.O. Box
    City                                                                                               State                                                                                               Zip Code
    Home Telephone No. (            )                                                                                       Business Telephone No. (            )
    Birth Date                                                                                                                  Occupation
    Email Address

3(b)	IRA Custodian:
    Custodian Tax-ID:
    Custodian Address:
    City:                                                                 State:                 Zip Code:                                           Account #:
Transfer on Death Form: Fill out attached TOD form to effect designation.
BY SIGNING THIS AGREEMENT, YOU ARE NOT WAIVING ANY RIGHTS
UNDER FEDERAL OR STATE SECURITIES LAWS.

Signature of Custodian	Date
MUST BE SIGNED AND SIGNATURE GUARANTEED BY
CUSTODIAN(S) IF IRA, KEOGH OR QUALIFIED PLAN
(NNN Apartment REIT and its affiliates do not act as IRA custodians)

4.

 INVESTOR NAME AND ADDRESS

    (Complete only if different from registration name and address).
    ☐ Mr.    ☐ Mrs.    ☐ Ms.    ☐ MD    ☐ Ph.D.    ☐ DDS     ☐ Other

Name(s): Taxpayer ID Number -
Social Security Number - -
      Street Address or P.O. Box
      City                                                                                               State                                                                                               Zip Code
      Home Telephone No. (            )                                                                            Business Telephone No. (            )
      Birth Date                                                                                                              Email Address
5.

 INVESTOR SIGNATURE

Please separately initial each of the representations below. In order to induce the Company to accept this subscription, I hereby represent and warrant to you as follows:

(a)	I have received the Prospectus not less than five (5) business days prior to signing this Subscription Agreement (does not apply to Minnesota residents).
		Initials	Initials

(b)	I have (i) a net worth (exclusive of home, home furnishings and automobiles) of $150,000 or more, or (ii) a net worth (as described above) of at least $45,000 and had during the last tax year or estimate that I will have during the current tax year a minimum of $45,000 annual gross income, or that I meet the higher suitability requirements imposed by my state of primary residence as set forth in the Prospectus under “INVESTOR SUITABILITY STANDARDS” and page B-4 above.
		Initials	Initials

(c)	I am purchasing the Shares for my own account.
		Initials	Initials

(d)	I acknowledge that the Shares are not liquid.
		Initials	Initials

(e)	If I am a California resident or if the Person to whom I subsequently propose to assign or transfer any Shares is a California resident, I may not consummate a sale or transfer of my Shares, or any interest therein, or receive any consideration therefor, without the prior written consent of the Commissioner of the Department of Corporations of the State of California, except as permitted in the Commissioner’s Rules, and I understand that my Shares, or any document evidencing my Shares, will bear a legend reflecting the substance of the foregoing understanding.
		Initials	Initials

I declare that the information supplied above is true and correct and may be relied upon the Company in connection with my investment in the Company. Under penalties of perjury, by signing this Signature Page, I hereby certify that (a) I have provided herein my correct Taxpayer Identification Number, and (b) I am not subject to back-up withholding as a result of a failure to report all interest or dividends, or the Internal Revenue Service has notified me that I am no longer subject to back-up withholding.
BY SIGNING THIS AGREEMENT, YOU ARE NOT WAIVING ANY RIGHTS
UNDER THE FEDERAL OR STATE SECURITIES LAWS.

*Signature of Investor	*Signature of Joint Owner, if applicable

*Confirm TIN/SSN	*Confirm TIN/SSN

*Date	*Date

6.

 DISTRIBUTION REINVESTMENT PLAN

ENROLLMENT FORM
To Join the Distribution Reinvestment Plan (the “DRIP”):
      Complete this form. Be sure to include your signature in order to indicate your participation in the DRIP.
      I hereby appoint NNN Apartment REIT, Inc. (the “Company”) (or any designee or successor), acting as DRIP Administrator, as my agent to receive cash distributions that may hereafter become payable to me on shares of Common Stock of the Company registered in my name as set forth below, and authorize the Company to apply such distributions to the purchase of full shares and fractional interests in shares of the Common Stock.
      I understand that the purchases will be made under the terms and conditions of the DRIP as described in the Prospectus and that I may revoke this authorization at any time by notifying the DRIP Administrator, in writing, of my desire to terminate my participation.
Sign below if you would like to participate in the Distribution Reinvestment Plan. You must participate with respect to 100% of your shares.

Signature	Date

Signature of Joint Owner	Date
7.

 DISTRIBUTIONS

7(a) For direct deposit to checking account, please complete Direct Deposit Authorization form on page B-9.

7(b) Complete the following section only to direct distributions to an address other than registration address:
       Name (as it appears on depository account)
       Account Number (if applicable)
       Street Address or P.O. Box
       City                                                                  State                                                                    Zip Code

Special Distributions:	☐	Send to registered owner address of record
	☐	Send to distribution address
(Special distributions for IRA account investments will be sent directly to custodian.)

8.

 BROKER-DEALER

(TO BE COMPLETED BY REGISTERED REPRESENTATIVE)
     Investor Name(s)

The Broker-Dealer or authorized representative must sign below to complete the subscription. The Broker-Dealer warrants that it is a duly licensed Broker-Dealer and may lawfully offer Shares in the state designated as the investor’s address or the state in which the sale was made, if different. The Broker-Dealer or authorized representative warrants that he has reasonable grounds to believe this investment is suitable for the subscriber as set forth in the Section of the Prospectus entitled “INVESTOR SUITABILITY STANDARDS” and that he has informed the subscriber of all aspects of liquidity and marketability of this investment as required by the Dealer Manager Agreement and/or the Participating Broker-Dealer Agreement.
    Broker-Dealer Name                                                                                                   Telephone No.
    Broker-Dealer Street Address or P.O. Box
    City                                                                                               State                                                                                               Zip Code
    Registered Representative Name                                                                                                                            Representative #
    Telephone No.                                                                     Fax No.                                                                     E-Mail Address
    Reg. Rep. Street Address or P.O. Box
    City                                                                                               State                                                                                               Zip Code

I hereby certify that I hold a Series 7 or Series 62 NASD license and am registered in , the State of Sale.

Signature of Registered Representative
    (Required):                                                                  Date:

This Subscription Agreement representing an investment in NNN Apartment REIT, Inc. for the above referenced investor has been reviewed and approved as complete and correct by the undersigned principal of the above-referenced broker-dealer.
Signature of Broker-Dealer
    (Required):                                                                  Date:

Please send completed subscription agreement (with all signatures) with checks made payable to

“Trust Company of America, as escrow agent for NNN Apartment REIT, Inc.” or “NNN Apartment REIT, Inc.,” as applicable (refer to page B-3, Section 1), to:

NNN Apartment REIT, Inc. 7103 South Revere Parkway Centennial, CO 80112

Direct Deposit Authorization

Investor's Name (Mr./Mrs./Ms./Joint): ______________________________

Investor's SSN or Tax I.D. Number (Required): ______________________________

Investment Program(s): ______________________________

____

<u>Check One</u>: ☐ **New Authorization** ☐ **Change of Information**

Bank Name: ______________________________

Account Name (if different from investor's name): ______________________________

Account Number: ______________________________ **(Required)**

<u>Check One</u>: ☐ **Checking Account** ☐ **Savings Account**

Routing/ABA Number: ☐☐☐☐☐☐☐☐☐ **(Required, See Example Below)**

Bank Mailing Address: ______________________________

____

City: ____________________ State: __________ Zip: __________

Bank Telephone number: (________) ________ - __________

<u>PLEASE NOTE:</u> NNN Apartment REIT, Inc. must be in receipt of this form 30 days prior to declaration of the distribution. This authorization will supercede any previous distribution instructions.

Please send Return of Capital to: ☐ **Account Indicated Above** ☐ **Investor Address of Record**

NNN Apartment REIT, Inc. is authorized to deposit my (our) distribution directly into the account specified on this form. The authority will remain in force until I (we) have given written notice that I (we) have terminated it, or until NNN Apartment REIT, Inc. has notified me (us) that this deposit service has been terminated. In the event that NNN Apartment REIT, Inc. deposits funds erroneously into my (our) account, they are authorized to debit my (our) account for an amount not to exceed the amount of the erroneous deposit.

Please sign exactly as your account is registered.

Signature: ______________________________ Date: ____________

Joint Signature: ______________________________ Date: ____________

E-mail Address: ______________________________

<u>RETURN WITH A VOIDED CHECK *(Required)*</u>

Investor Name
Investor Address
City, State Zip
1002
PAY TO THE ORDER OF:
EXAMPLE
Location of ABA & Account Numbers
$
DOLLARS
Investor's Bank
Bank Address
City, State, Zip.
:123456789 :1002 000123456789
< Routing/ABA #>
< Account Number >

Questions regarding this form or your account should be directed to Investor Services at 877-888-7348, ext. 411.

Transfer On Death Form (T.O.D.)
PLEASE MAIL THIS FORM TO:
NNN Apartment REIT, Inc.
7103 South Revere Parkway
Centennial, CO 80112
Fax: 303-705-6171
A.

 INVESTOR INFORMATION

1.	Name of registered owner(s), exactly as name(s) appear(s) on stock certificate or subscription agreement:

_________________________________________________________________

_________________________________________________________________
2. Social Security number(s) of registered owner(s):

_________________________________________________________________

_________________________________________________________________
3. Daytime phone number:
(            )
_________________________________________________________________

4. State of Residence:

_________________________________________________________________

B.

 TRANSFER ON DEATH DESIGNATION

I authorize NNN Apartment REIT, Inc. to register all of my shares of its common stock in beneficiary form, assigning ownership on my death to my beneficiary(ies). I understand that if more than one beneficiary is listed, percentages for each must be designated. If percentages are not designated, the shares will be divided equally. Percentages must equal 100%.
1. Name of Primary Beneficiary:

______________________________________________________________

2.	Social Security Number OR Tax Identification Number:

_________________________________________________________________
3. Percentage: _______%
1. Name of Primary Beneficiary:

______________________________________________________________

2.	Social Security Number OR Tax Identification Number:

_________________________________________________________________

3. Percentage: _______%
C.

 SIGNATURE

By signing below, I (we) authorize NNN Apartment REIT, Inc. to register all of my (our) shares of its common stock in T.O.D. form. The designation(s) will be effective on the date of receipt. Accordingly, I (we) hereby revoke any beneficiary designation(s) made previously with respect to my (our) NNN Apartment REIT shares. I (we) have reviewed the information set forth below. I (we) agree on behalf of myself (ourselves) and my (our) heirs, assigns, executors, administrators and beneficiaries to indemnify and hold harmless NNN Apartment REIT, Inc. and any and all of its affiliates, agents, successors and assigns, and their respective directors, managers, officers and employees, from and against any and all claims, liability, damages, actions and expenses arising directly or indirectly out of or resulting from the transfer of my (our) shares in accordance with this T.O.D. designation. I (we) further understand that NNN Apartment REIT, Inc. cannot provide any legal advice and I (we) agree to consult with my (our) attorney, if necessary, to make certain that the T.O.D. designation is consistent with my (our) estate and tax planning.
Sign exactly as the name(s) appear(s) on the stock certificate or subscription agreement. All registered owners must sign. This authorization form is subject to the acceptance of NNN Apartment REIT, Inc.

X		X

Signature	Date	Signature	Date
TRANSFER ON DEATH INFORMATION

• A Transfer on Death (T.O.D.) designation transfers ownership of shares to the registered owner’s beneficiary(ies) upon death; provided that NNN Apartment REIT, Inc. receives proof of death and other documentation it deems necessary or appropriate.
• Until the death of the account owner(s), the T.O.D. beneficiary(is) has (have) no present interest in, or authority over, the T.O.D. account.
• A T.O.D. designation will be accepted only where shares are owned by a natural person and registered in that individual’s name or by (2) two or more natural persons as joint tenants with rights of survivorship.
• Accounts registered to trusts, corporations, charities, and other such entities may not declare a T.O.D. designation because they are considered perpetual. These entities, however, may be listed as a beneficiary on a T.O.D. for accounts registered to a natural person.
• A T.O.D. designation made by joint tenants with rights of survivorship does not take effect until the last of all multiple owners die. The surviving owners may revoke or change the T.O.D. designation at any time.
• If the beneficiary(ies) does (do) not survive the registered owner(s), the shares will be treated as belonging to the decedent’s estate.
• A minor may not be named as a beneficiary.
• A T.O.D. designation and all rights related thereto shall be governed by the laws of the State of Maryland.
• A T.O.D. designation may be voided at any time by NNN Apartment REIT, Inc., in its sole discretion, if there is any doubt as to the validity or effectiveness of a T.O.D. designation.
• A T.O.D. designation will not be accepted from residents of Louisiana or Texas.

EXHIBIT C
NNN APARTMENT REIT, INC.
DISTRIBUTION REINVESTMENT PLAN
      The Distribution Reinvestment Plan (the “DRIP”) for NNN Apartment REIT, Inc., a Maryland corporation (the “Company”), offers to holders of the Company’s common stock, $.01 par value per share (the “Common Stock”) the opportunity to purchase, through reinvestment of distributions, additional shares of Common Stock, on the terms, subject to the conditions and at the prices herein stated.
      The DRIP will be implemented in connection with the Company’s Registration Statement under the Securities Act of 1933 on Form S-11, including the prospectus contained therein (the “Prospectus”) and the registered initial public offering of 105,000,000 shares of the Company’s Common Stock (the “Initial Offering”), of which amount 5,000,000 shares will be registered and reserved for distribution pursuant to the DRIP.
      Distributions reinvested pursuant to the DRIP will be applied to the purchase of shares of Common Stock at a price per share (the “DRIP Price”) equal to $9.50 until all 5,000,000 shares reserved initially for the DRIP (the “Initial DRIP Shares”) have been purchased or until the termination of the initial public offering, whichever occurs first. Thereafter, the Company may, in its sole discretion, effect additional registrations of common stock for use in the DRIP. In any case, the per share purchase price under the DRIP for such additionally acquired shares will equal the DRIP Price.
The DRIP
      The DRIP provides you with a simple and convenient way to invest your cash distributions in additional shares of Common Stock. As a participant in the DRIP, you may purchase shares at the DRIP Price until all 5,000,000 Initial DRIP Shares have been purchased or until the Company elects to terminate the DRIP. The Company may, in its sole discretion, effect registration of additional shares of Common Stock for issuance under the DRIP.
      You receive free custodial service for the shares you hold through the DRIP.
      Shares for the DRIP will be purchased directly from the Company. Such shares will be authorized and may be either previously issued or unissued shares. Proceeds from the sale of the DRIP Shares provide the Company with funds for general corporate purposes.
Eligibility
      Holders of record of Common Stock are eligible to participate in the DRIP only with respect to 100% of their shares. If your shares are held of record by a broker or nominee and you want to participate in the DRIP, you must make appropriate arrangements with your broker or nominee.
      The Company may refuse participation in the DRIP to stockholders residing in states where shares offered pursuant to the DRIP are neither registered under applicable securities laws nor exempt from registration.
Administration
      As of the date of this Prospectus, the DRIP will be administered by the Company or an affiliate of the Company (the “DRIP Administrator”), but a different entity may act as DRIP Administrator in the future. The DRIP Administrator will keep all records of your DRIP account and send statements of your account to you. Shares of Common Stock purchased under the DRIP will be registered in the name of each participating stockholder.

Enrollment
      You must own shares of Common Stock in order to participate in the DRIP. You may become a participant in the DRIP by completing and signing the enrollment form enclosed with this Prospectus and returning it to us at the time you subscribe for shares. If you receive a copy of the Prospectus or a separate prospectus relating solely to the DRIP and have not previously elected to participate in the DRIP, then you may so elect at any time by completing the enrollment form attached to such prospectus or by other appropriate written notice to the Company of your desire to participate in the DRIP.
      Your participation in the DRIP will begin with the first distribution payment after your signed enrollment form is received, provided such form is received on or before ten days prior to the record date established for that distribution. If your enrollment form is received after the record date for any distribution and before payment of that distribution, that distribution will be paid to you in cash and reinvestment of your distributions will not begin until the next distribution payment date.
Costs
      Purchases under the DRIP will not be subject to selling commissions, marketing allowance and accountable due diligence reimbursements. All costs of administration of the DRIP will be paid by the Company. However, any interest earned on distributions on shares within the DRIP will be paid to the Company to defray certain costs relating to the DRIP.
Purchases and Price of Shares
      Common Stock distributions will be invested within 30 days after the date on which Common Stock distributions are paid (the “Investment Date”). Payment dates for Common Stock distributions will be ordinarily on or about the last calendar day of each month but may be changed to quarterly in the sole discretion of the Company. Any distributions not so invested will be returned to participants in the DRIP.
      You become an owner of shares purchased under the DRIP as of the Investment Date. Distributions paid on shares held in the DRIP (less any required withholding tax) will be credited to your DRIP account. Distributions will be paid on both full and fractional shares held in your account and are automatically reinvested.
      Reinvested Distributions. The Company will use the aggregate amount of distributions to all participants for each distribution period to purchase shares for the participants. If the aggregate amount of distributions to participants exceeds the amount required to purchase all shares then available for purchase, the Company will purchase all available shares and will return all remaining distributions to the participants within 30 days after the date such distributions are made. The Company will allocate the purchased shares among the participants based on the portion of the aggregate distributions received on behalf of each participant, as reflected on the Company’s books.
      You may elect distribution reinvestment only with respect to 100% of shares registered in your name on the records of the Company. Specify on the enrollment form the number of shares for which you want distributions reinvested. Distributions on all shares purchased pursuant to the DRIP will be automatically reinvested. The number of shares purchased for you as a participant in the DRIP will depend on the amount of your distributions on these shares (less any required withholding tax) and the DRIP Price. Your account will be credited with the number of shares, including fractions computed to four decimal places, equal to the total amount invested divided by the DRIP Price.
      Optional Cash Purchases. Until determined otherwise by the Company, DRIP participants may not make additional cash payments for the purchase of Common Stock under the DRIP.

Distributions on Shares Held in the DRIP
      Distributions paid on shares held in the DRIP (less any required withholding tax) will be credited to your DRIP account. Distributions will be paid on both full and fractional shares held in your account and will be automatically reinvested.
Account Statements
      You will receive a statement of your account within 90 days after the end of the fiscal year. The statements will contain a report of all transactions with respect to your account since the last statement, including information with respect to the distributions reinvested during the year, the number of shares purchased during the year, the per share purchase price for such shares, the total administrative charge retained by the Company or DRIP Administrator on your behalf and the total number of shares purchased on your behalf pursuant to the DRIP. In addition, tax information with respect to income earned on shares under the DRIP for the year will be included in the account statements. These statements are your continuing record of the cost of your purchase and should be retained for income tax purposes.
Certificates for Shares
      The ownership of shares purchased under the DRIP will be noted in book-entry form. The number of shares purchased will be shown on your statement of account. This feature permits ownership of fractional shares, protects against loss, theft or destruction of stock certificates and reduces the costs of the DRIP.
      Certificates for any number of whole shares credited to your account may be issued in your name upon written request to the DRIP Administrator. Certificates for fractional shares will not be issued. Should you want your certificates issued in a different name, you must notify the DRIP Administrator in writing and comply with applicable transfer requirements. If you wish to sell any whole shares credited to your account under the DRIP, you will have to receive a certificate for such whole number of shares and arrange for the sale yourself. If you wish to pledge shares credited to your account, you must first have the certificate for those shares issued in your name.
Termination of Participation
      You may discontinue reinvestment of distributions under the DRIP with respect to all, but not less than all, of your shares (including shares held for your account in the DRIP) at any time without penalty by notifying the DRIP Administrator in writing no less than ten days prior to the next record date. A notice of termination received by the DRIP Administrator after such cutoff date will not be effective until the next following Investment Date. Participants who terminate their participation in the DRIP may thereafter rejoin the DRIP by notifying the Company and completing all necessary forms and otherwise as required by the Company.
      If you notify the DRIP Administrator of your termination of participation in the DRIP or if your participation in the DRIP is terminated by the Company, the stock ownership records will be updated to include the number of whole shares in your DRIP account. For any fractional shares of stock in your DRIP account, the DRIP Administrator may either (i) send you a check in payment for any fractional shares in your account, or (ii) credit your stock ownership account with any such fractional shares.
      A participant who changes his or her address must promptly notify the DRIP Administrator. If a participant moves his or her residence to a state where shares offered pursuant to the DRIP are neither registered nor exempt from registration under applicable securities laws, the Company may deem the participant to have terminated participation in the DRIP.
      The Company reserves the right to prohibit certain employee benefit plans from participating in the DRIP if such participation could cause the underlying assets of the Company to constitute “plan assets” of such plans.

Amendment and Termination of the DRIP
      The Board of Directors may, in its sole discretion, terminate the DRIP or amend any aspect of the DRIP without the consent of participants or other stockholders, provided that written notice of any material amendment is sent to participants at least 10 days prior to the effective date thereof and provided that the Board of Directors may not amend the DRIP to terminate a participant’s right to withdraw from the DRIP. You will be notified if the DRIP is terminated or materially amended. The Board of Directors also may terminate any participant’s participation in the DRIP at any time by notice to such participant if continued participation will, in the opinion of the Board of Directors, jeopardize the status of the Company as a real estate investment trust under the Internal Revenue Code.
Voting of Shares Held Under the DRIP
      You will be able to vote all shares of Common Stock (including fractional shares) credited to your account under the DRIP at the same time that you vote the shares registered in your name on the records of the Company.
Stock Dividends, Stock Splits and Rights Offerings
      Your DRIP account will be amended to reflect the effect of any stock dividends, splits, reverse splits or other combinations or recapitalizations by the Company on shares held in the DRIP for you. If the Company issues to its stockholders rights to subscribe to additional shares, such rights will be issued to you based on your total share holdings, including shares held in your DRIP account.
Responsibility of the DRIP Administrator and the Company Under the DRIP
      The DRIP Administrator will not be liable for any claim based on an act done in good faith or a good faith omission to act. This includes, without limitation, any claim of liability arising out of failure to terminate a participant’s account upon a participant’s death, the prices at which shares are purchased, the times when purchases are made, or fluctuations in the market price of Common Stock.
      All notices from the DRIP Administrator to a participant will be mailed to the participant at his or her last address of record with the DRIP Administrator, which will satisfy the DRIP Administrator’s duty to give notice. Participants must promptly notify the DRIP Administrator of any change in address.
      You should recognize that neither the Company nor the DRIP Administrator can provide any assurance of a profit or protection against loss on any shares purchased under the DRIP.
Interpretation and Regulation of the DRIP
      The Company reserves the right, without notice to participants, to interpret and regulate the DRIP as it deems necessary or desirable in connection with its operation. Any such interpretation and regulation shall be conclusive.
Federal Income Tax Consequences of Participation in the DRIP
      The following discussion summarizes the principal federal income tax consequences, under current law, of participation in the DRIP. It does not address all potentially relevant federal income tax matters, including consequences peculiar to persons subject to special provisions of federal income tax law (such as tax-exempt organizations, insurance companies, financial institutions, broker dealers and foreign persons). The discussion is based on various rulings of the Internal Revenue Service regarding several types of distribution reinvestment plans. No ruling, however, has been issued or requested regarding the DRIP. The following discussion is for your general information only, and you must consult your own tax advisor to determine the particular tax consequences (including the effects of any changes in law) that may result from your participation in the DRIP and the disposition of any shares purchased pursuant to the DRIP.

      Reinvested Distributions. Stockholders subject to federal income taxation who elect to participate in the DRIP will incur a tax liability for distributions allocated to them even though they have elected not to receive their distributions in cash but rather to have their distributions reinvested pursuant to the DRIP. Specifically, participants will be treated as if they received the distribution from the Company and then applied such distribution to purchase the shares in the DRIP. To the extent that a stockholder purchases shares through the DRIP at a discount to fair market value, the stockholders will be treated for tax purposes as receiving an additional distribution equal to the amount of such discount. A stockholder designating a distribution for reinvestment will be taxed on the amount of such distribution as ordinary income to the extent such distribution is from current or accumulated earnings and profits, unless the Company has designated all or a portion of the distribution as a capital gain dividend. In such case, such designated portion of the distribution will be taxed as a capital gain. The amount treated as a distribution to you will constitute a dividend for federal income tax purposes to the same extent as a cash distribution.
      Receipt of Share Certificates and Cash. You will not realize any income if you receive certificates for whole shares credited to your account under the DRIP. Any cash received for a fractional share held in your account will be treated as an amount realized on the sale of the fractional share. You therefore will recognize gain or loss equal to any difference between the amount of cash received for a fractional share and your tax basis in the fractional share.

ENROLLMENT FORM
NNN APARTMENT REIT, INC.
DISTRIBUTION REINVESTMENT PLAN
To Join the Distribution Reinvestment Plan:
      Complete and return this form. Be sure to include your signature in order to indicate your participation in the DRIP.
      I hereby appoint NNN Apartment REIT, Inc. (the “Company”) (or any designee or successor), acting as DRIP Administrator, as my agent to receive cash distributions that may hereafter become payable to me on shares of Common Stock of the Company registered in my name as set forth below, and authorize the Company to apply such distributions to the purchase of full shares and fractional interests in shares of the Common Stock.
      I understand that the purchases will be made under the terms and conditions of the DRIP as described in the Prospectus and that I may revoke this authorization at any time by notifying the DRIP Administrator, in writing, of my desire to terminate my participation.
      Sign below if you would like to participate in the Distribution Reinvestment Plan. You must participate with respect to 100% of your shares.

Signature	Date

Signature of Joint Owner	Date

EXHIBIT D
      Our board of directors has approved the share repurchase plan below. The plan became effective on July 19, 2006. We have received SEC exemptive relief from rules restricting issuer purchases during distributions with respect to our share repurchase plan. However, our board of directors could choose to amend the provisions of the share repurchase plan without stockholder approval.
NNN Apartment REIT, INC.
SHARE REPURCHASE PLAN
      The Board of Directors (the “Board”) of NNN Apartment REIT, Inc., a Virginia corporation (the “Company”), has adopted and elected, effective July 19, 2006, to implement a share repurchase plan (the “Repurchase Plan”) by which shares of the Company’s Common Stock (“Shares”) may be repurchased by the Company from stockholders subject to certain conditions and limitations. The purpose of this Repurchase Plan is to provide limited interim liquidity for stockholders (under the conditions and limitations set forth below) until a liquidity event occurs. No stockholder is required to participate in the Repurchase Plan.
      1. Repurchase of Shares. The Company may, at its sole discretion, repurchase Shares presented to the Company for cash to the extent it has sufficient proceeds to do so. Any and all Shares repurchased by the Company shall be canceled, and will have the status of authorized but unissued Shares. Shares acquired by the Company through the Repurchase Plan will not be reissued unless they are first registered with the Securities and Exchange Commission under the Securities Act of 1933 and other appropriate state securities laws or otherwise issued in compliance with such laws.
      2. Repurchase Price.
      During Public Offerings. For the period during which the Company is engaged in a public offering of Shares (the “Offering”), the repurchase price for Shares will be $9.00.
      Non-Offering Periods. During the twelve-month period immediately following the termination of the Offering (the “First Period”), the repurchase price for Shares will be $9.25 per Share. During the twelve-month period immediately following the termination of the First Period (the “Second Period”), the repurchase price for Shares will be $9.50 per Share. During the twelve-month period immediately following the termination of the Second Period (the “Third Period”), the repurchase price per Share will be $9.75 per Share. After the termination of the Third Period, the repurchase price per Share will be the greater of: (i) $10.00 per Share; or (ii) a price equal to 10 times the Company’s “funds available for distribution” per weighted average Share outstanding for the prior calendar year.
      3. Funding and Operation of Repurchase Plan. The Company may make purchases under the Repurchase Plan quarterly, at its sole discretion, on a pro rata basis. Subject to funds being available, the Company will limit the number of Shares repurchased during any calendar year to five percent (5%) of the weighted average number of Shares outstanding during the prior calendar year. Funding for the Repurchase Plan will come exclusively from proceeds received from the sale of Shares under the Company’s Distribution Reinvestment Plan.
      4. Stockholder Requirements. Any stockholder may request a repurchase with respect to all or a designated portion of this Shares, subject to the following conditions and limitations:

Holding Period. Only Shares that have been held by the presenting stockholder for at least one (1) year are eligible for repurchase by the Company, except as follows. Subject to the conditions and limitations below, the Board will have the discretion to redeem Shares held for less than the one-year holding period upon the death of a stockholder who is a natural person, including Shares held by such stockholder through a revocable grantor trust, or an IRA or other retirement or profit-sharing plan, after receiving written notice from the estate of the stockholder, the recipient of the Shares through bequest or inheritance, or, in the case of a revocable grantor trust, the trustee of such trust, who shall have the sole ability to request redemption on behalf of the trust. The Company must receive the written notice within 180 days after the death of the stockholder. If spouses are joint registered holders of Shares, the request to redeem the shares may be made if either of the registered holders dies. This discretionary waiver of the one-year holding period will not apply to a stockholder is not a natural person, such as a trust other than a revocable grantor trust, partnership, corporation or other similar entity.

Furthermore, and subject to the conditions and limitations described below, the Board will have the discretion to redeem Shares held by a stockholder who is a natural person, including Shares held by such stockholder through a revocable grantor trust, or an IRA or other retirement or profit-sharing plan, with a “qualifying disability,” as determined by the Board, after receiving written notice from such stockholder. The Company must receive the written notice within 180 days after such stockholder’s qualifying disability. This discretionary waiver of the one-year holding period will not apply to a stockholder is not a natural person, such as a trust other than a revocable grantor trust, partnership, corporation or other similar entity.

Minimum — Maximum. A stockholder must present for repurchase a minimum of 25%, and a maximum of 100%, of the Shares owned by the stockholder on the date of presentment. Fractional shares may not be presented for repurchase unless the stockholder is presenting 100% of his Shares.

No Encumbrances. All Shares presented for repurchase must be owned by the stockholder(s) making the presentment, or the party presenting the Shares must be authorized to do so by the owner(s) of the Shares. Such Shares must be fully transferable and not subject to any liens or other encumbrances.

Share Repurchase Form. The presentment of Shares must be accompanied by a completed Share Repurchase Request form, a copy of which is attached hereto as Exhibit “A.” All Share certificates must be properly endorsed.

Deadline for Presentment. The Company will repurchase Shares on or about the last day of each calendar quarter. All Shares presented and all completed Share Repurchase Request forms must be received by the Repurchase Agent (as defined below) on or before the last day of the second month of each calendar quarter in order to have such Shares eligible for repurchase in that same quarter.

Repurchase Request Withdrawal. You may withdraw your repurchase request upon written notice to the Company at any time prior to the date of repurchase.

Repurchase Agent. All repurchases will be effected on behalf of the Company by a registered broker dealer (the “Repurchase Agent”), who shall contract with the Company for such services. All recordkeeping and administrative functions required to be performed in connection with the Repurchase Plan will be performed by the Repurchase Agent.

Termination, Amendment or Suspension of Plan. The Repurchase Plan will terminate and the Company will not accept Shares for repurchase in the event the Shares of common stock of the Company are listed on any national securities exchange, the subject of bona fide quotes on any inter-dealer quotation system or electronic communications network or are the subject of bona fide quotes in the pink sheets. Additionally, the Board of Directors of the Company, in its sole discretion, may terminate, amend or suspend the Repurchase Plan if it determines to do so is in the best interest of the Company. A determination by the Company’s Board of Directors to terminate, amend or suspend the Repurchase Plan will require the affirmative vote of a majority of the directors, including a majority of the independent directors. If the Company terminates, amends or suspends the Repurchase Plan, the Company will provide stockholders with 30 days advance notice and the

Company will disclose the changes in the appropriate report filed with the Securities and Exchange Commission.

Miscellaneous.

Advisor Ineligible. The Advisor to the Company, NNN Apartment REIT Advisor, LLC, shall not be permitted to participate in the Repurchase Plan.

Liability. Neither the Company nor the Repurchase Agent shall have any liability to any stockholder for the value of the stockholder’s Shares, the repurchase price of the stockholder’s Shares, or for any damages resulting from the stockholder’s presentation of his Shares or the repurchase of the Shares under this Repurchase Plan, except as result from the Company’s or the Repurchase Agent’s gross negligence, recklessness or violation of applicable law; provided, however, that nothing contained herein shall constitute a waiver or limitation of any rights or claims a stockholder may have under federal or state securities laws.

Taxes. Stockholders shall have complete responsibility for payment of all taxes, assessments, and other applicable obligations resulting from the Company’s repurchase of Shares.

EXHIBIT “A”
SHARE REPURCHASE REQUEST
      The undersigned stockholder of NNN Apartment REIT, Inc. (the “Company”) hereby requests that, pursuant to the Company’s Share Repurchase Plan, the Company repurchase the number of shares of Company Common Stock (the “Shares”) indicated below.
      STOCKHOLDER’S NAME:
      STOCKHOLDER’S ADDRESS:
      TOTAL SHARES OWNED BY STOCKHOLDER:
      NUMBER OF SHARES PRESENTED FOR REPURCHASE:
      (Note: number of shares presented for repurchase must be equal to or exceed 25% of total shares owned.)
      By signing and submitting this form, the undersigned hereby acknowledges and represents to each of the Company and the Repurchase Agent the following:
      The undersigned is the owner (or duly authorized agent of the owner) of the Shares presented for repurchase, and thus is authorized to present the Shares for repurchase.
      The Shares presented for repurchase are eligible for repurchase pursuant to the Repurchase Plan. The Shares are fully transferable and have not been assigned, pledged, or otherwise encumbered in any way.
      The undersigned hereby indemnifies and holds harmless the Company, the Repurchase Agent, and each of their respective officers, directors and employees from and against any liabilities, damages, expenses, including reasonable attorneys’ fees, arising out of or in connection with any misrepresentation made herein.
      Stock certificates for the Shares presented for repurchase (if applicable) are enclosed, properly endorsed with signature guaranteed.
      It is recommended that this Share Repurchase Request and any attached stock certificates be sent to the Repurchase Agent, at the address below, via overnight courier, certified mail, or other means of guaranteed delivery.
NNN Capital Corp.
NNN Apartment REIT Repurchase Agent
4 Hutton Centre Drive, Suite 700
Santa Ana, California 92707
(877) 888-7348
Date: Stockholder Signature: Office Use Only
Date Request Received:

NNN APARTMENT REIT, INC.
Maximum Offering of
105,000,000 Shares
of Common Stock
Minimum Offering of
200,000 Shares
of Common Stock

PROSPECTUS

July 19, 2006
       You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to make any representations other than those contained in the prospectus and supplemental literature authorized by NNN Apartment REIT, Inc. and referred to in this prospectus, and, if given or made, such information and representations must not be relied upon. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct of any time subsequent to the date of this prospectus.
      Until October 18, 2006, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as soliciting dealers with respect to their unsold allotments or subscriptions.